SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Independence Contract Drilling, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On October 1, 2018

TO OUR STOCKHOLDERS:

A Special Meeting of Stockholders of Independence Contract Drilling, Inc. (the “Company”) will be held at the Company’s principal executive offices, located at 11601 N. Galayda Street, Houston, TX 77086, on October 1, 2018 at 9:00 a.m., local time, to consider and act upon the following matters:

1.

To approve the issuance of 36,752,657 shares of the Company’s common stock as consideration to the holders of units in Sidewinder Drilling LLC (“Sidewinder”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 18, 2018, by and among the Company, Patriot Saratoga Merger Sub, LLC, (“Merger Sub”), Sidewinder and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative (such proposal, the “Stock Issuance Proposal”).

2.

To approve an amendment to the Company’s certificate of incorporation to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares (such proposal, the “Charter Amendment Proposal”).

3.

The adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal.

The Stock Issuance Proposal is not conditioned on approval of the Charter Amendment Proposal, but the Charter Amendment Proposal is conditioned on approval of the Stock Issuance Proposal and the consummation of the merger contemplated by the Merger Agreement (the “Merger”).

Only stockholders of record at the close of business on August 20, 2018, the record date fixed by the Company’s board of directors, are entitled to notice of and to vote at the special meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND: Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

Philip A. Choyce

Corporate Secretary

Houston, Texas

                    , 2018

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

INDEPENDENCE CONTRACT DRILLING, INC.

11601 N. Galayda Street

Houston, TX 77086

PROXY STATEMENT

                    , 2018

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Independence Contract Drilling, Inc. (the “Company” or “ICD”) for use at a Special Meeting of Stockholders of the Company to be held at the offices of the Company at 11601 N. Galayda Street, Houston, TX 77086, on October 1, 2018 at 9:00 a.m., local time, and any adjournments thereof (the “Special Meeting”).

Only stockholders of record at the close of business on August 20, 2018 will be entitled to notice of and to vote at the Special Meeting. As of August 15, 2018, 38,252,765 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) were outstanding. Stockholders are entitled to cast one vote for each share held of record at the close of business on August 20, 2018 on each matter submitted to a vote at the Special Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Special Meeting. If a stockholder is not attending the Special Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Special Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. On the Stock Issuance Proposal (as defined below) and the Charter Amendment Proposal (as defined below) and the adjournment of the Special Meeting proposal, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker “non-votes” are not so included.

At the Special Meeting, proposals (1) to approve the issuance of 36,752,657 shares of the Company’s common stock (the “Specified Parent Common Stock”) as consideration to the holders of units in Sidewinder Drilling LLC (“Sidewinder”) in connection with the Agreement and Plan of Merger, dated as of July 18, 2018 by and among the Company, Patriot Saratoga Merger Sub, LLC, (“Merger Sub”), Sidewinder and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative (the “Merger Agreement,” and the transactions contemplated thereunder, including Merger Sub merging with and into Sidewinder, with Sidewinder surviving the merger as a wholly-owned subsidiary of the Company, the “Merger”) (such proposal the “Stock Issuance Proposal”) and (2) to approve an amendment to the Company’s certificate of incorporation to increase the authorized number of shares of the Company’s common stock from 100,000,000 to 200,000,000 (the “Charter Amendment Proposal”) will be subject to a vote of stockholders. The Stock Issuance Proposal is not conditioned on approval of the Charter Amendment Proposal, but the Charter Amendment Proposal is conditioned on approval of the Stock Issuance Proposal and the consummation of the Merger.

The stockholders will also consider and vote upon a possible adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting of stockholders to approve the Stock Issuance Proposal. Where a choice has been specified on the proxy with respect to the foregoing proposals, the shares represented by the proxy will be voted in accordance with the specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted (1) FOR approval of the Stock Issuance Proposal, (2) FOR approval of the Charter Amendment Proposal, and (3) FOR the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting.

The Board knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of Byron A. Dunn and Philip A. Choyce, each of whom is named as attorney-in-fact in the proxies.

This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about                 , 2018.

INDEPENDENCE CONTRACT DRILLING, INC.

PROXY STATEMENT

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The following questions and answers briefly address some commonly asked questions about the Special Meeting and this proxy statement. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why are you receiving this proxy statement?

A:

The Company’s Board is soliciting your proxy to vote at a special meeting of our stockholders to be held at the offices of ICD (the “Special Meeting”), which are located at 11601 N. Galayda Street, Houston, TX 77086, on October 1, 2018 at 9:00 a.m., local time and any adjournment of the Special Meeting. The proxy statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting.

We have sent you this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card because you owned shares of ICD common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about                 , 2018.

Our stock is listed on the New York Stock Exchange (the “NYSE”). Section 312.03(c) of the NYSE Listed Companies Manual requires listed companies to obtain stockholder approval of issuances of common stock in certain circumstances, including in connection with the acquisition of the stock or assets of another company, among other matters, if:

•

the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

•

the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Section 312.03(d) of the NYSE Listed Companies Manual also requires listed companies to obtain stockholder approval prior to an issuance that will result in a change of control of the issuer. You are being asked to approve the Share Issuance Proposal because the number of shares that we intend to issue in connection with the Merger involves, or may involve, the circumstances listed above. Consequently, our stockholders’ approval of the issuance of these shares is a required condition to closing the Merger.

We are also seeking approval of the Charter Amendment Proposal in order to leave sufficient room in our authorized capital following the Merger to continue to operate, and for use in connection with future financings, to future incentive plans approved by our stockholders or as consideration for future acquisitions. Based on our 38,252,765 shares of outstanding common stock as of August 15, 2018 and after giving effect to the issuance of 36,752,657 shares of our common stock in connection with the Merger, we will have outstanding approximately 75 million shares of common stock. The Stock Issuance Proposal is not conditioned on approval of Charter Amendment Proposal, but the Charter Amendment Proposal is conditioned on approval of the Stock Issuance Proposal and the consummation of the Merger

We will hold the Special Meeting in order to seek these approvals. This proxy statement contains important information about the Special Meeting, us, Sidewinder, the Merger Agreement and related transactions, the Share Issuance Proposal and the Charter Amendment Proposal, and you should read it carefully.

Q:	What will happen in connection with the Merger Agreement?

A:

We have entered into an Agreement and Plan of Merger with Merger Sub, Sidewinder and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative, by which, at the effective time, Merger Sub will be merged with and into Sidewinder in accordance with the provisions of the Delaware

Limited Liability Company Act. As a result, the separate existence of Merger Sub shall cease and Sidewinder shall continue its existence under the laws of the State of Delaware as the surviving limited liability company and wholly owned subsidiary of the Company. A copy of the agreement and plan of merger, or the Merger Agreement, is attached to this proxy statement as Annex A. For a discussion of the Merger Agreement, see “The Merger Agreement” beginning on page 55.

Q:	Why is ICD proposing the Share Issuance Proposal?

A:

The Company’s Board has determined that the Merger Agreement and the transactions contemplated thereby, including the issuance of the shares of Specified Parent Common Stock, are advisable and in the best interests of the Company’s stockholders. In approving the Merger Agreement and making these determinations, the Board consulted with the Company’s management as well as the Company’s financial advisor and legal counsel, and considered a number of factors. The anticipated beneficial factors included:

•	the increased scale and related benefits;

•	financial accretion and tax benefits;

•	attractive price for the Sidewinder assets on a relative basis;

•	the quality of the Sidewinder fleet and opportunities for growth;

•	anticipated synergies and other mutual benefits;

•	the expansion of the Company’s customer base;

•	an enhanced capital structure, including the terms of a new term loan and revolving credit facility; and

•	anticipated long-term value creation.

The anticipated risks considered by the Board included:

•	the fixed stock merger consideration;

•	Sidewinder business risks;

•	integration and achieving synergies;

•	retention of key personnel;

•	restrictions on interim operations; and

•	non-solicitation and related provisions.

For a description of the other factors considered by our Board in determining to recommend approval of the Share Issuance Proposal, see “The Merger — Our Reasons for the Merger” beginning on page 31.

Q:	What will the Sidewinder unitholders receive as consideration for the Merger?

A:

We have agreed with Sidewinder that we will issue an aggregate of 36,752,657 shares of our common stock (subject to adjustment as described below) in connection with the Merger, which shares we refer to as the Specified Parent Common Stock. Based on our 38,252,765 shares of outstanding common stock as of July 17, 2018, the date immediately prior to the execution of the Merger Agreement, the Specified Parent Common Stock will represent approximately 49% of our outstanding common stock (on a pro forma basis) immediately after the Merger. The Specified Parent Common Stock shall be issued to the holders of Series A Common Units of Sidewinder as of the Closing (the “Series A Members”).

In addition to the Specified Parent Common Stock, each Sidewinder Series A Member will be entitled to receive such member’s pro rata share of any Mechanical Rig Net Proceeds (as defined in the Merger Agreement) (the Specified Parent Common Stock and Mechanical Rig Net Proceeds together, the “Merger

Consideration”), payable in accordance with the Merger Agreement and the Note Conversion Agreement to the extent such proceeds have not either been used to repay certain Sidewinder indebtedness or been paid as a dividend to the Sidewinder members prior to the closing of the Merger.

All of the Specified Parent Common Stock issued in the Merger will be restricted securities and may not be sold absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 or another available exemption from registration under the Securities Act. However, we have agreed to register the resale of shares of Specified Parent Common Stock on a registration statement, subject to a 180-day transfer restriction period (subject to certain exceptions, including in connection with a piggyback registration) set forth in a stockholders’ agreement.

For a further discussion of the Merger consideration payable to members of Sidewinder, see “The Merger — Merger Consideration” on page 46. For a further discussion of the Stockholders’ Agreement, see “The Merger — Stockholders’ Agreement” on page 46.

Q:	When does ICD expect to complete the Merger?

A:

Subject to satisfaction or waiver of all conditions, including approval of the issuance of the Specified Parent Common Stock at the Special Meeting, we expect to complete the Merger no later than the second business day following the Special Meeting. However, because the Merger is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

For a description of the conditions to the completion of the Merger, see “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 56.

Q:	Are there risks you should consider in deciding whether to vote for the issuance of the Specified Parent Common Stock?

A:	Yes. In evaluating whether to vote for the issuance of the Specified Parent Common Stock, you should carefully consider the factors discussed under the heading “Risk Factors” beginning on page 15.

Q:	Have ICD’s directors and principal stockholders agreed to approve the issuance of the Specified Parent Common Stock?

A.

Yes. All of our executive officers, directors and their affiliates, who hold approximately 11% of our outstanding voting shares, have agreed to vote in favor of the issuance of the Specified Parent Common Stock.

Q:	Do you need to send in your stock certificates if the transaction is completed?

A:	No. You will continue to hold your existing shares of ICD common stock, and you will not receive any cash or securities in connection with the Merger.

Q:	How does the ICD Board recommend you vote on the proposals?

A:	Our Board recommends that you vote as follows:

•

“FOR” the issuance of 36,752,657 shares of the Company’s common stock as consideration to the holders of units in Sidewinder in connection with the Agreement and Plan of Merger by and among the Company, Merger Sub, Sidewinder and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative (the “Stock Issuance Proposal”).

•	“FOR” the amendment to Company’s certificate of incorporation to increase the authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 shares (the “Charter Amendment Proposal”).

•

“FOR” the adjournment or postponement of the Special Meeting of stockholders, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting of stockholders to approve the Stock Issuance Proposal.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy statement in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

Q:	Why does the Board recommend that you vote “FOR” the issuance of the Specified Parent Common Stock in the Merger?

A:

Our Board unanimously determined that the terms of the Merger are advisable, fair to, and in the best interests of our stockholders. Our Board unanimously recommends that you vote “FOR” the approval of the issuance of the Specified Parent Common Stock.

The reasons for the Board’s recommendation to approve the issuance of the Specified Parent Common Stock in connection with the Merger are discussed in detail in “The Merger — Our Reasons for the Merger” beginning on page 31.

Q:	What vote is required by ICD stockholders to approve the proposals?

A:	Proposal 1: Approve the Issuance of the Specified Parent Common Stock

Pursuant to applicable New York Stock Exchange Listed Company Manual rules, the Delaware General Corporation Law and the Bylaws of the Company, the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the Stock Issuance Proposal is required to approve the issuance of the Specified Parent Common Stock. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Amendment to the Company’s Certificate of Incorporation to Increase the Authorized Shares of Common Stock

Pursuant to the Delaware General Corporation Law, the affirmative vote of a majority of the outstanding shares of common stock is required to approve the issuance of the Specified Parent Common Stock. Abstentions and broker non-votes will be treated as votes against this proposal.

Proposal 3: Approve the Adjournment or Postponement of the Special Meeting, if necessary

Pursuant to the Delaware General Corporation Law and the Bylaws of the Company, the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the adjournment or postponement of the Special Meeting, if necessary is required to approve such adjournment or postponement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have effect on the results of this vote.

Q:	What amendments are being made to the Certificate of Incorporation pursuant to the Charter Amendment Proposal?

A:	The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation which currently reads as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000 consisting of 100,000,000 shares of Common Stock, with a par value of $.01 per share and 10,000,000 shares of Preferred Stock, with a par value of $.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at any meeting of stockholders; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.”

shall be amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the Corporation shall have the authority to issue is 210,000,000 consisting of 200,000,000 shares of Common Stock, with a par value of $.01 per share and 10,000,000 shares of Preferred Stock, with a par value of $.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at any meeting of stockholders; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.”

Q:	What do you need to do now?

A:

We urge you to carefully read and consider the information contained in this proxy statement, including the annexes, and to consider how the Merger, including the issuance of the Specified Parent Common Stock, will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this document and on the enclosed proxy card.

Q:	When and where is the Special Meeting?

A:	The Special Meeting of our stockholders will be held at the offices of ICD, which are located at 11601 N. Galayda Street, Houston, TX 77086, on October 1, 2018 at 9:00 a.m., local time.

Q:	What constitutes a quorum for the Special Meeting?

A:

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at any meeting of stockholders is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Q:	Who can vote?

A:

Only stockholders who owned common stock at the close of business on August 15, 2018 are entitled to vote at the Special Meeting. On this record date, there were 38,252,756 shares of our common stock outstanding and entitled to vote.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change your proxy, see “Can you change your vote after you have mailed your signed proxy?” below.

Q:	How many votes do you have?

A:	Each share of our common stock that you own entitles you to one vote.

Q:	How do you vote?

A:	If you are a record holder, meaning your shares are registered in your name, you may vote:

(1)

Over the Internet: Go to the website www.proxyvote.com, have your vote instruction form in hand, and follow the simple instructions. (When voting online, you may also give your consent to have all future proxy materials delivered to you electronically.) You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)

By Telephone: Call, toll-free, 1-800-690-6903 and have your vote instruction form in hand and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)

By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board.

(4)

In Person at the Special Meeting: If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Special Meeting.

Please note that voting via the Internet and telephone will only be available until 11:59 p.m. (Eastern) on September 30, 2018, the day prior to the Special Meeting.

If your shares are held in “street name”, meaning they are held for your account by a broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)

In Person at the Special Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the Special Meeting. You will not be able to vote in person at the Special Meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q:	What if you receive more than one proxy card?

A:

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do you vote?” for each account to ensure that all of your shares are voted.

Q:	Will your shares be voted if you do not vote?

A:

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do you vote?”. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares will not have the authority to vote your unvoted shares without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.

Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to the Merger, no votes will be cast on these proposals on your behalf.

Q:	Can you change your vote after you have mailed your signed proxy?

A:

Yes. If you want to change your vote, send a later dated, signed proxy card to Independence Contract Drilling, Inc., at 11601 N. Galayda Street, Houston, TX 77086, before the Special Meeting or attend the Special Meeting and vote in person, or you may vote over the Internet or by telephone as only your latest Internet or telephone vote received before the Special Meeting will be counted. You may also revoke your proxy by sending written notice to our corporate secretary before the Special Meeting. If you have instructed your broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Q:	Who will bear the costs of the proxy solicitation?

A:

We will bear the costs of soliciting proxies, including the printing, mailing and filing of this proxy statement and any additional information furnished to stockholders. We have engaged Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003 as our proxy solicitor to help us solicit proxies from brokers, banks or other nominees. We will pay Alliance Advisors, LLC a fee of approximately $10,000 plus any out-of-pocket fees and expenses, relating to the solicitation of proxies for the Special Meeting. Our directors, officers and employees may also solicit proxies by telephone, email, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Q:	Am I entitled to appraisal rights?

A:

Under the DGCL, holders of our common stock are not entitled to appraisal rights in connection with the Merger, the shares to be issued in connection with the Merger or the proposed amendment to the Company’s certificate of incorporation.

Q:	Whom should you call with questions?

A:

If you have any questions about the Merger Agreement or the proposals to be considered at the Special Meeting, or if you need additional copies of this document or the enclosed proxy, please contact our Corporate Secretary, at 11601 N. Galayda Street, Houston, TX 77086 or by telephone at (281) 598-1230.

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions under “Where You Can Find More Information” on page 100.

SUMMARY REGARDING THE MERGER AND SHARE ISSUANCE PROPOSAL

This summary highlights only selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Merger, and the Share Issuance Proposal and the other proposals being considered at the Special Meeting in connection with the Merger, you should carefully read this entire proxy statement, including (1) the Merger Agreement attached as Annex A, (2) the opinion of Evercore Group L.L.C. attached as Annex B, (3) the amendment to the Company’s certificate of incorporation attached as Annex C, and the other documents to which we refer in this proxy statement. You may obtain further information about us by following the instructions under the heading “Where You Can Find More Information” on page 100. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Merger and the Merger Agreement (see pages 23 and 55)

Pursuant to the terms of the Merger Agreement, we will acquire Sidewinder. The acquisition will be consummated through the merger of Merger Sub with and into Sidewinder in accordance with the provisions of the Delaware Limited Liability Company Act. Upon the consummation of the Merger, the separate existence of Merger Sub shall cease, and Sidewinder shall continue its existence under the laws of the State of Delaware as the surviving limited liability company and wholly-owned subsidiary of the Company.

As consideration for the acquisition of the Sidewinder equity, we have agreed with Sidewinder to issue an aggregate of 36,752,657 shares of our common stock in connection with the Merger to the Sidewinder Series A Members, which shares we refer to as the Specified Parent Common Stock. Based on our 38,252,765 shares of outstanding common stock as of July 17, 2018 (the trading day before the date the Merger Agreement was announced), the Specified Parent Common Stock will equal approximately 49% of our outstanding common stock on a pro forma basis immediately following the completion of the Merger.

In connection with the Merger, we have also agreed that Sidewinder can dispose of its fleet of mechanical rigs and related equipment (which equipment in our view does not fit with the Company’s business strategy), or that we will use our commercially reasonable efforts to dispose of the same within 18 months following the consummation of the Merger. Accordingly, in addition to the Specified Parent Common Stock, each Sidewinder Series A member will be entitled to receive such member’s share of any Mechanical Rig Net Proceeds (as defined in the Merger Agreement), payable in accordance with the Merger Agreement and the Note Conversion Agreement to the extent such proceeds have not either been used to repay certain Sidewinder indebtedness or been paid as a dividend to the Sidewinder members prior to the closing of the Merger.

The number of shares of Specified Parent Common Stock will not be subject to change based upon any change in the trading price of our common stock at the time of issuance of such shares at the closing or any other time.

The Specified Parent Common Stock consist of our common stock, and, as a result, its value fluctuates with changes in the trading price of our common stock on the New York Stock Exchange. On July 18, 2018 (the date on which we entered into the Merger Agreement and the trading day before the date the Merger Agreement was announced), the total value of the Specified Parent Common Stock was $154.9 million, based on the closing market price of our common stock of $4.05 on such date. On                 , 2018, the closing price of our common stock was $        , which would constitute a value of $        for the Specified Parent Common Stock. The value of the Specified Parent Common Stock actually received by the Sidewinder Series A Members in the Merger will not be determined until the Merger closes.

The Merger Agreement, which is the legal document governing the Merger, is attached at Annex A to this document. You should read the agreement carefully and in its entirety.

Sidewinder Ownership and Note Contributions prior to the Merger

Immediately prior to the Merger, pursuant to a Note Contribution, Exchange and Restructuring Agreement among Sidewinder, all members holding its Series A Common Units (the “Series A Common Units”), and all of its noteholders holding first lien and second lien notes, Sidewinder’s first lien noteholders will contribute a portion of the first lien notes, and Sidewinder’s second lien noteholders will contribute all of the second lien notes, to Sidewinder in exchange for newly issued Series A Common Units. An aggregate amount of $58.5 million of first lien notes will remain outstanding and will be assumed and paid off by the Company in connection with the Merger pursuant to the Merger Agreement. All of Sidewinder’s outstanding Series C Units will be cancelled pursuant to the Merger Agreement.

Sidewinder is majority owned by certain affiliates of MSD Partners, L.P., a Delaware limited partnership (“MSD Partners”), and MSD Capital, L.P., a Delaware limited partnership (“MSD Capital”). After giving effect to the note contributions, certain affiliates of MSD Partners and MSD Capital are expected to own approximately 63% of Sidewinder’s outstanding Series A Common Units. Immediately following consummation of the Merger, they are expected to beneficially own approximately 31% of our outstanding shares of common stock.

In addition, four other beneficial owners of Sidewinder Series A Common Units, Birch Grove Capital LP, Anthem, Inc. Logen Asset Management LP and Credit Suisse Asset Management, LLC, are expected collectively to beneficially own (together with their respective affiliates) approximately 16% of Sidewinder’s outstanding Series A Common Units, and each of these holders is expected to beneficially own 5% or more of our outstanding shares of common stock immediately following consummation of the Merger. The Series A Common Units held by Anthem, Inc. are managed by Logen Asset Management LP, which therefore will be a beneficial owner with respect to the same shares.

The remainder of Sidewinder’s Series A Common Units are owned by certain other owners. For anticipated pro forma effects on ownership of the Company’s common stock after giving effect to the Merger, please read “Security Ownership of Certain Beneficial Owners and Management” on page 94.

Sidewinder’s Business (see page 64)

Sidewinder was formed on January 31, 2017, as a Delaware limited liability company. On February 15, 2017, Sidewinder Drilling Inc., a Delaware corporation (“SDI”), was merged with and into Sidewinder with Sidewinder surviving the merger. All of SDI’s management, including the executive team, remained with Sidewinder following the merger.

SDI was formed in 2011 to build, own and operate premium land drilling rigs and to provide contract drilling services to exploration and production companies targeting unconventional resource plays in North America.

Today, Sidewinder’s core contract drilling operations are focused geographically in the Permian and Haynesville plays as well as other markets in Texas and its contiguous states. Of particular interest to Independence is Sidewinder’s fleet of AC rigs and ultra-modern 1500hp silicon controller rectifier (“SCR”) rigs that can be rapidly converted to AC control with modest capital investment. As of March 15, 2018, Sidewinder markets 15 AC powered (“AC”) rigs and four 1500hp ultra-modern SCR rigs. Sidewinder also owns four smaller 1000hp SCR rigs and one smaller AC rig, which the Company does not intend to market or operate but expects to utilize for spare equipment.

Sidewinder also owns 11 mechanical rigs and related equipment, principally located in the UTICA and Marcellus plays in the Northeast United States (the “Mechanical Rigs”). These rigs and operations are not consistent with Company’s business strategy. Thus, we have agreed that these rigs and related equipment may be sold and the proceeds distributed to the Sidewinder unitholders prior to the closing and for a specified period following the closing, or used to pay down Sidewinder’s debt.

Selected Company Historical and Unaudited Pro Forma Financial Data (see page 68)

The selected unaudited pro forma statement of operations data presented below is based on the assumption that the Merger occurred on January 1, 2017 and reflects only adjustments directly related to the merger. The selected unaudited pro forma balance sheet data is prepared as if the merger occurred on June 30, 2018. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable and in accordance with SEC requirements. The selected unaudited pro forma condensed combined financial data are presented for illustrative purposes only and should not be read for any other purpose. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies been combined for the period presented or the future results that the combined company will experience after the merger. The selected unaudited pro forma condensed combined financial data:

•	have been derived from and should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements” and the related notes beginning on page 68 of this proxy statement; and

•	should be read in conjunction with the historical financial statements of the Company and Sidewinder incorporated by reference into this proxy statement.

	Company Historical		Pro Forma
	Six Months Ended June 30, 2018	Year Ended December 31, 2017	Six Months Ended June 30, 2018	Year Ended December 31, 2017
		(In thousands, except per share data)
Statement of Operations Data:
Revenues	$51,381	$90,007	$106,034	$184,697
Operating costs(1)	36,892	67,733	79,820	138,403
Selling, general and administrative(2)	7,417	13,213	11,817	31,232
Depreciation and amortization	13,170	25,844	22,014	43,175
Operating loss	(5,648)	(21,028)	(8,768)	(32,657)
Interest expense	(1,881)	(2,983)	(6,942)	(13,852)
Net loss	(7,459)	(24,298)	(15,818)	(47,392)
Net loss per common share:
Basic and diluted	$(0.20)	$(0.64)	$(0.21)	$(0.64)
Weighted average common shares outstanding:
Basic and diluted	38,188	37,762	74,941	74,515

	Company Historical As of June 30, 2018	Pro Forma As of June 30, 2018
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$2,554	$16,595
Working capital	8,765	21,719
Total assets	311,435	570,780
Long-term debt, net of current portion	59,490	127,709
Stockholders’ equity	228,940	383,828

(1)

For the pro forma six months ended June 30, 2018, includes $1.2 million in rig reactivation costs for Sidewinder. For the pro forma year ended December 31, 2017, includes $1.1 million in rig reactivation costs for ICD, $4.5 million in rig reactivation costs for Sidewinder and $0.9 million in restructuring charges.

(2)	For the pro forma year ended December 31, 2017, includes $8.9 million in restructuring charges for Sidewinder.

Recommendation of Our Board; Our Reasons for the Merger (see pages 34 and 31)

After careful consideration, our Board has unanimously determined that the terms of the Merger are advisable, fair to and in the best interests of our stockholders, has unanimously approved the Merger and related transactions, has authorized us to enter into the Merger Agreement, and unanimously recommends that you vote FOR the issuance of the Specified Parent Common Stock contemplated in the Merger Agreement, as described in this proxy statement.

The factors that our Board relied upon to approve the Merger and related transactions and to recommend stockholder approval are described in more detail under the heading “The Merger — Our Reasons for the Merger” beginning on page 31 and “Recommendation of our Board” beginning on page 34.

Opinion of Evercore as Financial Advisor to ICD (Page 37)

ICD engaged Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement. On July 18, 2018, Evercore delivered to the Board its oral opinion, confirmed by its delivery of a written opinion that same day, that, as of the date thereof, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Evercore’s written opinion, the Merger Consideration to be paid or made as consideration for Sidewinder’s outstanding Series A Common Units and Series C Units (together, the “Units”) was fair, from a financial point of view, to the holders of ICD common stock issued and outstanding immediately prior to the effective time of the Merger.

The full text of Evercore’s written opinion, dated July 18, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in delivering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. Evercore’s opinion does not constitute a recommendation to the Board or to any other persons in respect of the transactions contemplated by the Merger Agreement, including as to how any holder of Independence common shares should vote or act with respect to the proposal to adopt any other matter.

Evercore’s opinion was provided for the information and benefit of the Board and was delivered to the Board in connection with its evaluation of whether the Merger Consideration to be paid or made as consideration for the Units was fair, from a financial point of view, to the holders of ICD common stock issued and outstanding immediately prior to the effective time of the Merger, and did not address any other aspects or implications of the transactions contemplated by the Merger Agreement. Evercore’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to ICD, nor did it address the underlying business decision of ICD to enter into the Merger Agreement or to consummate the transactions contemplated by that agreement. Evercore has consented to the inclusion of a summary of its opinion in this proxy statement and the attachment of the full text of its opinion as Annex B. Evercore has also consented to the use of this summary and the attached full text of its opinion in connection with soliciting any stockholder votes required to approve the transactions contemplated by the Merger Agreement.

We encourage you to read Evercore’s opinion and the section entitled “The Merger — Opinion of Evercore as Financial Advisor to ICD” of this proxy statement carefully and in their entirety.

For further information, see the section of this proxy statement entitled “The Merger — Opinion of Evercore as Financial Advisor to Independence” and Annex B.

Vote Required to Approve the Issuance of the Specified Parent Common Stock (see page 22); Voting Agreement (see page 45)

Pursuant to applicable New York Stock Exchange Listed Companies Manual rules, the affirmative vote of a majority of the total votes cast on the matter at the Special Meeting is required to approve the issuance of the Specified Parent Common Stock. All of our directors and senior executive officers, together with certain of their affiliates, who collectively hold approximately 11% of our outstanding voting shares, have agreed to vote in favor of the Stock Issuance Proposal pursuant to a voting and support agreement entered into by them with Sidewinder.

Conditions to the Completion of the Merger (see page 56)

Several conditions must be satisfied or waived before we and Sidewinder complete the Merger, including, but not limited to, those summarized below:

•	approval by our stockholders of the issuance of the Specified Parent Common Stock;

•	receipt of any required authorizations, consents, orders, approvals, actions or non-actions of a governmental authority;

•	receipt by each party of the waivers, permits, consents, approvals or other authorizations required to complete the Merger, as specified in the Merger Agreement;

•	accuracy of each party’s respective representations and warranties in the Merger Agreement;

•	compliance by each party with its covenants in the Merger Agreement;

•	absence of court orders or legal proceedings that would prevent the consummation of the Merger or cause the Merger to be illegal or impose material damages on the parties; and

•	the Company and Sidewinder, on a consolidated basis, having not less than $30 million in pro forma liquidity after giving effect to the closing and certain related transactions.

Termination of the Merger under Specified Circumstances (see page 61)

Under circumstances specified in the Merger Agreement, we or Sidewinder may terminate the Merger Agreement and, as a result, the Merger would not be completed. These include, but are not limited to, the following circumstances:

•	by mutual consent of us and Sidewinder;

•	if the Merger is not consummated by December 31, 2018;

•	in certain circumstances, if certain covenants have been breached and not cured;

•	in certain circumstances, if certain representations and warranties are, or have become, untrue or inaccurate; or

•	if our stockholders do not approve the issuance of the Specified Parent Common Stock at the Special Meeting.

Board of ICD Following the Merger; Stockholders Agreement (see page 48)

Concurrently with the execution of the Merger Agreement, we and certain Sidewinder members (the “Member Parties”) who will receive Specified Parent Common Stock pursuant to the Merger Agreement entered into a stockholders’ agreement (the “Stockholders’ Agreement”), related to the period following the consummation of the Merger. Such Member Parties include one or more affiliates of MSD Partners and one or more affiliates of MSD Capital (such affiliates of MSD Partners and MSD Capital, collectively “MSD”).

Pursuant to the Stockholders’ Agreement, immediately following the effective time of the Merger, we have agreed to take any and all necessary action to cause the Board to be comprised of a total of seven directors, including, consistent with the Merger Agreement, four existing directors of the Company, two designated representatives of an MSD Partners’ affiliate, and the new Chief Executive Officer of the Company.

After the effective time of the Merger, we have also agreed, for so long as certain ownership and other conditions are met (including continued share ownership requirements), to cause to be appointed to the Board two representatives of an MSD Partners’ affiliate at least one of which must be, in the good faith determination of the Board or the Company’s Nominating and Corporate Governance Committee (the “Governance Committee”), an independent director.

Pursuant to the Stockholders’ Agreement, the MSD parties have agreed to certain limitations on certain activities and its voting rights, for an agreed upon period of time, in respect of its shares of our common stock. Pursuant to the Stockholders’ Agreement, the Member Parties are restricted from transferring any equity securities of the Company, subject to certain permitted exceptions, until the earlier of (i) 180 days after the consummation of the Merger or (ii) 10 days after the filing of ICD’s annual report on Form 10-K for the year ended December 31, 2018.

Further, the Company is required to use its commercially reasonable best efforts to file, as soon as practicable after the consummation of the Merger, and no later than the later of (i) 30 days after the consummation of the Merger and (ii) 15 business days after Sidewinder delivers the financial statements and information required to be delivered by Sidewinder pursuant to the Merger Agreement, a shelf registration statement under the Securities Act, to permit the public resale of all the registrable securities held by the Member Parties and to use its reasonable best efforts to cause such shelf registration statement to be declared effective as promptly as practicable, and, generally, within 180 days of the consummation of the Merger.

Anticipated Accounting Treatment

We will be considered the accounting acquirer and will account for the Merger as a purchase under U.S. generally accepted accounting principles, or GAAP. Using the acquisition method of accounting, the assets and liabilities of Sidewinder will be recorded as of the date of the Merger, at their respective fair values, and consolidated with our assets and liabilities. The results of operations of Sidewinder will be consolidated with ours beginning on the closing date of the Merger.

Share Ownership of Directors and Executive Officers of ICD

As of July 17, 2018, our directors and executive officers and their affiliates owned and were entitled to vote approximately 11% of the shares of our common stock outstanding on that date. Each of such persons has agreed to vote their shares of common stock in favor of the Share Issuance Proposal.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for the completion of the Merger, other than (i) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”), (ii) filings in compliance with applicable corporate laws of Delaware and (iii) the filing with The New York Stock Exchange of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued pursuant to the Merger Agreement.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the issuance of the Specified Parent Common Stock in connection with the Merger. You should also consider the other information in this proxy statement and the other documents and information incorporated by reference into this proxy statement, especially the other risk factors about us. See “Incorporation of Certain Documents by Reference” beginning on page 99 and “Where You Can Find More Information” beginning on page 100. Risks relating to the Merger are described under “Risks Related to ICD.” Risks relating to Sidewinder’s business are described under “Risks Related to the Combined Business Following the Merger.”

Risks Related to the Merger

We will issue a large number of shares of common stock in connection with the Merger, which will result in substantial dilution to our existing stockholders. Our stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience.

At the closing, we will issue an aggregate of 36,752,657 shares of our common stock in connection with the Merger. Based on our 38,252,765 shares of outstanding common stock as of August 15, 2018, the Specified Parent Common Stock will represent approximately 49% of the outstanding shares of our common stock on an adjusted basis immediately following the closing of the Merger. As a result, our issuance of the Specified Parent Common Stock will result in substantial dilution of our existing stockholders’ ownership interests. Our issuance of the Specified Parent Common Stock may also have an adverse impact on our net income per share in fiscal periods that include (or follow) the closing.

If we are unable to realize the strategic and financial benefits currently anticipated from the Merger, our stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.

The actual value of the consideration we will pay to the Sidewinder unitholders may exceed the value allocated to such consideration at the time we entered into the Merger Agreement.

Under the Merger Agreement, the number of shares of common stock we will issue as Specified Parent Common Stock at the closing is fixed, and there will be no adjustment in the terms of the Merger for changes in the market price of our common stock. Neither we nor the Sidewinder unitholders are permitted to “walk away” from the Merger solely because of changes in the market price of our common stock between the signing of the Merger Agreement and the closing. Our common stock has historically experienced significant volatility. Stock price changes may result from a variety of factors that are beyond our control, including changes in our business, operations and prospects, regulatory considerations and general market and economic conditions. The closing price of our common stock on the New York Stock Exchange on July 18, 2018 (the date on which we entered into the Merger Agreement and the trading day before the Merger Agreement was announced), was $4.05; and on             , 2018, the closing price of our common stock was $    . The value of the Specified Parent Common Stock we issue in connection with the Merger may be significantly higher at the closing than when we entered into the Merger Agreement.

The combined company’s indebtedness could adversely affect its operations and financial condition.

We will incur additional indebtedness in connection with the Merger and related transactions. As of June 30, 2018, we had indebtedness under our revolving credit facility in an aggregate amount of $58.8 million, and Sidewinder had no outstanding indebtedness under its revolving credit facility and an aggregate amount of $2.6 million in respect of letters of credit. In connection with the closing of the Merger, we will be obligated to repay at closing $58.5 million of indebtedness outstanding under Sidewinder’s first lien notes. Unless alternative financing sources are obtained by the Company, we plan to use proceeds from a new $130.0 million term loan agreement pursuant to a commitment letter from MSD Partners (the “Term Loan Facility”) to fund the repayment of all of our and Sidewinder’s outstanding indebtedness under our credit facilities and such $58.5 million payment in respect of Sidewinder’s first lien notes, together with transaction costs related to the Merger estimated to be approximately $14.1 million. As of June 30, 2018, on a pro forma basis after giving effect to the Merger and the financings contemplated by the existing commitments, we would have a total of approximately $130.0 million of indebtedness. The Term Loan also allows us to draw down an additional $15 million of borrowings at any time, subject to certain conditions the (“DDTL Facility” and together with the Term Loan Facility, the “Term Facilities”), and we also have a commitment for a new $40 million receivables-based revolving line of credit with a commercial bank (the “ABL Credit Facility”) that we intend to enter into at the closing of the Merger. As a result, our aggregate debt balance and ability to incur additional debt will increase as a result of the consummation of the transactions contemplated by the Merger.

The Term Loan bears interest at Libor plus 750 basis points, which results in an increase in cash interest payments over and above interest rates contained in our existing borrowing arrangements. Both the Term Loan and ABL Credit Facility contain customary covenants, including covenants that limit our ability to pay dividends, make acquisitions, make certain investments and incur additional indebtedness.

After the merger, our indebtedness could have important consequences, including but not limited to:

•	limiting our operational flexibility due to the covenants contained in our debt agreements;

•	limiting our ability to invest operating cash flow in our business due to debt service requirements;

•	limiting our ability to pay quarterly dividends or to repurchase shares;

•	limiting our ability to obtain additional financing;

•	limiting our ability to compete with companies that are not as highly leveraged and that may be better positioned to withstand economic downturns;

•	increasing our vulnerability to economic downturns, changing market conditions and changes in the radio broadcast industry;

•	limiting our flexibility in planning for, or reacting to, changes in its business or industry; and

•	to the extent that our debt is subject to floating interest rates, increasing our vulnerability to fluctuations in market interest rates.

After the Merger, our ability to meet our expenses and debt service obligations will depend on the factors described above, as well as our future financial performance, which will be affected by financial, business, economic and other factors, the success of product and marketing innovation and pressure from competitors. If the combined company does not generate enough cash to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or raise equity. We cannot assure you that we will be able to, at any given time, refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us or at all.

If the conditions to the closing of the Merger are not met, the Merger will not occur, which could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.

Specified conditions must be satisfied or waived before the Merger can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of the Specified Parent Common Stock. These conditions are summarized in the section in this proxy statement entitled “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 55 and are set forth in the Merger Agreement attached to this proxy statement as Annex A. We cannot assure you that each of the conditions will be satisfied.

If the conditions are not satisfied or waived in a timely manner and the Merger is delayed, we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. If the transaction is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Merger will be completed.

In addition, we will be required to pay our costs related to the transaction even if the Merger is not completed, such as amounts payable to legal, accounting and financial advisors and independent accountants, and such costs are significant. All of these costs will be incurred whether or not the Merger is completed.

If the representations and warranties made to us by Sidewinder or others in connection with the Merger Agreement were inaccurate, we could incur losses or financial obligations.

If we were to discover that there were inaccuracies in the representations and warranties made to us by Sidewinder pursuant to the Merger Agreement were inaccurate, we will not have any post-closing rights to indemnification from Sidewinder or its members, and we could incur substantial losses or financial obligations, which could materially adversely affect our financial condition or harm our business. Similarly, any inaccuracies in the representations and warranties made to us by other parties to the Stockholders’ Agreement could materially adversely affect our financial condition or harm our business.

We may be unable to integrate operations successfully or realize anticipated benefits from the Merger.

Realizing any of the anticipated benefits of the Merger, including additional revenue opportunities, involves a number of challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of our common stock may decline as a result.

Realizing the benefits of the transaction will depend in part on the integration of technology, operations, personnel and sales activity of the two companies. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

•	challenges in combining the cultural and management teams of two different companies

•	challenges in combining rig product offerings, including integration of the underlying technology, and sales and marketing activities;

•

our inability to achieve the cost savings and operating synergies anticipated in the transaction, which would prevent us from achieving the positive earnings gains expected as a result of the transaction;

•	diversion of management attention from ongoing business concerns to integration matters;

•	difficulties in consolidating and rationalizing information technology platforms and administrative infrastructures;

•	complexities in managing a larger company than before the completion of transaction;

•	difficulties in the assimilation of the personnel and the integration of two business cultures;

•

challenges in demonstrating to our customers and to customers of Sidewinder that the transaction will not result in adverse changes in product and technology offerings, customer service standards or business focus; and

•	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters.

We may not successfully integrate operations in a timely manner, and we may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the Merger to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, our ability to realize the benefits and synergies of the Merger could be adversely impacted by practical or legal constraints on our ability to combine operations. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and our results of operations and financial condition may be harmed.

The market price of our common stock may decline as a result of the Merger.

The market price of our common stock may decline as a result of the Merger for a number of reasons, including if:

•	we do not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

•	the effect of the Merger on our business and prospects is not consistent with the expectations of financial or industry analysts; or

•	investors react negatively to the effect on our business and prospects from the Merger.

The market price of our common stock could decline as a result of the large number of shares that will become eligible for sale after the Merger.

If the transaction is consummated, a substantial number of additional shares of our common stock will become eligible for resale in the public market. Current stockholders of the Company and former shareholders of Sidewinder may not wish to continue to invest in the operations of the combined business after the Merger, or for other reasons, may wish to dispose of some or all of their interests in the Company after the Merger. Sales of substantial numbers of shares of both the newly issued and the existing shares of our common stock in the public market following the Merger could adversely affect the market price of such shares.

The fairness opinion we obtained from our financial advisor will not reflect changes in circumstances between signing the Merger Agreement and the completion of the Merger.

We have not obtained, and will not obtain, an updated opinion regarding the fairness of the consideration to be paid by us pursuant to the Merger from Evercore, our financial advisor. Evercore’s opinion speaks only as of the date of the Merger Agreement and does not address the fairness of the consideration to be paid by us pursuant to the Merger, from a financial point of view, at or after the time the Merger is completed. Changes in the operations and prospects of ICD or Sidewinder, general market and economic conditions and other factors that may be beyond the control of ICD and Sidewinder, and on which the fairness opinion was based, may alter the value of Independence or Sidewinder or the prices of shares of our common stock by the time the Merger is completed. For a description of the opinion that we received from our financial advisor, please see the section titled “The Merger — Opinion of Evercore as Financial Advisor to ICD.”

Risks Related to ICD

Risks relating to our business are described in our Annual Report on Form 10-K for the year ended December 31, 2017 and our other SEC filings, which are incorporated by reference into this proxy statement. See “Incorporation of Certain Documents by Reference” beginning on page 99 and “Where You Can Find More Information” beginning on page 100.

Risks Related to the Combined Business Following the Merger

The future profitability, growth and success of our combined business will depend on our ability to integrate our fleets of drilling rigs and operating and marketing efforts with those of Sidewinder.

The future profitability and growth of our combined business depends upon our ability to combine our onshore drilling services those of Sidewinder, including integration of our respective fleets of drilling rigs, and to leverage the combined operations and marketing resources of the two companies. If we are unable to accomplish this on a timely basis, the future growth and profitability of our combined business will be delayed and may not be achieved.

The announcement and pendency of the Merger may cause disruptions in our business, which could have an adverse effect on our business, financial condition or results of operations.

The announcement and pendency of the Merger could cause disruptions in our business. Such disruptions may include customer disruptions, including customer delays or failure to renew or sign new contracts, as well as personnel disruptions in the form of increased turnover or difficulty in retaining qualified personnel Disruptions could be exacerbated by a delay in the completion of the Merger or termination of the Merger Agreement and could have a material adverse effect on our business, financial condition or results of operations.

The announcement and pendency of the Merger may cause disruptions in the business of Sidewinder, which could have an adverse effect on its business, financial condition or results of operations and, post-closing, our business, financial condition or results of operations.

The announcement and pendency of the Merger could cause disruptions in Sidewinder’s business. Such disruptions may include customer disruptions, including customer delays or failure to renew or sign new contracts, as well as personnel disruptions in the form of increased turnover or difficulty in retaining qualified personnel Disruptions could be exacerbated by a delay in the completion of the Merger or termination of the Merger Agreement and could have a material adverse effect on the business, financial condition or results of operations of Sidewinder prior to the completion of the transaction and on us if the transaction is completed.

Significant costs are expected to be associated with the Merger.

We estimate that the Company and Sidewinder will incur aggregate direct transaction costs of approximately $14.1 million in connection with the proposed Merger. In addition, we may incur charges to operations that we cannot currently reasonably estimate in the quarter in which the Merger is completed or the following quarters to reflect costs associated with integrating the two businesses. There can be no assurance that we will not incur additional charges relating to the transaction in subsequent periods, which could have a material adverse effect on our cash flows, results of operations and financial position.

The success of the combined business will depend on the services of our senior executives, the loss of whom could negatively affect the combined business.

Our success has depended, and will continue to depend, upon the skills, experience and efforts of our senior executives and other key personnel, including our executive, finance, operating and marketing personnel. Following the completion of the Merger, this will be even more important as we work to integrate our businesses. For both us and Sidewinder, much of our expertise is concentrated in relatively few employees, the loss of whom for any reason could negatively affect our business. The failure of key personnel to remain with the combined business could be harmful to the success of the combined business. Competition for our highly skilled employees is intense and we cannot prevent the future resignation of any employee. Most of our executive officers will have agreements which impose obligations that may prevent them from working for a competitor for a period of time; however, these clauses may not be enforceable, or may be enforceable only in part.

The combined business will require additional capital to upgrade its rig fleet and to expand the business, and financing may not be available to us on reasonable terms, if at all.

We expect the combined business will require additional working capital to upgrade certain rigs in our combined fleet and to expand our business, as well as the integration of our operations. If our existing resources are insufficient to satisfy our liquidity requirements, we may need to borrow funds or sell equity securities to generate additional working capital. Any sale of additional equity securities may result in additional dilution to our stockholders, and we cannot be certain that we will be able to obtain additional public or private financing in amounts, or on terms, acceptable to us, or at all.

MSD will own a large percentage of the Company’s common stock after the Merger, and will have significant influence over the outcome of corporate actions requiring stockholder approval; such stockholders’ priorities for the Company’s business may be different from the Company’s current stockholders.

MSD is the largest stockholders in Sidewinder and will hold approximately 31% of the outstanding shares of the Company’s common stock after the Merger. Although the MSD Parties have agreed to certain limits on their voting in connection with the election of directors, this agreement will terminate on or before the third anniversary of the closing date of the Merger, and this agreement does not apply to most other matters that may be submitted by the Company or third parties for stockholder approval. Accordingly, MSD may be able to significantly influence the outcome of many corporate transactions or other matters submitted to the Company stockholders for approval, including any merger, consolidation or sale of all or substantially all of the Company’s assets or any other significant corporate transaction, such that MSD could potentially delay or prevent a change of control of the Company, even if such a change of control would benefit the Company’s other stockholders. The interests of MSD may differ from the interests of other stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this proxy statement, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following: the ability of the parties to consummate the Merger at all; the satisfaction or waiver of the conditions precedent to the consummation of the proposed Merger, including, without limitation, the receipt of ICD’s stockholder approval of the share issuance and regulatory approvals (including approvals, authorizations and clearance by antitrust authorities necessary to complete such proposed Merger) on the terms desired or anticipated; risks relating to the value of the shares of ICD’s common stock to be issued in such proposed Merger; disruptions of ICD’s and Sidewinder’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed Merger, including, without limitation, the ability of the combined company to hire and retain any personnel; the ability of ICD to successfully integrate the companies’ operations and employees, and to realize anticipated synergies from the Merger; legal proceedings that may be instituted against ICD and Sidewinder following announcement of such proposed Merger; and conditions affecting ICD’s industry generally and other factors listed in annual, quarterly and periodic reports filed by ICD with the Securities and Exchange Commission (the “SEC”), whether or not related to such proposed Merger; a decline in or substantial volatility of crude oil and natural gas commodity prices; a sustained decrease in domestic spending by the oil and natural gas exploration and production industry; our inability to implement our business and growth strategy; fluctuation of our operating results and volatility of our industry; inability to maintain or increase pricing of our contract drilling services, or early termination of any term contract for which early termination compensation is not paid; our backlog of term contracts declining rapidly; the loss of any of our customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services; overcapacity and competition in our industry; an increase in interest rates and deterioration in the credit markets; our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance; a substantial reduction in borrowing base under our credit facility as a result of a decline in the appraised value of our drilling rigs or reduction in the number of rigs operating; unanticipated costs, delays and other difficulties in executing our long-term growth strategy; the loss of key management personnel; new technology that may cause our drilling methods or equipment to become less competitive; labor costs or shortages of skilled workers; the loss of or interruption in operations of one or more key vendors; the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage; increased regulation of drilling in unconventional formations; the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; and the potential failure by us to establish and maintain effective internal control over financial reporting. Further information on factors that could cause actual results to differ from those anticipated is detailed in the section entitled “Risk Factors” beginning on page 15 of this proxy statement and in various publicly-available documents, which include, but are not limited to, filings made by ICD from time to time with the SEC, including but not limited to, those appearing in ICD’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF THE SPECIFIED PARENT COMMON STOCK

At the Special Meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of 36,752,657 shares of the Company’s common stock as consideration to the holders of Series A Common Units in Sidewinder in connection with the Agreement and Plan of Merger by and among the Company, Merger Sub, Sidewinder and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative.

Further information with respect to the Merger, the Merger Agreement and Sidewinder is contained elsewhere in this proxy statement, including the sections “The Merger” beginning on page 23 and “The Merger Agreement” beginning on page 55.

Vote Required to Approve the Stock Issuance Proposal

Pursuant to applicable New York Stock Exchange Listed Company Manual rules, the affirmative vote of a majority of the total votes cast at a meeting where a quorum is present is required to approve the Stock Issuance Proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Special Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL

PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

THE MERGER

The following is a description of the material aspects of the Merger, including the Merger Agreement. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger.

Background of the Merger

The Company’s Board and senior management regularly review the performance, strategy, competitive position, opportunities and prospects of the Company, in light of the current business and economic environment and developments in the oil and natural gas industry. Further, from time to time, the Board and senior management engage in strategic planning reviews to consider ways to enhance stockholder value. These reviews have included the consideration of merger or acquisition transactions with third parties, both as the acquiring party and as the acquired party, and the potential benefits and risks of those transactions.

During 2017, as market conditions in the onshore contract drilling industry continued to improve over the unprecedented downturn experienced in 2015 and 2016, the Board began to discuss the opportunities and challenges facing the Company in an improving market. In particular, the Board focused on challenges the Company faced as a result of its small size and scale, and the opportunities realistically available to the Company to restart organic growth originally contemplated prior to the downturn.

In July 2017, as a result of the Board’s and management’s concerns regarding organic growth alone as a near-term strategy, the Company requested that Evercore present to the Board their assessment of the contract drilling market generally and the options available to the Company for organic growth of its drilling rig fleet on a stand-alone basis, as well as a separate assessment of potential strategic transaction alternatives that may reasonably be available to the Company. On August 10, 2017, at a regularly scheduled meeting of the Board, Evercore presented their preliminary views regarding the Company’s alternatives.

On August 16, 2017, the Company entered into an engagement letter with Evercore to assist the Company and the Board in evaluating potential strategic transaction alternatives, including an outright sale of the Company, merger-of-equals transaction or significant acquisition combination.

During the period from August 16, 2017 through March 26, 2018, Evercore reached out, on behalf of the Company, to five companies (A, B, C, D and E) that the Board and Evercore deemed potential candidates to acquire the Company in an outright sale or strategic combination transaction, as well as four other companies (X, Y, Z, and Sidewinder) that the Board believed could be viable alternative merger candidates (including in acquisitions and merger-of-equals transactions). During this time period, the financial advisor for another potential candidate also contacted the Company, and met with the Company’s management and Evercore; however, the Company did not meet directly with that potential candidate. During this time-period, the Company signed confidentiality agreements and conducted due diligence with some of these companies.

On September 25, 2017, the Board held a telephonic meeting to discuss with Evercore, management and its legal advisors the level of interest in the market for an outright purchase or sale of the Company based upon feedback and inquiries received. Following this discussion, the Board concluded that there was limited interest from these parties in acquiring the Company for a premium above current market value. As a result, the Board instructed Evercore and management to focus on companies that it believed constituted suitable alternative merger candidates.

On October 26, 2017, the Board held a telephonic meeting with Evercore, management and the Company’s legal advisor, to discuss the progress and status of discussions regarding the alternative merger candidates.

On November 10, 2017, the Board held a telephonic meeting with management, representatives from Evercore and representatives from the Company’s legal advisor, Sidley Austin LLP (“Sidley”), to discuss the progress and status of discussions regarding a merger transaction, and in particular, an indication of interest letter received from Company Z regarding its interest in combining with the Company.

In the first week of December 2017, a Sidewinder noteholder and minority equity owner made an unsolicited call to Mr. Dunn about a potential transaction with Sidewinder. On December 7, 2017, the noteholder emailed a simple analysis of the effects of a potential combination, including rolling $148 million of Sidewinder debt into the Company. The noteholder noted that the transaction would potentially create certain benefits, including allowing for rationalization of duplicative overhead, stronger market presence in key basins, and cost benefits achievable only through greater scale.

On December 13, 2017, during a regular meeting of the Board, the Board met with management, and representatives from Evercore and Sidley to discuss the progress and status of discussions regarding a merger transaction, and in particular, an indication of interest letter received from Company Z regarding its interest in combining with the Company. Mr. Dunn also discussed with the Board his communications with the Sidewinder noteholder, but noted the substantial increase in debt that would result from such a transaction as proposed. The Board discussed the other benefits of such a transaction. Based on the proposed debt and other factors, the Board determined that conversions with Company X and Company Y should continue, while also approving Mr. Dunn to reach out to Sidewinder’s chief executive officer to learn more about a potential transaction with Sidewinder.

On January 4, 2018, Byron A. Dunn, the Company’s Chief Executive Officer, and J. Anthony Gallegos, Jr., Sidewinder’s Chief Executive Officer, had a breakfast meeting in Houston, Texas where a combination was first discussed between the two CEOs. Mr. Gallegos felt that the terms Mr. Dunn had outlined would be acceptable to Sidewinder but asked, at the conclusion of the breakfast meeting, that Mr. Dunn allow Mr. Gallegos the opportunity to confirm with MSD representatives their willingness to proceed with the discussions. Later that day, Mr. Gallegos confirmed to Mr. Dunn in a telephone conversation that Sidewinder was interested in proceeding with the discussions.

On January 5, 2018, the Company and Sidewinder entered into a confidentiality agreement.

On January 8, 2018, Evercore held an initial call with Sidewinder’s management regarding financial diligence. Following the initial call, on January 15, 2018, Evercore hosted a diligence meeting at its offices attended by Mr. Gallegos, Sidewinder’s President and Chief Executive Officer, Mr. Choyce, the Company’s Executive Vice President and Chief Financial Officer, and representatives from Evercore. The next day, the Company and Sidewinder began exchanging diligence materials and opened an online data room for diligence materials.

On January 19, 2018, the Board held a telephonic meeting at which updates from the Board’s prior December 13, 2017 meeting were discussed. Evercore reviewed a presentation regarding updates on strategic alternatives. Management noted that strategic discussions with Company X had ceased, that discussions with Company Y and Company Z were ongoing, and that discussions with Sidewinder had commenced. Management and David Andrews from Evercore reviewed market updates since the last Board meeting, an executive summary of Sidewinder’s drilling fleet, an operating overview of Sidewinder’s business, a financial overview of Sidewinder’s balance sheet and potential financial performance (based on preliminary assumptions), an implied asset valuation analysis, a peer group trading analysis, and a Sidewinder valuation analysis at various hypothetical prices. Mr. Andrews then reviewed an illustrative transaction summary and transaction consequences, including pro forma liquidity and capitalization, and pro forma accretion and dilution. Mr. Andrews responded to questions from directors, and also discussed key assumptions and additional detail used in the merger analysis, which was provided as a supplemental annex to the Evercore presentation.

On January 19, 2018, the Company forwarded a letter to Mr. Gallegos outlining the Company’s indication of interest and terms for a merger pursuant to which the Company was willing to continue due diligence and commence negotiations towards a strategic combination of the two companies. On that same day, Mr. Gallegos and Mr. Dunn held a brief telephone conversation regarding the letter and Sidewinder’s response, which response was a willingness by Sidewinder to proceed with the discussions, and for further discussion points to be conveyed by Mr. Adam Piekarski (the “Sidewinder Representative”), a principal at MSD Partners.

On January 20, 2018, Mr. Dunn and the Sidewinder Representative discussed by phone the Company’s January 19, 2018 indication of interest letter received from the Company, during which the Sidewinder Representative further conveyed Sidewinder’s differing valuation expectations.

On January 23, 2018, Mr. Dunn conveyed by email to Mr. Gallegos that the parties were too far apart on valuation, and that all discussions were to stop. At this time, the parties ceased sharing data.

On February 1, 2018, Mr. Dunn and Mr. McNeese met with the Sidewinder Representative for dinner in Houston, Texas to discuss the status of outstanding valuation issues relating to the negotiations towards a potential strategic transaction.

On March 21, 2018, Mr. Bates met with the Sidewinder Representative in New York City, New York to discuss the status of negotiations, and the potential to consummate a transaction. Later that day, Mr. Andrews from Evercore and the Sidewinder Representative had a telephonic meeting to discuss and request additional information regarding the same, including a potential term loan financing by affiliates of MSD. Mr. Andrews informed Messrs. Bates and Dunn regarding the telephonic meeting.

On March 26, 2018, the Board held a telephonic meeting to update the directors on the status of potential alternative transactions. Management and Mr. Andrews of Evercore reviewed materials previously distributed to the Board regarding alternative transactions, including a transaction with Sidewinder. Discussions regarding Sidewinder included a review of Sidewinder’s drilling fleet, relative valuations based on asset values, but excluding working capital, owned facilities and spare inventory, an illustrative transaction summary based on a 51%/49% split of equity, and analysis of the impact of other equity splits for a transaction. Evercore and the Board also reviewed alternatives for two other potential transaction candidates (i.e., Company Y and Company Z) with similar analysis, as well as other structural issues relating to those transactions. Based on these discussions, the Board directed management to pursue further due diligence and a potential transaction with Sidewinder.

Following the Board call on March 26, 2018, Mr. Bates and the Sidewinder Representative discussed by phone related financial matters and agreed to move negotiations forward with respect to a transaction involving a 51%/49% ownership split and equalized net debt. The Company also subsequently terminated further discussions with Company Y and Company X based on the parties’ valuation differences.

During the week of March 26, 2018, the Company and Sidewinder exchanged certain updated due diligence information.

On April 2, 2018, Mr. Choyce and David Buck from Sidley held a call with the Sidewinder Representative and an MSD internal counsel to discuss transaction structuring matters. From April 2 until April 9, 2018, the Company’s management, together with representatives from Sidley and Evercore, prepared a preliminary term sheet.

On April 5, 2018, Mr. Choyce, Mr. Harwell, the Company’s Vice President – Finance and Chief Accounting Officer, and representatives of Evercore met with Mr. Gallegos to review respective forecasts, potential synergies and other financial information.

On April 9, 2018, the Company delivered a draft preliminary term sheet to the Sidewinder Representative and Sidewinder. Following that date, Mr. Bates and representatives from Evercore discussed certain terms with the Sidewinder Representative, and agreed that the Company would update and resend a revised term sheet reflecting revised terms, including voting rights, terms of the Term Loan, proceeds from the sale of mechanical rigs, and proforma liquidity and working capital.

During the week of April 9, 2018, the Sidewinder Representative contacted Mr. Bates by telephone to discuss Sidewinder’s desire that Mr. Gallegos continue as chief executive officer of the combined company following the merger.

On April 18, 2018, Mr. Bates met with Mr. Dunn and Mr. Choyce at the Company’s offices in Houston, Texas, to discuss retaining Mr. Bob Tamburrino, an industry consultant, to assist in the analysis of potential transaction synergies. Mr. Bates also separately discussed with Mr. Dunn the potential for Mr. Gallegos to serve as chief executive of the combined company upon completion of the Merger. Mr. Dunn informed Mr. Bates that he would not oppose such a change if the Board concluded that that a combination with Sidewinder is in the best interests of the Company’s stockholders. On April 19, 2018, Mr. Bates interviewed Mr. Gallegos at a meeting in Houston, Texas, and Mr. Gallegos was subsequently interviewed by each of the other members of the Board on April 25, 2018 (with Mr. McNease, an ICD director), April 27, 2018 (with Mr. Fitzgerald, an ICD director) and on May 23, 2018 (with Messrs. Noonan and Crandell, each ICD directors), at which meetings the Company’s directors inquired about Mr. Gallegos’ background, experience and strategic view of the contract drilling industry and Mr. Gallegos’ proposed direction for the Company following a strategic combination with Sidewinder.

On April 19, 2018, the Company engaged Mr. Tamburrino to assist the Company and the Board in evaluating potential synergies in a transaction between the Company and Sidewinder. Mr. Tamburrino and Mr. Choyce subsequently met and discussed potential synergies already identified by Mr. Choyce and Mr. Gallegos during previous meetings, as well as other potential areas for Mr. Tamburrino to analyze.

On April 23, 2018, the Sidewinder Representative and representatives from counsel for Sidewinder, Morgan, Lewis & Bockius LLP (“Morgan Lewis”), participated on a conference call with Mr. Choyce, and representatives from Evercore and Sidley, to discuss certain issues, including the term sheet. Following the conference call on April 23, the Company distributed a revised term sheet to Morgan Lewis. This term sheet was also circulated to the Board.

On April 23, 2018, Mr. Tamburrino met with Mr. Gallegos and Judy Ammann, Sidewinder’s Controller, to discuss potential synergies.

On April 28, 2018, Morgan Lewis delivered a revised term sheet to Sidley.

On May 1, 2018, Mr. Andrews held a call with the Sidewinder Representative regarding open deal terms, including the treatment of the Company’s mechanical drilling rigs, pro forma ownership, Sidewinder net debt at closing and term loan debt terms. On May 3, 2018, Sidley delivered a revised term sheet to Morgan Lewis reflecting the Company’s proposed terms relating to the same, including $50.0 million of permitted Sidewinder net debt to be repaid at closing.

On May 4, 2018, representatives from Sidley and Morgan Lewis held a conference call to discuss certain terms in the term sheet, including indemnification and recourse to Sidewinder members, representations and warranties insurance, timing for delivery of a written consent by Sidewinder members rather than a voting support agreement, termination fees, board composition, and registration rights for Sidewinder members. On the same day, Mr. Choyce, Mr. Gallegos, the Sidewinder Representative and representatives of Evercore, including Mr. Andrews, held a separate conference call to discuss outstanding issues.

Later on May 4, 2018, the Board held a telephonic meeting with Mr. Choyce, and representatives from Evercore and Sidley. Mr. Andrews from Evercore reviewed certain materials provided in advance of the meeting, including an update on progress since the last Board meeting and a summary of certain material transaction terms, including a request by Sidewinder that Mr. Gallegos serve as CEO of the combined company following the merger.

From May 7 through July 11, 2018, Mr. Choyce, along with other members of management of the Company, corresponded via email and held various conference calls with Evercore to discuss the assumptions used in Evercore’s financial modeling based on information received in other meetings and correspondence, including assumptions with respect to dayrates, utilization and capital expenditures, to be used in connection with presentations to the Board and Evercore’s fairness opinion.

On May 9, 2018, Mr. Bates had a call with the Sidewinder Representative to discuss the status of negotiations and outstanding deal points, including treatment of the Company’s mechanical drilling rigs, and term loan debt terms, including commitment fees and prepayment fees. The same day, Mr. Tamburrino also met with Mr. Choyce to discuss potential synergies. Mr. Tamburrino shared the results of this analysis with Mr. Bates.

On May 10, 2018, Morgan Lewis delivered a revised term sheet to Sidley, which term sheet reflected a proposal to obtain Sidewinders’ member approval promptly following estimated the signing of the merger agreement, and a proposal by which ICD would pay off Sidewinder indebtedness equal to the amount of the Company’s debt immediately prior to closing plus $6.0 million, and no survival of representations and warranties post-closing or indemnification.

On May 11, 2018, the Sidewinder Representative and Mr. Andrews discussed outstanding issues included in the term sheet and pro forma liquidity matters.

On May 15, 2018, Mr. Gallegos, the Sidewinder Representative, Mr. Choyce and representatives of Evercore met at Evercore’s offices in Houston, Texas to discuss the pro-forma capital structure and liquidity of the combined company following the closing, as well as other financial due diligence items.

On May 23, 2018, in executive session at a regular Board meeting in Houston, Texas, the Board reviewed updated materials with Evercore relating to the transaction, and discussed Mr. Gallegos qualifications and background to serve as chief executive officer of the combined company. A representative from Sidley was also in attendance. The Board also discussed the accounting treatment of the strategic transaction, and the terms necessary for that treatment. Mr. Tamburrino made a presentation on his analysis regarding synergies, outlining potential synergies in excess of $13 million per year that he had identified in connection with his meetings with the management of the Company and Sidewinder, and his preliminary assessment of the probability that such synergy opportunities could be realized.

On May 25, 2018, Messrs. Bates and Choyce, for the Company, and Mr. Andrews from Evercore, held a conference call with the Sidewinder Representative. On this call, the Company’s representatives emphasized that the majority of the senior management team of the combined company going forward other than Mr. Gallegos, would include the Company’s existing management team, including the Company’s chairman of the board, chief financial officer, vice president business development, vice president of operations and chief accounting officer. The Company also discussed its proposal of a $60 million amount of Sidewinder notes to be repaid at closing, subject to further discussion and diligence by the Company, indemnification matters, survival of representations and warranties, and the Company potentially obtaining a representations and warranties insurance policy. Afterwards, the Company delivered a revised term sheet reflecting the Company’s comments.

On May 27, 2018, Mr. Bates shared Mr. Tamburrino’s report analyzing potential synergies with the Sidewinder Representative.

On May 30, 2108, the Sidewinder Representative communicated via email with Mr. Andrews at Evercore the terms on which Sidewinder was ready to move forward to consummate a merger-of-equals transaction, including increased cash to repay Sidewinder debt, and merger consideration for the Mechanical Rigs.

On May 31, 2018, the Board held an update call with the management of the Company, and representatives from Evercore and Sidley. Later on that day, Mr. Bates held a call with the Sidewinder Representative, in which Mr. Bates reemphasized the importance of the accounting treatment, including that a majority of the Company’s directors and executive management be filled by ICD incumbents. The two also discussed other senior management-related issues, as well as the capital expenditures needed to upgrade certain drilling rigs and liquidity matters, including the size of an ABL credit agreement post-merger, and offsets for mechanical drilling rig net proceeds. On May 31, 2018, Mr. Gallegos also sent the Company a listing of mechanical drilling rigs that would be excluded from the transaction for Company review. On May 31, 2018, representatives from Sidley also discussed drafting of merger and financing documents with representatives from Morgan Lewis.

From June 1, 2018 through June 12, 2018, the Company, Sidley and Morgan Lewis, as counsel to MSD Partners as term loan lender, held calls and corresponded regarding precedent documents and terms regarding term loan and credit facility commitments and financing.

On June 5, 2018, Sidley delivered an initial draft merger agreement to Morgan Lewis and Sidewinder, and on June 6, 2018, Sidley delivered an initial draft stockholders’ agreement to Morgan Lewis and Sidewinder.

On June 13, 2018, Mr. Gallegos and Mr. Choyce met for breakfast to discuss various matters relating to synergies and management of the combined company post-closing.

On June 13, 2018, Morgan Lewis delivered a revised draft of the merger agreement to Sidley.

Also on June 13, 2018, Morgan Lewis delivered preliminary drafts of a commitment letter and term loan credit agreement to Sidley and the Company. Subsequently, Wells Fargo, National Association was selected by the Company to lead financing on a revolving credit facility, and the parties commenced reviewed of an initial draft commitment letter relating to the same delivered to the Company on July 2, 2018. The parties to the term loan commitment letter continued to hold conference calls and to complete term loan and related documents, along with an intercreditor agreement with the revolving credit facility lenders, in parallel with and until the execution of the Merger Agreement.

On June 14, 2018, representatives from Sidewinder’s management, including Mr. Gallegos and Ms. Ammann, and the Company’s management, including Messrs. Choyce and Harwell, and Evercore met to address financial due diligence and key open issues, including pro forma liquidity, contract status for SCR rigs, capital expenditure expectations, potential synergies and pro forma projections.

On June 15, 2018, the Board held a telephonic meeting to discuss updates on the transaction. Mr. Andrews from Evercore reviewed an updated Evercore presentation, including updates on the transaction documents and diligence, key gating items and an update on Sidewinder’s fleet status. The Company also received revised quotes from two representations and warranties insurance providers. On the same date, Mr. Choyce discussed with representatives from Sidley draft term loan agreement documents.

On June 18, 2018, Morgan Lewis delivered to Sidley a revised draft of the Company affiliate voting and support agreement, and an initial draft of a Sidewinder contribution, exchange and restructuring agreement among Sidewinder, its Series A Members and its noteholders.

On June 19, 2018, the Company’s management held a call with representatives of the external auditors for Sidewinder’s 2015 historical financial statements, Ernst & Young LLP, and auditors for the Company, BDO USA, LLP, along with representatives from Sidley and Morgan Lewis, regarding Sidewinder financial statement requirements and to be used in the Company’s anticipated SEC filings relating to the transaction.

On June 20, 2018, Mr. Choyce held a conference call with representatives from MSD Partners to discuss corporate policies applicable to the Company’s directors, including the MSD Representatives. Also on June 20, 2018, Mr. Philip Dalrymple, the Company’s Vice President of Operations, Chris Menefee, the Company’s Vice President Business Development, and Messrs. Gallegos and Bruce Humphries from Sidewinder, toured select Sidewinder and ICD drilling rigs working in the Delaware Basin in West Texas.

On June 21, 2018, Mr. Bates and the Sidewinder Representative discussed at a breakfast in New York, New York matters including Mr. Gallegos’ compensation and employment agreement terms, and the status of transaction documents.

On June 22, 2018, Mr. Choyce and the Compensation Committee met telephonically to discuss Mr. Gallegos’ compensation and the terms and conditions of his employment agreement. Later on June 22, 2018, Mr. Bates called Mr. Gallegos to discuss his potential compensation package, including the terms of his proposed employment agreement.

On June 22, 2018, the Board held a telephonic meeting to update the directors on the status of the transaction. Mr. Choyce and Mr. Buck from Sidley provided updates on the status of the proposed merger-related agreements, financing agreements and a representations and warranties insurance policy, and responded to directors’ questions regarding the same. Mr. Menefee and Mr. Dalrymple provided updates on site visits to inspect Sidewinder’s drilling rigs, and impressions of the same. Mr. Andrews from Evercore also discussed updates on financial modeling based on Evercore’s more detailed modeling on a rig-by-rig basis. Mr. Andrews noted that the modeling had not resulted in any material changes in combined estimates that formed the basis for the initial merger negotiations. Mr. Andrews and Mr. Menefee also responded to questions from directors about specific rigs and potential new contracting of the same. The Board also met in executive session without management present.

On June 26, 2018, the Board, excluding Mr. Dunn, and Mr. Noonan who was not available, held a meeting of non-management directors along with Mr. Buck of Sidley and Mr. Andrews of Evercore. The Board discussed the purpose of the meeting as a forum for non-management directors to openly evaluate and discuss the proposed transaction. The Board discussed intentions with respect to continuing directors for the Company. Mr. Bates noted that Mr. Noonan had indicated a willingness to resign in connection with the closing, if requested. The Board also discussed anticipated MSD Representatives to join the Board, to be the Sidewinder Representatives and Mr. Minmier, as well as an independence evaluation to be performed. The Board then discussed potential terms for an employment agreement with Mr. Gallegos as chief executive officer to be entered into and effective upon the closing of the Merger. Mr. Buck then summarized the current status of the transaction documents, including the proposed draft merger agreement and draft stockholders’ agreement, and certain material open issues. Mr. Andrews then updated the Board on the financial analysis and considerations for the proposed transaction. Mr. Andrews noted that changes made since earlier analyses with respect to future forecasts were immaterial to considerations made with respect to the merger consideration, and responded to director questions regarding the same.

On June 27, 2018, Mr. Choyce, Mr. Gallegos and Mr. Travis Fitts, Vice President of Human Resources of Sidewinder, held a conference call to discuss terms and conditions of participation in the each company’s key employee retention programs.

On June 28, 2018, Messrs. Choyce and Gallegos, along with counsel from Sidley and Morgan Lewis, participated in a conference call to discuss prospective terms for a retention, performance and severance plan, to be made available to certain key employees without employment agreements. The next day, Mr. Choyce, the Sidewinder Representative and an MSD internal counsel held a conference call to discuss open business issues in the transaction documents relating to registration rights.

On July 2, 2018, the Board held an update call with Mr. Choyce (Mr. Crandell did not attend). Mr. Buck from Sidley and Mr. Andrews from Evercore also attended. Mr. Choyce first updated the Board on the status of diligence matters, including the status of new contracts for Sidewinder’s SCR rigs. Mr. Choyce then updated the Board on the status of the material open terms in the transaction documents. Mr. Andrews discussed certain capital markets matters relating to potential exit transactions by MSD and other or material shareholders. Mr. Buck and Mr. Choyce also responded to questions from directors regarding transaction terms.

On July 2, 2018, Mr. Choyce held another call with the Sidewinder Representative and an MSD internal counsel to discuss the status of the transaction documents and open issues relating to the stockholders’ agreement, including indemnification, demand registration rights and blackout periods, and the Term Loan, including cash flow sweeps and the size of delayed-draw availability.

On July 3, 2018, Mr. Choyce and representatives from Evercore met to discuss financial modeling assumptions and review of the model. Further on July 3, 2018, the Company, Sidewinder, and representatives from Sidley and Morgan Lewis held an “all hands” call to discuss the status of documents and the open issues.

On July 4, 2018, Morgan Lewis delivered revised drafts of the merger agreement and the stockholders’ agreement.

On July 6, 2018, the Board held a meeting with Mr. Choyce, and representatives from Evercore and Sidley to discuss status of the transaction.

On July 6, 2018, Mr. Harwell held a tax due diligence call with Grant Thornton, consultant to the Company, and representatives of Sidewinder.

On July 12, 2018, the Board held a telephonic meeting with Mr. Choyce, Mr. Menefee and Mr. Dalyrmple and representatives from Evercore and Sidley present. At this meeting, Mr. Andrews reviewed with the Board an updated financial presentation, and terms of a draft Evercore fairness opinion. At this meeting, Mr. Buck reviewed with the Board a fiduciary duties memorandum, along with material terms in the draft merger agreement and the draft stockholders’ agreement. Mr. Menefee and Mr. Dalrymple also discussed with the Board their assessment of the Sidewinder drilling rigs and operations, including the marketability and performance features of the rigs and the anticipated dayrates that the combined company could obtain on Sidewinder’s four 1500hp SCR rigs following their upgrade to pad-optimal AC status. Mr. Choyce also reviewed with the Board the material terms of the commitment letters and term loan agreement, an ABL credit facility and Mr. Gallegos’ proposed employment agreement as well as the timeline towards a potential signing of definitive agreements. Messrs. Buck and Choyce also responded to director questions regarding the same.

On July 12, 2018, following the Board meeting, the Company’s management and Sidewinder’s management, along with representatives from Sidley and Morgan Lewis, held a conference call to discuss various open issues and timing matters relating to the Merger.

Between July 12 and July 18, 2018, representatives from Sidley, Morgan Lewis and management from MSD, the Company and Sidewinder corresponded and discussed final issues relating to the definitive documents, including various matters relating to other Sidewinder stockholders and noteholders and the Sidewinder note conversion agreement, including the amount of Sidewinder debt to remain outstanding for repayment at closing.

On July 18, 2018, the Board held a telephonic meeting at which Sidley reviewed a summary of the final terms of the Merger Agreement, voting agreement, and stockholders’ agreement, the new employment agreement for Mr. Gallegos, and other related matters. Final drafts of such documents were also provided for the review and consideration of the directors. Evercore also made a presentation regarding its financial analysis of the strategic combination. After making this presentation, Evercore rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of the date of the opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid by the Company pursuant to the Merger Agreement in exchange for the Sidewinder units, taken as a whole, was fair from a financial point of view to the Company. After final deliberation, the Board unanimously determined that the Merger was advisable and in the best interests of the Company and its stockholders, approved the Merger and the Merger Agreement, along with other transaction-related documents, and recommended that the Company’s stockholders approve the issuance of the shares of the Company’s common stock in accordance with the Merger Agreement, and directed that such matter be submitted to the Company stockholders for their approval. The Board also approved an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 100,000,000 shares to 200,000,000 shares, recommended it for stockholder approval, and directed that such amendment be submitted to the Company’s stockholders for approval, subject to the consummation of the Merger. The Board also approved the Stockholders’ Agreement, and the Employment Agreement with

Mr. Gallegos to be executed at signing but effective only upon the closing of the Merger, and approved the commitment letters for the Term Facilities and the ABL Credit Facility and such credit facilities.

Later on July 18, 2018, the Company, Merger Sub, Sidewinder and the Members’ Representative executed and delivered the Merger Agreement, and the Company, and the officers and directors of the Company and Sidewinder executed and delivered the voting and support agreement. The Company and Mr. Gallegos also executed and delivered the employment agreement with Mr. Gallegos, and the Company and the members of Sidewinder executed and delivered the stockholders’ agreement, which employment agreement and stockholders’ agreement will be effective upon the closing of the Merger. The Company also executed and delivered the commitment letters with Wells Fargo, National Association in connection with the ABL Credit Facility, and with MSD Partners, in connection with the Term Facilities.

On the morning of July 19, 2018, the Company publicly announced the signing of the Merger Agreement.

Our Reasons for the Merger

At its meeting on July 18, 2018, after due consideration, the Company’s Board:

•

determined that the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of Specified Parent Common Stock, are advisable and in the best interests of the Company’s stockholders;

•	approved and adopted the Merger Agreement;

•

Determined that the amendment to the Company’s certificate of incorporation to increase the authorized common stock from 100,000,000 to 200,000,000 shares was advisable and in the best interest of the Company’s stockholders;

•	recommended that the Company’s stockholders vote FOR the Stock Issuance Proposal and FOR the Charter Amendment Proposal at the special meeting of stockholders of the Company.

In approving the Merger Agreement and making these determinations, the Board consulted with the Company’s management as well as Evercore, the Company’s financial advisor, and legal counsel, and considered a number of factors, which are discussed below. The following discussion of the information and factors considered by the Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the Merger, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of the Board may have given different weight to different factors. The Board considered this information and these factors as a whole, and overall considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations.

The Board considered the following as generally supporting its decision to enter into the Merger Agreement:

•

Increased Scale. The Board considered the potential benefits to the combined company and the Company’s employees from the expanded opportunities available as a result of being part of a larger organization with increased operational scale, and relative prospects if the Company were to remain independent.

•

Financial accretion and tax efficiency. The Board considered the increase in earnings per share, EBITDA per share and cash flow per share that management expected to result from the combination of the two companies. The Board also considered the potential tax benefits associated with the combined company receiving a step-up in tax basis for the Sidewinder assets acquired in the combination.

•	Attractive Price for the Sidewinder Assets on a Relative Value-Basis. The Board considered that the Company would be acquiring the Sidewinder drilling fleet of 19 rigs at approximately a 17% discount to the Company’s trading value per rig, based upon the closing price of the Company’s common stock on July 17, 2018 and consideration of the anticipated additional capital expenditures that Company management expected to spend relating to the Sidewinder drilling fleet.

•

Quality of the Sidewinder Fleet and Opportunity for Growth. The Board considered the potential benefits associated with Sidewinder’s high-quality drilling fleet, including the ability of the Company post-closing to more than double its marketed fleet following modest modifications to five of Sidewinder’s drilling rigs. The Board also considered the potential benefits associated with the divestiture of Sidewinder’s mechanical rig assets, which are inconsistent with the Company’s ongoing business strategy.

•

Anticipated Synergies and Other Mutual Benefits. The Board considered the expected benefits to both companies and their equityholders, including synergies estimated to result in annualized saving of between $8.0 million to $10 million.

•	Expanded Customer Base. The Board considered the expected benefits from adding Sidewinder’s customer base, including major oil and gas companies.

•

Enhanced Capital Structure. The Board considered the benefits of the terms of the committed Term Loan and ABL Credit Facility, including expanded pro-forma liquidity, prepayment terms and lack of amortization and material financial maintenance covenants.

•	Long-Term Value. The Board considered that the Merger will allow the Company’s stockholders to participate in possible long-term value created by the combination of the two companies.

•

Fairness Opinion Presented to the ICD Board. The Company’s Board considered the financial analyses presented to it by Evercore and the opinion of Evercore delivered to the Company’s Board, as of July 18, 2018, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Evercore’s written opinion, that the Merger Consideration to be paid or made as consideration for the Units was fair, from a financial point of view, to the holders of ICD common stock issued and outstanding immediately prior to the effective time of the Merger, as more fully described in the section entitled “The Merger — Opinion of Evercore as Financial Advisor to ICD” in this proxy statement.

•

Terms of Merger Agreement. The Board considered (1) the fact that the Company’s current stockholders will continue to own 51% of the Company after giving effect to the issuance of the Company’s common stock in connection with the Merger, and (2) the receipt of Sidewinder equityholder approval immediately after the execution of the Merger Agreement, which increased certainty in consummating a transaction with Sidewinder.

•

Governance and Board Composition. The Board considered the corporate governance provisions of the Stockholders’ Agreement, including (i) the voting limitations agreed to by MSD which materially limit the influence of their aggregate 31% ownership position, (ii) the Board will be initially composed of a majority of current Company directors, as well as two persons designated by the MSD Partner’s affiliate, one of which is required to be independent, and the new Chief Executive Officer of the Company, all as further described in “Board of ICD following the Transaction: Stockholders Agreement.”

•

Executive Management and Headquarters. The Board considered the composition of the executive management of the Company after the consummation of the Merger, as further described in Board of ICD following the Transaction: Stockholders Agreement and that the principal executive offices of the Company would not change and would not be materially adverse to the existing management team of Sidewinder.

•

Reciprocity of Merger Agreement. The Board considered the largely reciprocal nature of the terms of the Merger Agreement, including the representations and warranties, obligations and rights of the parties under the Merger Agreement, such as the conditions to each party’s obligation to complete the

Merger, and the related termination fees payable by each party in the event of termination of the Merger Agreement under specified circumstances.

•	Recommendation of Management. The Board considered management’s recommendation in support of the Merger Agreement and the Merger.

The Board also considered the potential risks of the Merger, including the following:

•

Fixed Stock Merger Consideration. The Board considered the fact that the merger consideration payable in the form of the Specified Parent Common Stock would not adjust downwards to compensate for changes in the price of the Company’s common stock prior to the consummation of the Merger, and that the terms of the Merger Agreement did not include termination rights triggered expressly by an increase or decrease in the value of the Company’s common stock. The Board determined this structure was appropriate and the risk acceptable due to the directors’ focus on the relative intrinsic values and performance of the Company and Sidewinder and the inclusion in the Merger Agreement of other structural protections, such as the Board’s ability to change its recommendation in favor of the Merger Agreement or to terminate the Merger Agreement in certain circumstances.

•

Sidewinder Business Risks. The Board considered certain risks inherent in Sidewinder’s business and operations and other contingent liabilities. These risks include greater cyclicality in the North American land drilling market and natural gas environment. Based on reports of management and outside advisors regarding the due diligence process and the representations and warranties made by Sidewinder in the Merger Agreement, the Board determined that these risks were manageable as part of the ongoing business of the combined company.

•

Integration and Synergies. The Board considered the challenges inherent in the combination of two business enterprises of the size and scope of the Company and Sidewinder, including the possibility the anticipated benefits sought to be obtained from the merger might not be achieved in the time frame contemplated or at all.

•

Personnel. The Board considered the adverse impact that business uncertainty pending completion of the merger could have on the ability to attract, retain and motivate key personnel until the consummation of the merger.

•

Restrictions on Interim Operations. The Board considered the provisions in the Merger Agreement placing restrictions on the Company’s operations until completion of the merger, and the extent of those restrictions as negotiated between the parties. See “The Merger Agreement — Covenants Regarding Conduct Pending the Merger” beginning on page 57 for further information.

•

No-Solicitation and Related Provisions. The Board considered the provisions of the Merger Agreement that, subject to certain exceptions, prohibit the Company from soliciting, entering into or participating in discussions regarding any acquisition proposal and the provisions of the agreement that require the Company to conduct a stockholder meeting to consider the Stock Issuance Proposal whether or not the Board continues to recommend in favor of the Merger. See “The Merger Agreement — Covenants Regarding Conduct Pending the Merger” beginning on page 57 for further information.

•

Regulatory Approvals. The Board considered the regulatory approvals required to complete the merger and the risk that governmental authorities might seek to impose unfavorable terms or conditions on the required approvals or that such approvals may not be obtained at all. The Board further considered the potential length of the regulatory approval process and the period of time that the Company may be subject to the Merger Agreement without assurance that the Merger will be completed. Based on the relative size of the Company and Sidewinder to their larger competitors, the Board did not consider these risks to be significant.

•

Termination Fee. The Board considered the risk of the provisions in the Merger Agreement relating to the potential payment of a termination fee of $6.0 million by each party under certain circumstances or the payment of up to a $1.0 million expense reimbursement under certain other circumstances. See “The Merger Agreement — Termination of the Merger Agreement and Termination Fees” beginning on page 61 for further information.

•

Financing. The Board considered the risk that the financing might not be available on the terms set forth in the Term Loan commitment letter and the ABL commitment letter, as well as liquidity as of and after the closing date of the Merger, including the minimum liquidity covenant included in the Merger Agreement.

The Board also considered the following factors relating to the Merger:

•

the expected senior management of the Company, including that J. Anthony Gallegos, Jr., the current Chief Executive Officer of Sidewinder, would be Chief Executive Officer of the Company, that Philip Choyce would remain the Chief Financial Officer of the Company, and that a majority of the combined company executive team would be composed of ICD officers;

•	the corporate governance provisions, transfer restrictions and restricted activity provisions under the Stockholders’ Agreement to be effective as of the closing of the Merger;

•	the scope of the due diligence investigation conducted by management and the Company’s outside advisors and the results thereof;

•	the pro forma earnings, cash flow and balance sheet impact of the Merger;

•	the relative financial performance, businesses, risks and prospects of the Company and Sidewinder;

•	the historical and then-current stock price of the Company;

•	the terms of the new employment agreement with the new chief executive officer; and

•

the interests that certain of the Company’s executive officers and directors may have with respect to the Merger in addition to their interests as stockholders of the Company. See “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 49 for further information.

The Board realizes that there can be no assurance about future results, including results considered or expected as described in the factors listed above. It should be noted that this explanation of the reasoning of the Board and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

The Board concluded that, overall, the potential benefits of the Merger to the Company and its stockholders outweighed the risks, many of which are mentioned above.

Recommendation of Our Board

For reasons including those described above under the heading “The Merger – Our Reasons for the Merger,” on July 18, 2018, our Board unanimously approved the Merger and the related transactions, including the issuance of the Specified Parent Common Stock, and recommends such matters to our stockholders for approval, subject to the Board’s right to withdraw, modify or amend such recommendation. In particular, the Board unanimously:

•	determined that the terms of the Merger are advisable, fair to and in the best interests of our stockholders;

•	approved the Merger and related transactions, and authorized us to enter into the Merger Agreement; and

•	recommended that our stockholders approve the issuance of the Specified Parent Common Stock.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ISSUANCE OF THE SPECIFIED PARENT COMMON STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Financial Forecasts

During the course of discussions between the Company and Sidewinder, Sidewinder provided the Company various confidential information relating to its operations and rig fleet, and capital expenditure expectations relating to its rigs fleet, in particular with respect to expected capital expenditures required into order to convert four of Sidewinder’s 1500hp SCR rigs to AC controlled rigs, as well as an unmarketed and idle 1500hp AC rig, to pad-optimal status consistent with Sidewinder’s other AC rigs and the Company’s fleet of ShaleDriller® rigs. The Company and Sidewinder also discussed and shared information relating to operating costs, operating synergies, and general and administrative costs associated with operating each company and their views on synergies that could be realistically achieved in the combination of the two companies.

Throughout the due diligence process, the Company’s management continually prepared and updated financial forecasts for the combined company. The forecasts reflect numerous and varying assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond the Company’s and Sidewinder’s control. The forecasts also reflect numerous estimates and assumptions related to the businesses of the Company and Sidewinder (including with respect to the utilization and rates for certain drilling rigs) that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company’s and Sidewinder’s control. See “Risk Factors” beginning on page 15. The assumptions made in preparing the forecasts may not prove accurate, and actual results may be materially greater or less than those set forth below. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

The management of the Company have prepared from time to time in the past, and will continue to prepare in the future, internal financial forecasts that reflect various estimates and assumptions that change from time to time. Accordingly, the forecasts used in conjunction with the merger may differ from these other forecasts.

THE FORECASTS OF THE COMPANY INCLUDED IN THIS PROXY STATEMENT HAVE BEEN PREPARED BY, AND ARE THE RESPONSIBILITY OF, THE COMPANY’S MANAGEMENT (INCLUDING BASED IN PART ON INFORMATION PROVIDED BY SIDEWINDER). THE ACCOMPANYING FORECASTS RELATED TO THE COMPANY AND SIDEWINDER WERE NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE OR WITH A VIEW TOWARD COMPLYING WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS WITH RESPECT TO FORECASTS, BUT, IN THE VIEW OF THE COMPANY’S MANAGEMENT, AS THE CASE MAY BE, WERE PREPARED ON A REASONABLE BASIS, REFLECT THE BEST ESTIMATES AND JUDGMENTS AVAILABLE AT THE TIME THE FORECASTS WERE PREPARED, AND PRESENT, TO THE BEST OF THE COMPANY MANAGEMENT’S KNOWLEDGE AND BELIEF AT THE TIME THE INFORMATION WAS PREPARED, THE EXPECTED COURSE OF ACTION AND THE EXPECTED FUTURE FINANCIAL PERFORMANCE OF THE COMPANY AND SIDEWINDER. HOWEVER, THESE FORECASTS ARE NOT FACT AND SHOULD NOT BE RELIED UPON AS BEING NECESSARILY INDICATIVE OF FUTURE RESULTS, AND READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORECASTS. NEITHER BDO LLP, RSM LLP NOR ERNST & YOUNG LLP, NOR ANY OTHER INDEPENDENT ACCOUNTANTS HAVE COMPILED, EXAMINED OR PERFORMED ANY PROCEDURES WITH RESPECT TO THE FORECASTS CONTAINED HEREIN, NOR HAVE THEY EXPRESSED ANY OPINION OR ANY OTHER FORM OF ASSURANCE ON SUCH FORECASTS OR THEIR ACHIEVABILITY, AND ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH, THE FORECASTS.

THE INCLUSION OF THE FORECASTS IN THIS PROXY STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT THE COMPANY OR ITS EXECUTIVE OFFICERS AND DIRECTORS CONSIDER THE FORECASTS TO BE AN ACCURATE PREDICTION OF FUTURE EVENTS OR NECESSARILY ACHIEVABLE. IN LIGHT OF THE UNCERTAINTIES INHERENT IN FORWARD-LOOKING INFORMATION OF ANY KIND, THE COMPANY CAUTIONS YOU AGAINST RELYING ON THIS INFORMATION. NONE OF THE COMPANY OR ITS OFFICERS OR DIRECTORS INTEND TO UPDATE OR REVISE THE FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EXCEPT TO THE EXTENT REQUIRED BY LAW. SEE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” BEGINNING ON PAGE 21.

The Company’s Forecasts

The Company’s forecasts for 2019 are based on the following material underlying assumptions on a combined basis with respect to rigs of both the Company and of Sidewinder:

•	The Company’s and Sidewinder’s pad-optimal rig fleets will earn similar dayrates in the market and will incur similar operating costs;

•

Sidewinder’s three operating 1500hp SCR drilling rigs would be converted to pad-optimal AC status during the twelve-month period ending September 30, 2019, and Sidewinder’s idle 1500hp SCR drilling rig would be converted to pad-optimal AC status and reactivated prior to December 31, 2018. The aggregate capital expenditures for these four projects would be approximately $12.0 million, and these drilling rigs will earn similar dayrates to the Company’s and Sidewinder’s other pad-optimal drilling rigs;

•	Sidewinder Rig 130 would reactivate and commence drilling operations prior to December 31, 2018;

•	Sidewinder Rig 58, a 1500hp AC rig, which Company management estimates requires an additional $8.0 million of investment to reactivate as a pad-optimal rig, would not be reactivated during 2019;

•	The Company’s 16th Shaledriller rig would not be completed in 2019;

•

After existing contracts expire, the Company’s and Sidewinder’s pad-optimal drilling rigs would recontract at dayrates averaging $23,250 to $23,500 during the first of half of 2019 and $23,750 to $24,000 during the second half of 2019; Sidewinder rig 64, a 1000hp AC walking rig, would earn dayrates of $18,000 during 2019;

•	Sidewinder’s and the Company’s pad-optimal rigs will maintain full effective utilization;

•	The Company would not be a cash tax payer for federal income tax purposes in 2019;

•

Total transaction costs would be $14.1 million and synergies recognized in 2019 would be approximately $6.0 million, with a run rate of approximately $8 million to $10 million in annual synergies being realized beginning in 2020;

•	Operating costs per day would approximate $13,100 for Company drilling rigs and $13,500 per day for Sidewinder drilling rigs; and

•	Cash capital expenditures would be approximately $18.8 million.

Forecast of the Company’s 2019 Pro Forma Combined Results (dollars in millions, other than per share data)

Income Statement	Company	Sidewinder	Pro Forma Combined
Revenue	$124.3	$144.0	$268.3
Gross profit	49.6	53.0	102.6
Selling, general & administrative expense(1)	13.1	9.7	16.8
Depreciation	28.1	18.1	46.2
Interest expense(2)	3.3	14.0	13.0
Earnings before income taxes	5.1	11.2	26.7
Income taxes(3)	(1.1)	(2.4)	(6.0)
Net income	4.0	8.8	20.6
Capital expenditures(4)	7.5	11.3	18.8
EBITDA(5)	36.5	43.3	85.8
Free cash flow(6)	26.5	26.3	49.0

Net income per share	0.10	NA	0.28
EBITDA per share	0.94	NA	1.12
Free cash flow per share	0.87	NA	0.89

Balance Sheet (at December 31, 2019)
Cash	$2.5	$36.2	$68.0
Working capital, including cash	16.9	57.4	103.6
Total assets	284.9	290.8	602.6
Total debt	30.9	175.2	130.0
Total shareholders’ equity	237.8	96.1	427.9

(1)	The Company and pro forma combined include $3.3 million of non-cash stock-based compensation. Pro forma combined assumes $6.0 million of anticipated synergies realized in 2019.
(2)	Sidewinder historical cash interest was $2.0 million and the remainder was non-cash, paid-in kind. Pro forma combined interest expense is cash.
(3)	Tax expense is non-cash.
(4)

Sidewinder capital expenditures assume approximately $8.0 million associated with conversion of three 1500hp SCR rigs to AC pad optimal status. Also assumes fourth Sidewinder 1500hp SCR rig conversion occurs prior to December 31, 2018.

(5)	Calculated as earnings before interest, taxes, depreciation and amortization. “EBITDA” is a non-GAAP measure. See forecast table above for such adjustments and forecast net income.
(6)	Calculated as EBITDA plus non-cash stock-based compensation expense, less cash interest expense, capital expenditures and estimated net increases in working capital.

Opinion of Evercore as Financial Advisor to ICD

ICD engaged Evercore to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement. As part of that engagement, the ICD Board requested that Evercore pass upon the fairness of the Merger Consideration to be paid or made as consideration for the Units, from a financial point of view, to the holders of ICD common stock issued and outstanding immediately prior to the effective time of the Merger. On July 18, 2018, Evercore delivered to the Board its written opinion dated the same date, that, as of the date thereof, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Evercore’s written opinion, the Merger Consideration to be paid or made as consideration for the Units was fair, from a financial point of view, to the holders of ICD common stock issued and outstanding immediately prior to the effective time of the Merger.

The full text of Evercore’s written opinion, dated July 18, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in delivering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. Evercore’s opinion does not constitute a recommendation to the Board or to any other persons in respect of the transactions contemplated by the Merger Agreement, including as to how any holder of ICD common shares should vote or act with respect to the Stock Issuance Proposal or any other matter. We encourage you to read Evercore’s opinion carefully and in its entirety.

Evercore’s opinion was provided for the information and benefit of the Board and was delivered to the Board in connection with its evaluation of whether the Merger Consideration to be paid or made as consideration for the Units was fair, from a financial point of view, to the holders of ICD common stock issued and outstanding immediately prior to the effective time of the Merger, and did not address any other aspects or implications of the transactions contemplated by the Merger Agreement. Evercore has consented to the inclusion of this summary in this proxy statement and the attachment of the full text of its opinion as Annex B. Evercore has also consented to the use of this summary and the attached full text of its opinion in connection with soliciting any stockholder votes required to approve the transactions contemplated by the Merger Agreement.

Evercore’s opinion necessarily was based upon information made available to Evercore as of July 18, 2018 and financial, economic, market and other conditions as they existed and could be evaluated on that date. Evercore has no obligation to update, revise or reaffirm its opinion based on subsequent developments. Evercore’s opinion did not express any opinion as to the price at which the shares of ICD will trade at any time.

The following is a summary of Evercore’s opinion. We encourage you to read carefully, in its entirety, the text of Evercore’s opinion, which is attached as Annex B to this proxy statement.

In connection with rendering its opinion, Evercore, among other things:

(i)

Reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including filings with the SEC and publicly available research analysts’ reports and estimates;

(ii)	Reviewed certain non-public historical and projected financial and operating data relating to the Company prepared by the Company and furnished to Evercore by management of the Company;

(iii)	Reviewed certain non-public historical and projected financial and operating data relating to Sidewinder prepared by the management of Sidewinder and furnished to Evercore by management of Sidewinder;

(iv)	Reviewed certain non-public projected financial and operating data relating to Sidewinder prepared by the Company and furnished to Evercore by management of the Company;

(v)

Discussed past and current operations and financial condition and financial and operational projections and assumptions relating to the Company and Sidewinder with management of the Company (including their views on the risks and uncertainties of achieving those projections), and the projected synergies and strategic, financial, operational and other benefits anticipated by Parent from the transactions contemplated by the Merger Agreement;

(vi)	Reviewed the reported prices and the historical trading activity of the Company;

(vii)	Compared the financial performance of the Company and Sidewinder with equity market trading multiples of certain other publicly-traded companies that we deemed relevant;

(viii)	Compared the relative contributions by each of the Company and Sidewinder of certain financial and operational metrics Evercore deemed relevant to the relative ownership;

(ix)	Reviewed a draft version of the Merger Agreement dated July 17, 2018; and

(x)	Performed such other analyses and examinations, reviewed such other information and considered such other factors that Evercore deemed appropriate for purposes of providing its opinion.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor.

With respect to the projected financial data relating to ICD and Sidewinder referred to above (the “ICD management projections” with respect to the projected financial data relating to ICD, and “ICD management projections for Sidewinder” with respect to the projected financial data relating to Sidewinder, and collectively the “projected financial data”), Evercore assumed that that data had been reasonably prepared on bases reflecting the best then-available estimates and the good faith judgments of the management of ICD as to the future competitive, operating and regulatory environments and related financial performance of ICD and Sidewinder under the assumptions reflected in that project financial data. Evercore expressed no view as to any projected financial data relating to ICD or Sidewinder or the assumptions on which they were based. Evercore relied, at the Company’s direction, without independent verification, upon the assessments of the management of the Company as to the future financial and operating performance of the Company and Sidewinder, and Evercore assumed that the Parent and Sidewinder will realize the benefits that each expects to realize from the transactions contemplated by the Merger Agreement.

For purposes of delivering its opinion, Evercore assumed that the final versions of all documents reviewed by Evercore in draft form, including the Merger Agreement, would conform in all material respects to the drafts reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the transactions contemplated by the Merger Agreement would be satisfied without material waiver or modification thereof. Evercore also assumed that any modification to the structure of the transactions contemplated by the Merger Agreement would not vary in any respect to material to Evercore’s analysis. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transactions contemplated by the Merger Agreement would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on ICD or the consummation of the transactions contemplated by the Merger Agreement or materially reduce the benefits of the transactions contemplated by the Merger Agreement to the holders of ICD common stock.

Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of ICD or Sidewinder, nor was Evercore furnished with any appraisals. Furthermore, Evercore did not evaluate the solvency or fair value of ICD or Sidewinder or any subsidiary thereof under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon financial, economic, market and other conditions as in effect on, and the information made available to Evercore as of, July 18, 2018. It should be understood that developments subsequent to July 18, 2018 may have affected or may affect the opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, of the exchange ratio to the holders of ICD common shares that are entitled to receive the merger consideration in the first merger. Evercore did not express any view on, and its opinion did not address, the fairness, financial or otherwise, of the transactions contemplated by the Merger Agreement to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of ICD, nor as to the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ICD, or any class of such persons, whether in connection with the transactions contemplated by the Merger Agreement or otherwise. Evercore expressed no opinion as to the price at which the ICD common stock would trade at any time, including as to what the actual value of the ICD common stock would be when at the time of consummation of the transactions contemplated by the Merger Agreement.

Evercore’s opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies or opportunities that might be available to ICD, nor did it address the underlying business decision of ICD to engage in the transactions contemplated by the Merger Agreement. Evercore’s letter did not constitute a recommendation to the ICD Board or to any other persons in respect of the transactions contemplated by the Merger Agreement, including as to how any holder of ICD common stock should vote or act in respect of the Stock Issuance Proposal or any other matter. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by ICD and its advisors with respect to legal, regulatory, accounting and tax matters.

Evercore’s opinion was only one of many factors considered by the Board in its evaluation of the transactions contemplated by the Merger Agreement and should not be viewed as determinative of the views of the Board with respect to the transactions contemplated by the Merger Agreement or the Merger Consideration.

Summary of Material Financial Analyses

The following is a brief summary of the material financial and comparative analyses that Evercore deemed to be appropriate for this type of transaction and that were reviewed with the Board in connection with delivering Evercore’s opinion:

•	Discounted Cash Flow Analyses;

•	Selected Publicly Traded Companies Analyses; and

•	Contribution Analysis.

In addition to the analyses described above, Evercore also analyzed and reviewed: (i) publicly available share price targets of research analysts’ estimates known to Evercore as of July 18, 2018 (using only research analyst price targets that have been refreshed since February 1, 2018), (ii) the historical trading prices of ICD common stock since its initial public offering in August 2014, (iii) the normalized progression of peer group trading multiples from 2010 through mid-2014 and (iv) the respective financial and operating contribution of ICD and Sidewinder to the combined company.

The summary of Evercore’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Evercore’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Evercore’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Evercore’s analyses and reviews.

To the extent that any of the quantitative data used in Evercore’s financial analyses or described in this summary thereof is based on market data, it is based on market data as it existed on or before July 18, 2018 and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analyses

ICD

Evercore performed a discounted cash flow analysis of ICD to calculate the estimated present value as of June 30, 2018 of the standalone unlevered, after-tax free cash flows that ICD was projected to generate from July 1, 2018 through December 31, 2022, in each case, based on the ICD management projections assuming an effective tax rate of 21.0%, as provided by the management of ICD. Evercore calculated a terminal value for ICD by applying a range of perpetuity growth rates, based on its professional judgment given the nature of Independence and its business and the industries in which it operates, from 2.0% to 4.0%, to the projected standalone unlevered, after-tax free cash flows of ICD in the terminal year. Evercore also calculated a terminal value for ICD by applying a range of EBITDA exit multiples, based on its professional judgment given the nature of ICD and its business and the industries in which it operates, from 4.0x to 6.0x, to the projected standalone EBITDA of ICD in the terminal year. The cash flows and the terminal value were then discounted to present value using a discount rate of 13.0% to 15.0%, based on an estimate of ICD’s weighted average cost of capital calculated using the capital asset pricing model, to derive a range of implied enterprise values (“EVs”) for ICD. A range of implied equity values for Independence was then calculated by reducing the range of implied EVs by the amount of ICD’s projected corporate adjustments (calculated as debt less cash and cash equivalents). With respect to the perpetuity growth terminal value methodology, Evercore’s analysis indicated an implied equity value reference range for ICD on a standalone basis of approximately $208 million to $303 million. With respect to the EBITDA exit multiple methodology, Evercore’s analysis indicated an implied equity value reference range for ICD on a standalone basis of approximately $163 million to $233 million.

Sidewinder

Evercore performed a discounted cash flow analysis of Sidewinder to calculate the estimated present value as of June 30, 2018 of the standalone unlevered, after-tax free cash flows that Sidewinder was projected to generate from July 1, 2018 through December 31, 2022, in each case, based on the ICD management projections for Sidewinder assuming an effective tax rate of 21%, as provided by the management of ICD. Evercore calculated a terminal value for Sidewinder by applying a perpetuity growth rate, based on its professional judgment given the nature of Sidewinder and its business and the industries in which it operates, of 2.0% to 4.0%, to the projected standalone unlevered, after-tax free cash flows of Sidewinder in the terminal year. Evercore also calculated a terminal value for Sidewinder by applying a range of EBITDA exit multiples, based on its professional judgment given the nature of Sidewinder and its business and the industries in which it operates, from 4.0x to 6.0x, to the projected standalone EBITDA of Sidewinder in the terminal year. The cash flows and the terminal value were then discounted to present value using a discount rate of 13.0% to 15.0%, based on an estimate of Sidewinder’s weighted average cost of capital calculated using the capital asset pricing model, to derive a range of implied EVs for Sidewinder. A range of implied equity values for Sidewinder was then calculated by adjusting the range of implied EVs by the amount of Sidewinder’s projected corporate adjustments (calculated as debt less cash and cash equivalents). With respect to the perpetuity growth terminal value methodology, Evercore’s analysis indicated an implied equity value reference range for Sidewinder on a standalone basis of approximately $199 million to $284 million. With respect to the EBITDA exit multiple methodology, Evercore’s analysis indicated an implied equity value reference range for Sidewinder on a standalone basis of approximately $239 million to $334 million.

Implied Pro Forma Ownership of ICD Common Stock after the Merger

Evercore calculated the implied number of shares of ICD common stock to be held following the transactions contemplated by the Merger Agreement by the pre-transaction owners of ICD common stock and Sidewinder Units by first dividing the low end of the implied equity value reference range for Sidewinder by the mid-point of the implied equity value reference range for ICD indicated by the discounted cash flow analyses. Evercore then divided the high end of the implied equity value reference range for Sidewinder by that same ICD mid-point. The ICD mid-point was $198 million using the EBITDA exit multiple and $255 million using the perpetuity growth terminal value. With respect to the EBITDA exit multiple methodology, this analysis implied a pro forma ownership split of the post-Merger company of approximately 41% to 50% for the pre-Merger owners of ICD common stock and 50% to 59% for the pre-Merger owners of Sidewinder Units, and an implied aggregate number of shares of ICD common stock to be issued to the holders of Sidewinder Units in the merger ranged from approximately 38.5 million to 55.0 million shares. With respect to the perpetuity growth terminal value methodology, this analysis implied a pro forma ownership split of the post-Merger company of approximately 43% to 52% for the pre-Merger owners of ICD common stock and 48% to 57% for the pre-Merger owners of Sidewinder Units, and an implied aggregate number of shares of ICD common stock to be issued to the holders of Sidewinder Units in the merger ranged from approximately 35.9 million to 51.6 million shares. The aggregate number of shares of ICD common stock to be issued to the holders of Sidewinder Units is 36,752,657 shares.

Selected Publicly Traded Companies Analyses

In performing the selected publicly traded companies analyses (the “Selected Publicly Traded Companies”), Evercore reviewed publicly available financial and market information ICD and the selected public companies listed in the table below. There are few public companies that have a size and business mix similar to ICD’s or Sidewinder’s. Evercore, based on its professional judgment and experience, deemed these companies most relevant to consider in relation to ICD and Sidewinder, respectively, because they are public companies with operations that, for purposes of these analyses, Evercore considered similar to the operations of ICD and Sidewinder. For comparable companies used for the Selected Publicly Traded Companies, Evercore considered public companies with comparable lines of businesses principally operating in the U.S. land drilling sector and that had adequate research coverage from Wall Street research analysts and an EV greater than $500 million.

Evercore reviewed, among other things, the equity value and EV of each of the Selected Publicly Traded Companies as a multiple of estimated EBITDA and estimated revenue for calendar years 2018 through 2020. EV was calculated for purposes of these analyses as equity value (based on the per share closing price of each Selected Publicly Traded Company on July 17, 2018, the last trading day prior to the delivery of Evercore’s opinion), multiplied by the fully diluted number of the respective company’s outstanding equity securities on that date, plus debt, plus minority interest, less cash and cash equivalents (as set forth in the most recent publicly available balance sheet of that company). The financial data of the Selected Publicly Traded Companies used by Evercore for this analysis were based on consensus estimates from FactSet Research Systems Inc. (“FactSet”). Evercore also considered for purposes of its analyses, FactSet consensus estimates and the ICD management projections with respect to ICD. The multiples for each of the Selected Publicly Traded Companies and comparison metrics for ICD are set forth in the tables below.

	Equity Value	Enterprise Value	Enterprise Value /
			Revenue						EBITDA
Company			2018E		2019E		2020E		2018E		2019E		2020E
	($MM)	($MM)	(x)		(x)		(x)		(x)		(x)		(x)
ICD
Based on Consensus	$167	$224	2.0	x	1.7	x	1.5	x	10.8	x	5.8	x	NM
Based on ICD Management Estimates	-	-	2.1	x	1.8	x	1.7	x	9.9	x	6.1	x	4.9	x

Nabors Industries Ltd.	$2,512	$5,674	1.8	x	1.6	x	1.4	x	7.0	x	5.4	x	4.9	x
Helmerich & Payne, Inc.	6,780	6,893	2.9		2.5		2.1		11.4		9.1		8.0
Patterson-UTI Energy, Inc.	3,816	4,630	1.3		1.2		1.1		5.3		4.6		4.2
Precision Drilling Corporation	1,080	2,308	2.0		1.8		1.6		8.0		6.2		5.4
Ensign Energy Services Inc.	678	1,229	1.5		1.3		1.3		7.3		6.0		5.6
Trinidad Drilling Ltd.	363	725	1.6		1.4		1.3		6.2		4.9		4.8

Based on its review of the Selected Publicly Traded Companies and its experience and professional judgment, Evercore then applied (i) a reference range of multiples to the estimated metrics of EBITDA and revenue for ICD for each calendar year from 2018 to 2020 and (ii) a reference range of multiples to the estimated metrics of EBITDA and revenue for Sidewinder for each calendar year from 2018 to 2020, as described below (dollars in millions):

	Selected Multiples			ICD				Sidewinder
					Value Range				Value Range
Metric	Low	-	High	Data	Low	-	High	Data	Low	-	High

EBITDA
2018E	7.0x	-	9.0x	$23	$158	-	$203	$17	$118	-	$152
2019E	5.0	-	7.0	36	182	-	255	43	216	-	303
2020E	4.0	-	6.0	45	181	-	272	55	221	-	331

Revenue
2018E	1.5x	-	2.5x	$108	$163	-	$271	$112	$168	-	$280
2019E	1.0	-	2.0	124	124	-	249	144	144	-	288
2020E	1.0	-	2.0	134	134	-	269	158	158	-	315

Selected Enterprise Value Range					$180	-	$260		$210	-	$300

In each case, the estimated metric was based on the Independence management projections for ICD and Sidewinder. Based on its experience and professional judgment, Evercore then selected an EV reference range of $180 million to $260 million for Independence and an EV range of $210 million to $300 million for Sidewinder. After taking into account corporate adjustments, these analyses indicated an equity value reference range of $123 million to $203 million for ICD and an equity value range of $159 million to $249 million for Sidewinder.

Implied Pro Forma Ownership of ICD Common Stock after the Merger

Evercore then calculated the implied number of shares of ICD common stock to be held following the transactions contemplated by the Merger Agreement by the pre-transaction owners of Independence common stock and Sidewinder Units based on the relative equity value ranges of ICD and Sidewinder using the public company trading analysis. Evercore calculated the implied number of shares of ICD common stock to be held following the transactions contemplated by the Merger Agreement by the pre-transaction owners of ICD common stock and Sidewinder Units by first dividing the low end of the implied equity value reference range for Sidewinder by the mid-point of the implied equity value reference range for Independence indicated by the public company trading analysis. Evercore then divided the high end of the implied equity value reference range for Sidewinder by that same ICD mid-point. The ICD mid-point was $163 million using the public company trading analysis. This analysis implied a pro forma ownership split of the post-Merger company of approximately 39% to 51% for the pre-Merger owners of ICD common stock and 49% to 61% for the pre-Merger owners of Sidewinder Units, and an implied aggregate number of shares of ICD common stock to be issued to the owners of Sidewinder Units of 37.4 million to 58.6 million. The aggregate number of shares of ICD common stock to be issued to the holders of Sidewinder Units is 36,752,657 shares.

Contribution Analysis

Evercore analyzed the respective contributions of ICD and Sidewinder to the combined company using specific historical and estimated future financial metrics, including the relative contribution of revenue, EBITDA, cash flow from operations, net property, plant and equipment, relative asset value (calculated by applying the relative market value of an ICD rig to Sidewinder’s AC and SCR rigs and adjusting for capital expenditures and operating expenditures needed for each Sidewinder rig), and number of rigs (excluding mechanical rigs), in each case based on the Independence management projections for ICD and Sidewinder.

Evercore then analyzed those contributions on a levered basis (by taking into consideration each company’s relative debt contribution to EV) for the end of forecasted calendar years 2018, 2019 and 2020, except for net property, plant and equipment, relative asset value and number of rigs, each of which was analyzed only as of March 31, 2018. Evercore also analyzed contributions on a levered basis using 2014 actual results. This analysis indicated the relative contributions of ICD and Sidewinder and the implied pro forma ownership split of post-transaction Independence common stock for calendar years 2014 (pro forma), 2018, 2019 and 2020, respectively.

	2014A, 2018E - 2020E
	Implied ICD Ownership Percentage after Adjusting for Leverage
	Low		High
Revenue	21%	-	49%
EBITDA	22%	-	57%
Cash Flow from Operations	10%	-	54%
Net PP&E (actual as of 3/31/18)		56%
Relative Asset Value	44%	-	53%
Number of Rigs	36%	-	48%

The six different financial metrics Evercore analyzed over the respective calendar years implied a mean pro forma ownership split of the post-Merger company of approximately 43% for the pre-Merger owners of ICD common stock and 57% for the pre-Merger owners of Sidewinder Units. Furthermore, Evercore predominantly focused on the exchange ratios implied for EBITDA and Relative Asset Value, because Evercore considered these to be the most relevant for this analysis. Evercore also focused its evaluation predominantly on 2019 in particular. Based on its experience and professional judgment, Evercore then selected a reference pro forma ownership of the post-Merger company of approximately 45% to 55% for the pre-Merger owners of ICD common stock and an implied aggregate number of shares of ICD common stock to be issued to the owners of Sidewinder Units of 31.3 million to 46.8 million. The aggregate number of shares of Independence common stock to be issued to the holders of Sidewinder Units is 36,752,657 shares.

Miscellaneous

In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. The order of the analyses and reviews described in the summary above and the results thereof do not represent the relative importance or weight given to these analyses and reviews by Evercore. Considering selected portions of the analyses and reviews in the summary set forth above, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion. Evercore may have considered various assumptions more or less probable than other assumptions, so the range of valuations and implied exchange ratios resulting from any particular analysis should therefore not be taken to represent Evercore’s view of the value of ICD or Sidewinder.

For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ICD, Sidewinder and their advisors. No company or business used in Evercore’s analyses and reviews as a comparison is identical to ICD or Sidewinder, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results or values are materially different from those contained in those estimates.

Pursuant to the terms of Evercore’s engagement, Evercore financial advisory services to the Board in connection with the transactions contemplated by the Merger Agreement, including the delivery of its opinion as to the fairness, from a financial point of view, to the holders of ICD common stock issued and outstanding immediately prior to the effective time of the Merger of the Merger Consideration to be paid or made as consideration for the Sidewinder Units.

This is Evercore’s first engagement by ICD whereby Evercore earned a fee. In accordance with Evercore’s engagement letter with ICD, Evercore received a fee of $500,000 upon rendering its opinion. In addition, Evercore will also be entitled to receive a success fee if the Merger is consummated. Under the Evercore engagement letter, Evercore’s opinion fee will be credited against any success fee.

In addition, ICD has agreed to reimburse Evercore for its reasonable expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement. However, without ICD’s prior written consent, Evercore will not be reimbursed for more than $75,000 of those expenses. Furthermore, ICD has agreed to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of Evercore’s engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.

Evercore and its affiliates in the future may provide financial advisory and other services to ICD, Sidewinder and their respective affiliates, for which Evercore may receive compensation, including the reimbursement of expenses.

During the two-year period prior to the date hereof, except for its engagement with ICD in connection with the transactions contemplated by the Merger Agreement, no material relationship existed between Evercore and its affiliates, on the one hand, and ICD, Sidewinder or any of their respective affiliates, on the other hand, pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of ICD, Sidewinder and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities or instruments.

The issuance of Evercore’s opinion was approved by an opinion committee of Evercore.

The Board engaged Evercore to act as a financial advisor to ICD based on its qualifications, experience and reputation, as well as its familiarity with the business of ICD. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Voting Agreement

Concurrently with the execution of the Merger Agreement, each of our directors and executive officers and their affiliates entered into a voting and support agreement with us (the “Voting Agreement”). Our stockholders who are subject to the Voting Agreement have, among other things, agreed to vote their shares of our common stock (1) in favor of the Stock Issuance Proposal, (2) in favor of any proposal to adjourn or postpone any such meeting of our stockholders to a later date if there are not sufficient votes to approve the Stock Issuance Proposal, (3) in favor of the Stock Issuance Proposal, set forth in this proxy statement, and (4) against certain other specified actions. Based on our 38,252,765 shares of outstanding common stock on July 17, 2018, approximately 11% of the outstanding shares of our common stock are subject to the Voting Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is was filed as Exhibit 10.2 to the Company’s Form 8-K filed on July 19, 2018, and is incorporated herein by reference.

Merger Consideration

We have agreed with Sidewinder that the total number of shares of our common stock that we will issue in connection with the Merger, which shares we refer to as the Specified Parent Common Stock, will be an aggregate of 36,752,657 shares. Based on our 38,252,765 shares of outstanding common stock as of August 15, 2018, the Specified Parent Common Stock will represent approximately 49% of our outstanding common stock (on an adjusted basis) immediately following completion of the Merger.

In addition to the Specified Parent Common Stock, each Sidewinder Series A member will be entitled to receive such member’s share of any Mechanical Rig Net Proceeds (as defined in the Merger Agreement), payable in accordance with the Merger Agreement and the Note Conversion Agreement to the extent such proceeds have not either been used to repay certain Sidewinder indebtedness or been paid as a dividend to the Sidewinder members prior to the closing of the Merger.

The Specified Parent Common Stock consist of our securities, so their value fluctuates with changes in the trading price of our common stock on the NYSE based on the respective closing market prices of our common stock as of the respective dates. As of July 18, 2018 (the day on which we entered into the Merger Agreement and the trading day before the date of the Merger Agreement was announced), the total value of the Specified Parent Common Stock, was $148.8 million, based on the closing market price of our common stock of $4.05 as of such date. The value of the Specified Parent Common Stock actually given as consideration in the Merger will not be determined until the Merger closes.

Effective Time of the Merger

We currently expect the closing of the Merger to occur by December 31, 2018. The closing shall occur, and the Merger Agreement shall be effective, no later than the third business day after the satisfaction or waiver of all the conditions and the obligations of ICD and Sidewinder to the transactions contemplated by the Merger Purchase Agreement, including approval of the issuance of the Specified Parent Common Stock by our stockholders. However, because the Merger Agreement is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

Stockholders’ Agreement

Concurrently with the execution of the Merger Agreement, we and certain member parties who will receive Merger consideration pursuant to the Merger Agreement entered into a stockholders’ agreement (the “Stockholders’ Agreement”), related to the period following the consummation of the Merger. Such Member Parties include one or more affiliates of MSD Partners, and one or more affiliates of MSD Capital (such affiliates of MSD Partners and MSD Capital, “MSD”).

Pursuant to the Stockholders’ Agreement, immediately following the effective time of the Merger, we agreed to take any and all necessary action to cause the Board to be comprised of a total of seven directors, including, consistent with the Merger Agreement, four of our existing directors, two designated representatives of an MSD Partners’ affiliate, and our new Chief Executive Officer. After the effective time of the Merger, we also agreed, for so long as certain conditions are met, to cause to be appointed to the Board: (i) two representatives of an MSD Partners’ affiliate, at least one of which must be, in the good faith determination of the Board or the Governance Committee, an independent director, (ii) our Chief Executive Officer immediately following the effective time of the Merger, and (iii) the four other existing directors of the Company.

The MSD parties to the Stockholders’ Agreement have also agreed, for a period of time up to the earlier of the third anniversary of the date of closing or the earlier occurrence of certain specified events (the “Sunset Date”), not to, directly or indirectly, without the Board’s prior written consent (and subject to certain exceptions set forth therein), (i) make any public announcements or proposal with respect to (a) any acquisition of, additional beneficial ownership of voting shares, or tender or exchange offer, merger, consolidation, business combination or other transaction involving the Company that would result in the acquisition by such MSD parties of beneficial ownership that is greater than the MSD parties’ beneficial ownership as of immediately after the closing of the Merger, (b) any restructuring, recapitalization, liquidation or similar transaction involving the Company, (c) the election or removal of directors of the Company other than the MSD Representatives; or (d) any acquisition of the Company’s loans, debt securities, equity securities or assets (in each case other than certain permitted private communications); (ii) publicly seek a change in the composition or size of the Company’s Board other than in accordance with the Stockholders’ Agreement; (iii) deposit voting securities into a voting trust; (iv) acquire any voting security that is greater than the MSD parties’ beneficial ownership as of immediately following the closing of the Merger; (v) call for, initiate or propose any general or special meeting of the Company’s stockholders in furtherance of the matters in clause (i) above; or (vi) intentionally and knowingly instigate, facilitate, encourage or assist any third party to do any of the prohibited activities.

Prior to the Sunset Date, the MSD parties to the Stockholders’ Agreement also agree (i) to cause voting securities held by them to be present at any meeting for the election of directors either in person or by proxy, (ii) to vote the voting securities within their control in the election of directors (excluding with respect to the MSD Representatives nominated in accordance with the Stockholders’ Agreement) either (a) as recommended by the Board or (b) in the same proportion as the votes cast by other holders of voting securities, (iii) not to vote their voting securities in favor of any change of control transaction pursuant to which the per-share consideration to be received by the MSD parties or their affiliates in respect of their common stock is different in amount or form from the per-share consideration to be received by other holders who are not affiliates of the MSD parties or the Company (excluding rights to select cash or stock offered generally to holders), unless such change of control transaction is approved by the Board, and (iv) not to take any action, alone or in concert with others, to change the size or composition of the Board or otherwise seek to expand the MSD parties’ representation on the Board inconsistent with their rights under the Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, the Member Parties are restricted from transferring any equity securities of ICD, subject to certain permitted exceptions, until the earlier of (i) 180 days after the consummation of the Merger or (ii) 10 days after the filing of ICD’s annual report on Form 10-K for the year ended December 31, 2018.

Further, the Company is required to use its commercially reasonable best efforts to file, as soon as practicable after the consummation of the Merger, and no later than the later of (i) 30 days after the consummation of the Merger and (ii) 15 business days after Sidewinder delivers the financial statements and information required to be delivered by Sidewinder pursuant to the Merger Agreement, a shelf registration statement under the Securities Act, to permit the public resale of all the registrable securities held by the Member Parties and to use its reasonable best efforts to cause such shelf registration statement to be declared effective as promptly as practicable, and, generally, within 180 days of the consummation of the Merger.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Stockholders’ Agreement, a copy of which is was filed as Exhibit 10.1 to the Company’s Form 8-K filed on July 19, 2018 and is incorporated herein by reference.

Board Following the Merger

Immediately after the effective time of the Merger, pursuant to the Stockholders’ Agreement, there will be seven directors of ICD: four directors designated by ICD, two directors designated by an MSD Partners’ affiliate, and one director who is also the Chief Executive Officer of ICD. Messrs. Bates, Crandell, Fitzgerald and McNeese will continue as directors of the Company following the effective time of the Merger. The Members’ Representative has designated Adam Piekarski and James Minmier as their director designees. J. Anthony Gallegos, Jr., the current Chief Executive Officer of Sidewinder, will become the Chief Executive Officer of the Company effective upon the closing of the Merger, as well as a director. Upon the effective appointment of Mr. Gallegos as Chief Executive Officer and a director, the employment of our current Chief Executive Officer, Byron Dunn, and his service as a director will terminate. Upon the closing of the Merger, Mr. Tighe Noonan, a current director of the Company, will also cease to be a director.

The following sets forth certain biographical information regarding Messrs. Gallegos, Piekarski and Minmier:

•

J. Anthony Gallegos, Jr. Mr. Gallegos has served as President and Chief Executive Officer, and a director of Sidewinder since September 2017. Prior to that, from November 2014 to September 2017, Mr. Gallegos was President and Chief Financial Officer of Sidewinder. Mr. Gallegos began work related to the formation of Sidewinder in January 2011 and served as Sidewinder’s Senior Vice President and Chief Financial Officer since its formation in April 2011 until October 2014. From April 2006 through September 2010, Mr. Gallegos held the position of Vice President Business Development of Scorpion Offshore Ltd. Scorpion Offshore was an international offshore drilling contractor which was acquired by Seadrill in 2010. Prior to joining Scorpion Offshore, he held operational, marketing, corporate planning and management positions with Atwood Oceanics, Inc., Transocean Ltd., Ensco plc. and Global Marine Drilling Company. Mr. Gallegos started his career working as a roughneck on offshore drilling rigs in the U.S. Gulf of Mexico and has over 26 years of experience in the drilling industry. Mr. Gallegos is a director of the International Association of Drilling Contractors and a member of the Society of Petroleum Engineers. He is a past Chairman of the Houston Chapter of the International Association of Drilling Contractors. He is a veteran of the US Army and holds a B.B.A. from Texas A&M University and a Master of Business Administration from Rice University.

•

James Minmier. Mr. Minmier has served as Chief Executive Officer of Extreme Plastics Plus, LLC, a subsidiary of BW Equity Holdings, LLC, since May 2018. Currently, Mr. Minmier serves as a Director for Sidewinder and BW EPP Holdings, LLC. From June 2017 until May 2018, Mr. Minmier managed his personal investments. From June 2011 until June 2017, Mr. Minmier served as President of Nomac Drilling LLC, a subsidiary of COS Holdings, LLC and subsequently Seventy Seven Energy Inc. Mr. Minmier has more than 26 years of experience in the drilling industry. Mr. Minmier received a Bachelor of Science in Electrical Engineering from the University of Texas at Arlington and a Master of Business Administration degree from the University of West Florida.

•

Adam Piekarski. Mr. Piekarski is a principal at MSD Partners. MSD Partners is an SEC-registered investment advisor formed in 2009 by the senior partners of MSD Capital. Mr. Piekarski received a Bachelor of Science in Electrical Engineering, Biomedical Engineering and Economics from Duke University and a Master of Business Administration from the Wharton School, University of Pennsylvania.

Other than the Stockholders’ Agreement and the employment between the Company and Mr. Gallegos described below, there are no arrangements or understandings between Mr. Gallegos and any other person pursuant to which he was appointed as an officer of the Company. The Company is not aware of any other transactions in which Mr. Gallegos has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company expects to enter into an indemnification agreement with Mr. Gallegos and each of our new directors to enhance the indemnification rights under Delaware law, our certificate of incorporation and bylaws.

The indemnification agreements will be substantially identical to the form of agreement previously executed by the Company’s other executive officers or directors. See “— Indemnification Agreements” below.

Gallegos Employment Agreement

In connection with the Merger, the Company has entered into an employment agreement with Mr. Gallegos (the “Employment Agreement”), as Chief Executive Officer, which will become effective upon the closing of the Merger. Pursuant to the Employment Agreement, Mr. Gallegos will receive an annual base salary of $425,000 and he will be eligible to receive a target annual incentive bonus equal to 100% of his base salary. Mr. Gallegos will also receive restricted stock units for common stock of the Company with an aggregate value equal to $1,000,000. Mr. Gallegos will also receive certain fringe benefits including payment of medical and dental insurance coverage premiums, and other benefits and incentives. If Mr. Gallegos is terminated by the Company without Cause (as defined in the Employment Agreement) or he terminates employment for Good Reason (as defined in the Employment Agreement), he will be entitled to receive a lump sum payment equaling two times his annual base salary and target annual bonus for the fiscal year during which the termination occurs, the vesting of his equity compensation and the continuation of medical and dental insurance benefits for a period of 18 months.

A copy of the Employment Agreement has been filed as Exhibit 10.3 to the Company’ Form 8-K filed on July 19, 2018 and is incorporated herein by reference.

Regulatory Approvals

We are not aware of any governmental or regulatory approval required for the completion of the Merger, other than (i) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended, (ii) filings in compliance with applicable corporate laws of Delaware and (iii) the filing with The New York Stock Exchange of a Notification Form for Listing Additional Shares and a Notification Form for Change in the Number of Shares Outstanding, with respect to the shares of our common stock to be issued pursuant to the Merger Agreement.

If any other governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any such approvals or actions.

Interests of the Company’s Directors and Executive Officers in the Merger

2012 Omnibus Incentive Plan

Our Board has adopted, and our stockholders have approved, the Independence Contract Drilling 2012 Omnibus Incentive Plan (the “2012 Plan”). Our 2012 Plan provides for the grant of options to purchase our common stock, both incentive options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified options that are not intended to satisfy such requirements, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, other stock-based awards and certain cash awards.

As of July 17, 2018, we had authorized and reserved for issuance under our 2012 Plan 2,269,891 shares of our common stock, including 830,399 shares under time-based restricted stock unit awards, 756,542 shares under performance-based restricted stock unit awards (assuming the maximum number of shares are awarded), and 682,950 shares under stock options to purchase our common stock. There are currently 1,016,855 additional shares of common stock authorized and available for grant under the 2012 Plan.

Our employees are eligible to receive awards under our 2012 Plan. In addition, (1) the non-employee directors of our Company and (2) the consultants, agents, representatives, advisors and independent contractors who render services to our Company and its affiliates that are not in connection with the offer and sale of our Company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our Company’s securities are eligible to receive awards settled in shares of our common stock, other than incentive stock options, under our 2012 Plan.

Effective on the closing date of the Merger, an aggregate of 830,399 time-based restricted stock units (“RSUs”) will fully vest and 139,617 performance based RSUs will proportionately vest at their target share amount assuming the closing occurs on September 30, 2018.    The RSUs issued to officers and directors include RSUs that would otherwise vest in accordance with their terms on February 19, 2019. The following chart summarizes the number of RSUs that will vest for each of the Company’s directors and named executive officers as a result of the Merger.

Name	Time Based RSUs	Performance Based RSUs(1)	Total
Named Executive Officers:
Byron A. Dunn	391,269	74,194	465,463
Philip A. Choyce	151,806	30,005	181,811
Christopher K. Menefee	74,377	12,879	87,256
Directors:
Thomas R. Bates	14,948	—	14,948
James D. Crandell	25,300	—	25,300
Matthew D. Fitzgerald	14,948	—	14,948
Daniel F. McNease	14,948	—	14,948
Tighe A. Noonan	14,948	—	14,948

(1)	Assumed a closing date of September 30, 2018, for purposes of estimating the number of performance restricted stock awards that would proportionately vest at closing.

Change of Control and Severance Payments under Certain Employment Agreements

We have entered into employment agreements with Messrs. Dunn and Choyce. In connection with the completion of our IPO, we amended and restated our employment agreements with each of Messrs. Dunn and Choyce on August 13, 2014. Under the terms of the amended and restated employment agreements, Messrs. Dunn and Choyce are paid annual salaries of $464,000 and $319,000, respectively, and are eligible to receive target bonuses, payable at the discretion of the Board equal to 120% and 80%, respectively, of their annual salaries. Each employment agreement is for a term of three years; provided, however, that if neither the Company nor the employee has provided written notice of termination at least one year prior to the scheduled expiration of the then current term of the agreement (the “renewal date”), the employment term automatically extends for one additional year, so as to expire two years from such renewal date.

Under their employment agreements, Messrs. Dunn and Choyce are entitled to receive a severance payment in the event their employment is terminated by the Company without “cause” or by the executive for “good reason”, including any such terminations in connection with the merger. Such severance payments will be payable in a lump sum and will be equal to the following:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of the executive officer’s target bonus for the fiscal year in which termination of employment occurs; and

•	two (2) times the sum of (x) the executive officer’s annual base salary in effect at the time of termination of employment and (y) the executive officer’s target annual bonus; provided however, if

Mr. Dunn’s termination is in connection with a change of control, he will receive 2.99 times the sum of (x) his annual base salary in effect at the time of termination of employment and (y) his target annual bonus.

Under the employment agreements, “cause” is deemed to exist if any of the following occurs:

•	willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company;

•

willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct;

•	misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

•

misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

•	conviction of a felony involving moral turpitude;

•	willful failure to comply in any material respect with the terms of the employment agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or

•

chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the executive officer fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing the executive officer’s duties and responsibilities.

Under the employment agreements, “good reason” is deemed to exist if any of the following occurs:

•

any action or inaction that constitutes a material breach by the Company of the employment agreement and such action or inaction continues uncured after thirty (30) days following written notice from the executive officer;

•

the assignment to the executive officer of any duties inconsistent in any respect with the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 30 days of receipt of written notice thereof given by the executive officer;

•

any failure by the Company to comply with the payment provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company as soon as reasonable possible, but no later than 30 days after receipt of written notice thereof given by the executive officer;

•

a change in the geographic location at which the executive officer must perform services to a location more than fifty (50) miles from Houston, Texas or the location at which the executive officer normally performs such services as of the date of the employment agreement; or

•

in the event a change of control has occurred, the assignment to the executive officer to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not (A) as a senior executive officer with the ultimate parent company of the entity surviving or resulting from such change of control and (B) substantially identical to the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities as contemplated by the employment agreement.

Mr. Dunn is subject to a non-compete agreement restricting him from competing in the U.S. land contract drilling industry for a period of 24 months following termination of employment; provided, however, if Mr. Dunn’s termination is in connection with a change of control, Mr. Dunn is subject to a 36-month restricted period. Mr. Choyce is subject to a non-compete agreement restricting him from competing in the U.S. land contract drilling industry for a period of 12 months following termination of employment.

We also entered into a Change of Control Agreement with Mr. Menefee, which provides that if his employment with the Company is terminated by the Company without “cause” or he terminates his employment for “good reason”, and such termination is made in contemplation of a change in control, then Mr. Menefee will be entitled to receive a lump sum payment equal to:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of his target bonus for the fiscal year in which termination of employment occurs; and

•	one (1) times the sum of (x) his annual base salary in effect at the time of termination of employment and (y) his target annual bonus.

Mr. Dunn will not be continuing as an employee of the combined company after the effective time of the merger, and thus, pursuant to the terms of his employment agreement and in connection with the merger, Mr. Dunn will receive approximately $3.1 million, payable six months following the closing of the merger. In addition, certain unvested restricted stock units automatically will vest and any other conditions to these awards will be deemed satisfied upon closing of the merger. Additionally, under the terms of his employment agreement, Mr. Dunn is entitled to health care insurance benefits for 18 months, in addition to certain outplacement service benefits.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and our Mr. Dunn and Mr. Choyce as described in our proxy statement for our 2018 annual meeting of stockholders. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification against such expenses. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against us, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee.

We have also agreed to use all commercially reasonably efforts to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

FINANCING OF THE MERGER

In order to finance (i) a portion of the consideration of the Merger and to pay fees, commissions, expenses and costs related thereto, (ii) the repayment of a portion of Sidewinder’s outstanding first lien notes in an amount equal to approximately $58.5 million, (iii) the repayment of Sidewinder debt under its revolving credit agreement, (iv) the repayment of the Company’s debt under its revolving credit agreement, and (v) other transaction expenses, the Company expects to incur indebtedness of up to $130.0 million pursuant to the Credit Facilities (as defined below).

In connection with the Merger, the Company has entered into a commitment letter with MSD Partners (the “Term Loan Commitment Letter”). Pursuant to the Term Loan Commitment Letter, the Company has received commitments for (a) the Term Loan Facility and (b) the DDTL Facility, and together with the Term Loan Facility, the “Term Facilities”), with the proceeds of the Term Loan Facility being used by the Company, among other things, to repay certain outstanding indebtedness of Sidewinder and of the Company as of the closing of the Merger. The Term Facilities will be a no-amortization loan with a maturity date five years after the execution date. The Term Facilities will be secured by a first-priority lien on collateral (the “Term Priority Collateral”) other than accounts receivable, deposit accounts and other related collateral pledged as first priority collateral (“Priority Collateral”) under the ABL Credit Facility (defined below) and a second priority lien on such Priority Collateral.

In addition, the Company has entered into a commitment letter with Wells Fargo Bank, National Association (the “ABL Commitment Letter”) with respect to a revolving senior secured credit facility (the “ABL Credit Facility”). Pursuant to the ABL Credit Facility, the Company has commitments for borrowing capacity of up to $40.0 million, including availability for letters of credit in an aggregate amount at any time outstanding not to exceed $7.5 million. Availability under the ABL Credit Facility will be subject to a borrowing base determined based on 85% of the net amount of eligible accounts of the Company, minus reserves. The ABL Credit Facility will be secured by a first priority lien on Priority Collateral, which will include all accounts receivable and deposit accounts, and a second priority lien on the Term Priority Collateral. We refer to the Term Facilities and the ABL Credit Facility as the “Credit Facilities.”

The financing commitments of lenders under the Credit Facilities are subject to the satisfaction of certain conditions including, among others, (1) the execution of satisfactory documentation and (2) the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company, Sidewinder and their respective subsidiaries, taken as a whole. The commitments will terminate on December 31, 2018, if the definitive documentation with respect to the Credit Facilities has not been executed by all parties prior to that date. The commitments under the ABL Credit Facility may also terminate prior to December 31, 2018, if the Merger Agreement is terminated or if the Merger occurs prior to the closing of the ABL Credit Facility.

The Term Loan Facility will contain a minimum liquidity covenant requiring the Company to maintain at least $10.0 million of minimum liquidity, consisting of cash, ABL availability and term loan delayed draw availability. The ABL Credit Facility will contain a springing fixed charge coverage ratio of 1.00 to 1.00 that is tested only when minimum ABL Credit Facility availability falls below 10 percent of the maximum committed amount thereunder. Other covenants contained in the facility are expected to restrict, among other things, asset dispositions, mergers and acquisitions, dividends, stock repurchases and redemptions, other restricted payments, indebtedness and preferred stock, loans and investments, liens and affiliate transactions. The Company anticipates that the Credit Facilities will contain customary events of default.

While the parties currently expect to finance the approximate $130.0 million of the Company’s anticipated cash requirements in connection with the Merger utilizing cash and proceeds from the Term Loan Facility, the Company may instead finance a portion of that amount through borrowings under the ABL Credit Facility, depending on market conditions.

In lieu of financing under the Term Loan Facility and the ABL Credit Facility, the Company may also seek alternative debt financing, subject to certain termination fees.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated herein by reference. The Merger Agreement has been attached to this document to provide you with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about us or Sidewinder. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement included as Annex A. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

General

We have entered into an agreement and plan of merger with Merger Sub, Sidewinder and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative, by which, at the effective time, Merger Sub will be merged with and into Sidewinder in accordance with the provisions of the Delaware Limited Liability Company Act. As a result, the separate existence of Merger Sub shall cease and Sidewinder shall continue its existence under the laws of the State of Delaware as the surviving limited liability company.

The closing of the Merger will occur on the date that is three business days after the last of the conditions to the Merger have been satisfied or waived (other than such conditions which by their nature cannot be satisfied until the closing date, which will be required to be so satisfied or waived in accordance with the Merger Agreement on the closing date), or at another time as the parties mutually agree. We currently expect the closing of the Merger, or the closing, to occur by December 31, 2018. However, because the Merger is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

Merger Consideration

We have agreed with Sidewinder that the total number of shares of our common stock that we will issue in connection with the Merger, which shares we refer to as the Specified Parent Common Stock, will be an aggregate of 36,752,657 shares. Based on our 38,252,765 shares of outstanding common stock as of August 15, 2018, the Specified Parent Common Stock will represent approximately 49% of our outstanding common stock (on an adjusted basis) immediately following completion of the Merger.

In addition to the Specified Parent Common Stock, each Sidewinder Series A Member will be entitled to receive such member’s share of any Mechanical Rig Net Proceeds (as defined in the Merger Agreement), payable in accordance with the Merger Agreement and the Note Conversion Agreement to the extent such proceeds have not either been used to repay certain Sidewinder indebtedness or been paid as a dividend to the Sidewinder members prior to the closing of the Merger. The Merger Agreement provides that from and after the closing of the Merger, the Company will use commercially reasonable best efforts to sell the Mechanical Rigs on terms and price satisfactory to the Members’ Representative until the earlier of (a) such time as all of the Mechanical Rigs have been sold and (b) the date occurs 18 months following the Closing Date (the “Specified Date”). The Company will be entitled to sell the Mechanical Rigs on an “as-is, where-is” basis without any indemnities from, or post-closing liabilities to, the Company. On or prior to the date 30 days after (x) such time as all of the Mechanical Rigs have been sold or (y) 30 days after the Specified Date, Parent will pay the amount of such Mechanical Rig Net Proceeds to the Members’ Representative for further distribution by the Members’ Representative to the applicable Sidewinder Series A Members in accordance with the Note Conversion Agreement.

The Specified Parent Common Stock consist of our securities, so their value fluctuates with changes in the trading price of our common stock on the NYSE based on the respective closing market prices of our common stock as of the respective dates. As of July 18, 2018 (day on which the Merger Agreement was executed and the trading day before the date of the Merger Agreement was announced), the total value of the Specified Parent

Common Stock, was $148.8 million, based on the closing market price of our common stock of $4.05 as of such date. The value of the Specified Parent Common Stock actually issues as consideration in the Merger will not be determined until the Merger closes.

Conditions to the Completion of the Merger

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver by each of the parties, at or prior to the closing, of various conditions, which include the following:

•

no order or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect and no action will have been brought by a governmental authority seeking any of the foregoing will be pending;

•

no action taken by any governmental authority, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

•	the parties will have timely obtained all approvals, waivers and consents of any governmental authorities, if any, necessary for consummation of, or in connection with, the Merger; and

•	the Company and Sidewinder, on a consolidated basis, will have not less than $30,000,000 of pro forma liquidity after giving effect to the closing and certain related transactions.

Our obligation to complete the Merger is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, any of which may be waived by us, which include the following:

•

the representations and warranties concerning Sidewinder in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing date as if made on the closing date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are to be true and correct as of such date); with only such failures to be so true and correct, taken as a whole, as have not resulted in a material adverse effect (other than certain fundamental representations of Sidewinder which are to be true and correct in all material respects as of the applicable dates referred to above);

•	Sidewinder will have performed or complied in all material respects with the agreements and covenants required to be performed or complied with in the Merger Agreement as of or prior to the closing;

•

no order or other legal or regulatory provision limiting or restricting our ownership, conduct or operation of the Sidewinder business following the closing will be in effect, nor will any action or request for additional information before any governmental authority seeking any of the foregoing, seeking to obtain from the Company or Sidewinder or their respective affiliates in connection with the Merger any damages, or seeking any other relief that, following the closing, could reasonably be expected to materially limit or restrict the ability of Sidewinder or any of its subsidiaries to own and conduct the assets and businesses owned and conducted by Sidewinder or any of its subsidiaries before the closing, be pending or threatened;

•	no event or condition of any character that has had or is reasonably likely to have a material adverse effect on Sidewinder shall have occurred since the date of the Merger Agreement; and

•	the issuance of the Specified Parent Common Stock shall have been approved by the holders of at least a majority of the outstanding shares of our common stock that are voted on the Merger.

The obligation of Sidewinder to complete the Merger is subject to the satisfaction or waiver, at or prior to the closing, of various additional conditions, any of which may be waived by Sidewinder, which include the following:

•	the representations and warranties concerning the Company and the Merger Sub in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing date as if made on the closing date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are to be true and correct as of such date); with only such failures to be so true and correct, taken as a whole, as have not resulted in a material adverse effect (other than certain fundamental representations of the Company which are to be true and correct in all material respects as of the applicable dates referred to above); and

•	we will have performed or complied in all material respects with the agreements and covenants required to be performed or complied with in the Merger Agreement as of or prior to the closing.

Meeting of Stockholders

We are obligated under the Merger Agreement, subject to certain conditions, to hold and convene a special meeting of our stockholders for purposes of approving the issuance of the Specified Parent Common Stock. We are required to prepare and file this proxy statement with the SEC and distribute it to our stockholders for the purpose of convening the Special Meeting and obtaining stockholder approval of the issuance of the Specified Parent Common Stock.

Covenants Regarding Conduct Pending the Merger

Pending the closing of the Merger, Sidewinder has agreed to except (i) as expressly permitted or required by the Merger Agreement, (ii) as required by applicable law or (iii) as otherwise approved with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), use commercially reasonable best efforts to conduct its business in the ordinary course including by using commercially reasonable best efforts to: (A) preserve substantially intact the business organization of Sidewinder; and (B) maintain its existing relations with key suppliers, customers, employees and other persons having key business relationships with Sidewinder.

Prior to the closing, Sidewinder has agreed to not do any of the following without our written consent:

•

(A) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its equity or voting interests, except for any dividend of the Mechanical Rig Net Proceeds, (B) split, combine or reclassify any of its equity or voting interests or issue any other securities in respect of, in lieu of or in substitution for its equity or voting interests, except for transactions by a wholly-owned subsidiary of Sidewinder, (C) purchase, redeem, or otherwise acquire any securities of Sidewinder or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities or (D) pay any cash interest payments under any indebtedness issued pursuant to any Company Note Agreements (as defined in the Merger Agreement) (which will not be deemed to include any payment of the Mechanical Rig Net Proceeds or any interest payable in kind under any Company Note Agreements);

•

offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of its equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the value of Sidewinder or any part thereof;

•

acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any person;

•

acquire any equity interest in any person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business or in order to maintain the material company tangible personal property in good working order; or pursuant to certain existing contracts as of the date of the Merger Agreement that have been provided to Independence prior to the date of the Merger Agreement;

•	amend its organizational documents;

•

make or commit to make any capital expenditure or series of related capital expenditures other than certain budgeted capital expenditures or capital expenditures in excess of $5,000,000 in the aggregate, except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to an emergency;

•

sell or otherwise dispose of any of its properties or assets, other than sales and dispositions of inventory and products in the ordinary course of business and sales or other dispositions of certain mechanical rigs;

•

make or rescind any material election relating to taxes (including any election for any joint venture, partnership, limited liability company or other investment where it has the authority to make such binding election, but excluding any election that is made periodically and consistent with past practice), settle or compromise any material proceeding relating to taxes, or change in any material respect any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of its income tax returns that have been filed for prior taxable years, in each case other than as required by a governmental authority pursuant to an audit of Sidewinder relating to the tax matters;

•	make any material change to its financial or accounting methods, policies, principles, elections or procedures, except as required by applicable law or changes in GAAP;

•

(A) except with respect to any contract that relates to Sidewinder’s drilling rigs, enter into or terminate any material contract, or (B) amend any material contracts in a manner that would be adverse to Sidewinder and, in each case, cost Sidewinder more than any incremental $250,000 in any calendar year;

•

(A) increase the compensation of any officer, employee, director or independent contractor, (B) pay, grant, or award any bonus or incentive compensation to any officer, employee, director or independent contractor, (C) materially increase the coverage or benefits available to any current or former employee, officer, director or independent contractor, (D) enter into or materially amend any employee or compensation benefit plan involving any officer, employee, director or independent contractor, (E) grant any severance of termination pay to any current or former officer, employee, director or independent contractor, (F) establish, adopt, enter into, materially amend or terminate any Sidewinder benefit program, (G) grant any equity or equity-based awards, or (H) hire any individual who would become an individual who is employed by Sidewinder as of the closing date, unless necessary to replace an employee of Sidewinder whose employment has terminated as permitted under the Merger Agreement;

•

other than up to an aggregate of $20,000,000 of indebtedness (including letters of credit) under Sidewinder’s credit facility and indebtedness that is converted into Series A Common Units of Sidewinder prior to the closing of the Merger, incur any indebtedness or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of Sidewinder;

•

mortgage, pledge or subject to any lien any of its material assets or properties, other than liens for taxes not yet due and payable or that are being contested in good faith, or incur any material liability as a guarantor or otherwise in respect of any indebtedness;

•

make any loans, advances or extension of credit other than to customers or suppliers, travel and similar advances to employees, in each case in the ordinary course of business or capital contributions to, or investments in, any other person, in each case other than Sidewinder or any of its direct or indirect wholly-owned subsidiaries;

•

settle or compromise any claim, liability or proceeding other than claims involving less than or equal to $500,000 in the aggregate (net of any available insurance recovery); provided, however, that Sidewinder shall not settle or compromise any proceeding if such settlement or compromise involves a material conduct remedy or material injunctive or similar relief, involves an admission of criminal wrongdoing by Sidewinder or has a restrictive impact on the business of Sidewinder in any material respect, or waive or release any material claim or proceeding brought by Sidewinder against another person, other than in the ordinary course of business consistent with past practice;

•

adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than in connection with the Merger and related transactions;

•	enter into any affiliate transaction;

•

terminate or amend its coverage of any policies of title, liability, fire, workers’ compensation, property or any other form of insurance covering its assets or operations, except where such terminated coverage is replaced by comparable coverage (provided that such termination does not result in a material gap in coverage of the assets or operations of Sidewinder); or

•	authorize, agree or commit to do any of the foregoing.

Pending the closing of the Merger, we have agreed (and shall cause Merger Sub) to except (i) as expressly permitted or required by the Merger Agreement, (ii) as required by applicable law or (iii) as otherwise approved with the prior written consent of Sidewinder (which consent shall not be unreasonably withheld, conditioned or delayed), use commercially reasonable efforts to conduct our business in the ordinary course including by using commercially reasonable efforts to: (A) preserve substantially intact the business organization of ICD; (B) maintain our existing relations with key suppliers, customers, employees and other persons having key business relationships with the Company; and (C) file all forms, reports, registration statements and other documents required to be filed by us with the SEC.

Prior to the closing, we have agreed (and shall cause Merger Sub) to not do any of the following without Sidewinder’s written consent:

•

(A) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of our equity or voting interests, except for transactions solely among the Company and its wholly-owned subsidiaries or among the Company’s wholly-owned subsidiaries, (B) split, combine, or reclassify any of our equity or voting interests, or issue any other securities in respect of, in lieu of, or in substitution for shares of our capital stock or other equity or voting interests, except for transactions by a wholly-owned subsidiary of the Company, or (C) purchase, redeem, or otherwise acquire any securities of the Company or Merger Sub or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities;

•

offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of our equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the price of ICD common stock or the value of the Company;

•

acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any person;

•

acquire any equity interest in any person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business or in order to maintain the material company tangible personal property in good working order; or pursuant to certain existing contracts as of the date of the Merger Agreement that have been provided to the Company;

•	amend our organizational documents or the organizational documents of Merger Sub;

•

make or commit to make any capital expenditure or series of related capital expenditures other than certain budgeted capital expenditures or capital expenditures in excess of $5,000,000 in the aggregate, except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to an emergency;

•	sell or otherwise dispose of any of our properties or assets, other than sales and dispositions of inventory and products in the ordinary course of business;

•

make or rescind any material election relating to taxes (including any election for any joint venture, partnership, limited liability company or other investment where it has the authority to make such binding election, but excluding any election that is made periodically and consistent with past practice), settle or compromise any material proceeding relating to taxes, or change in any material respect any of our methods of reporting income or deductions for income tax purposes from those employed in the preparation of our income tax returns that have been filed for prior taxable years, in each case other than as required by a governmental authority pursuant to an audit relating to the tax matters;

•	make any material change to our or our subsidiaries’ financial or accounting methods, policies, principles, elections or procedures, except as required by applicable law or changes in GAAP;

•

(A) except with respect to any contract that relates to the Company’s drilling rigs, enter into or terminate any material contract, or (B) amend any material contracts in a manner that would be adverse to the Company or Merger Sub and, in each case, cost the Company or Merger Sub more than any incremental $250,000 in any calendar year;

•

(A) increase the compensation of any officer, employee, director or independent contractor, (B) pay, grant, or award any bonus or incentive compensation to any officer, employee, director or independent contractor, (C) materially increase the coverage or benefits available to any current or former employee, officer, director or independent contractor, (D) enter into or materially amend any employee or compensation benefit plan involving any officer, employee, director or independent contractor, (E) grant any severance of termination pay to any current or former officer, employee, director or independent contractor, (F) establish, adopt, enter into, materially amend or terminate any Company benefit program, (G) grant any equity or equity-based awards, or (H) hire any individual who would become an individual who is employed by the Company as of the closing date, unless necessary to replace an employee of the Company whose employment has terminated as permitted under the Merger Agreement;

•

other than up to an aggregate of $85,000,000 of indebtedness (including letters of credit) under its credit facility or up to $5,000,000 in the aggregate of other indebtedness, incur any indebtedness or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or Merger Sub;

•

mortgage, pledge or subject to any lien any of our material assets or properties, other than liens for taxes not yet due and payable or that are being contested in good faith, or incur any material liability as a guarantor or otherwise in respect of any indebtedness;

•

make any loans, advances or extension of credit other than to customers or suppliers, travel and similar advances to employees, in each case in the ordinary course of business or capital contributions to, or investments in, any other person, in each case other than the Company or any of its direct or indirect wholly-owned subsidiary;

•

settle or compromise any claim, liability or proceeding other than claims involving less than or equal to $500,000 in the aggregate (net of any available insurance recovery); provided, however, that neither the Company nor Merger Sub shall not settle or compromise any proceeding if such settlement or compromise involves a material conduct remedy or material injunctive or similar relief, involves an admission of criminal wrongdoing by the Company or Merger Sub or has a restrictive impact on the business of the Company or Merger Sub in any material respect, or waive or release any material claim or proceeding brought by the Company or Merger Sub against another person, other than in the ordinary course of business consistent with past practice;

•

adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than in connection with the Merger and related transactions;

•	enter into any affiliate transaction;

•

terminate or amend our coverage of any policies of title, liability, fire, workers’ compensation, property or any other form of insurance covering our assets or operations, except where such terminated coverage is replaced by comparable coverage (provided that such termination does not result in a material gap in coverage of the assets or operations of the Company); or

•	authorize, agree or commit to do any of the foregoing.

The Company also covenants that it will use commercially reasonable best efforts to sell the Mechanical Rigs on terms and price satisfactory to the Members’ Representative until the earlier of (a) such time as all of the Mechanical Rigs have been sold and (b) the date occurs 18 months following the Closing Date.

The Merger Agreement also contains customary non-solicitation provisions that restricts the ability to take certain actions in respect of, including to solicit or initiate discussions or negotiations with third parties, regarding other proposals, and the parties have agreed to certain restrictions on their ability to respond to such proposals.

Termination of the Merger Agreement and Termination Fee

The Merger Agreement may be terminated at any time prior to the closing (unless indicated otherwise below):

•	by mutual written consent of us and Sidewinder;

•	by either us or Sidewinder if any governmental authority shall have issued a final and non-appealable order, decree or judgment prohibiting the Merger;

•

by either us or Sidewinder if the Merger shall not have been consummated on or before December 31, 2018, provided that neither party may terminate the Merger Agreement if the failure to close is due to such party or its representative’s failure to comply in all material respects with the covenants and agreements to be performed or complied with by such party;

•	by us if Sidewinder has materially violated or materially breached its non-solicitation covenant (in which case a $6,000,000 termination fee is payable to us);

•

by us, if at any time Sidewinder has breached any of its representations, warranties or covenants in the Merger Agreement in a manner such that the closing condition related thereto would not be satisfied and such breach (if curable) has not been cured within 30 days after written notice thereof (in which case a $6,000,000 termination fee is payable to us) (provided that we may not terminate the Merger Agreement in connection with such breach if we or Merger Sub have breached any of our or its respective representations, warranties or covenants under the Merger Agreement in a manner such that the applicable closing condition related thereto would not be satisfied);

•

by Sidewinder, if at any time we have breached any of our representations, warranties or covenants in the Merger Agreement in a manner such that the closing condition related thereto would not be satisfied and such breach (if curable) has not been cured within 30 days after written notice thereof (in which case a $6,000,000 termination fee is payable by us to Sidewinder) (provided that Sidewinder may not terminate the Merger Agreement in connection with such breach if it has breached any of its representations, warranties or covenants under the Merger Agreement in a manner such that the applicable closing condition related thereto would not be satisfied);

•

by Sidewinder, if our Board approves a change in recommendation to our stockholders, we fail to include the Board’s recommendation in this proxy statement or we violate or materially breach the non-solicitation covenant (in which case a $6,000,000 termination fee is payable by us to Sidewinder);

•	by us or Sidewinder, if approval of our stockholders of the issuance of the Specified Parent Common Stock is not obtained at the Special Meeting.

In addition to the termination fees noted above, as described further below under the heading “Expenses and Reimbursement,” the Merger Agreement also provides in certain instances for the non-terminating party to pay up to $1,000,000 in expenses of the other party incurred in connection with the Merger Agreement. Further, in certain instances, no termination fee is payable unless the breaching party sells more than 25% of its assets or equity within 12 months after the termination of the Merger Agreement pursuant to a proposal made to such party or its board of directors or that is publicly announced, in each case after the date of the Merger Agreement (such proposal, an “Acquisition Proposal”).

Expenses and Reimbursement

If closing does not occur, all external transaction costs and expenses invoiced to the parties in connection with the Merger Agreement are generally the responsibility of the relevant party incurring such fees and expenses. If closing occurs, the Company will generally pay all external costs and expenses invoiced to the parties in connection with the Merger Agreement. However, we have agreed to pay all legal fees and related expenses arising under the Term Loan Commitment Letter, and we and Sidewinder have agreed to share, on a 50/50 basis, expenses relating to a representations and warranties insurance policy issued to us. In the event the Merger Agreement is terminated and closing does not occur, Sidewinder will bear the cost of the HSR expenses of the Ultimate Parent Entity (as defined in the Hart-Scott Rodino Antitrust Improvements Act, as amended) of Sidewinder, and the Company will bear the cost of the HSR expenses of the Company. In addition, we have agreed to pay the expenses of Sidewinder, not to exceed $1.0 million, if the Merger Agreement is terminated as a result of (i) a change in the Board’s recommendation, or failure to include the Board’s recommendation in the proxy statement, (ii) a material violation or breach of the Company’s non-solicitation covenant, (iii) a breach of the Company’s representations or covenants so that the closing conditions have failed, and are not cured, or (iv) the termination date, and the Company sells more than 25% of its assets or equity within 12 months after the termination of the Merger Agreement pursuant to an Acquisition Proposal. Similarly, Sidewinder has agreed to pay the Company’s expenses, not to exceed $1.0 million, if the Merger Agreement is terminated as a result of (x) a material violation or breach of Sidewinder’s non-solicitation covenant, (y) a breach of Sidewinder’s representations or covenants so that the closing conditions have failed, and are not cured, or (iv) the termination date, and Sidewinder sells more than 25% of its assets or equity within 12 months after the termination of the Merger Agreement pursuant to an Acquisition Proposal.

Representations and Warranties

The Merger Agreement contains customary representations and warranties regarding Sidewinder relating to, among other things: (i) organization and qualification; (ii) authority and enforceability; (iii) non-contravention; (iv) consents and approvals; (v) capitalization; (vi) subsidiaries; (vii) compliance with law; (viii) real property; (ix) tangible personal property; (x) financial statements and auditors; (xi) absence of certain changes; (xii) environmental matters; (xiii) material contracts; (xiv) legal proceedings and orders; (xv) permits; (xvi) taxes; (xvii) employee benefits; (xviii) labor matters; (xix) certain transactions and interests and absence of owed fees; (xx) insurance coverage; (xxi) intellectual property; (xxii) absence of certain claims; (xxiii) brokers’ fee; and (xxiv) information supplied.

The Merger Agreement contains certain customary representations and warranties of us and Merger Sub relating to, among other things: (i) organization and qualification; (ii) authority and enforceability; (iii) non-contravention; (iv) consents and approvals; (v) capitalization; (vi) subsidiaries; (vii) compliance with law; (viii) real property; (ix) tangible personal property; (x) SEC reports; (xi) financial statements and auditors; (xii) absence of certain changes; (xiii) environmental matters; (xiv) material contracts; (xv) legal proceedings and orders; (xvi) permits; (xvii) taxes; (xviii) employee benefits; (xix) labor matters; (xx) insurance coverage; (xxi) intellectual property; (xxii) business conduct of Merger Sub; (xxiiii) brokers’ fee; (xxiv) information supplied; (xxv) the fairness opinion; and (xxvi) the Term Loan Commitment Letter.

The representations and warranties of the parties to the Merger Agreement are subject to materiality and knowledge qualifiers in many respects, as well as exceptions contained in disclosure schedules to the Merger Agreement.

This description of the representations and warranties is included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about us or Sidewinder. The assertions embodied in the representations and warranties are subject to qualifications and exceptions and are for the benefit of the parties to the Merger Agreement only. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

SIDEWINDER’S BUSINESS

Overview

Sidewinder was formed on January 31, 2017, as a Delaware limited liability company. On February 15, 2017, Sidewinder Drilling Inc., a Delaware corporation (“SDI”), was merged with and into Sidewinder (the “SDI Merger”) with Sidewinder surviving as a wholly owned subsidiary of the company in connection with the restructuring transactions described below. All of SDI’s management, including the executive team, remained with the company following the SDI Merger. SDI was previously formed in 2011 to build, own and operate premium land drilling rigs and to provide contract drilling services to exploration and production companies targeting unconventional resource plays in North America. SDI’s principal executive office is located at 952 Echo Lane, Houston, TX 77024 and the telephone number for such principal executive office is (832) 320-7600.

Today, Sidewinder’s core contract drilling operations are focused geographically in the Permian and Haynesville plays as well as other markets in Texas and its contiguous states. Of particular interest to ICD is Sidewinder’s fleet of AC rigs and ultra-modern 1500hp silicon controller rectifier (“SCR”) rigs that can be rapidly converted to AC control with modest capital investment. As of June 30, 2018, Sidewinder markets 15 AC powered (“AC”) rigs and four 1500hp ultra-modern SCR rigs. It also owns four smaller 1000hp SCR rigs and one idle 1000hp AC rig which ICD does not intend to market or operate but expects to utilize for spare equipment.

Sidewinder also owns 11 mechanical rigs and related equipment, principally located in the UTICA and Marcellus plays in the Northeast United States. These rigs and operations are not consistent with ICD’s business strategy. Thus, we have agreed that these rigs and related equipment may be sold and the proceeds distributed to the Sidewinder unitholders.

Sidewinder 2017 Restructuring

In February 2017, SDI completed an out-of-court restructuring of its debt and was merged with and into Sidewinder Drilling LLC. Effective with this merger of SDI into Sidewinder, all of the outstanding common shares and equity awards of SDI were cancelled, and the outstanding preferred shares of SDI were exchanged for Series C units of Sidewinder or cash. The February 15, 2017 restructuring of SDI included the exchange of certain debt for equity in Sidewinder, amendment of certain debt of SDI, and repayment of principal of certain debt of SDI with proceeds from the issuance of new, long-term debt by Sidewinder (the “2017 Restructuring Transactions”).

Sidewinder Customers

For the year ended December 31, 2017, Sidewinder had three customers that individually accounted for greater than 10 percent of its total revenue, and in the aggregate, the three customers accounted for 42 percent of its total revenue.

Employees

At June 30, 2018, Sidewinder had approximately 432 employees. Approximately seven percent of these employees are administrative or supervisory employees. The rest of its employees are primarily hourly employees, the majority of whom operate or maintain its drilling rigs. The number of hourly employees fluctuates depending on the number of drilling rigs that Sidewinder is operating at any particular time. None of its employees are subject to collective bargaining arrangements.

Sidewinder Historical Financial Statements

A copy of Sidewinder’s audited financial statements as of December 31, 2017 and 2016, and for the years ended 2015, 2016, the period from January 1, 2017 to February 15, 2017 (Predecessor) and the period from February 15, 2017 to December 31, 2017 (Successor), and unaudited financial statements as of June 30, 2018 and for the six months ended June 30, 2018 (Successor) and the period from January 1, 2017 to February 15, 2017 (Predecessor) and the period from February 15, 2017 to June 30, 2017 (Successor) have been filed by us with the SEC on Current Reports on Form 8-K filed on July 31, 2018 and August 16, 2018, and are incorporated herein by reference.

PROPOSAL 2

CHARTER AMENDMENT PROPOSAL

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

At the Special Meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and VOTE UPON A PROPOSAL TO RATIFY THE COMPANY’S PROPOSED AMENDMENT TO ITS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CHARTER”) TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. OUR BOARD HAS APPROVED, AND IS SEEKING STOCKHOLDER APPROVAL OF, AN AMENDMENT TO OUR CHARTER TO IMPLEMENT AN INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000. THE FORM OF THIS AMENDMENT TO OUR CHARTER REFLECTING THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX C.

The Board has unanimously determined that the amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the amendment. In accordance with the DGCL, we are hereby seeking approval of the amendment by our stockholders.

No changes to the Charter are being proposed with respect to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, this amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under our Charter.

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Charter to increase the number of authorized shares of common stock, and we will not independently provide stockholders with any such rights.

Reasons for the Increase in Authorized Shares

The Board believes that it is in the best interests of the Company and our stockholders to increase the authorized common shares to 200,000,000 to leave sufficient room in our authorized capital following the Merger to continue to operate, and for use in connection with future financings, future incentive plans approved by our stockholders or as consideration for future acquisitions. Based on our 38,252,765 shares of outstanding common stock as of July 17, 2018 and after giving effect to the issuance of 36,752,657 shares of our common stock in connection with the Merger, we will have outstanding approximately 75 million shares of common stock.

Potential Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of common stock entitled to vote.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING OF STOCKHOLDERS

You may be asked to vote to approve a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal set forth in this proxy statement. We currently do not intend to propose adjournment or postponement of the Special Meeting of stockholders if there are sufficient votes to approve the other proposals.

Vote Required

Pursuant to our bylaws, the affirmative vote of a majority of the stockholders present in person or represented by proxy at a meeting and entitled to vote is required to approve the adjournment or postponement of the Special Meeting of stockholders. Abstentions will have no effect on this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Special Meeting. Broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE STOCK ISSUANCE PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

SELECTED FINANCIAL DATA OF SIDEWINDER

The following table presents selected historical financial data for Sidewinder, as of and for the period from January 1, 2013 to June 30, 2018. These selected financial data for Sidewinder should be read in conjunction with the audited and unaudited financial statements and accompanying notes that are incorporated by reference in this proxy statement from the Company’s Current Reports on Form 8-K filed with the SEC on July 31, 2018 and August 16, 2018.

	Successor		Predecessor	Successor	Predecessor
						Year Ended December 31,
(in thousands)	Six months ended June 30, 2018	Period from February 15, through June 30, 2017	Period from January 1 through February 15, 2017	Period from February 15, through December 31, 2017	Period from January 1 through February 15, 2017	2016	2015	2014	2013
Statement of Operations Data:
Operating revenue	$58,077	$40,467	$8,292	$93,320	$8,292	$51,972	$132,493	$258,241	$268,647
Operating and maintenance costs(1)	44,360	30,128	9,641	67,224	9,641	51,724	98,324	189,474	209,522
Selling, general and administrative costs(2)	8,938	4,335	8,119	9,900	8,119	13,679	11,437	13,715	18,509
Depreciation and amortization	9,743	8,295	4,748	18,347	4,748	41,645	41,577	40,386	43,634
Acquisition costs	—	—	—	—	—	—	—	—	337
Impairment charges	2,389	—	—	1,479	—	10,403	5,701	3,853	2,103
(Gain) loss on asset disposals	(57)	(129)	(3)	59	(3)	(857)	(749)	6,731	(576)

Operating income (loss)	(7,296)	(2,162)	(14,213)	(3,689)	(14,213)	(64,622)	(23,797)	4,082	(4,882)
Interest expense, net	(8,419)	(5,689)	(10,002)	(13,600)	(10,002)	(27,785)	(25,894)	(26,062)	(25,512)
Other income, net	31	19	—	54	—	(1,784)	63	129	1,064
Income tax expense (benefit)	203	—	433	185	433	916	303	(638)	(9,181)

Net loss	$(15,887)	$(7,832)	$(24,648)	$(17,420)	$(24,648)	$(95,107)	$(49,931)	$(21,213)	$(20,149)

	Successor		Predecessor
		December 31,
	June 30, 2018	2017	2016	2015	2014	2013
Total assets	$252,836	$262,321	$330,729	$380,324	$455,093	$464,896
Total liabilities	167,901	161,499	347,267	301,801	326,868	315,554
Total equity (deficit)	84,935	100,822	(16,538)	78,523	128,225	149,342
Total liabilities and equity	252,836	262,321	330,729	380,324	455,093	464,896

(1)

Includes $1.1 million of rig reactivation costs during the six months ended June 30, 2018. Also includes $1.0 million, $0.8 million and $3.7 million of rig reactivation costs for the period from February 15, through June 30, 2017, the period from January 1, through February 15, 2017 and the period from February 15, through December 31, 2017, respectively. Restructuring charges included in the period from February 15, through June 30, 2017, the period from January 1, through February 15, 2017 and the period from February 15, through December 31, 2017 totaled $0.7 million, $0.2 million and $0.7 million, respectively.

(2)

Includes bad debt expense for the mechanical rigs that will not be operated by ICD in the amount of $3.1 million for the six months ended June 30, 2018. Also includes restructuring charges of $1.1 million, $7.5 million and $1.4 million for the period from February 15, through June 30, 2017, the period from January 1, through February 15, 2017 and the period from February 15, through December 31, 2017, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 18, 2018, Independence Contract Drilling, Inc. (the “Company” or “ICD”), Patriot Saratoga Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Sidewinder Drilling LLC (“Sidewinder”), and MSD Credit Opportunity Master Fund, L.P., as Members’ Representative, entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Sidewinder (the “Merger”), with Sidewinder surviving the merger and becoming a wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, Sidewinder Series A Members will receive 36,752,657 shares of the Company’s common stock (the “Specified Parent Common Stock”) in exchange for 100% of the outstanding member units of Sidewinder. The Merger will be accounted for using the acquisition method of accounting with the Company identified as the accounting acquirer.

Sidewinder owns 15 AC drilling rigs and four modern 1500hp SCR rigs, each marketed or operating in the Permian or Haynesville plays. Sidewinder also owns four smaller 1000hp SCR rigs and one smaller 1000hp AC rig, which ICD will use for spare equipment and does not intend to market following the Merger.

In addition, Sidewinder owns 11 mechanical rigs and related equipment located in the Utica and Marcellus plays. As these rigs are not consistent with ICD’s core strategy or geographic focus, ICD has agreed that these rigs can be disposed, with the Sidewinder unitholders receiving the net proceeds. Thus, in addition to the Specified Parent Common Stock, the Sidewinder Series A Members will be entitled to receive such member’s share of any Mechanical Rig Net Sales (as defined by the Merger Agreement), payable in accordance with the Merger Agreement to the extent such proceeds have not either been used to repay certain Sidewinder indebtedness or been paid as a dividend to the Sidewinder members prior to the closing of the Merger.

In addition to the Specified Parent Common Stock, the Sidewinder Series A Members will be entitled to receive such member’s share of any Mechanical Rig Net Sales (as defined by the Merger Agreement), payable in accordance with the Merger Agreement to the extent such proceeds have not either been used to repay certain Sidewinder indebtedness or been paid as a dividend to the Sidewinder members prior to the closing of the Merger.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 combine the historical statements of operations of the Company and Sidewinder, giving effect to the Merger as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 combines the historical condensed balance sheets of the Company and Sidewinder, giving effect to the Merger as if it had occurred on June 30, 2018. The historical condensed consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma condensed combined financial statements are based on and should be read in conjunction with:

•

The Company’s historical audited financial statements for the year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s historical unaudited financial statements for the quarterly period ended June 30, 2018 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, which are incorporated by reference into this proxy statement.

•

Sidewinder’s historical audited financial statements as of and for the year ended December 31, 2017, which are included in the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2018, and Sidewinder’s historical unaudited financial statements as of and for the six months ended June 30, 2018 and the related notes included in the Company’s Current Report on Form 8-K filed with the SEC on August 16, 2018, which are incorporated by reference into this proxy statement.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. Such pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings or operating synergies that the combined company may achieve as a result of the merger, the costs to integrate the operations of the Company and Sidewinder, or the costs necessary to achieve any such cost savings or operating synergies.

INDEPENDENCE CONTRACT DRILLING, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2018

(in thousands)	ICD	Sidewinder	Reclass and Restructuring Adjustments		Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$2,554	$11,355	$(6,488)	A	$9,174	D	$16,595
Accounts receivable, net	19,702	21,496	—		—		41,198
Inventories	2,875	—	260	B	—		3,135
Assets held for sale	1,920	525	21,731	C	(17,231)	E	6,945
Prepaid expenses and other current assets (1)	3,986	4,826	(260)	B	(1,084)	F	7,468

Total current assets	31,037	38,202	15,243		(9,141)		75,341
Property, plant and equipment, net	279,082	211,613	(21,731)	C	25,101	G	494,065
Intangible assets, net	—	2,036	—		(2,036)	H	—
Other long-term assets, net	1,316	985	—		(927)	I	1,374

Total assets	$311,435	$252,836	$(6,488)		$12,997		$570,780

Liabilities and Stockholder’s Equity
Liabilities
Current portion of long-term debt	$541	$—	$—		$—		$541
Accounts payable and accrued liabilities	21,731	12,324	(288)	A	19,314	J	53,081

Total current liabilities	22,272	12,324	(288)		19,314		53,622
Long-term debt	59,490	154,308	(96,121)	A	10,032	K	127,709
Contingent consideration	—	—	—		4,500	L	4,500
Deferred income taxes	613	387	—		—		1,000
Other long-term liabilities	120	882	(881)	A	—		121

Total liabilities	82,495	167,901	(97,290)		33,846		186,952

Total equity	228,940	84,935	90,802	A	(20,849)	M	383,828

Total liabilities and equity	$311,435	$252,836	$(6,488)		$12,997		$570,780

(1)	For Sidewinder, includes $2.0 million of restricted cash in the form of certificates of deposit.

See notes to unaudited pro forma condensed combined financial statements

INDEPENDENCE CONTRACT DRILLING, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(in thousands, except per share amounts)	ICD	Sidewinder	Mechanical Rigs (N)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$51,381	$58,077	$(3,424)	$—		$106,034
Costs and expenses
Operating costs (1)	36,892	44,360	(1,432)	—		79,820
Selling, general and administrative	7,417	8,938	(3,142)	(1,396)	O	11,817
Depreciation and amortization	13,170	9,743	(1,036)	137	P	22,014
Asset impairment	(35)	2,389	—	—		2,354
Gain on disposition of assets, net	(415)	(57)	(731)	—		(1,203)

Total cost and expenses	57,029	65,373	(6,341)	(1,259)		114,802

Operating (loss) income	(5,648)	(7,296)	2,917	1,259		(8,768)
Interest expense	(1,881)	(8,419)	—	3,358	Q	(6,942)
Other income, net	—	31	—	—		31

(Loss) income before income taxes	(7,529)	(15,684)	2,917	4,617		(15,679)
Income tax (benefit) expense	(70)	203	6	—		139

Net (loss) income	$(7,459)	$(15,887)	$2,911	$4,617		$(15,818)

Loss per share:
Basic and diluted	$(0.20)					$(0.21)

Weighted average number of common shares outstanding:
Basic and diluted	38,188			36,753	R	74,941

(1)	For Sidewinder, includes $1.2 million of rig reactivation costs.

See notes to unaudited pro forma condensed combined financial statements

INDEPENDENCE CONTRACT DRILLING, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands, except per share amounts)	ICD	Sidewinder Successor	Sidewinder Predecessor	Mechanical Rigs (O)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$90,007	$93,320	$8,292	$(9,211)	$2,289	S	$184,697
Costs and expenses
Operating costs (1)	67,733	67,224	9,641	(6,195)	—		138,403
Selling, general and administrative (2)	13,213	9,900	8,119	—	—		31,232
Depreciation and amortization	25,844	18,347	4,748	(2,335)	(3,429)	T	43,175
Asset impairments, net of insurance recoveries	2,568	1,479	—	(1,165)	—		2,882
Loss (gain) on disposition of assets, net	1,677	59	(3)	(71)	—		1,662

Total cost and expenses	111,035	97,009	22,505	(9,766)	(3,429)		217,354

Operating (loss) income	(21,028)	(3,689)	(14,213)	555	5,718		(32,657)
Interest expense	(2,983)	(13,600)	(10,002)	—	12,733	U	(13,852)
Other income, net	—	54	—	—	—		54

(Loss) income before income taxes	(24,011)	(17,235)	(24,215)	555	18,451		(46,455)
Income tax expense	287	185	433	12	20	V	937

Net (loss) income	$(24,298)	$(17,420)	$(24,648)	$543	$18,431		$(47,392)

Loss per share:
Basic and diluted	$(0.64)						$(0.64)

Weighted average number of common shares outstanding:
Basic and diluted	37,762				36,753	R	74,515

(1)

For ICD, includes $1.1 million in rig reactivation costs. For Sidewinder, includes $3.7 million and $0.8 million of rig reactivation costs recorded in the Successor and Predecessor periods, respectively, and $0.7 million and $0.2 million in restructuring charges in the Successor and Predecessor periods, respectively.

(2)	For Sidewinder, includes restructuring charges of $1.4 million and $7.5 million in the Successor and Predecessor periods, respectively.

See notes to unaudited pro forma condensed combined financial statements

INDEPENDENCE CONTRACT DRILLING, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On July 18, 2018, Independence Contract Drilling, Inc. (the “Company” or “ICD”), Patriot Saratoga Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Sidewinder Drilling LLC (“Sidewinder”) and MSD Credit Opportunity Master Fund, L.P., as Members’ Representative, entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Sidewinder (the “Merger”), with Sidewinder surviving the merger and becoming a wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, Sidewinder Series A Members will receive 36,752,657 shares of the Company’s common stock (the “Specified Parent Common Stock”) in exchange for 100% of the outstanding Series A Common Units of Sidewinder (the “Series A Common Units”). The Merger will be accounted for using the acquisition method of accounting with the Company identified as the accounting acquirer. The Series C Units of Sidewinder will be cancelled pursuant to the Merger Agreement.

Sidewinder owns 15 AC drilling rigs and four modern 1500hp SCR rigs, each marketed or operating in the Permian or Haynesville plays. Sidewinder also owns four smaller 1000hp SCR rigs and one smaller 1000hp AC rig, which ICD will use for spare equipment and does not intend to market following the Merger.

In addition, Sidewinder owns 11 mechanical rigs and related equipment located in the Utica and Marcellus plays. As these rigs are not consistent with ICD’s core strategy or geographic focus, ICD has agreed that these rigs can be disposed, with the Sidewinder unitholders receiving the net proceeds. Thus, in addition to the Specified Parent Common Stock, the Sidewinder Series A Members will be entitled to receive such member’s share of any Mechanical Rig Net Sales (as defined by the Merger Agreement), payable in accordance with the Merger Agreement to the extent such proceeds have not either been used to repay certain Sidewinder indebtedness or been paid as a dividend to the Sidewinder members prior to the closing of the Merger.

In order to finance (i) a portion of the consideration of the Merger and to pay fees, commissions, severance and other expenses and costs related thereto, (ii) the repayment of a portion of Sidewinder’s outstanding first lien notes in an amount equal to approximately $58.5 million, (iii) the repayment of any Sidewinder’s debt under its revolving credit agreement, (iv) the repayment of the Company’s debt under its revolving credit agreement and (v) other transaction expenses, the Company expects to incur indebtedness of up to $130.0 million pursuant to the new Credit Facilities (as defined below).

In connection with the Merger, the Company has entered into a commitment letter with MSD Partners (the “Term Loan Commitment Letter”). Pursuant to the Term Loan Commitment Letter, the Company has received commitments for (a) a senior secured term loan facility in an aggregate principal amount of up to $130.0 million (the “Term Loan Facility”) and (b) a delayed draw term loan facility in an aggregate principal amount of up to $15.0 million (the “DDTL Facility”, and together with the Term Loan Facility, the “Term Facilities”), with the proceeds of the Term Loan Facility being used by the Company, among other things, to repay certain outstanding indebtedness of Sidewinder and of the Company as of the closing of the Merger. The Term Facilities will be a no-amortization loan with a maturity date five years after the execution date. The Term Facilities bear interest at LIBOR plus 7.5% and will be secured by a first priority lien on collateral (the “Term Priority Collateral”) other than accounts receivable, deposit accounts and other related collateral pledged as first priority collateral (“Priority Collateral”) under the ABL Credit Facility (defined below) and a second priority lien on such Priority Collateral.

In addition, the Company has entered into a commitment letter with Wells Fargo Bank, National Association (the “ABL Commitment Letter”) with respect to a revolving senior secured credit facility (the “ABL Credit Facility”). Pursuant to the ABL Credit Facility, the Company has commitments for borrowing capacity of up to $40.0 million, including availability for letters of credit in an aggregate amount at any time outstanding not to exceed $7.5 million. Availability under the ABL Credit Facility will be subject to a borrowing base determined based on 85% of the net amount of eligible accounts of the Company, minus reserves. The ABL Credit Facility will be secured by a first priority lien on Priority Collateral, which will include all accounts receivable and deposit accounts, and a second priority lien on the Term Priority Collateral.

We collectively refer to the Term Facilities and the ABL Credit Facility as the “Credit Facilities.”

On July 18, 2018, Sidewinder, all of the holders of their Series A Common Units, all of the holders of their Secured Notes due February 15, 2020 (“First Lien Notes”) and all of the holders (after giving effect to the repurchase described above) of their Amended and Restated Secured Notes due February 15, 2020 (“Second Lien Notes”) entered into the Contribution, Exchange and Restructuring Agreement. Pursuant to the agreement and immediately prior to the closing of the Merger, the holders of the First Lien Notes will contribute a portion of their notes, and the holders of the Second Lien Notes will contribute all of their notes, in each case together with accrued and unpaid interest, in exchange for newly issued Series A Common Units of Sidewinder.

On July 18, 2018, Sidewinder entered into an agreement with certain holders of its Second Lien Notes to repurchase such notes, together with accrued and unpaid interest for an aggregate purchase price of approximately $6.5 million.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the merger been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the combined company may achieve with respect to the combined operations of the Company and Sidewinder. Additionally, the pro forma statements of operations do not include non-recurring expenses or gains and the related tax effects that result directly from the Merger. The Merger represents a change of control as defined under the Company’s 2012 Omnibus Long-Term Incentive Plan, which will result in the vesting or forfeiture of all of the Company’s outstanding stock-based compensation awards. This will result in a non-cash charge estimated at $2.6 million that is not reflected in these unaudited pro forma condensed combined financial statements.

The Merger is reflected in the unaudited pro forma condensed combined financial statements using the acquisition method of accounting. As such, the total estimated purchase price as described in Note 3, will be measured at the closing date of the Merger using the market price of the Company’s common stock on that date. This may result in a different value for the merger consideration than that assumed for purposes of preparing these unaudited pro forma condensed combined financial statements. The assets and liabilities of Sidewinder have been adjusted to fair value based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and using information that is currently available. Upon closing the Merger, additional information will be available that could materially affect these estimates. Additionally, many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. To the extent these preliminary estimates are refined and revised based on updated information at closing, materially different values may result.

An excess of the purchase price over the estimated fair values of identified assets and liabilities will be allocated to goodwill, while a shortfall will be recognized as a bargain purchase gain.

Upon completion of the Merger, further review of Sidewinder’s accounting policies and financial statement presentation may result in revisions to Sidewinder’s historical presentation and classification to conform to the Company’s presentation and classification.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and accompanying notes filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2018, as well as Sidewinder’s historical financial statements included in the Company’s Current Reports on Form 8-K filed with the SEC on July 31, 2018 and August 16, 2018.

3.	Estimated Merger Related Consideration and Purchase Price Allocation

Under the terms of the Merger Agreement, the Company will issue an aggregate 36,752,657 shares of the Company’s common stock in exchange for 100% of the outstanding Sidewinder member units. Additionally, the Company will repay $58.5 million of Sidewinder’s existing indebtedness at the closing of the Merger. Using the closing price of $3.85 of the Company’s common stock on August 14, 2018, the following represents the estimate of merger related consideration:

(in thousand, except share price)
Equity consideration:
Number of shares of ICD stock to be issued	36,753
ICD common share price on August 14, 2018	$3.85

Equity consideration	$141,498
Other consideration:
Sidewinder existing indebtedness repaid by ICD	$58,512

Estimated merger consideration	$200,010

The value of the final merger consideration will fluctuate based upon changes in the Company’s share price at the closing date. This will likely result in a difference in the value the equity component of the merger consideration used in these unaudited pro forma condensed combined financial statements, and that difference may be material.

Assuming a 10% change in the market price of the Company’s common stock, the estimated merger consideration would increase or decrease by approximately $14.1 million. Such an increase or decrease would result in a corresponding increase or decrease to the bargain purchase gain.

The following is a preliminary allocation of the merger-related consideration to the estimated assets to be acquired and liabilities to be assumed:

(in thousands)
Current assets	$35,130
Non-current assets	215,551

Total assets acquired	250,681
Liabilities assumed or created	(28,519)

Net assets acquired	222,162
Less: Estimated merger-related consideration	(200,010)

Estimated bargain purchase gain	$22,152

When the fair value assigned to the net assets acquired exceeds the consideration transferred in an acquisition, the difference is reflected as a bargain purchase gain. The bargain purchase gain in this transaction is primarily attributable to the significantly depressed land drilling industry market capitalizations since the downturn that began in late-2014. These depressed market capitalizations imply fair values which are below the fair values of the net assets estimated by the Company’s management.

4.	Adjustments

A. Represents the conversion of $89.6 million of Sidewinder’s historical indebtedness, along with accrued and unpaid interest, both current and long-term, to equity just prior to, and in connection with, the merger transaction pursuant to Sidewinder’s Contribution, Exchange and Restructuring Agreement. Also reflects the repurchase of $6.5 million of notes by Sidewinder pursuant to an agreement with a Second Lien Note holder.

B. Represents a reclass of Sidewinder’s inventories to conform to the Company’s presentation.

C. Represents a reclassification of Sidewinder’s mechanical rigs from property, plant and equipment, net to assets held for sale. The Company’s business strategy is focused entirely on the operation of pad-optimal drilling rigs within the geographic areas of Texas and its contiguous states, which differs from Sidewinder’s historical business strategy, which included the marketing of mechanical rigs, as well as operations in the Utica and Bakken resource plays. As a result of this change in operating strategy, pursuant to the merger agreement, these rigs will not be operated by the Company, but will be held for sale, with 100% of any net proceeds being paid to the members of Sidewinder.

D. Represents the pro forma adjustments to cash and cash equivalents as follows (in thousands):

Proceeds from new term loan	$130,000
Repayment of ICD credit facility	(58,782)
Repayment of $58.5 million of Sidewinder historical indebtedness	(58,512)
Repayment of ICD accrued interest	(82)
Payment of debt issuance costs on new revolving credit facility	(450)
Payment of debt issuance costs on new term loan(1)	(3,000)

$9,174

(1)	Includes 2% commitment fee plus estimated expenses.

The pro forma adjustments to cash and cash equivalents reflect the proceeds of the new term loan, which will be used primarily to repay the historical indebtedness of the Company and Sidewinder, together with accrued and unpaid interest, as well as to pay the related debt issuance costs on the new Term Loan Facility and the new ABL Credit Facility.

E. To reduce the carrying amount of the mechanical rigs held for sale for the benefit of the Sidewinder members to their estimated fair value less the estimated costs to sell the rigs.

F. To eliminate Sidewinder’s historical deferred expenses associated with drilling contracts related to deferred mobilization costs.

G. Represents the pro forma adjustment to record Sidewinder property plant and equipment at its estimated fair value, excluding the mechanical rigs that will not be operated by the Company and have been reclassified to assets held for sale.

H. To eliminate the historical intangible assets of Sidewinder.

I. Represents the pro forma adjustments to other long-term assets, net as follows (in thousands):

Elimination of ICD’s historical debt issuance costs	$(960)
Elimination of Sidewinder’s historical debt issuance costs	(417)
To record debt issuance costs on new revolving credit facility	450

$(927)

J. Represents the pro forma adjustments to accounts payable and accrued liabilities as follows (in thousands):

Estimate of ICD transaction costs	$7,802
Estimate of Sidewinder’s transaction costs	4,862
Elimination of accrued interest from repayment of ICD debt	(82)
Elimination of Sidewinder’s historical deferred revenues	(953)
Estimated fair value of Sidewinder’s drilling contracts	7,685

$19,314

The pro forma adjustment for the Company’s transaction costs include advisory and legal fees, as well as retention and severance payments. These amounts will be expensed as incurred, and while not reflected in the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact to the combined company’s results of operations, they are however reflected as an adjustment to retained earnings on the pro forma balance sheets.

The pro forma adjustment of Sidewinder transaction costs include advisory and legal fees as well as amounts relating to employee benefits such as change in control payments. These amounts will be expensed by Sidewinder as incurred and are not reflected in the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact to the combined company’s results of operations.

The pro forma adjustment to eliminate Sidewinder historical deferred revenues are primarily related to mobilization revenues that were previously paid by a customer as compensation to mobilize a rig to the drilling location. Such payments are deferred and amortized over the term of the related drilling contract. The deferred revenue does not represent future obligations of the Company and are eliminated from the pro forma financial statements.

The pro forma adjustment to record the estimated fair value of Sidewinder drilling contracts represents the intangible liabilities recognized for drilling contracts in place at the pro forma balance sheet date that have unfavorable contract terms as compared to current market day rates for comparable drilling rigs. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible liabilities are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate. The computed amount is subject to change based on contract positions and market conditions at the closing date of the merger. This balance will be amortized to operating revenues over the remaining contract terms on a straight-line basis. The remaining terms of these contracts range from 1 to 14 months, with a weighted average term of approximately 4 months.

K. Represents the pro forma adjustments to long-term debt as follows (in thousands):

To record new term loan	$130,000
Repayment of ICD credit facility	(58,782)
Repayment of $58.5 million of Sidewinder’s historical indebtedness	(58,512)
Elimination of Sidewinder’s historical debt issuance costs	326
To record debt issuance costs on new term loan	(3,000)

$10,032

L. To record the contingent consideration expected to be paid to the members of Sidewinder upon the sale of the mechanical rigs. This amount has been recorded at the estimated fair value of the mechanical rigs less the expected costs to sell.

M. Represents the pro forma adjustments to total equity as follows (in thousands):

Elimination of Sidewinder’s historical equity, including debt conversion	$(175,737)
ICD shares issued as merger consideration, par value	368
ICD shares issued as merger consideration, additional paid-in capital	141,130
Estimated ICD transaction costs	(7,802)
Estimated bargain purchase gain	22,152
Write-off of ICD historical debt issuance costs	(960)

$(20,849)

N. To eliminate the historical results of operations for the Sidewinder mechanical rigs that will not be operated by the Company, and are expected to be disposed of at or after the closing of the Merger.

O. Represents the pro forma adjustments for selling, general and administrative expense as follows:

Eliminate the transaction costs incurred to date by Sidewinder	$(953)
Eliminate the transaction costs incurred to date by ICD	(443)

$(1,396)

P. Represents the pro forma adjustments to depreciation expense as follows (in thousands):

Eliminate the historical depreciation and intangible amortization expense of Sidewinder	$(8,707)
Depreciation expense on Sidewinder’s assets at fair value conformed ICD depreciation policies	8,844

$137

The pro forma depreciation adjustments relate to the pro forma adjustment to record the estimated fair value of Sidewinder’s drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. The Sidewinder rigs were depreciated over their remaining estimated useful lives of between 5 and 13 years for these unaudited pro forma condensed combined financial statements.

Q. Represents the pro forma adjustments to interest expense as follows (in thousands):

Eliminate the historical interest expense of Sidewinder.	$8,419
Eliminate the historical interest expense associated with ICD credit facility	1,823
Record interest expense and amortization of debt issuance costs related to new term loan	(6,764)
Record amortization of debt issuance costs related to new revolving credit facility	(120)

$3,358

The new term loan bears interest at LIBOR plus 7.5%, and a rate of 9.81% was assumed for these unaudited pro forma condensed combined financial statements.

R. Represents the pro forma adjustment for the Company’s shares of common stock issued to Sidewinder Series A Members upon closing of the Merger.

S. To record the amortization of the intangible liability associated with Sidewinder’s drilling contracts that were at dayrates that were below the required returns on working capital, fixed assets and an assembled workforce, as if it had been amortized beginning on January 1, 2017.

T. Represents the pro forma adjustments to depreciation expense as follows (in thousands):

Eliminate the historical depreciation and intangible amortization expense of Sidewinder	$(20,760)
Depreciation expense on Sidewinder’s assets at fair value conformed ICD depreciation policies	17,331

$(3,429)

The pro forma depreciation adjustments relate to the pro forma adjustment to record the estimated fair value of Sidewinder’s drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. The Sidewinder rigs were depreciated over their remaining estimated useful lives of between 5 and 13 years for these unaudited pro forma condensed combined financial statements.

U. Represents the pro forma adjustments to interest expense as follows (in thousands):

Eliminate the historical interest expense of Sidewinder.	$23,602
Eliminate the historical interest expense associated with ICD credit facility	2,899
Record interest expense and amortization of debt issuance costs related to new Term Loan Facility	(13,528)
Record amortization of debt issuance costs related to new ABL Credit Facility	(240)

$12,733

The new term loan bears interest at LIBOR plus 7.5%, and a rate of 9.81% was assumed for these unaudited pro forma condensed combined financial statements.

V. To record the tax impact of the pro forma adjustments.

SIDEWINDER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Overview

Sidewinder was formed on January 31, 2017 as a Delaware limited liability company. On February 15, 2017, Sidewinder Drilling Inc. (“SDI” or “the Predecessor Company”), a Delaware corporation, was merged with and into Sidewinder (the “SDI Merger”) with Sidewinder as the surviving entity. All of SDI’s management, including the executive team, remained with Sidewinder following the SDI Merger.

SDI was previously formed in 2011 by its management team and a private equity investor to build, own and operate premium land drilling rigs and to provide contract drilling services to exploration and production (“E&P”) companies targeting unconventional resource plays in North America.

The historic industry downturn that began in late 2014 and continued throughout early 2017 had a significant and lasting impact on Sidewinder’s business and financial condition. At September 30, 2014, prior to the downturn, Sidewinder operated a fleet of 42 rigs, including 15 AC rigs, 9 SCR rigs and 18 mechanical rigs in various oil and gas producing regions, with significant concentrations in the Bakken, Marcellus and UTICA plays.

As oil and gas prices collapsed beginning in late 2014, E&P operators significantly reduced drilling operations, resulting in a significant decline in rig count, with US land rig count reaching a low of 404 rigs in 2016. The oil price collapse also caused E&P operators to accelerate their shift and focus to their most economic unconventional resource opportunities, and development drilling in a manufacturing wellbore model utilizing longer laterals, more complex well designs, and increasingly larger multi-well pad configurations. This shifted E&P investment away from the Bakken, Marcellus and UTICA plays and more towards the Permian basin and other plays in Texas and its contiguous states. It also accelerated the shift towards pad-optimal drilling equipment and away from legacy SCR and mechanical rigs.

As a result of these macroeconomic trends, and as market conditions began to improve in late 2016, and in particular, following an out-of-court restructuring that materially improved its balance sheet in February 2017, Sidewinder engaged in a process of focusing on its most efficient and highest specification drilling rigs, and relocating these drilling rigs from the Bakken and Utica plays to operations in the Permian, Haynesville and other plays within Texas and its contiguous states. As part of this process, Sidewinder disposed of certain of its legacy drilling rigs.

As a result of these efforts, as of August 16, 2018, Sidewinder owns and markets 15 AC drilling rigs and four modern 1500hp SCR drilling rigs, with these drilling rigs marketed or operating in the Permian and Haynesville plays. In addition, Sidewinder owns four smaller 1000hp SCR rigs and one smaller 1000hp AC rig. ICD does not intend to market these smaller rigs following the Merger, but will utilize them for spare parts and equipment.

Sidewinder also owns 11 mechanical rigs and related equipment located in the UTICA play that it continues to market. As these rigs are not consistent with ICD’s core strategy or geographical focus, in connection with the Merger, we have agreed that these rigs can be disposed, with the Sidewinder unitholders receiving the proceeds.

Presentation of Successor and Predecessor

The SDI Merger was accounted for using the acquisition method of accounting (see Note 3 to the Unaudited Financial Statements included as Exhibit 99.2 to the Company’s Form 8-K filed on July 31, 2018). The assets acquired and liabilities assumed of SDI were recorded at their fair values on the date of the SDI Merger, which differed materially from the recorded values of its assets and liabilities as reflected in the historical financial statements of SDI. Accordingly, Sidewinder’s financial condition and results of operations after the date of the SDI Merger may not be comparable to the financial condition and results of operations of SDI prior to the date of the SDI Merger.

References to “Successor” relate to Sidewinder on and subsequent to February 15, 2017. References to “Predecessor” refer to SDI on and prior to February 15, 2017.

Backlog

As of June 30, 2018, 16 of Sidewinder’s drilling rigs were contracted under term daywork contracts and one rig was contracted under well to well daywork contracts.

The following table sets forth Sidewinder’s backlog as of June 30, 2018. Sidewinder calculates contracted backlog by multiplying the operating dayrate by the number of days remaining in the contract term, or firm contracted days, which can be greater than the actual number of days for which it is paid. In addition, future revenue may not equal the backlog depending on utilization rates, contract extensions or cancellations, recharges, performance incentives, mobilization, move, standby or other down time and force majeure. For contracts based on months, Sidewinder has used actual days in the month in which backlog is calculated.

	Backlog (in millions)	Average Contracted Rigs During the Period	Total Firm Contracted Days During the Period
Remainder of 2018	$46.0	14.3	5,023
For the year ended December 31, 2019	18.1	2.7	507

Total	$64.1

Factors Affecting Sidewinder’s Results of Operations

Revenue

Sidewinder’s revenue depends principally upon the number of rigs in its drilling fleet, the number of days these rigs are utilized and the dayrates received for each rig. Utilization and contract dayrates are primarily determined by the supply and demand balance in the onshore drilling market as well as its fleet’s operational performance. In order to optimize utilization and earn higher contract dayrates, Sidewinder may move its rigs from one geographic region to another.

Operating Expenses

Sidewinder’s operating expenses primarily consist of labor (including employee benefit costs), repairs and maintenance, insurance, rig moving expenses (if any), and supplies as well as operational support costs incurred in its field and corporate offices. Sidewinder’s operating expenses increase as fleet utilization increases as a result of more rigs working. However, on working rigs, most of Sidewinder’s costs are fixed in nature or do not vary with revenue utilization.

Depreciation and Amortization

Sidewinder’s account for the depreciation of property and equipment using the straight-line method over the estimated useful lives of the assets after considering the estimated salvage value of the property and equipment. The estimated useful lives of Sidewinder’s drilling rig components and equipment range from three to twenty years.

Impairment Charges

For the three months ended March 31, 2018 a goodwill impairment of $2.4 million was recorded. As of December 31, 2017, assets held for sale of $1.65 million include the estimated fair value less costs to sell of land and buildings of $1.38 million and of three mechanical drilling rigs (including the two non-marketed rigs) of

$0.27 million. During the Successor period, Sidewinder recorded asset impairment charges of $1.47 million to write down these assets to their carrying value of the estimated fair value of the assets less costs to sell. Impairment expense recorded in 2016 related to a review of Sidewinder’s long-lived assets for impairment as a result of the decline in rig activity which was driven by substantially lower oil prices experienced from 2014 to 2016. The impairment charges recorded in 2016 and 2015 are discussed below.

Selling, General and Administrative Costs

Sidewinder’s selling, general and administrative costs consist of salaries and other related costs for its executive officers and other corporate employees, marketing expenses, office rents, legal, accounting and other professional fees, insurance, information systems and other corporate office expenses.

Interest Expense

As discussed in “—Sidewinder Liquidity and Capital Resources” below, Sidewinder and SDI executed restructuring transactions in 2016 and 2017, and these transactions significantly affected the principal balances and interest rates of outstanding indebtedness. In 2018 interest expense through June 30, 2018 equaled $8.4 million.

Taxes (Successor)

Sidewinder is a limited liability company treated as a partnership for income tax purposes and, as such, is a pass-through entity that is not liable for income tax in the jurisdictions in which it operates, with the exception of the state of Texas, where limited liability companies are subject to Texas margin tax.

Taxes (Predecessor)

SDI’s effective income tax rates were (1.8) percent, (0.8) percent, and (0.6) percent for the period from January 1, 2017 to February 15, 2017 and the years ended December 31, 2016 and 2015, respectively. SDI’s effective income tax rates differ from the federal statutory rate of 35 percent, primarily due to changes in the valuation allowance for deferred tax assets, state income taxes, and permanent differences including nondeductible acquisition costs and the 50 percent deduction limitation on meal per diem expenses.

Results of Operations

The following table sets forth the results of Sidewinder’s operations and other key measures for the six months ended June 30, 2018 and 2017 (in thousands, except percentages and per day amounts).

		Successor	Predecessor	Combined
	Six months ended June 30, 2018	Period from February 15 to June 30, 2017	Period from January 1 through February 15, 2017	2017
Statement of Operations Data:
Operating revenue	$58,077	$40,467	$8,292	$48,759

Operating and maintenance costs	44,360	30,128	9,641	39,769
Selling, general and administrative	8,938	4,335	8,119	12,454
Depreciation and amortization	9,743	8,295	4,748	13,043
Impairment charges	2,389	—	—	—
Net (gain) loss on asset disposals	(57)	(129)	(3)	(132)

Total costs and expenses	65,373	42,630	22,505	65,135

Operating loss	(7,296)	(2,162)	(14,213)	(16,375)
Other income (expense)
Interest expense,	(8,419)	(5,689)	(10,002)	(15,691)
Other income, net	31	19	—	19

Total other expense, net	(8,388)	(5,670)	(10,002)	(15,672)

Loss before income taxes	(15,684)	(7,832)	(24,215)	(32,047)
Income tax expense	203	—	433	433

Net loss	$(15,887)	$(7,832)	$(24,648)	$(32,480)

	Six months ended June 30,
	2018	2017
Key performance measures (1):
Revenue utilization rate	41.8%	31.6%
Revenue earning days	2,646	2,062
Average rig revenue per revenue earning day(2)	$19,586	$16,654
Average rig costs per revenue earning day(3)	$14,306	$14,689
Average rig margin per revenue earning day	$5,280	$1,965

(1)	Key performance measures are “non-GAAP” performance measures. For a definition of our key performance measures, see “Non-GAAP Key Performance Measures” below.
(2)

Revenue used to calculate average rig revenue per revenue earning day includes (i) contract drilling revenue and (ii) tool rental and additional personnel billed to our customers on a dayrate basis (both included in other operating revenue), and (iii) excludes revenues related to reimbursement of out-of-pocket costs by customers totaling $3.0 million and $1.0 million in the six months ended June 30, 2018 and 2017, respectively.

(3)

Operating costs used to calculate rig costs per revenue earning day includes operating and maintenance costs less (i) out-of-pocket costs reimbursed by customers of $2.8 million and $0.9 million and (ii) rig reactivation costs paid to third parties totaling $0.8 million and $1.2 million in the six months ended June 30, 2018 and 2017, respectively.

Non-GAAP Key Performance Measures

Revenue utilization rate, revenue earning days, average rig revenue per revenue earning day, average rig costs per revenue earning day and average rig margin per revenue earning day are non-GAAP key performance measures used by management to more effectively evaluate and analyze Sidewinder’s operating performance. Sidewinder believes they are common measures of operating performance used by external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Sidewinder’s measures may not be comparable to other similarly titled measures reported by other companies.

Sidewinder defines revenue utilization rate as the number of revenue earning hours, or actual hours billed, divided by the total available hours for marketed rigs for the period. Revenue earning days are calculated as revenue earning hours divided by 24 hours.

Sidewinder defines average rig revenue per revenue earning day and average rig costs per revenue earning day as operating revenue earned (excluding revenues related to out-of-pocket costs reimbursed by customers and the amortization of the long-term intangible liability) and operating and maintenance costs incurred (excluding out-of-pocket costs reimbursed by customers and rig reactivation costs paid to third parties), respectively, divided by the number of revenue earning days. Average rig margin per revenue earning day is the difference between average rig revenue per revenue earning day and average rig costs per revenue earning day.

The following table sets forth the results of operations and other key measures for the years ended December 31, 2015, 2016 and 2017 (in thousands, except percentages and per day amounts).

	Predecessor			Successor	Combined
	Year ended December 31,		Period from January 1 through February 15, 2017	Period from February 15 through December 31, 2017	Year ended December 31, 2017
	2015	2016
Statement of Operations Data:
Operating revenue	$132,493	$51,972	$8,292	$93,320	$101,612
Operating and maintenance costs	98,324	51,724	9,641	67,224	76,865
Selling, general and administrative costs	11,437	13,679	8,119	9,900	18,019
Depreciation and amortization	41,577	41,645	4,748	18,347	23,095
Impairment charges	5,701	10,403	—	1,479	1,479
Net loss (gain) on asset disposals	(749)	(857)	(3)	59	56

Operating loss	(23,797)	(64,622)	(14,213)	(3,689)	(17,902)
Interest expense, net of amounts capitalized	(25,894)	(27,785)	(10,002)	(13,600)	(23,602)
Other income (expense), net	63	(1,784)	—	54	54

Loss before income taxes	(49,628)	(94,191)	(24,215)	(17,235)	(41,450)
Income tax expense	303	916	433	185	618

Net loss	$(49,931)	$(95,107)	$(24,648)	$(17,420)	$(42,068)

Six Months Ended June 30, 2018 as Compared to Six Months Ended June 30, 2017

Operating revenue. Operating revenue increased $9.3 million (19%) and revenue earning days increased by 28% during the six month period ended June 30, 2018 compared to the same period ended June 30, 2017, reflecting the increase in demand for drilling rigs in the markets where we operate and relocation of Sidewinder drilling rigs to those markets. Sidewinder’s average rig revenue per revenue earning day increased to $19,586 for the six months ended June 30, 2018 compared to $16,654 for the six months ended June 30, 2017 (an increase of 17%), largely as a result of the increase in contracted dayrates that began in the second half of 2017 and continued in 2018. Other operating revenue in the statement of operations for the Successor for the six months ended June 30, 2018 and the period from February 15, 2017 to June 30, 2017 includes $0.2 million and $2.2 million, respectively, related to the amortization of the contract backlog intangible liability recorded in conjunction with the Merger. This item is not included in the calculation of rig revenue per revenue earning day.

Operating and maintenance costs. Operating and maintenance costs increased $4.6 million (12%) for the six months ended June 30, 2018 compared to the six months ended June 30, 2017. The increase was primarily due to more rigs operating during the six months ended June 30, 2018 as compared to the six month period ended June 30, 2017. Average rig costs per revenue earning day decreased to $14,306 during the six months ended June 30, 2018 from $14,689 during the six months ended June 30, 2017, primarily as a result of the increase in revenue earning days that allowed improved absorption of operating overhead costs and the continued cost reductions implemented during 2017. The significant improvement over the first six months of 2017, which places Sidewinder more in line with industry peers, was the result of incremental rigs’ operating expense leveling off in the subsequent months after start-up, continued focus on reducing rig costs and operational support cost savings generated by the 3rd reduction in force implemented during the second half of 2017, which was made possible via the consolidation of Sidewinder’s operating footprint into two operating areas.

Selling, general and administrative costs. Sidewinder’s selling, general and administrative costs for the six months ended June 30, 2018 decreased by $3.5 million compared to the six months ended June 30, 2017 primarily as a result of higher legal and professional fees and retention plan expenses incurred in the six months ended June 30, 2017 related to the Restructuring Transactions. Legal fees in the first six months of 2018 included $1.0 million merger related charges.

Depreciation and amortization. Depreciation and amortization expense decreased $3.3 million for the six months ended June 30, 2018 compared to the six months ended June 30, 2017 primarily as a result of lowered depreciation expense following the Merger. SDI’s historical cost of property and equipment exceeded the fair value of property and equipment recorded by Sidewinder in the acquisition accounting for the Merger.

Net gain on asset disposals. Net gains on asset disposals of $0.1 million for the six months ended June 30, 2018 was mainly due to net loss of $0.1 million on sales excess equipment and a gain of $0.2 million on a sale of an idle field office.

Interest expense. Interest expense for the six months ended June 30, 2018 decreased $7.3 million compared to the six months ended June 30, 2017. This decrease is due to the reduction in principal balances outstanding resulting from the February 15, 2017 Restructuring Transactions and the inclusion of the prepayment penalty of $5.6 million on the 9.75% Third Lien Notes in the period from January 1 to February 15, 2017.

Income Taxes (Successor). Sidewinder is a limited liability company treated as a partnership for income tax purposes and, as such, is a pass-through entity that is not liable for income tax in the jurisdictions in which it operates, with the exception of the state of Texas, where limited liability companies are subject to Texas margin tax. For the six months ended June 30, 2018, Sidewinder did not have a current liability for Texas margin taxes and recorded a deferred tax provision of $387,000. No tax provisions were recorded for the period from February 15 through June 30, 2017.

Income Taxes (Predecessor). The effective tax rate and tax provision for the period from January 1 to February 15, 2017 was impacted by the alternative minimum tax and changes in the deferred tax liability resulting from the Merger. The Merger was treated as a taxable sale of assets by SDI to Sidewinder, and the fair value as of the date of the Merger exceeded the taxable basis in the assets, resulting in taxable income for the period from January 1 to February 15, 2017. SDI had sufficient U.S. federal and state net operating loss carryforwards to offset a significant portion of the taxable income. A current tax provision of $2.4 million is included in the statement of operations for the period from January 1 to February 15, 2017 and represents the U.S. federal alternative minimum tax liability and state tax liabilities for those states where net operating losses were not available.

Year Ended December 31, 2017 as Compared to Year Ended December 31, 2016

Operating revenue. Operating revenue increased $49.6 million (95%) and revenue earning days increased by 82% during the year ended December 31, 2017 compared to the year ended December 31, 2016, reflecting the increase in demand for drilling rigs in the markets where Sidewinder operates and relocation of Sidewinder drilling rigs to those markets. Sidewinder’s average rig revenue per revenue earning day, excluding the effect of lump sum early termination revenue, decreased to $17,200 during the year ended December 31, 2017 compared to $17,500 during the year ended December 31, 2016 (a 2% decline), largely as a result of the reduction in 2017 of dayrates for two contracts executed prior to 2016 to current market rates and change in contracted fleet composition. Other operating revenue in the statement of operations for the Successor includes $17.0 million related to the amortization of the contract backlog intangible liability recorded in conjunction with the Merger. This item is not included in the calculation of rig revenue per revenue earning day.

Operating and maintenance costs. Operating and maintenance costs increased $25.1 million (49%) for the year ended December 31, 2017 compared to the year ended December 31, 2016. The increase was primarily due to more operating rigs as well as related reactivation costs during the year ended December 31, 2017 as compared to the year ended December 31, 2016. Average rig costs per revenue earning day decreased to $14,700 during the year ended December 31, 2017 from $18,900 during the year ended December 31, 2016, primarily as a result of the increase in revenue earning days that allowed improved absorption of operating overhead costs and the continued cost reductions implemented during 2017. Sidewinder saw its average Operating Expense per Revenue Earning Day decline significantly from $17,400 in the first quarter to $13,700 in the fourth quarter of 2017. The significant improvement over 2017 was the result of incremental rigs’ operating expense leveling off in the subsequent months after start-up, continued focus on reducing rig cost and selling, general and administrative cost savings generated by the reduction in work force which was made possible via the consolidation of Sidewinder’s operating footprint into two operating areas.

Selling, general and administrative costs. Sidewinder’s selling, general and administrative costs for the year ended December 31, 2017, increased by $4.3 million compared to the year ended December 31, 2016 primarily as a result of higher legal and professional fees related to the 2017 Restructuring Transactions, increased employee retention plan expenses related to the 2017 Restructuring Transactions, and hiring and processing costs related to rig reactivations.

Depreciation and amortization. Depreciation and amortization expense decreased $18.6 million for the year ended December 31, 2017 compared to the year ended December 31, 2016 primarily as a result of lowered depreciation expense following the SDI Merger. SDI’s historical cost of property and equipment exceeded the fair value of property and equipment recorded by Sidewinder in the acquisition accounting for the SDI Merger.

Impairment charges. As of December 31, 2017, assets held for sale of $1.65 million include the estimated fair value less costs to sell of land and buildings of $1.38 million and of three mechanical drilling rigs (including the two non-marketed rigs) of $0.27 million. During 2017, Sidewinder recorded asset impairment charges of $1.47 million to write down these assets to their carrying value of the estimated fair value of the assets less costs to sell. Impairment expense recorded in 2016 related to a review of Sidewinder’s long-lived assets for impairment as a result of the decline in rig activity which was driven by substantially lower oil prices experienced from 2014 to 2016. The impairment charges recorded in 2016 and 2015 are discussed below.

Net loss (gain) on asset disposals. Net loss on asset disposals of $0.06 million for the year ended December 31, 2017 was mainly due to losses on sales of three drilling rigs (including two non-marketed drilling rigs) and excess equipment. Net gain on asset disposals of $0.8 million for the year ended December 31, 2016 was primarily due to the sale of an idle field office and yard and reimbursement from customers for downgraded or lost in hole drill pipe.

Interest expense. Interest expense for the year ended December 31, 2017 decreased $4.2 million compared to the year ended December 31, 2016. This decrease is primarily due to the reduction in principal balances outstanding resulting from the February 15, 2017 Restructuring Transactions, offset by the prepayment penalty of $5.6 million on Sidewinder’s 9.75% Third Lien Notes.

Income Taxes (Successor). Sidewinder is a limited liability company treated as a partnership for income tax purposes and, as such, is a pass-through entity that is not liable for income tax in the jurisdictions in which it operates, with the exception of the state of Texas, where limited liability companies are subject to Texas margin tax. For the period from February 15 through December 31, 2017, Sidewinder does not have a current liability for Texas margin taxes and recorded a deferred liability of $185,000.

Income Taxes (Predecessor). The effective tax rate and tax provision for the period from January 1 to February 15, 2017 was impacted by the alternative minimum tax and changes in the deferred tax liability resulting from the SDI Merger. The SDI Merger was treated as a taxable sale of assets by SDI to Sidewinder, and the fair value as of the date of the SDI Merger exceeded the taxable basis in the assets, resulting in taxable income for the period from January 1 to February 15, 2017. SDI had sufficient U.S. federal and state net operating loss carryforwards to offset a significant portion of the taxable income. A current tax provision of $2.4 million is included in the statement of operations for the period from January 1 to February 15, 2017 and represents the U.S. federal alternative minimum tax liability and state tax liabilities for those states where net operating losses were not available.

Year Ended December 31, 2016 as Compared to Year Ended December 31, 2015

Operating revenue. Operating revenue decreased $80.5 million (61%) and revenue earning days decreased by 57% during the year ended December 31, 2016 compared to the year ended December 31, 2015, reflecting the continued decline in demand for drilling rigs that began in 2014 and continued through most of 2016 in the markets where Sidewinder operates. Sidewinder’s average rig revenue per revenue earning day, excluding the effect of lump sum early termination revenue, decreased to $17,500 during the year ended December 31, 2016 compared to $20,500 during the year ended December 31, 2015. In addition, Sidewinder had lower revenue from recharges in 2016, consistent with the decrease in drilling activity.

Operating and maintenance costs. Operating and maintenance costs decreased $46.6 million (47%) for the year ended December 31, 2016 compared to the year ended December 31, 2015. The decrease is primarily attributable to the decrease in utilization discussed above and costs to reactivate six of Sidewinder’s rigs in the second half of 2016, partially offset by cost savings as a result of Sidewinder’s cost reduction initiatives implemented during 2015 and 2016. Sidewinder’s average rig costs per revenue earning day, excluding the costs related to the effect of early termination of drilling contracts by its customers, increased to $18,900 during the year ended December 31, 2016 compared to $15,700 during the year ended December 31, 2015, driven primarily by the decrease in revenue earning days and number of rigs working to absorb its operating overhead costs.

Selling, general and administrative costs. Sidewinder’s selling, general and administrative costs for the year ended December 31, 2016, increased $2.2 million compared to the year ended December 31, 2015, as a result of higher legal and professional fees incurred in 2016 related to debt transactions and corporate restructuring, which were only partially offset by cost savings from cost reduction initiatives implemented in 2015.

Depreciation and amortization. Depreciation and amortization expense increased $0.1 million for the year ended December 31, 2016 compared to the year ended December 31, 2015. Lower expense related to assets that were impaired in 2015 or that reached the end of their depreciable lives during 2015 and 2016 was partially offset by higher depreciation due to a full year of depreciation in 2016 for the two newbuild rigs placed in service during 2015 (Sidewinder 106 and Sidewinder 107).

Impairment charges. In December 2016 and 2015, Sidewinder reviewed its long-lived assets for impairment as a result of the decline in rig activity driven by substantially lower oil prices beginning in 2014 and continuing through 2016. As a result of the oil price decline, the vast majority of E&P companies, including Sidewinder customers, significantly reduced their capital spending programs causing a severe decline in the demand for drilling rigs. In 2016, Sidewinder recorded impairment charges of $10.4 million on its drilling rigs and on its intangible asset related to customer relationships. In 2015, Sidewinder incurred impairment charges of $5.7 million on its drilling rigs.

Net loss (gain) on asset disposals. Net gain on asset disposals of $0.8 million for the year ended December 31, 2016 was primarily due to the sale of an idle field office and yard and reimbursement from customers for downgraded or lost in hole drill pipe. Net gain on asset disposals of $0.7 million for the year ended December 31, 2015 was mainly due to a gain on the sale of drill pipe to a customer at the end of their drilling contract with us.

Interest expense. Interest expense for the year ended December 31, 2016 increased $1.9 million compared to the year ended December 31, 2015, primarily as a result of capitalizing interest of $1.4 million on the construction of the newbuild AC rigs during the year ended December 31, 2015. There was no interest capitalized for the year ended December 31, 2016.

Other income (expense), net. Other income (expense), net was $1.8 million expense for the year ended December 31, 2016 and was primarily due to charges related to the debt transactions that were finalized in February 2016.

Income tax benefit. The $0.6 million increase in income tax expense for the year ended December 31, 2016 compared to the year ended December 31, 2015, was primarily related to an increase in Sidewinder’s valuation allowance for the deferred tax assets for net operating loss carryforwards in jurisdictions where Sidewinder does not expect to be able to utilize the net operating losses before they expire. Sidewinder’s effective tax rates before valuation allowance were 37.8 percent and 38.2 percent for the years ended December 31, 2016 and 2015, respectively.

Sidewinder Liquidity and Capital Resources

Sources and Uses of Liquidity

Sidewinder’s primary sources of liquidity include existing cash balances, cash flows from operations, equity contributions and proceeds from debt issuances and available borrowings under its ABL Credit Facility. Sidewinder uses its sources of liquidity to fund its indebtedness service obligations discussed below, capital expenditures and working capital needs.

Restructuring Transactions in 2017

The SDI Merger of SDI with and into Sidewinder was completed on February 15, 2017 in conjunction with the restructuring of SDI. The SDI Merger was accounted for using the acquisition method of accounting with Sidewinder as the acquirer. SDI’s assets acquired and liabilities assumed were recorded at their fair values on the date of the SDI Merger as determined by an independent valuation.

Effective with the SDI Merger, all of SDI’s outstanding common shares and equity awards were cancelled without receiving a distribution, and substantially all of SDI’s preferred shares outstanding were exchanged for Series C Units of Sidewinder. SDI’s management, including the executive team, remained with Sidewinder following the Merger.

The restructuring of SDI was completed on February 15, 2017 pursuant to the transactions set forth in the Contribution, Exchange and Restructuring Agreement (the “2017 Restructuring Transactions”) executed by SDI, certain preferred stockholders of SDI, the Second Lien Noteholders (Predecessor) and the Third Lien Noteholders (Predecessor). The 2017 Restructuring Transactions consisted of the following: (i) delivery of the

Third Lien Notes by the Third Lien Noteholders to Sidewinder in exchange for Series A Common Units in Sidewinder, (ii) the SDI Merger described in the second preceding paragraph, (iii) the issuance and sale by Sidewinder of Floating Rate Secured Notes due February 15, 2020 with an aggregate principal amount of $80,000,000 for cash; (iv) completion of the transactions contemplated by the Purchase Agreement between SDI and the Senior Noteholders using proceeds of $17.6 million from the sale of the Floating Rate Secured Notes to retire the Senior Note obligation; (v) the obligations outstanding under the Amended Revolver of $27.2 million were paid in full in cash using proceeds from the sale of the Floating Rate Secured Notes; (v) the Company and the Second Lien Noteholders executed an amendment and restatement of the Second Lien Note Purchase Agreement, whereby the original Second Lien Notes outstanding were exchanged for Amended and Restated Secured Notes with a due date of February 15, 2020 and with a principal value of $54.8 million; and (vi) payment of the costs and expenses of SDI of approximately $5.4 million related to the 2017 Restructuring Transactions using proceeds from the Floating Rate Secured Notes.

Floating Rate Secured Notes

The First Lien Note Purchase Agreement was executed on February 15, 2017, and Sidewinder issued Floating Rate Secured Notes due February 15, 2020 in an aggregate principal value of $80,000,000 and received cash proceeds of the same amount. The Floating Rate Secured Notes are secured by a first priority lien on substantially all the assets of Sidewinder (subject to the collateral rights of the Credit Facility discussed below) and are subject to a floating interest rate generally calculated as the greater of LIBOR or 3% plus an interest rate margin of 7% (adjustments to the floating interest rate may occur subject to the availability of the required LIBOR rate). At each interest payment date (February 15, May 15, August 15, and November 15) Sidewinder is required to pay interest in cash on $20 million of principal amount and has an option to pay interest in kind on the remaining principal balance; the amount of any such interest in kind is added to the principal balance outstanding of the Floating Rate Secured Notes at such interest payment date and thereafter bears interest at the floating interest rate. Interest expense included in the statement of operations for the six months ended June 30, 2018 totaled $4.3 million. $1.0 million was paid in cash and $3.3 million was added to the principal amount outstanding of the Floating Rate Secured Notes. Sidewinder may repay the Floating Rate Secured Notes at any time.

As of June 30, 2018, certain of the Floating Rate Secured Notes Noteholders are also holders of the Series A Common Units of Sidewinder.

The First Lien Note Purchase Agreement includes an Accordion Facility of $10 million, and Sidewinder may offer notes for purchase to the Floating Rate Secured Noteholders under the same terms including interest rate and maturity date as the Floating Rate Secured Notes, subject to certain limitations and in increments of no less than $1 million. The Floating Rate Secured Noteholders have the option to purchase the Accordion Notes at each offering.

Amended and Restated Secured Notes

The Amended and Restated Second Lien Note Purchase Agreement was executed on February 15, 2017 to amend and replace the Second Lien Note Purchase Agreement (Predecessor). All obligations outstanding as of the execution date under the Second Lien Note Purchase Agreement, consisting of principal of $52.08 million and accrued interest of $2.71 million, were exchanged for the Amended and Restated Secured Notes issued in the principal amount of $54.79 million. Upon the issuance of the Amended and Restated Secured Notes a premium payment of 4 percent of the principal value or $2.19 million became due and is payable on the earlier of maturity date or date of prepayment. The Amended and Restated Secured Notes were recorded at their fair value of $56.98 million on February 15, 2017.

The Amended and Restated Secured Notes bear interest at 12% and are due on February 15, 2020. Interest is payable at the end of each calendar quarter; in lieu of making interest payments in cash, Sidewinder is required to add the interest accrued for each quarter to the outstanding principal. Interest expense included in the statement of operations for the six months ended June 30, 2018 and the period from February 15 to June 30, 2017 in the amount of $3.7 million and $2.5 million, respectively, was added to the principal outstanding of the Amended and Restated Secured Notes. The Amended and Restated Secured Notes are secured by a first priority lien on substantially all of the assets of Sidewinder, subject to the collateral rights of the Credit Facility discussed below and the Floating Rate Secured Notes.

The Amended and Restated Second Lien Note Purchase Agreement includes an Accordion Facility of $10 million, subject to similar terms as those described above for the First Lien Note Purchase Agreement. Certain of the Amended and Restated Secured Noteholders are holders of the Series A Common Units and Series C Units of Sidewinder.

The covenants under the First Lien Note Purchase Agreement and the Amended and Restated Second Lien Note Purchase Agreement include customary affirmative and negative covenants for financing of this type, including without limitation compliance with laws, insurance requirements, payment of taxes, maintenance of books and records, covenants limiting other indebtedness, liens, investments, guaranties of indebtedness, transactions with affiliates, sales of assets, capital expenditures, conduct of business and change in fiscal year, in each case, subject to certain exceptions and baskets.

ABL Credit Facility

On November 15, 2017, Sidewinder entered into a revolving credit and security agreement (the “Credit Agreement”) for a $20,000,000 senior secured revolving loan facility (the “Credit Facility”) with Wells Fargo Bank, National Association (“Lender”). The Credit Facility has a maturity date of November 15, 2019.

Borrowings under the Credit Facility accrue interest at an optional rate per annum equal to either (a) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50 percent or (ii) the commercial lending rate of the Lender, in both cases plus an applicable margin based on the facility usage, or (b) a LIBOR rate determined by the Lender as defined in the agreement plus an applicable margin based on the facility usage. Interest is payable at dates based upon the option selected. In addition to paying interest on outstanding principal under the facility, Sidewinder is required to pay customary fees and a facility fee.

As of June 30, 2018, Sidewinder had outstanding borrowings of $0 under the Credit Facility that was included in other current liabilities in Sidewinder’s accompanying balance sheet, and Sidewinder’s borrowing base as defined under the Credit Agreement was $14.4 million.

All obligations under the Credit Agreement are secured, subject to certain exceptions, by a first lien interest in substantially all of Sidewinder’s assets. The Credit Agreement contains covenants that, among other things, require the maintenance of certain financial ratios and include restrictions on incurring indebtedness, creating liens, mergers, sale of assets, equity issuances, investments, capital expenditures, entering into transactions with affiliates, forming any subsidiary or entering into joint ventures and substantially changing the nature of the business in which Sidewinder was engaged on the date of the agreement. The Credit Agreement includes a subjective acceleration clause and has a requirement for Sidewinder to maintain a lock-box with the Lender, so borrowings under the Credit Agreement are classified as current liabilities.

In conjunction with the execution of the Credit Agreement, Sidewinder executed amendments with the Floating Rate Secured Noteholders and the Amended and Restated Noteholders to adjust their collateral rights to holding second and third lien interests, respectively.

Capital Expenditures

During the six months ended June 30, 2018 and 2017 Sidewinder’s capital expenditures were $5.6 million and $1.3 million, respectively, for various rig upgrades and capital replacement costs. Sidewinder expects its capital expenditures to be approximately $11.1 million for the year ending December 31, 2018 as it continues to make investments in its fleet which enhance the capability and marketability of its drilling rigs, and ensure the continued safe and efficient operation of its rig fleet.

Cash Flows

At June 30, 2018 and December 31, 2017, Sidewinder had $11.4 million and $17.7 million in cash and cash equivalents, respectively. Sidewinder’s cash flows for the six months ended June 30, 2018, the period from February 15, 2017 to June 30, 2017 (Successor), and the period from January 1, 2017 to February 15, 2017 (Predecessor) are presented in the table below (in thousands):

	Successor		Predecessor	Combined
	Six months ended June 30, 2018	February 15 through June 30, 2017	January 1 through February 15, 2017	Six months ended June 30, 2017
Net cash used in operating activities	$3,754	$(22,453)	$(7,712)	$(30,165)
Net cash used in investing activities	(2,386)	(281)	(1,011)	(1,292)
Net cash provided by financing activities	—	34,687	2,098	36,785

Cash Flows from Operating Activities

Cash used by operations for the six months ended June 30, 2018 totaling $3.8 million represents a decrease of $33.9 million over cash used by operations for the six months ended June 30, 2017. This decrease is partially related to the increased average margin per revenue earning day of $5,280 per day for the first six months of 2018 as compared to the negative average margin per revenue earning day of $1,965 for the first six months of 2017. This improvement in the average margin per revenue earning day resulted from the combined effects of increased day rates, increased number of revenue earning hours that allowed improved absorption of overhead costs, and continued reductions of overhead costs throughout calendar 2017. Additionally, cash used in operations in the six months ended June 30, 2017 included cash payments of $6.9 million in legal and professional fees of SDI related to the 2017 Restructuring Transactions and a deposit totaling $4.1 million placed to secure Sidewinder’s workers compensation program.

Cash Flows from Investing Activities

Cash used in investing activities for the six months ended June 30, 2018 totaling $2.4 million represents an increase of $1.1 million over cash used in investing activities for the six months ended June 30, 2017. During the six months ended June 30, 2018, Sidewinder paid cash for capital expenditures for rig upgrades and reactivations of $5.6 million that was partially offset by cash proceeds totaling $3.2 million from the sales of excess equipment, mechanical drilling rigs and idle yard facilities. During the six months ended June 30, 2017, Sidewinder paid cash for capital expenditures for rig upgrades and reactivations totaling $1.3 million.

Cash Flows from Financing Activities

Cash provided by financing activities for the six months ended June 30, 2017 totaled $36.8 million and primarily related to the proceeds from the issuance of the Floating Rate Secured Notes of $80 million less the repayment of the outstanding debt of SDI of $44.7 million completed during the 2017 Restructuring Transactions.

Contractual Obligations

Sidewinder had the following contractual obligations and commitments at December 31, 2017 (in thousands):

	Payments Due by Period
	Total	2018	2019	2020	2021	2022
Floating Rate Secured Notes(1)	$101,014	$—	$—	$101,014	$—	$—
12% Amended and Secured Notes(1)	—	—	—	80,325	—	—
Interest on long-term debt(2)	4,056	1,517	2,028	511	—	—
Operating lease obligations	1,172	847	278	47	—	—

Total contractual cash obligations	$106,242	$2,364	$2,306	$181,897	$—	$—

(1)	Balance due at maturity, including accumulated paid in kind interest.
(2)	Cash interest payments on Floating Rate Secured Notes.

Off Balance Sheet Arrangements

Sidewinder’s does not currently have any off balance sheet arrangements.

Critical Accounting Policies and Accounting Estimates

The preparation of Sidewinder’s unaudited financial statements requires Sidewinder to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Certain accounting policies involve judgments and estimates made by Sidewinder management. Actual results may differ from these estimates and assumptions.

Quantitative and Qualitative Disclosures About Market Risk

Sidewinder is exposed to a variety of market risks including risks related to potential adverse changes in interest rates and commodity prices. Sidewinder actively monitors exposure to market risk and continue to develop and utilize appropriate risk management techniques. Sidewinder does not use derivative financial instruments for trading or to speculate on changes in commodity prices.

Interest Rate Risk — As of June 30, 2018, other than letters of credit, Sidewinder had no indebtedness outstanding under its Credit Agreement. Accordingly, any change in interest rates would not have a material impact on Sidewinder’s annual cash flows.

Commodity Price Risk — Sidewinder is not exposed directly to commodity price risk. However, demand for contract drilling services is a result of E&P companies spending money to explore and develop drilling prospects in search of oil and natural gas. This customer spending is driven by their cash flow and financial strength, which is affected by trends in crude oil and natural gas commodity prices. Crude oil prices are determined by a number of factors including supply and demand, worldwide economic conditions and geopolitical factors. Crude oil and natural gas prices have historically been volatile and very difficult to predict. This volatility can lead many E&P companies to base their capital spending on much more conservative estimates of commodity prices. As a result, demand for contract drilling services is not always purely a function of the movement of current commodity prices.

Following the November 2016 decision by OPEC to reduce production quotas, oil prices have recovered, reaching a three year high of $67.35 on April 13, 2018. Similarly, natural gas prices at Henry Hub averaged $2.99 per MMBtu in 2017, and have averaged $3.04 per MMBtu in 2018 as of April 16, 2018. While this continued recovery in pricing is promising, there are no indications at this time that oil and natural gas prices and rig counts will recover to their previous highs experienced in 2014.

Due to this deterioration and stabilization of commodity prices well below previous highs, Sidewinder’s customers are principally focused on their most economic wells, and driving cost and production efficiencies that deliver the most economic wells with the lowest capital costs. As a result of this drive towards production and cost efficiencies, operators are focusing more of their capital spending on horizontal drilling programs compared to vertical drilling, and are more focused on utilizing drilling equipment and techniques that optimize costs and efficiency. Thus, Sidewinder believes the rapid market deterioration and stabilization of oil prices well below historical highs has significantly accelerated the pace of the ongoing land rig replacement cycle and continued shift to horizontal drilling from multi-well pads utilizing “pad optimal” rig technology.

In addition to improving utilization, contract tenors are improving with customers being willing to sign term contracts of six to twelve months or longer, and at higher dayrates compared to trough levels. However, the pace and duration of the current recovery is unknown, and if commodity prices were to fall for any sustained period of time, market conditions and demand for Sidewinder’s products and services could deteriorate.

Credit and Capital Market Risk — Sidewinder’s customers may finance their drilling activities through cash flow from operations, the incurrence of debt or the issuance of equity. Any deterioration in the credit and capital markets, as currently being experienced by the industry, can make it difficult for Sidewinder’s customers to obtain funding for their capital needs. A reduction of cash flow resulting from declines in commodity prices, or a reduction of available financing may result in a reduction in customer spending and the demand for Sidewinder’s drilling services. This reduction in spending could have a material adverse effect on Sidewinder’s business, financial condition and results of operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 15, 2018, certain information regarding beneficial ownership of the Company’s common stock for: (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of our common stock outstanding at such date; (ii) each director of the Company; (iii) each named executive officer identified in the Summary Compensation Table included in the Company’s most recent annual meeting proxy statement; and (iv) all current directors and executive officers of the Company as a group, as well as on an anticipated pro forma basis after giving effect to the Merger for (x) certain Sidewinder members expected to beneficially own more than 5% of the shares of our common stock, and (y) certain directors and a new chief executive officer designated in connection with the Merger Agreement, in each case based on information provided to the Company from, and certain assumptions by, Sidewinder and certain of its affiliates. The actual number of shares to be allocated and issued to the Sidewinder members as of the closing date of the Merger will be determined prior to the closing of the Merger. The Sidewinder members at the closing of the Merger may include affiliates of current Sidewinder members and noteholders. Accordingly, the following information has been prepared based on the notional amount of shares that would be issued to each such member if the Merger closing occurred as of October 1, 2018. We expect that the number of shares ultimately issued to each such member (or any applicable affiliate) will be substantially similar to the notional amount of shares set forth below.

Name and Address of Beneficial Owners(1)(2)	Current Shares Beneficially Owned (3)	Shares Acquirable within 60 days (4)(29)	Total	Shares Issued in Merger (Notional)	Percent of Common Stock Beneficially Owned (Current)	Percent of Common Stock Beneficially Owned (Notional pro forma for Merger)
5% Stockholders:
Capital Research Global Investors(5)	4,631,414	—	4,631,414	—	12.1%	6.2%
4D Global Energy Advisors SAS(6)	3,114,613	—	3,114,613	—	8.1%	4.2%
Adage Capital Partners, L.P.(7)	2,694,369	—	2,694,369	—	7.0%	3.6%
Jennison Associates LLC(8)	2,080,588	—	2,080,588	—	5.4%	2.8%
Prudential Financial, Inc.(8)(9)	2,082,538	—	2,082,538	—	5.4%	3.0%
Royce & Associates, LP(10)	1,940,978	—	1,940,978	—	5.1%	2.6%
MSD Partners, L.P.(11)	—	—	—	18,685,275	—	24.9%
MSD Capital, L.P.(12)	—	—	—	4,471,801	—	6.0%
Birch Grove Capital LP(13)	—	—	—	4,206,345	—	5.6%
Anthem, Inc.(14)	—	—	—	4,104,534	—	5.5%
Logen Asset Management LP(15)	—	—	—	4,437,814	—	5.9%
Credit Suisse Asset Management, LLC(16)	—	—	—	3,935,440	—	5.2%
Directors and Named Executive Officers:
Thomas R. Bates, Jr.(17)	63,686	—	63,686	—	*	*
Byron A. Dunn(18)	522,792	400,350	923,142	—	2.4%	N/A
James D. Crandell(19)	22,212	—	22,212	—	*	*
Matthew D. Fitzgerald(20)	57,658	—	57,658	—	*	*
Daniel F. McNease(21)	54,658	—	54,658	—	*	*
Tighe A. Noonan(6)(22)	3,153,239	—	3,153,239	—	8.2%	N/A
Philip A. Choyce(23)	226,217	157,000	383,217	—	1.0%	*
Christopher K. Menefee(24)	72,054	—	72,054	—	*	*
J. Anthony Gallegos, Jr. (25)	—	—	—	—	—	*
James Minmier(26)	—	—	—	—	—	*
Adam Piekarski(27)	—	—	—	—	—
All Directors and Executive Officers as a Group (10 persons; 11 post-merger):(28)	4,246,238	573,050	4,819,288	—	12.6%	*

*	Less than 1%.
(1)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership” meaning ownership of shares as to which a person has or shares investment or voting power, or a person who, through a trust or proxy, prevents the person from having beneficial ownership.

(2)

The address for each Named Executive Officer and director set forth in the table, unless otherwise indicated, is c/o Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, Texas 77086.

(3)

Amounts shown include common stock and restricted stock awards beneficially owned as of August 15, 2018, with the exception of the amounts reported in filings on Schedule 13G or 13D, which amounts are based on holdings as of December 31, 2017, or as otherwise disclosed in such filings. Unvested restricted stock units that have been granted have been excluded from this figure, but have been summarized in the footnotes to this table.

(4)

Reflects the number of shares that could be purchased upon the exercise of options, warrants or other right of conversion held by the named person as of August 15, 2018 or within 60 days of August 15, 2018.

(5)

As reported on Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 14, 2018, Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 4,631,414 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of our common stock, due to Capital Research holding more than five percent of our outstanding common stock on behalf of SMALLCAP World Fund, Inc. Capital Research’s business address is 333 South Hope Street, Los Angeles, CA 90071.

(6)

As reported on a Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 23, 2017, 4D Global Energy Advisors SAS (“4D”) has shared voting power over 3,114,613 shares and shared dispositive power of 3,114,613 shares. The shares 4D may be deemed to beneficially own and have shared voting and dispositive power over are directly held by 4D Global Energy Investments plc (2,562,000 shares) and 4D Global Energy Development Capital Fund II PLC (582,113 shares), for each of which 4D is the appointed Alternative Investment Fund Advisor. In addition, one of our directors, Tighe Noonan, may be deemed a beneficial owner of these shares due to his position as the general manager of 4D. Mr. Noonan and 4D expressly disclaim beneficial ownership of these securities. 4D’s business address is 15 rue de La Baume, Paris, France 75008.

(7)

As reported on a Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 13, 2018, Adage Capital Partners, L.P. (“ACP”) has shared voting power over 2,694,369 shares and shares dispositive power over 2,694,369 shares. Each of (i) Adage Capital Partners GP, LLC, as general partner of ACP (“ACPGP”), Adage Capital Advisors, LLC, as managing member of ACPGP (“ACA”), (ii) Robert Atchinson as managing member of ACA, and (iii) Phillip Gross, as managing member of ACA, may be deemed to beneficially share voting and dispositive power over the shares owned by ACP. ACP’s address is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(8)

As reported on Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 5, 2018, Jennison Associates LLC (“Jennison”) has sole voting power over 2,080,588 shares and shared dispositive power of 2,080,588 shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (the “Jennison Managed Portfolios”). As a result of its role as an investment advisor of the Jennison Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of our common stock owned by such Jennison Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of the equity interests in Jennison and may, therefore, be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to our common stock owned by the Jennison Managed Portfolios. Jennison and Prudential did not file a joint Schedule 13G/A, and as such, shares reported as beneficially owned by Jennison on its Schedule 13G/A may also be reported as beneficially owned by Prudential on the 13G/A filed by Prudential. Jennison’s business address is 466 Lexington Avenue, New York, New York 10017.

(9)	As reported on Schedule 13G/A as of December 31, 2017, and filed with the SEC on January 26, 2018, Prudential has sole voting power over 1,950 shares, shared voting power over 2,080,588 shares, sole dispositive power of 1,950 shares and shared dispositive power of 2,080,588 shares. The shares Prudential may be deemed to beneficially own are held through its parent/subsidiary relationship with Jennison and Quantitative Management Associates LLC. Prudential’s filing should not be construed as an admission that Prudential is, for purposes of Section 13 or 16 of the Exchange Act, the beneficial owner of the shares. Prudential’s business address is 751 Broad Street, Newark, New Jersey, 07102.

(10)

As reported on Schedule 13G as of December 31, 2017, and filed with the SEC on January 22, 2018, Royce & Associates, LP has sole voting power over 1,940,978 shares and sole dispositive power over 1,940,978 shares. Royce & Associates, LP’s business address is 745 Fifth Avenue, New York, NY 10151.

(11)

Includes an estimated 18,685,275 shares to be issued to MSD Credit Opportunity Master Fund, L.P. MSD Partners, L.P. is the manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Credit Opportunity Master Fund, L.P. MSD Partners (GP), LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners (GP), LLC. The principal business address of each of the entities and persons identified in this paragraph is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(12)

Includes an estimated 4,471,801 shares to be issued to MSD Energy Investments, L.P. MSD Capital, L.P. is the general partner of, and may be deemed to beneficially own securities beneficially owned by MSD Energy Investments, L.P. MSD Capital Management, LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management, LLC. Michael S. Dell is the controlling member of MSD Capital Management and may be deemed to beneficially own securities owned by MSD Capital Management. The principal business address of each of the entities and persons identified in this paragraph is c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(13)

Includes an estimated 1,646,798 shares to be issued to BGCSMF-01 LLC, 2,529,395 shares to be issued to Birch Grove Credit Strategies Master Fund LP, and 30,152 shares to be issued to OCSOMF-01 LLC. Birch Grove Capital LP’s business address is 660 Madison Avenue, New York, NY 10065.

(14)	Includes an estimated 4,104,534 shares to be issued to Anthem Inc. Anthem Inc.’s business address is 120 Monument Circle, Indianapolis, IN 46204.
(15)

Includes an estimated 4,104,534 shares to be issued to Anthem Inc., 150,763 shares to be issued to LAM I LLC, and 182,517 shares to be issued to Logen Asset Management Master Fund Ltd. Logen Asset Management LP’s business address is 410 Park Avenue, Suite 1510, New York, NY 10022.

(16)

Includes an estimated 327,743 shares to be issued to Bentham Wholesale Syndicated Loan Fund Segregated Portfolio of CIG Special Purpose SPC, 46,430 shares to be issued to Bentham Wholesale High Yield Fund Segregated Portfolio of CIG Special Purpose SPC, 54,624 shares to be issued to Credit Suisse (LUX) High Yield USD Bond Fund Segregated Portfolio of CIG Special Purpose SPC, 49,161 shares to be issued to Entsorgungsfonds Fur Kernkraftwerke Segregated Portfolio of CIG Special Purpose SPC, 22,396 shares to be issued to Stillegungsfonds Fur Kernanlagen Segregated Portfolio of CIG Special Purpose SPC, 327,743 shares to be issued to AustralianSuper Segregated Portfolio of CIG Special Purpose SPC, 99,802 shares to be issued to Policemen and Firemen Retirement System of the City of Detroit, 166,337 shares to be issued to BA/CSCredit 1 LLC, 354,852 shares to be issued to Credit Suisse Asset Management Income Fund, Inc., 792,871 shares to be issued to Credit Suisse High Yield Bond Fund, 55,446 shares to be issued to Credit Suisse Strategic Income Fund, 730,116 shares to be issued to Bentham Syndicated Loan Fund, 730,116 shares to be issued to AustralianSuper, 47,827 shares to be issued to Bentham High Yield Fund, 56,267 shares to be issued to Credit Suisse Bond Fund (LUX) High Yield USD, 50,641 shares to be issued to Entsorgungsfonds Fur Kernkraftwerke, and 23,070 shares to be issued to Stillegungsfonds Fur Kernanlagen. Credit Suisse Asset Management, LLC’s business address is One Madison Avenue, New York, NY 10010.

(17)	Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.
(18)

Shares acquirable within 60 days include options to purchase 400,350 shares of common stock that are exercisable within 60 days of April 2, 2018. Includes 21,323 shares owned by Granite One Limited Partnership, over which Mr. Dunn shares voting and dispositive control, and 105,975 shares of common stock owned by Field Rock Partners, Limited Partnership, over which Mr. Dunn shares voting and dispositive controls. Excludes (i) 80,000 shares of common stock underlying restricted stock units that will vest on February 22, 2019, (ii) 126,913 shares underlying restricted stock units that will vest ratably on each of February 8, 2019 and February 8, 2020, (iii) 12,054 earned shares underlying performance restricted stock units that vest on February 8, 2020 and (iv) 172,332 shares underlying restricted stock units that will vest ratably on each of February 8, 2019, February 8, 2020 and February 8, 2021. Also excludes (i) 26,890 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 22, 2019, (ii) 54,378 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2020 and (iii) 114,888 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2021.

(19)

Excludes 10,532 shares underlying restricted stock units that vest ratably on each of January 11, 2019 and January 11, 2020, as well as 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.

(20)	Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.
(21)	Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.
(22)

Includes 3,114,613 shares that Mr. Noonan may be deemed to beneficially own through his indirect ownership and position as founding shareholder Partner of 4D. Mr. Noonan expressly disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.

(23)

Shares acquirable within 60 days includes options to purchase 157,000 shares of common stock that are exercisable within 60 days of April 2, 2018. Excludes (i) 36,667 shares of common stock underlying restricted stock units that will vest on February 22, 2019, (ii) 52,973 shares underlying restricted stock units that will vest ratably on each of February 8, 2019 and February 8, 2020, (iii) 5,032 earned shares underlying performance restricted stock units that vest on February 8, 2020 and (iv) 57,134 shares underlying restricted stock units that will vest ratably on each of February 8, 2019, February 8, 2020 and February 8, 2021. Also excludes (i) 12,330 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 22, 2019, (ii) 22,701 shares underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2020 and (iii) 38,090 shares that may potentially vest, based upon achievement of performance metrics, on February 8, 2021.

(24)

Excludes (i) 10,000 shares of common stock underlying restricted stock units that will vest on February 22, 2019, (ii) 19,478 shares underlying restricted stock units that will vest ratably on February 8, 2019 and February 8, 2020, (iii) 1,850 earned shares underlying performance restricted stock units that will vest on February 8, 2020 and (iv) 43,049 shares underlying restricted stock units that will vest ratably on each of February 8, 2019, February 8, 2020 and February 8, 2021. Also excludes (i) 3,360 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 22, 2019, (ii) 8,349 shares underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2020 and (iii) 28,700 shares underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2021.

(25)	Mr. Gallegos will become the Company’s president, chief executive officer and a director effective upon the consummation of the Merger.
(26)	Mr. Minmier will become a director of the Company effective upon the consummation of the Merger.
(27)

Mr. Piekarski will become a director of the Company effective upon the consummation of the Merger. Mr. Piekarski is an employee of MSD Partners, L.P. The principal business address of Mr. Piekarski is c/o MSD Partners, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(28)

Post-Merger, excludes shares beneficially owned by Messrs. Dunn and Noonan who will cease to be officers and directors following the Merger, and includes Messrs. Gallegos, Minmier and Piekarski who will become officers or directors following the Merger.

(29)	Shares acquirable within 60 days includes options to purchase 573,050 shares of common stock that are exercisable within 60 days of August 15, 2018.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our next annual meeting, and presentation at our next annual meeting, may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Provided that the date of our next annual meeting is not more than 30 days from the date of the 2018 annual meeting, such proposals must be submitted in writing to Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary, no later than 120 calendar days before the date of the proxy statement released for the previous year’s annual meeting. Therefore, the deadline for submitting proposals for inclusion in our proxy materials for our next annual meeting, and presentation at our next annual meeting, is pursuant to Rule 14a-8 is December 12, 2018. For any proposal that is not submitted for inclusion in the proxy statement for the fiscal year ended December 31, 2018 but is instead sought to be presented directly at the next annual meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on December 12, 2018, and advises stockholders in the next proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on December 12, 2018. Notices of intention to present proposals at the next annual meeting should be addressed to: Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary.

The Company’s Amended and Restated Bylaws (“Bylaws”) require that stockholders interested in submitting a proposal or nominee for consideration at the 2019 Annual Meeting of Stockholders, which is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, may do so by following the procedures set forth in Section 1.3 of our Bylaws. Section 1.3 of our Bylaws requires any such proposals to be submitted in writing to Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting. Pursuant to this requirement, notice must be received no later than close of business on February 23, 2019 nor earlier than close of business on January 24, 2019 to be considered timely under our Bylaws for purposes of our 2019 Annual Meeting of Stockholders; provided, however, that in the event that such date of the annual meeting is more than 30 days before or more than 60 days after May 24, 2019, stockholder notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. To be in proper form, a stockholder’s notice must include the information about the proposal or nominee specified in our Bylaws.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we subsequently file with the SEC prior to the Special Meeting will automatically update and supersede this information. This proxy statement incorporates by reference the Company’s documents listed below (File No. 001-36590) and any future filings we make with the SEC prior to the Special Meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which contains audited financial statements of the Company for the fiscal year ended December 31, 2017; and

b.	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018;

c.

The Company’s Current Reports on Form 8-K filed on February 14, 2018, May 29, 2018, July 19, 2018, July 19, 2018, July 31, 2018, August 2, 2018, August 3, 2018 and August 16, 2018 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

d.

The Company’s proxy statement filed on Schedule 14A dated April 11, 2018 in connection with the Company’s 2018 annual meeting of stockholders, as incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

e.	The description of the Company’s common stock contained in its Form 8-A filed on August 5, 2014.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.icdrilling.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Investor Relations, Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 or to investor@icdrilling.com, or an oral request by calling the Company’s Investor Relations group at (281) 598-1230.

You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from the information contained in this proxy statement. This proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

OTHER MATTERS ARISING AT THE SPECIAL MEETING

The matters referred to in the Notice of Special Meeting and described in this proxy statement are, to the knowledge of our Board, the only matters that will be presented for consideration at the Special Meeting. If any other matters should properly come before the Special Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have ICD common stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. To request a separate delivery of the proxy statement now or in the future, a stockholder may submit a written request either to Investor Relations, Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 or to investor@icdrilling.com or an oral request by calling the Company’s Investor Relations group at (281) 598-1230. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and who would prefer to receive a single copy of such materials may instruct us accordingly by directing that request to the Company in the manner provided above.

OTHER BUSINESS

Our Board knows of no business that will be presented for consideration at the Special Meeting other than those items stated above. If any other business should come before the Special Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies. Although representatives of the auditors will not be at the meeting, they will be available to participate by telephone, if needed.

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

INDEPENDENCE CONTRACT DRILLING, INC.,

PATRIOT SARATOGA MERGER SUB, LLC,

SIDEWINDER DRILLING LLC,

and

MSD Credit Opportunity Master Fund, L.P.,

in its capacity as Members’ Representative,

Dated as of July 18, 2018

A-1

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 18, 2018 (the “Execution Date”), by and among Independence Contract Drilling, Inc., a Delaware corporation (the “Parent”), Patriot Saratoga Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Parent (“Merger Sub”), Sidewinder Drilling LLC, a Delaware limited liability company (the “Company”), and MSD Credit Opportunity Master Fund, L.P., a Delaware limited partnership, in its capacity as representative of the Members (the “Members’ Representative”).

Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties”.

R E C I T A L S

WHEREAS, the Board of Managers of the Company (the “Company Board”), by written consent, has: (a) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), are fair to, and in the best interests of, the Members; (b) approved and declared advisable this Agreement, the Conversion Agreement and the Transactions, including the Merger and the Conversion; (c) directed that this Agreement be submitted to the Members for adoption and that the Note Conversion Agreement and issuance of additional Class A Units in the Conversion be submitted to the Members for approval; and (d) recommended that the Members approve and adopt this Agreement, and approve the Note Conversion Agreement and the Transactions, including the Merger and the Conversion;

WHEREAS, the Board of Directors of the Parent (the “Parent Board”), at a meeting duly called and held by unanimous vote, has: (a) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Parent and the Parent’s stockholders; (b) approved and declared advisable this Agreement and the Transactions; (c) directed that the issuance of the Specified Parent Common Stock be submitted to the Parent’s stockholders for approval; and (d) recommended that the Parent’s stockholders approve the issuance of the Specified Parent Common Stock;

WHEREAS, Parent, as sole member and the member-manager of Merger Sub, by written consent, has: (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub’s sole member; and (b) adopted and approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a material inducement and a condition to Parent’s and Merger Sub’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain Members of the Company and Company Noteholders have entered into a Stockholders’ Agreement with Parent, with certain terms to be effective contingent upon the consummation of the Merger (the “Stockholders’ Agreement”);

WHEREAS, as a material inducement and a condition to Parent’s, Merger Sub’s and the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Members holding all of the Series A Common Units of the Company and all of the Company Noteholders have entered into the Contribution, Exchange and Restructuring Agreement with the Company (the “Note Conversion Agreement”);

WHEREAS, as a material inducement and a condition to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain officers and directors who are stockholders of the Parent have entered into a Voting and Support Agreement with the Company (the “Parent Voting Agreement”); and

WHEREAS, (i) the MSD Representative (as defined in the Company LLC Agreement) and (ii) the Members holding all of the Series A Common Units (including each Person that will hold Series A Common Units immediately prior to Closing pursuant to the Note Conversion Agreement) has executed a written consent adopting and approving this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement, and approving the Note Conversion Agreement and the Conversion;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes the other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (k) all references to money refer to the lawful currency of the United States; (l) references in this Agreement to any document, instrument or agreement (including this Agreement) (i) includes and incorporates all Exhibits, Schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time; and (m) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

THE MERGER; CLOSING; CONVERSION

2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the provisions of the DLLCA. As a result of the Merger, the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving limited liability company (in such capacity, the Company is referred to herein as the “Surviving Company”). Immediately prior to the Effective Time, the Parent shall own all of the membership interests and other equity, if any, in Merger Sub and shall be the sole member of Merger Sub, and Merger Sub shall be treated as a disregarded entity for U.S. federal income Tax purposes.

2.2 Closing.

(a) The closing of the Merger (the “Closing”), shall take place at 10:00 a.m., Central time, on a date that is three Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VIII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) at the offices of Sidley Austin LLP in Houston, Texas, or such other place as the Parent and the Company may agree in writing. For purposes of this Agreement “Closing Date” shall mean the date on which the Closing occurs.

(b) As soon as practicable on the Closing Date but after the Closing, Parent and the Company will cause a certificate of merger prepared and executed in accordance with the relevant provisions of the DLLCA (the “Delaware Certificate of Merger”) to be filed with the Office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the acceptance of the filing of the Delaware Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon in writing by the Parent and the Company and specified in the Delaware Certificate of Merger (the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company. Immediately after the Effective Time, the Parent shall own all of the membership interests and other equity, if any, in the Surviving Company and shall be the sole member of the Surviving Company, and the Surviving Company shall be treated as a disregarded entity for U.S. federal income Tax purposes.

2.4 Organizational Documents of the Surviving Company. At the Effective Time, the certificate of formation and the limited liability company agreement of the Surviving Company shall be amended and restated to be in the form of the certificate of formation and the limited liability company agreement of Merger Sub as of the date of this Agreement until such certificate of formation and the limited liability company agreement are thereafter amended and restated, subject to Section 7.12(a), in accordance with their respective terms and applicable Law, except that the name of the Surviving Company shall be ICD Operating LLC.

2.5 Managers and Officers of the Surviving Company. The Parties shall take all necessary action such that from and after the Effective Time, the managers (if any) and officers of Merger Sub immediately prior to the Effective Time shall be the managers (if any) and officers of the Surviving Company, and such managers (if any) and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Company.

2.6 Directors and Officers of the Parent. The Parties shall take all necessary action such that immediately after the Effective Time, there shall be seven directors of Parent, as follows: (a) four directors who shall be designated by Parent and identified in writing to the Company; (b) each of Adam Piekarski and Jay Minmier (each of whom has been designated by the Members’ Representative); and (c) one director shall be the individual that is the Chief Executive Officer of the Parent immediately following the Effective Time, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation, removal or replacement in accordance with the Stockholder’s Agreement and the Organizational Documents of the Parent. The Parties shall also take all necessary action so that the Chief Executive Officer of Parent immediately after the Closing shall be Anthony Gallegos and that the Chairman of the Board and other officers of the Parent immediately after the Closing shall include the individuals agreed upon by Company and Parent prior to the Closing; provided, that if any such individual is unable to hold any such office (whether due to death, disability or otherwise), the Company and Parent shall work in good faith to mutually agree upon a replacement.

2.7 Conversion. Immediately prior to the Closing, the Company shall consummate the Conversion in accordance with the Note Conversion Agreement. As a result of the Conversion, all of the Company Debt under the Company Note Agreements, other than the Company Noteholder Remaining Debt Amount as of the Closing Date, shall be converted into Series A Common Units of the Company prior to the Closing.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE COMPANY AND MERGER SUB

3.1 Conversion of Company Units. At the Effective Time, by virtue of the Merger and without any action on the part of any Party:

(a) Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into 100% of the membership interests of the Surviving Company, so that, after the Effective Time, the Parent shall be the holder of all of the issued and outstanding membership interests of the Surviving Company.

(b) Each holder of outstanding Series A Common Units of the Company (the “Series A Company Units”) immediately prior to the Effective Time shall have its Series A Company Units converted into the right to receive (without interest) (i) the number of shares of Specified Parent Common Stock set forth opposite such Member’s name in the Consideration Letter (as may be updated or amended pursuant to the terms thereof) and (ii) such Member’s share of any Mechanical Rig Net Proceeds, payable in accordance with this Agreement and the Note Conversion Agreement to the extent such proceeds have not either been used to repay Company Indebtedness or been paid as a dividend to the Members prior to Closing (collectively, the “Merger Consideration”). All such Series A Company Units shall thereafter cease to be outstanding and shall automatically be canceled, extinguished and retired and shall cease to exist.

(c) Each Company Unit held in the treasury of the Company immediately prior to the Effective Time and each Series C Common Unit of the Company (the “Series C Company Units” and, together with the Series A Company Units, the “Company Units”) shall cease to be outstanding and shall be automatically be canceled and retired without any conversion thereof, and no payment or distribution shall be made with respect thereto.

ARTICLE IV

THE MERGER CONSIDERATION

4.1 Payments.

(a) Closing Payments and Issuances. At the Closing, the Parent shall pay or cause to be paid, or shall deposit or cause to be deposited, as the case may be, the following amounts by wire transfers of immediately available funds, pursuant to wire transfer instructions confirmed by the applicable payment recipient in writing (or as otherwise provided below) (together, the “Closing Payments and Issuances”):

(i) The Parent shall issue or cause to be issued, as applicable, to each holder of Company Units, the number of shares of Parent Common Stock set forth opposite such holder’s name in the Consideration Letter;

(ii) The Parent shall pay or cause to be paid to (A) the Company Noteholders identified on the Consideration Letter the applicable portion of the Company Noteholder Remaining Debt Amount, (B) the applicable lenders under the Company Credit Facility, all Indebtedness outstanding under the Company Credit Facility pursuant to the delivery instructions provided in the applicable Payoff Letter and (C) the applicable holders of Parent Indebtedness, all Indebtedness outstanding under the Parent Credit Facility pursuant to the delivery instructions provided in the applicable Payoff Letter; and

(iii) The Parent shall pay or cause to be paid to (A) the applicable payees set forth in the applicable Invoices and (B) any other Person to whom Transaction Expenses are owed (including by the Parent), the Transaction Expenses pursuant to the delivery instructions provided in the applicable Invoices or otherwise in writing by such Person.

(b) No Fractional Shares of Parent Common Stock. No certificates or scrip or shares representing fractional shares of Parent Common Stock shall be issued and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a holder of Parent Common Stock.

(c) No Liability for Abandoned Property. Any other provision of this Agreement notwithstanding, none of the Parent, Merger Sub or the Surviving Company shall be liable to any Member for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(d) Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, the Parent, Merger Sub and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, including from any shares of Specified Parent Common Stock or other Merger Consideration payable pursuant hereto, any amount required to be deducted and withheld with respect to the making of such payment under applicable Tax Laws; provided, however, that (i) if the Parent receives prior to the Closing Date from a Person that will be a Member holding Series A Common Units as of immediately prior to the Effective Time (A) a properly completed and duly executed certificate of non-foreign status in the form specified in Treasury Regulations § 1.1445-2(b)(2) and (B) a properly completed and duly executed certificate of non-foreign status or an IRS Form W-9 that, in either case, satisfies the requirements set forth in Section 6.01 of IRS Notice 2018-29, then (ii) Parent agrees that, in reliance on the certificates and/or forms described in the preceding clause (i), none of Parent, Merger Sub, or the Surviving Company shall withhold from such Person any amounts from the consideration payable to such Person under this Agreement pursuant to Section 1445 of the Code or Section 1446(f) of the Code. If the applicable withholding agent determines that deduction or withholding is required pursuant to this Section 4.1(d), it shall give reasonable prior notice of any amount to be deducted or withheld to the Person in respect of which such deduction or withholding would be made. The Parties shall reasonably cooperate with each other, as and to the extent reasonably requested by the other Party, to minimize or eliminate to the extent permissible under applicable Laws the amount of any such deduction or withholding. To the extent that any amounts are so deducted or withheld, such amounts shall be paid to the applicable Governmental Body on behalf of the Person from whom deducted or withheld and, to the extent so paid, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(e) No Liability after Issuance of Merger Consideration and Payments to Members’ Representative and Certain Other Payments. Any other provision of this Agreement notwithstanding, following the issuance of the Merger Consideration to the Members, and any other amount payable to the Members’ Representative by the

Parent for the account of and on behalf of the Members, and the payment by the Parent of (i) the Company Noteholder Remaining Debt Amount to the applicable Company Noteholders, (ii) the Transaction Expenses and (iii) any Mechanical Rig Net Proceeds to the Members’ Representative, in each case, in accordance with this Agreement, none of the Parent, Merger Sub and the Surviving Company shall be liable to any Member for the portion of such amount (if any) payable by the Members’ Representative to such Member hereunder.

4.2 Other Deliveries and Actions at Closing.

(a) At the Closing, the Parent and Merger Sub shall deliver, pay or issue, as the case may be, the following in accordance with the applicable provisions of this Agreement:

(i) the written resignations of any members of the Parent Board other than the directors of Parent designated in accordance with Section 2.6;

(ii) the certificate contemplated by Section 8.3(d); and

(iii) the Payoff Letter related to the Parent Credit Facility, no less than three Business Days prior to the Closing Date.

(b) At the Closing, the Company and the Members’ Representative shall deliver to the Parent:

(i) the written resignations of the members of the Company Board, as may be requested by the Parent prior to the Closing and in form and substance reasonably satisfactory to the Parent;

(ii) the certificate contemplated by Section 8.2(c); and

(iii) the Payoff Letter related to the Company Credit Facility, no less than three Business Days prior to the Closing Date.

(c) Pursuant to Section 2.2(b), the Company and the Parent shall cause the Delaware Certificate of Merger to be properly executed and filed with the Secretary of State of the State of Delaware.

4.3 Invoices. At least five Business Days prior to the Closing Date, the Company and shall prepare and deliver to the Parent, and the Parent shall prepare and deliver to the Company, a schedule or copies of such Party’s invoices or good faith reasonable estimates from each of the applicable service providers for the outstanding Transaction Expenses as of the Closing Date (the “Invoices”).

4.4 Consideration Letter. The Company shall deliver the Consideration Letter to the Parent at least two Business Days prior to the expected Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth on the Company Disclosure Letter, the Company represents and warrants to the Parent and Merger Sub as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date), as follows:

5.1 Organization; Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties, and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing does not constitute, individually or in the aggregate, a Company Material Adverse Effect. The Company has provided or made available to the Parent true, complete and correct copies of the Organizational Documents of the Company.

5.2 Authority; Enforceability.

(a) The Company has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of the Transaction Documents to which the Company is, or will be, a party, and the consummation by the Company of the Transactions, have been duly and validly authorized by the Company, and no other corporate proceedings on the part of the Company or equityholder action is necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the Transactions contemplated by the Transaction Documents to which it is, or will be, a party.

(b) The Transaction Documents to which the Company is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly and validly executed and delivered by the Company, and, assuming the due authorization, execution, delivery and performance by the other parties thereto, each Transaction Document to which the Company is, or will be a party, constitutes (or will constitute, when executed and delivered at the Closing) the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, “Enforceability Exceptions”).

5.3 Non-Contravention. Except as set forth on Section 5.3 of the Company Disclosure Letter, the execution, delivery and performance of the Transaction Documents to which it is, or will be, a party, and the consummation by the Company of the Transactions does not and will not: (a) conflict with or result in any breach of or violate (with or without the giving of notice, or the passage of time or both) any provision of the Organizational Documents of the Company; (b) conflict with or result in any breach of or violate or constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration (with or without the giving of notice, or the passage of time or both) under, materially impair the rights of the Company or any of the assets of the Company under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which any property or asset of the Company is bound or affected; (c) assuming receipt of the Consents contemplated by Section 5.4, conflict with or violate any Law to which the Company is subject or by which any of the Company’s properties or assets is bound; (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of the Company; or (e) assuming receipt of the Consents contemplated by Section 5.4, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company, or that otherwise relates to the business of, or any of the assets owned or used by, the Company; except, with respect to each of clauses (b), (c), (d), and (e) for such defaults, violations or rights of termination, cancellation, amendment, or acceleration, or Liens, as would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

5.4 Consents and Approvals. No Consent of any Governmental Body is necessary for the consummation by the Company of the Transactions contemplated by the Transaction Documents to which it is a party, except

(a) applicable requirements under the HSR Act, (b) the filing of the Certificate of Merger (c) applicable requirements, if any, under the Exchange Act, the Securities Act and state securities “blue sky” Laws or (d) any such Consent the failure of which to make or obtain does not, individually or in the aggregate, constitute a Company Material Adverse Effect.

5.5 Capitalization.

(a) Section 5.5(a) of the Company Disclosure Letter sets forth a correct and complete description of the following as of the date hereof: (i) all of the issued and outstanding Company Units, (ii) any options (whether compensatory or non-compensatory) convertible or exchangeable into or exercisable for units of the Company and (iii) the record owners of the Company Units. As of the date hereof, there are no other outstanding equity interests of the Company other than the Company Units. Such Company Units (x) are duly authorized, validly issued, fully paid (to the extent required under the Company Restated LLC Agreement) and non-assessable, (y) were not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person and (z) have been issued in compliance with applicable federal and state securities Laws.

(b) As of immediately prior to the Closing, all Series A Company Units shall be duly authorized, validly issued, fully paid (to the extent required under the Company Restated LLC Agreement) and non-assessable, shall not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person and shall have been issued in compliance with applicable federal and state securities Laws.

(c) Except pursuant to the Note Conversion Agreement and as set forth on Section 5.5(c) of the Company Disclosure Letter, there are no preemptive rights or other outstanding rights, options (whether compensatory or non-compensatory), warrants, conversion rights, stock appreciation rights, restricted stock units, phantom stock, any other equity-based compensation, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate the Company to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d) Except as set forth on Section 5.5(d) of the Company Disclosure Letter, there are not any stockholder agreements, voting trusts or other agreements to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock.

(e) The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible or exercisable into or exchangeable for securities having the right to vote) with the holders of equity interests in the Company on any matter.

(f) The parties referred to in Section 3.1(b) are all of the parties that will be entitled to receipt of the Merger Consideration.

5.6 Company Subsidiaries. The Company has no Subsidiaries and the Company does not own (beneficially or of record), directly or indirectly, any equity interests of any other Person.

5.7 Compliance with Law. Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit and Tax matters, which are the subject of Section 5.12, Section 5.15 and Section 5.16, respectively, or as set forth on Section 5.7 of the Company Disclosure Letter, the Company is, and for the four years preceding the Execution Date has been in compliance with all applicable Laws, except for any such non-compliance as has not and would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

5.8 Real Property.

(a) Section 5.8(a) of the Company Disclosure Letter sets forth a correct and complete list, including the street address, of all real property which the Company owns (such property, the “Company Owned Real

Property”) and all leases and subleases granting a right to use or occupy any leased real property (collectively, the “Leases”) (such property, the “Company Leased Real Property” and together with the Company Owned Real Property, collectively, the “Company Real Property”). Except as set forth on Section 5.8(a) of the Company Disclosure Letter or as would not be material to the Company, the Company or its applicable Subsidiary has (i) good, valid and indefeasible fee simple title to the Company Owned Real Property and (ii) legal, valid and subsisting leasehold interests in the Company Leased Real Property, in each case free and clear of all Liens (except for Permitted Liens). There is no action pending or, to the Knowledge of the Company, threatened, that if adversely determined would interfere, in any material respect, with the quiet enjoyment by the Company of any such leasehold. Except for the Permitted Liens, or as set forth on Section 5.8(a) of the Company Disclosure Letter, no third party has any rights to occupy or otherwise use any material portion of the Company Owned Real Property. Except as set forth on Section 5.8(a) of the Company Disclosure Letter, the Company has not subleased any material portion of the Company Leased Real Property to a third party. The Company Real Property is all the real property used or held for use by the Company in connection with the operation of the Business and constitutes all of the real property needed for the conduct of the Business of the Company as currently conducted in all material respects.

(b) Other than as would not be material to the Company, with respect to each item of Company Owned Real Property, (i) there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company challenging the Company’s or any such Subsidiary’s title to the Company Owned Real Property, and (ii) there are no pending or, to the Knowledge of the Company, threatened, condemnation or eminent domain proceedings that affect any Company Owned Real Property, and the Company has not received notice of the same.

(c) To the Knowledge of the Company, (i) each parcel or item of Company Real Property has rights of ingress and egress and utility services for the operation of the business currently conducted on such parcel or item of Company Real Property other than as would not be material to the Company; and (ii) the Company is in material compliance with any and all Laws applicable to or affecting such Company Real Property.

(d) The Company has delivered to the Parent copies of each deed for each parcel of Company Owned Real Property vesting title to such parcel of Company Owned Real Property in the Company or a Subsidiary and all title insurance policies, all underlying current title documents and surveys relating to the Company Owned Real Property, to the extent such deeds, policies, documents and surveys are in the possession of the Company.

(e) The Company has delivered to the Parent true, correct and complete copies of all Leases for the Company Leased Real Property. Subject to the Enforceability Exceptions, each of the Leases is a valid and binding agreement of the Company or its applicable Subsidiary, and is in full force and effect, and neither the Company, its applicable Subsidiary, nor any other party thereto, is in material default or breach in any material respect under the terms of any such Lease.

5.9 Tangible Personal Property. Except as set forth on Section 5.9 of the Company Disclosure Letter, and other than as does not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company has good, marketable and valid title to (or a valid leasehold interest in) the Company Tangible Personal Property currently owned or used by the Company in the Business, and such title or leasehold interests are free and clear of Liens, except Permitted Liens. Other than as does not constitute, individually or in the aggregate, a Company Material Adverse Effect, all Company Tangible Personal Property is in good operating condition and repair, subject to normal wear and maintenance, and is usable in the ordinary course of business.

5.10 Financial Statements; Accountants.

(a) Attached hereto as Section 5.10(a) of the Company Disclosure Letter are true and complete copies of the following financial statements (i) audited balance sheets of the Company as of December 31, 2017, December 31, 2016 and December 31, 2015, and the related statements of operations, members’ equity (or stockholders’ equity, as applicable) and cash flows for the years then ended (collectively, the “Company Audited Financial Statements”), (ii) the unaudited balance sheet of the Company as of March 31, 2018 and the related statements of operations for such three-month period (the “Company Unaudited Financial Statements” and together with the Company Audited Financial Statements, the “Company Financial Statements”), together with together with an unqualified auditor’s opinion with respect to the Company Audited Financial Statements from RSM US LLP (with respect to the years ended December 31, 2017 and December 31, 2016) and from Ernst & Young LLP (with respect to the year ended December 31, 2015).

(b) The Company Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis based on past practices during the period involved and fairly present in all material respects the financial position and operating results, equity and cash flows of the Company as of, and for the periods ended on, the respective dates thereof. Except as set forth on Section 5.10(b) of the Company Disclosure Letter, the Company Unaudited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis based on past practices during the period involved and fairly present in all material respects the financial position and operating results, equity and income of the Company as of, and for the periods ended on, the respective dates thereof. No financial statements of any Person other than the Company are required by GAAP to be included in the Company Audited Financial Statements or the Company Unaudited Financial Statements.

(c) The Company does not have any obligation or liability of any type (whether accrued, absolute, contingent or otherwise) other than those (i) fully reflected in, reserved against or otherwise described in the Company Financial Statements or the notes thereto, (ii) incurred since March 31, 2018 in the ordinary course of business, (iii) which do not constitute, individually or in the aggregate, a Company Material Adverse Effect or (iv) as set forth on Section 5.10(c) of the Company Disclosure Letter.

(d) The Company has no material Indebtedness other than as set forth on Section 5.10(d) of the Company Disclosure Letter.

(e) To the Knowledge of the Company, no officer, director, employee or accountant of the Company has received any written complaint, allegation, assertion or claim that the Company has engaged in improper, illegal or fraudulent accounting or auditing practices.

(f) To the Knowledge of the Company, each of the Company’s auditors was, during the period covered by the Company Financial Statements on which they reported, an independent certified public accounting firm with respect to the Company under Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct.

5.11 Absence of Certain Changes. Except as expressly contemplated by this Agreement or any other Transaction Document, (a) during the period beginning on December 31, 2017 and ending as of the Execution Date, the Business of the Company has been conducted in the ordinary course of business consistent with past practice, (b) since December 31, 2017, there have not occurred any changes, events, circumstances, occurrences, effects or developments that constitute, individually or in the aggregate, a Company Material Adverse Effect and (c) except as set forth on Section 5.11(c) of the Company Disclosure Letter, during the period beginning on March 31, 2018 and ending on the Execution Date, no action has been taken by the Company that, if taken after the Execution Date without the written consent of the Parent, would constitute a breach of Section 7.1(b) (other than clause (ii)). During the period beginning on December 31, 2017 and ending on the Execution Date, there has not occurred any damage (ordinary wear and tear excepted), destruction or casualty loss resulting in damages exceeding $500,000 (to the extent not covered by insurance or customer indemnity or reimbursement) with respect to any individual asset owned or operated by the Company.

5.12 Environmental Matters.

(a) Except as to matters set forth on Section 5.12 of the Company Disclosure Letter or as would not reasonably be expected to result in a Company Material Adverse Effect:

(i) the Company is and, for the two years preceding the Execution Date, has been in compliance with all Environmental Laws;

(ii) the Company possesses all Environmental Permits for the operations of the Business as they are currently conducted, and the Company is in compliance with the terms of such Environmental Permits;

(iii) the Company and its properties and operations are not subject to any pending or, to the Knowledge of the Company, threatened Proceeding arising under any Environmental Law, nor has the Company received any notice, order or complaint from any Governmental Body or Person alleging any Environmental Claim, or violation of or liability arising under any Environmental Law that would reasonably be expected to result, individually or in the aggregate, in Environmental Costs and Liabilities; and

(iv) for the two years preceding the Execution Date, to the Company’s Knowledge, (A) there has been no unauthorized Release of Hazardous Substances by the Company or a Subsidiary required to be reported to any Governmental Body, investigated or remediated under any Environmental Law (i) on, at, under, to, or from any of the Real Property (for purposes of this Section 5.12, “Real Property” shall mean that real property owned, operated, leased or partially or wholly occupied by the Company as of the Closing Date), (ii) on, at, under, to or from any property formerly owned, operated, leased or occupied by the Company and for which the Company reasonably would be expected to bear liability, (iii) from or in connection with the Company’s operations or (iv) on, at, under, to, or from locations offsite of the Real Property to which the Company has shipped Hazardous Substances for treatment, storage, handling or disposal and (B) the Company has not caused or contributed to a Release of Hazardous Substances at, on, adjacent to, under or from property subject to Contract service by the Company, in each case of (A) or (B), in a manner that would reasonably be expected to result, individually or in the aggregate, in any Environmental Costs and Liabilities.

(b) The Company has furnished or made available for review in a virtual data room provided by Lightserve Corporation (the “Data Room”) all material written materials within the possession of the Company regarding known material non-compliance by the Company with, Environmental Permits issued under, or material liability by the Company under, Environmental Laws and Environmental Costs and Liabilities associated therewith, including but not limited to all material (i) Environmental Permits; and (ii) Phase I and Phase II environmental site assessment reports (collectively referred to as the “Company Environmental Information”).

(c) Notwithstanding any other provisions to this Agreement to the contrary, Section 5.12 contains the sole and exclusive representations and warranties of the Company with respect to matters arising under Environmental Law, including with respect to Hazardous Substances, Environmental Claims, Environmental Costs and Liabilities, Environmental Permits, Environmental Remedial Action and any other matter relating to compliance with, or liabilities under, Environmental Laws.

5.13 Material Contracts.

(a) Section 5.13 of the Company Disclosure Letter sets forth, as of the Execution Date, a complete and accurate list of any Contract that the Company is a party to or bound by that:

(i) relates to (A) the purchase of materials, supplies, goods, services, real property or other assets or (B) the construction of capital assets and that, (1) provides for (x) payments by the Company in excess of $500,000, calculated on an annualized basis or (y) aggregate payments by the Company in excess of $1,000,000, calculated on an annualized basis, and (2) cannot be terminated by the Company on 90 days or less notice without payment by the Company of any material penalty or fee;

(ii) is an agreement for the furnishing of services by the Company to any of its customers that involves a binding commitment by such customer with aggregate payments to the Company in excess of $500,000, calculated on an annualized basis;

(iii) contains any (A) provision or covenant, which after the Closing will apply to the Business, restricting the Company or any of its Affiliates from engaging in any lawful business activity or competing with any Person, other than customary non-solicitation agreements contained in confidentiality agreements or (B) minimum commitment, exclusivity or “most favored nation” provisions;

(iv) is a lease or sublease of Company Tangible Personal Property involving, or expected to involve, aggregate payments by the Company in excess of $100,000 in any calendar year, excluding a lease or sublease that can be terminated by the Company on 30 days or less notice without payment by the Company of any material penalty or fee;

(v) is an indenture, mortgage, promissory note, loan agreement, guaranty or other Contract or relates to the creation, incurrence, assumption, or guarantee of any Indebtedness for borrowed money by the Company, or evidences a Capitalized Lease, in each case, in excess of $100,000;

(vi) that grants any third Person an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property of the Company;

(vii) (A) relating to the acquisition, issuance, voting, registration, sale, or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(viii) providing for indemnification of any officer or director of the Company;

(ix) relates to any commodity or interest rate swap, cap or collar agreements, or other similar hedging or derivative transactions;

(x) is in respect of the formation of any partnership or joint venture or otherwise relates to the joint ownership or operation of the assets owned by the Company;

(xi) any Contracts between the Company, on the one hand, and any Affiliate of the Company or any of the Members, on the other hand;

(xii) is an acquisition, merger or similar Contract or other Contract relating to the acquisition or disposition of substantially of the equity interests or material assets of any Person pursuant to which (A) the Company has any on-going liability, earn-out, deferred or contingent payment or potential liability to the counterparty in excess of $100,000 (other than Contracts in respect of the purchase of assets in the ordinary course of business that, individually and in the aggregate, are not material) or (B) the Company has any potential continuing indemnification obligations in excess of $500,000;

(xiii) relates to the licensing, distribution, development, purchase or sale of Owned Intellectual Property or material Company Licensed Intellectual Property, including, without limitation, material inbound and outbound license agreements, material technology consulting agreements, material coexistence agreements, material settlement agreements, material consent agreements and material nonassertion agreements (excluding (A) unmodified “off-the-shelf” software licensed to the Company on generally standard terms or conditions involving consideration of less than $50,000, including purchase orders and (B) non-exclusive licenses of Owned Intellectual Property granted in the ordinary course of business);

(xiv) is an employment agreement, or an agreement pursuant to which any director or employee of the Company is entitled to payments or severance upon a change of control of the Company;

(xv) is a security agreement, pledge, mortgage, deed of trust or other agreement granting a Lien on any owned material property or assets of the Company;

(xvi) any outstanding powers of attorney empowering any Person to act on behalf of the Company relating to banking, financial or material business matters;

(xvii) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act if such item were applicable to the Company; and

(xviii) any other Contract, if a breach or termination of such Contract could constitute a Company Material Adverse Effect.

(b) Other than as would not, individually or in the aggregate, be material to the Company, each Contract required to be disclosed pursuant to Section 5.13(a) (collectively, the “Material Contracts”) is a valid and binding obligation of the Company, and is in full force and effect and enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, the other parties thereto; provided, however, that the Company makes no representation or warranty, express or implied, as to the enforceability of any (i) non-competition or other restrictive covenant or (ii) indemnification obligation, in each case, set forth in the Material Contracts. The Company has provided or made available to the Parent a true and complete copy of each Material Contract.

(c) Neither the Company nor, to the Knowledge of the Company, any other party to any Material Contract is in default or breach in any material respect under the terms of any Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by the Company or, to the Knowledge of the Company, any other party to any Material Contract, or would permit termination, modification or acceleration under any Material Contract.

(d) As of the date hereof, the Company has not received any written notice to terminate, cease performance of or amend in a manner materially adverse to the Company, any Material Contract.

5.14 Legal Proceedings; Orders. Other than with respect to Proceedings (a) arising under Environmental Laws, which are the subject of Section 5.12, (b) relating to Tax matters, which are the subject of Section 5.16, and (c) relating to Employee Benefits Plans, which are the subject of Section 5.17, except as set forth on Section 5.14 of the Company Disclosure Letter, there are no (i) Proceedings pending or, to the Knowledge of the Company, threatened against the Company or (ii) judgments, decrees, injunctions, rulings or orders of any Governmental Body outstanding against the Company, in each case, that constitutes, individually or in the aggregate, a Company Material Adverse Effect.

5.15 Permits. Other than with respect to Environmental Permits which are the subject of Section 5.12, Section 5.15 of the Company Disclosure Letter sets forth all material Permits held by the Company as of the date hereof (the “Company Scheduled Permits”), which are all of the material Permits necessary for the Company to conduct the Business as currently conducted. All Company Scheduled Permits are valid and in full force and effect in all material respects. The Company has been and is currently in compliance in all material respects with all Company Scheduled Permits, and the Company has not received any written notice of any current violations of any Company Scheduled Permits. The Company has not received any written notice with respect to the suspension, cancellation or termination of any Company Scheduled Permits or the assessment of any fines or penalties relating thereto, and to the Knowledge of the Company, no suspension, cancellation or termination of any Company Scheduled Permits or the assessment of any fines or penalties relating thereto is threatened or imminent, other than as would not be material to the Company, individually or in the aggregate.

5.16 Taxes. Except as set forth on Section 5.16 of the Company Disclosure Letter:

(a) All Tax Returns required to be filed (taking into account extensions of time for filing) by or with respect to the Company have been timely filed and all such Tax Returns are complete and correct in all respects. All Taxes that are due and payable by the Company have been paid in full.

(b) There is no outstanding claim, deficiency or assessment against the Company for any Taxes that has been asserted in writing by any Governmental Body, and no written claim has been made, within the preceding four years, by a Governmental Body in a jurisdiction where the Company does not file Tax returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination or other Proceeding (and the Company has not received notice in writing of any proposed or threatened audit, examination or other Proceeding) relating to the assessment or collection of any Taxes due from the Company.

(c) All Taxes required to be withheld, collected or deposited by or with respect to the Company have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

(d) There are no outstanding agreements or waivers extending the time for the assessment or payment of any Taxes of the Company.

(e) There are no Liens (other than Permitted Liens) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(f) The Company has not participated, or is currently participating, in any “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2).

(g) The Company has not previously been a member of a U.S. affiliated group electing to file a consolidated Tax Return.

(h) The Company is not a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt (i) an agreement or arrangement solely among the members of a group the common parent of which is the Company, or (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). The Company does not have any liability for Taxes of any Person (other than the Company) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(i) The Company is, and has been since its formation, properly classified for United States federal income tax purposes as an entity disregarded as separate from its owner or as a partnership within the meaning of Treasury Regulations § 301.7701-3 and as defined in Section 761(a) of the Code.

(j) Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 5.16 and Section 5.17 are the only representations and warranties in this Agreement with respect to the Tax matters of the Company or any Affiliate of the Company.

For the avoidance of doubt, all references to the “Company” in this Section 5.16 (other than Section 5.16(i)) include any predecessor of the Company, including Sidewinder Drilling, Inc.

5.17 Employee Benefits.

(a) Section 5.17(a) of the Company Disclosure Letter provides a complete and accurate list as of the date of this Agreement of each material Company Employee Benefit Plan which is sponsored, maintained, or contributed to, or is required to be contributed to, by the Company, or has been sponsored, maintained, or contributed to, or with respect to which the Company has or could have any liability or obligation (whether on an actual or contingent basis), by the Company (a “Company Benefit Program”). For purposes of this Agreement, the term “Company Employee Benefit Plan” means:

(i) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA; and

(ii) any employment, consulting, separation, retention, profit-sharing, savings, stock option, stock appreciation right, phantom stock, equity compensation, collective bargaining agreement, change-in-control, bonus, incentive compensation, equity purchase right, salary continuation, severance pay, deferred compensation, supplemental income, vacation, paid-time off, sick leave, disability, death benefit, group welfare insurance, hospitalization, medical, dental, life, Code Section 125 “cafeteria” or “flexible” benefit, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement and each other compensation or benefit plan, policy, agreement, arrangement, program, practice or understanding, whether written or unwritten, which is not described in Section 5.17(a)(i).

(b) True, correct and complete copies of each Company Benefit Program, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Company Benefit Program, including all amendments thereto, have been furnished to the Parent. There has also been furnished to the Parent, with respect to each Company Benefit Program for which such report and description is required to be filed, the most recent report on Form 5500 with related disclosure schedules, audited financial statements and actuarial reports and the current summary plan description. Additionally, the most recent determination letter (or opinion letter, if applicable) from the Internal Revenue Service for each Company Benefit Program intended to be qualified under Section 401(a) of the Code has been furnished (or, if no such letter has been received for such a plan and the applicable filing period is not still open, the outstanding determination letter application for the plan has been furnished).

(c) Except as would not constitute a Company Material Adverse Effect, each Company Benefit Program has been and currently is administered in compliance in all respects with its terms, the applicable provisions of ERISA, the Code and all other applicable Laws.

(d) Except as would not constitute a Company Material Adverse Effect, there are no Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened in writing against, or with respect to, any Company Benefit Program or its assets, and, to the Knowledge of the Company, no set of circumstances exists which may reasonably be expected to give rise to a Proceeding, against any Company Benefit Program, any fiduciaries thereof with respect to their duties to the Company Benefit Program or the assets of any of the trusts under any Company Benefit Program which could reasonably be expected to result in any material liability of the Company.

(e) Except as would not constitute a Company Material Adverse Effect, neither the Company nor any of its ERISA Affiliates sponsors, contributes to or is required to contribute to or has sponsored, maintained or contributed to, or has been required to contribute to, or has any liability or obligation (whether on an actual or contingent basis) with respect to, any of the following: (A) any plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412, 430 or 4971 of the Code; any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; or (C) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).

(f) Except as would not constitute a Company Material Adverse Effect, the Company does not have any post-termination or post-retirement liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company.

(g) Each Company Benefit Program that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) is unfunded.

(h) The Company has made all material payments and contributions to each Company Benefit Program on a timely basis as required by the terms of each such Company Benefit Program (and any insurance contract funding such plan) and any applicable Law and, to the extent any payment or contribution is not required to be made or paid on or before the date hereof, it has been fully reflected on the Financial Statements.

(i) To the Knowledge of the Company, neither the Company, nor any other person, including any fiduciary, has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Programs or their related trusts, the Company, or any person that the Company has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j) Each Company Benefit Program that is intended to be qualified under Section 401(a) of the Code (“Qualified Plan”) has received a favorable determination letter (or opinion letter, if applicable) that has not been revoked, and to the Knowledge of the Company, there are no existing circumstances and no events have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or its related trust.

(k) Except as set forth on Section 5.17(k) of the Company Disclosure Letter, neither the execution of this Agreement, equityholder approval of this Agreement, nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s)), will result in, or cause, (i) any increase in the amount or value of, any payment or benefit to any employee, officer or director of the Company, including any severance pay or change of control bonus pay, (ii) any limitation on the right of the Company to amend, merge, or terminate any Company Benefit Program, (iii) accelerated vesting, funding (through a grantor trust or otherwise), delivery or time of payment to any employee, officer or director of the Company of any payment or benefit, or (iv) any increase in the amount payable or result in any other obligation pursuant to any Company Benefit Programs. No amount or benefit paid or payable by the Company or that otherwise has been, or could be, received in connection with or relating to the Closing or any prior action (alone or in conjunction with any other event, and whether in cash, in property, in the form of benefits or vesting in cash or property), or any portion thereof, is an “excess parachute payment” within the meaning of Section 280G of the Code, and no deduction of any amount paid or payable has been disallowed or is subject to disallowance under Section 280G of the Code.

5.18 Labor Matters.

(a) The Company has provided to the Parent a true and correct schedule as of the date of this Agreement setting forth the name of each individual who is employed by the Company (excluding rig crew personnel) and, with respect to each such individual, his or her job title. Section 5.18(a) of the Company Disclosure Letter lists any employment, consulting, bonus, incentive, severance, retention, change in control, or other agreement applicable to each such individual.

(b) (i) The Company is not and has never been a party to, or bound by, any collective bargaining agreement or any other Contract with any labor union, trade union, works council, or other representative of employees, and no such agreements are being negotiated; (ii) no labor organization or group of employees of the Company has provided notice to the Company of a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) there are no pending or, to the Knowledge of the Company, threatened union organizing activities with respect to the Company and no such activities have occurred within the past four years; and (iv) there is no labor strike, work stoppage, slowdown, lockout, material arbitration, material unfair labor practice charge or material grievance, or other material labor dispute pending or, to the Knowledge of the Company, threatened against or involving the Company, and no such dispute has occurred within the past four years.

(c) Except as set forth on Section 5.18(c) of the Company Disclosure Letter, the Company and is, and for at least the past four years has been, in compliance in all material respects with all Laws with respect to the employment or engagement of employees (including the FLSA and all such Laws regarding wages and hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety). Except as would not constitute a Company Material Adverse Effect, all individuals employed by the Company are authorized to work in the United States under all federal and applicable state immigration Laws and no Person has made, or to the Knowledge of the Company, threatened to make, any Claim that such individuals are not authorized to work in the United States.

(d) Except as would not constitute a Company Material Adverse Effect, each independent contractor who provides, or provided, services to the Company is, and has been, properly classified as an “independent contractor” under all applicable Laws and each Company Benefit Program.

(e) Except as would not constitute a Company Material Adverse Effect, except as set forth on Section 5.18(e) of the Company Disclosure Letter, there are no, and in the past 12 months there have been no, actions, claims, or Proceedings pending or, to the Knowledge of the Company, threatened in writing by or before any Governmental Body relating to labor or employment practices, or any alleged non-compliance with labor or employment Laws.

5.19 Certain Transactions and Interests; Absence of Owed Fees.

(a) Except (1) as set forth on Section 5.19 of the Company Disclosure Letter, (2) as contemplated by the Note Conversion Agreement and (3) for compensation paid or payable by the Company to employees of the Company in accordance with the terms of a Benefit Program or in the ordinary course of business, (i) there are, and since December 31, 2016 there have been, no loans, leases or other Contracts, payments or other transactions between (1) the Company, on the one hand, or (2) any of the Members or other Affiliate of the Members, on the other hand (each, an “Affiliate Transaction”), (ii) no Members or any other Affiliate of the Company has any interest in any assets of the Company (other than in the case of a Member, solely with respect to its ownership interest in the Company), (iii) except as set forth in the Organizational Documents, the Company has no liabilities or obligations to any Member or any other Affiliate of any Member, (iv) no Member, on the one hand, and the Company, on the other hand, has provided any guarantee to any Person in respect of any obligation of any Member, the Company, as applicable, (v) no Member or any of its Affiliates has any liabilities or obligations to the Company, and (vi) there are no Affiliate Transactions entered into prior to December 31, 2016 pursuant to which the Company has any obligations to any current or prior Affiliates.

(b) Other than as may arise under the Transaction Documents or as set forth on Section 5.19 of the Company Disclosure Letter, after giving effect to this Agreement and the consummation of the Transactions, there shall exist no relationship between (i) MSD or any of its Affiliates on the one hand and (ii) the Company, on the other hand, pursuant to which the Company has any current or ongoing obligation, including any obligation to pay any fees or other amounts (accrued, contingent or prospective) for services rendered or expenses related thereto.

5.20 Insurance Coverage. Set forth in Section 5.20 of the Company Disclosure Letter is a list of all material fire, liability, pollution, errors and omissions, directors and officers, and other insurance policies and all fidelity bonds, security bonds and other financial assurance (collectively, the “Policies”) applicable to or currently held by the Company, setting forth, in respect of each Policy, the name, number, carrier, term, type of coverage, deductibles and coverage limits. Except as is or would not be material to the Company, since

December 31, 2016, (a) no event has occurred, including, without limitation, the failure by the Company to give any notice or information or the Company giving any inaccurate or erroneous notice or information, which would reasonably be expected, individually or in the aggregate, to limit or impair, the rights of the Company under any such Policy, (b) all such Policies are valid and are in full force and effect, (c) all premiums with respect to such Policies covering all periods up to and including the date of the Closing have been or will be paid in full, (d) no written notice of cancellation or termination has been received with respect to any such Policy or other form of insurance and the Company is in compliance with the terms of the Policies to which it is a party and (e) there is no material claim pending under any such Policy as to which coverage has been questioned, denied or disputed by any insurer and all claims and reportable incidents under any Policy have been reported.

5.21 Intellectual Property.

(a) Section 5.21(a) of the Company Disclosure Letter contains a complete and accurate list of all registered Company Owned Intellectual Property (“Company Registered IP”).

(b) To the Knowledge of the Company, except as would not constitute a Company Material Adverse Effect, (i) all material Company Registered IP currently used in the Business of the Company is valid, subsisting and enforceable and (ii) no such Company Registered IP has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course of business), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company’s rights thereto.

(c) The Company owns all right, title and interest in and to, or otherwise possess valid licenses or other rights to use, all material Intellectual Property Rights necessary for the operation of the Business as presently conducted, free and clear of all Liens (other than Permitted Liens) and exclusive licenses granted to third parties. The consummation of the Transactions will not alter or impair the ownership or right of the Company to use any such Intellectual Property Rights or any component thereof.

(d) To the Knowledge of the Company, the Company Owned Intellectual Property currently used to conduct the Business of the Company and the conduct of the Business of the Company do not infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property Rights of any third party. There are no unresolved pending or, to the Knowledge of the Company, threatened actions or claims that allege that the Company has infringed, misappropriated, diluted or otherwise violated the Intellectual Property Rights of any third party, or that any of the Company Owned Intellectual Property is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company and the Company has not received any notice alleging that it has violated or, by conducting its Business and operations, could violate any third Intellectual Property Rights. To the Knowledge of the Company, no third party is infringing, misappropriating or otherwise diluting or violating rights in any Company Owned Intellectual Property.

(e) No Company Owned Intellectual Property is subject to any outstanding court order or decree against the Company.

(f) The Company’s IT Systems are adequate in all material respects for the current requirements of and use in the Business of the Company, including in terms of functionality, capacity and performance. To the Knowledge of the Company, the Company has not for the two years preceding the Execution Date experienced a failure, virus, bug, breakdown of, material substandard performance or breach of any part of the Company’s IT Systems which has caused material disruption or interruption to its use by the Company or resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Company. The Company has taken commercially reasonable steps to provide for the backup and recovery of data and information, have commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, have taken commercially reasonable steps to implement such plans and procedures. Except as set forth on Section 5.21(f) of the Company Disclosure Letter, to the Knowledge of the Company, the Company’s IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data or (iii) any other similar type of unauthorized activities. The Company has taken commercially reasonable technical, administrative, and physical measures to protect the integrity and security of the computer systems and the data stored thereon from unauthorized use, access, or modification by third parties.

(g) The software used by the Company in its products does not contain, and is not distributed with, any software that is licensed pursuant to an “open source” or other third party license agreement that, as such software is used by the Company, requires the disclosure or licensing of any Company Owned Intellectual Property.

(h) To the Knowledge of the Company, the use of the Company Data by the Company in connection with the Business does not infringe or violate the rights of any person or otherwise violate any Law. To the Knowledge of the Company, the Company has collected, stored and processed personal information from distributors, resellers, partners or customers in accordance with applicable data protection and privacy Laws and such personal information can be used by the Parent after the Closing in the manner presently used and in a manner consistent with the past practices of the Company. The Company does not transmit any personal or non-public Company Data of its distributors, resellers, partners or end users across country borders and all such Company Data is processed by the Company exclusively in Company Data centers located in the same country as the Company Data owner. The Company does not provide and has not been legally required to provide any notice to Data owners in connection with any unauthorized access, use or disclosure of personally-identifiable Company Data.

5.22 Absence of Certain Claims. No Company Recapitalization Agreement has been amended or modified since its applicable date and there are no pending or unresolved claims that have been made in writing to the Company, or to the Knowledge of the Company, any threatened material claims or existing material breaches by any party under any Company Recapitalization Agreement. There are no material purchase price adjustments, earn-outs or other contingent payments under any of the Company Recapitalization Agreements that have not been settled in full.

5.23 Brokers’ Fee. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

5.24 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in Parent’s proxy statement on Schedule 14A relating to the meeting of the Parent’s stockholders to be held in connection with the Merger (the “Proxy Statement”) will, at the date the Proxy Statement is mailed to the stockholders of Parent or at the time of the meeting of the stockholders of the Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information regarding Parent or Merger Sub incorporated by reference in the Proxy Statement or supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB

Except as set forth (i) in any Parent SEC Report filed by the Parent with the SEC and publicly available on or after January 1, 2018 and prior to the date hereof (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature), to the extent that the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (ii) the Parent Disclosure Letter, the Parent and Merger Sub, jointly and severally, represent and warrant to the Company and Members, as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date), as follows:

6.1 Organization; Qualification. Each of the Parent and Merger Sub is a legal entity duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing does not constitute a Parent Material Adverse Effect. The Parent directly owns all of the issued and outstanding capital stock of Merger Sub, free and clear of all Liens. A true, correct and complete copy of the certificate of incorporation and bylaws, or certificate of formation and limited liability company agreement (or other similar organizational documents) of the Parent and Merger Sub, as in effect on the date of this Agreement, has been provided or made available to the Company and the Members’ Representative.

6.2 Authority; Enforceability.

(a) Each of the Parent and Merger Sub has the requisite corporate and other entity power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to consummate the Transactions, subject only to approval of the issuance of the shares Parent Common Stock pursuant to the Merger Agreement by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote, provided that the total votes cast constitute a majority of all shares of Parent Common Stock entitled to vote (the “Required Parent Vote”). The execution, delivery and performance by each of the Parent and Merger Sub of the Transaction Documents to which it is, or will be, a party, and the consummation by the Parent and Merger Sub of the Transactions, have been duly and validly authorized by the Parent Board and by Parent acting in its capacity as the sole member of Merger Sub. No other corporate proceedings on the part of the Parent and Merger Sub are necessary to authorize the Transaction Documents to which the Parent and Merger Sub is, or will be, a party or to consummate the Transactions contemplated by the Transaction Documents to which the Parent or Merger Sub is, or will be, a party, other than the Required Parent Vote.

(b) The Transaction Documents to which each of the Parent and Merger Sub is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly and validly executed and delivered by each of the Parent and Merger Sub, and, assuming the due authorization, execution, delivery and performance by the other parties thereto, each Transaction Document to which each of the Parent and Merger Sub is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the legal, valid and binding agreement of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms, subject to Enforceability Exceptions.

6.3 Non-Contravention. The execution, delivery and performance of the Transaction Documents to which each of the Parent and Merger Sub is, or will be, a party and the consummation by the Parent and Merger Sub of the Transactions does not and will not: (a) conflict with or result in any breach of or violate (with or without the giving of notice, or the passage of time or both) any provision of the Organizational Documents of the Parent or Merger Sub; (b) conflict with or result in any breach of or violate or constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, modification, amendment, revocation, suspension, or acceleration (with or without the giving of notice, or the passage of time or both) under, materially impair the rights of the Parent or Merger Sub or any of the assets of the Parent or Merger Sub under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Contract to which the Parent or Merger Sub is a party or by which any property or asset of the Parent or Merger Sub is bound or affected; (c) assuming receipt of the Consents contemplated by Section 6.4, conflict with or violate any Law to which the Parent or Merger Sub is subject or by which any of the Parent’s or Merger Sub’s properties or assets is bound; (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of the Parent or Merger Sub; or (e) assuming receipt of the Consents contemplated by Section 6.4, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Parent or Merger Sub, or that otherwise relates to the business of, or any of the assets owned or used by, the Parent or Merger Sub; except, with respect to each of clauses (b), (c), (d), and (e) for such defaults or rights of termination, cancellation, amendment, or acceleration or violations, or Liens, as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect.

6.4 Consents and Approvals. No Consent of any Governmental Body is necessary for the consummation by Parent or Merger Sub of the Transactions contemplated by the Transaction Documents to which it is a party, except (a) applicable requirements under the HSR Act, (b) the filing of the Certificate of Merger (c) applicable requirements, if any, under the Exchange Act, the Securities Act and state securities “blue sky” Laws or (d) any such Consent the failure of which to make or obtain does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

6.5 Capitalization.

(a) The authorized capital stock of the Parent as of the date of this Agreement consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 (the “Parent Preferred Stock”). As of the date hereof, 38,252,765 shares of Parent Common Stock are outstanding and 38,597,447 shares of Parent Common Stock are issued, and no shares of Parent Preferred Stock are issued and outstanding. As of the date hereof, there are (i) a total of 1,016,855 shares of Parent Common Stock reserved and available for issuance as equity awards under the Parent’s existing 2012 Omnibus Long-Term Incentive Plan (as amended, the “LTIP”) (subject to adjustment according to the terms of the LTIP), (ii) 830,399 shares of Parent Common Stock issuable upon the vesting of outstanding time-based restricted stock units and up to 756,542 shares of Parent Common Stock issuable upon vesting and maximum amount of performance-based restricted stock units issued under the LTIP (including unearned performance-based awards), and (iii) 682,950 shares of Parent Common Stock issuable upon the exercise of outstanding stock options issued under the LTIP.

(b) The issued and outstanding shares of Parent Common Stock as of the date hereof are duly authorized, validly issued, fully paid and non-assessable.

(c) The shares of Specified Parent Common Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free of all Liens of any nature and restrictions imposed by or through Parent, and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the Parent’s Organizational Documents. For the avoidance of doubt, such shares of Specified Common Stock will be, when issued, (i) characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws and (ii) subject to the Stockholders’ Agreement.

(d) Except for the Parent Voting Agreement, there are not any stockholders’ agreements, voting trusts or other agreements to which Parent or Merger Sub is a party or to which either is bound relating to the voting of any shares of Parent Common Stock or Merger Sub Common Stock.

(e) Each of Parent and Merger Sub does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exchangeable for securities having the right to vote) with the holders of equity interests in the Parent or Merger Sub on any matter.

6.6 Parent Subsidiaries. Other than Merger Sub, Parent has no Subsidiaries and does not own (beneficially or of record), directly or indirectly, any equity interests of any other Person. Merger Sub is a wholly owned Subsidiary of Parent.

6.7 Compliance with Law. Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit and Tax matters, which are the subject of Section 6.13, Section 6.16 and Section 6.17, respectively, or as set forth on Section 6.7 of the Parent Disclosure Letter, the Parent is, and for the four years preceding the Execution Date has been in compliance with all applicable Laws, except for any such non-compliance as has not and would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

6.8 Real Property.

(a) Section 6.8(a) of the Parent Disclosure Letter sets forth a correct and complete list, including the street address, of all real property which the Parent owns (such property, the “Parent Owned Real Property”) and all Leases (such property, the “Parent Leased Real Property” and together with the Parent Owned Real Property, collectively, the “Parent Real Property”). Except as set forth on Section 6.8(a) of the Parent Disclosure Letter or as would not be material to the Parent, the Parent or its applicable Subsidiary has (i) good, valid and indefeasible fee simple title to the Parent Owned Real Property and (ii) legal, valid and subsisting leasehold interests in the Parent Leased Real Property, in each case free and clear of all Liens (except for Permitted Liens). There is no action pending or, to the Knowledge of the Parent, threatened, that if adversely determined would interfere, in any material respect, with the quiet enjoyment by the Parent of any such leasehold. Except for the Permitted Liens, or as set forth on Section 6.8(a) of the Parent Disclosure Letter, no third party has any rights to occupy or otherwise use any material portion of the Parent Owned Real Property. Except as set forth on Section 6.8(a) of the Parent Disclosure Letter, the Parent has not subleased any material portion of the Parent Leased Real Property to a third party. The Parent Real Property is all the real property used or held for use by the Parent in connection with the operation of the Business and constitutes all of the real property needed for the conduct of the Business of Parent as currently conducted in all material respects.

(b) Other than as would not be material to Parent, with respect to each item of Parent Owned Real Property, (i) there are no Proceedings pending or, to the Knowledge of the Parent, threatened in writing against the Parent challenging Parent’s or any such Subsidiary’s title to the Parent Owned Real Property, and (ii) there are no pending or, to the Knowledge of the Parent, threatened, condemnation or eminent domain proceedings that affect any Parent Owned Real Property, and the Parent has not received notice of the same.

(c) To the Knowledge of the Parent, (i) each parcel or item of Parent Real Property has rights of ingress and egress and utility services for the operation of the business currently conducted on such parcel or item of Parent Real Property other than as would not be material to the Parent; and (ii) the Parent is in material compliance with any and all Laws applicable to or affecting such Parent Real Property.

(d) The Parent has delivered to the Company copies of each deed for each parcel of Parent Owned Real Property vesting title to such parcel of Parent Owned Real Property in the Parent or a Subsidiary and all title insurance policies, all underlying current title documents and surveys relating to the Parent Owned Real Property, to the extent such deeds, policies, documents and surveys are in the possession of the Parent.

(e) The Parent has delivered to the Parent true, correct and complete copies of all Leases for the Parent Leased Real Property. Subject to the Enforceability Exceptions, each of the Leases is a valid and binding agreement of the Parent or its applicable Subsidiary, and is in full force and effect, and neither the Parent, its applicable Subsidiary, nor any other party thereto, is in material default or breach in any material respect under the terms of any such Lease.

6.9 Tangible Personal Property. Except as set forth on Section 6.9 of the Parent Disclosure Letter, and other than as does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, the Parent has good, marketable and valid title to (or a valid leasehold interest in) the Parent Tangible Personal Property currently owned or used by the Parent in the Business, and such title or leasehold interests are free and clear of Liens, except Permitted Liens. Other than as does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, all Parent Tangible Personal Property is in good operating condition and repair, subject to normal wear and maintenance, and is usable in the ordinary course of business.

6.10 Parent SEC Reports.

(a) The Parent has filed or otherwise furnished all forms, reports, registration statements and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) required to be filed or furnished by it with the SEC since January 1, 2015.

(b) Each of the Parent’s forms, reports, registration statements and other documents filed or furnished by the Parent with the SEC since January 1, 2015 (such forms, reports, registration statements and other documents, whether or not available through EDGAR, are collectively referred to herein as the “Parent SEC Reports”) and the Certifications (i) as of the date of the filing thereof, complied as to form with the requirements of the Securities Act the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since January 1, 2015 and as of the Execution Date, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. As of the Execution Date, there are no material outstanding or unresolved comments in comment letters received from the SEC or its staff, and, to the Knowledge of the Parent, none of the Parent SEC Reports is the subject of ongoing SEC review.

(c) The Parent has not, in the three months preceding the date hereof, received written notice from the NYSE that Parent is not in compliance with the listing or maintenance requirements of the NYSE. Since January 1, 2015, the Parent is, and has been, in compliance with the applicable listing and corporate governance rules and regulations of the NYSE applicable to it.

(d) The Parent has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), and such controls and procedures are reasonably designed to ensure that (i) all information required to be disclosed by the Parent in the reports that it files under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and (ii) all such information is accumulated and communicated to the Parent’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

(e) The Parent has implemented and maintained a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(f) Since January 1, 2015, (i) there have not been any changes in the Parent’s internal controls over financial reporting that are reasonably likely to materially affect the Parent’s internal controls over financial reporting; (ii) the Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Parent’s outside auditors and the audit committee of the Parent’s board of directors any “significant deficiency” or “material weakness” in the design or operation of the Parent’s internal controls over financial reporting, which are reasonably likely to adversely affect in any material respect the Parent’s ability to record, process, summarize, and report financial information; and (iii) none of the Parent, the Parent’s outside auditors or the audit committee of the Parent Board has received any oral or written notification of any Fraud, whether or not material, that involves management or other employees of the Parent who have a significant role in the Parent’s internal controls over financial reporting. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 13a-15(f) of the Exchange Act.

(g) Parent is an “emerging growth company” within the meaning of Rule 12b-2 under the Exchange Act.

6.11 Financial Statements.

(a) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Parent SEC Reports complied with the rules and regulations of the SEC and applicable accounting requirements as of the date of the filing of such reports, was prepared from, and is in accordance with, the books and records of the Parent, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in such financial statements or the notes thereto), and fairly presents in all material respects the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Parent as of the respective dates of and for the periods referred to in such financial statements (taking into account the notes thereto), subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulation S-X and (ii) normal, recurring year-end adjustments.

(b) The Parent is not a party to, and has no commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Parent, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC)), and including similar collaboration, participation or off-set arrangements or obligations, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent in the Parent SEC Reports or the Parent’s financial statements, or (ii) any Contract relating to any transaction or relationship with, or ownership or other economic interest in, any variable interest entity.

(c) To the Knowledge of the Parent, no officer, director, employee or accountant of the Parent has received any written complaint, allegation, assertion or claim that the Parent has engaged in improper, illegal or fraudulent accounting or auditing practices.

(d) To the Knowledge of the Parent, each of the Parent’s auditors was, during the period covered by the Parent Financial Statements on which they reported, an independent certified public accounting firm with respect to the Parent under Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct.

6.12 Absence of Certain Changes. Except as expressly contemplated by this Agreement, (a) during the period beginning on December 31, 2017 and ending as of the Execution Date, the Business of the Parent has been conducted in the ordinary course of business consistent with past practice, (b) since December 31, 2017, there have not occurred any changes, events, circumstances, occurrences, effects or developments that constitute, individually or in the aggregate, a Parent Material Adverse Effect and (c) during the period beginning on March 31, 2018 and ending on the Execution Date, no action has been taken by the Parent that, if taken after the Execution Date without the written consent of the Parent, would constitute a breach of Section 7.2(b) (other than clause (ii)). During the period beginning on December 31, 2017 and ending on the Execution Date, there has not occurred any damage (ordinary wear and tear excepted), destruction or casualty loss resulting in damages exceeding $500,000 (to the extent not covered by insurance or customer indemnity or reimbursement) with respect to any individual asset owned or operated by the Parent.

6.13 Environmental Matters.

(a) Except as to matters set forth on Section 6.13 of the Parent Disclosure Letter or as would not reasonably be expected to result in a Material Adverse Effect:

(i) the Parent is and, for the two years preceding the Execution Date, has been in compliance with all Environmental Laws;

(ii) the Parent possesses all Environmental Permits for the operations of the Business as they are currently conducted, and the Parent is in compliance with the terms of such Environmental Permits;

(iii) the Parent and its properties and operations are not subject to any pending or, to the Knowledge of the Parent, threatened Proceeding arising under any Environmental Law, nor has the Parent received any notice, order or complaint from any Governmental Body or Person alleging any Environmental Claim, or violation of or liability arising under any Environmental Law that would reasonably be expected to result, individually or in the aggregate, in Environmental Costs and Liabilities; and

(iv) for the two years preceding the Execution Date, to Parent’s Knowledge, (A) there has been no unauthorized Release of Hazardous Substances by the Parent required to be reported to any Governmental Body or investigated or remediated under any Environmental Law (i) on, at, under, to, or from any of the Real Property (for purposes of this Section 6.13, “Real Property” shall mean that real property owned, operated, leased or partially or wholly occupied by the Parent as of the Closing Date), (ii) on, at, under, to or from any property formerly owned, operated, leased or occupied by the Parent and for which the Parent reasonably would be expected to bear liability, (iii) from or in connection with the Parent’s operations or (iv) on, at, under, to, or from locations offsite of the Real Property to which the Parent has shipped Hazardous Substances for treatment, storage, handling or disposal and (B) the Parent has not caused or contributed to a Release of Hazardous Substances at, on, adjacent to, under or from property subject to Contract service by the Parent, in each case of (A) or (B), in a manner that would reasonably be expected to result, individually or in the aggregate, in any Environmental Costs and Liabilities;

(b) The Parent has furnished or made available for review in the Data Room all material written materials within the possession of the Parent regarding known material non-compliance by the Parent with, Environmental Permits issued under, or material liability by the Parent under, Environmental Laws and Environmental Costs and Liabilities associated therewith, including but not limited to all material (i) Environmental Permits; and (ii) Phase I and Phase II environmental site assessment reports (collectively referred to as the “Parent Environmental Information”).

(c) Notwithstanding any other provisions to this Agreement to the contrary, this Section 6.13 contains the sole and exclusive representations and warranties of the Parent with respect to matters arising under Environmental Law, including with respect to Hazardous Substances, Environmental Claims, Environmental Costs and Liabilities, Environmental Permits, Environmental Remedial Action and any other matter relating to compliance with, or liabilities under, Environmental Laws.

6.14 Parent Material Contracts.

(a) Section 6.14 of the Parent Disclosure Letter sets forth, as of the Execution Date, a complete and accurate list of each Contract that would be required to be disclosed by Parent based on the definitions of Material Contracts pursuant to Section 5.13(a) substituting Parent for the Company (collectively, the “Parent Material Contracts”). Other than as would not, individually or in the aggregate, be material to Parent and subject to the Enforceability Exceptions, each Parent Material Contract is a valid and binding obligation of the Parent, and is in full force and effect and enforceable in accordance with its terms against the Parent and, to the Knowledge of the Parent, the other parties thereto; provided, however, that the Parent makes no representation or warranty, express or implied, as to the enforceability of any (i) non-competition or other restrictive covenant or (ii) indemnification obligation, in each case, set forth in the Parent Material Contracts. The Parent has provided or made available to the Company a true and complete copy of each Material Contract.

(b) Neither the Parent nor, to the Knowledge of the Parent, any other party to any Parent Material Contract is in default or breach in any material respect under the terms of any Parent Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default by the Parent or, to the Knowledge of the Parent, any other party to any Parent Material Contract, or would permit termination, modification or acceleration under any Parent Material Contract.

(c) As of the date hereof, the Parent has not received any written notice to terminate, cease performance of or amend in a manner materially adverse to the Parent, any Parent Material Contract.

6.15 Legal Proceedings; Orders. Other than with respect to Proceedings (a) arising under Environmental Laws, which are the subject of Section 6.13, (b) relating to Tax matters, which are the subject of Section 6.17, and (c) relating to Employee Benefits Plans, which are the subject of Section 6.18, there are no (a) Proceedings pending or, to the Knowledge of the Parent or Merger Sub, threatened against the Parent or Merger Sub, or (b) judgments, decrees, injunctions, rulings or orders of any Governmental Body outstanding against the Parent, in each case, that constitutes, individually or in the aggregate, a Parent Material Adverse Effect.

6.16 Permits. Other than with respect to Environmental Permits which are the subject of Section 6.13, Section 6.16 of the Parent Disclosure Letter sets forth all material Permits held by the Parent as of the date hereof (the “Parent Scheduled Permits”), which are all of the material Permits necessary for the Parent to conduct the Business as currently conducted. All Parent Scheduled Permits are valid and in full force and effect in all material respects. The Parent has been and is currently in compliance in all material respects with all Parent Scheduled Permits, and the Parent has not received any written notice of any current violations of any Parent Scheduled Permits. The Parent has not received any written notice with respect to the suspension, cancellation or termination of any Parent Scheduled Permits or the assessment of any fines or penalties relating thereto, and to the Knowledge of the Parent, no suspension, cancellation or termination of any Parent Scheduled Permits or the assessment of any fines or penalties relating thereto is threatened or imminent, other than as would not be material to Parent.

6.17 Taxes. Except as set forth on Section 6.17 of the Parent Disclosure Letter:

(a) All Tax Returns required to be filed (taking into account extensions of time for filing) by or with respect to the Parent have been timely filed and all such Tax Returns are complete and correct in all respects. All Taxes that are due and payable by the Parent have been paid in full.

(b) There is no outstanding claim, deficiency or assessment against the Parent for any Taxes that has been asserted in writing by any Governmental Body, and no written claim has been made, within the preceding four years, by a Governmental Body in a jurisdiction where the Parent does not file Tax returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination or other Proceeding (and the Parent not received notice in writing of any proposed or threatened audit, examination or other Proceeding) relating to the assessment or collection of any Taxes due from the Parent.

(c) All Taxes required to be withheld, collected or deposited by or with respect to the Parent have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

(d) There are no outstanding agreements or waivers extending the time for the assessment or payment of any Taxes of the Parent.

(e) There are no Liens (other than Permitted Liens) on any of the assets of the Parent that arose in connection with any failure (or alleged failure) to pay any Tax.

(f) The Parent has not participated, or is currently participating, in any “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2).

(g) The Parent has not previously been a member of a U.S. affiliated group electing to file a consolidated Tax Return, other than a group of which Parent is or was the common parent.

(h) The Parent is not a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt (i) an agreement or arrangement solely among the members of a group the common parent of which is the Parent, or (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). The Parent does not have any liability for Taxes of any Person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 6.17 and in Section 6.18 are the only representations and warranties in this Agreement with respect to the Tax matters of the Parent.

6.18 Parent Employee Benefits.

(a) Section 6.18(a) of the Parent Disclosure Letter provides a complete and accurate list as of the date of this Agreement of each material Parent Employee Benefit Plan which is sponsored, maintained, or contributed to, or is required to be contributed to, by the Parent, or has been sponsored, maintained, or contributed to, or with respect to which the Parent has or could have any liability or obligation (whether on an actual or contingent basis), by the Parent (a “Parent Benefit Program”). For purposes of this Agreement, the term “Parent Employee Benefit Plan” means:

(i) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA.

(ii) any employment, consulting, separation, retention, profit-sharing, savings, stock option, stock appreciation right, phantom stock, equity compensation, collective bargaining agreement, change-in-control, bonus, incentive compensation, equity purchase right, salary continuation, severance pay, deferred compensation, supplemental income, vacation, paid-time off, sick leave, disability, death benefit, group welfare insurance, hospitalization, medical, dental, life, Code Section 125 “cafeteria” or “flexible” benefit, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement and each other compensation or benefit plan, policy, agreement, arrangement, program, practice or understanding, whether written or unwritten, which is not described in Section 6.18(a)(i).

(b) True, correct and complete copies of each Parent Benefit Program, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Parent Benefit Program, including all amendments thereto, have been furnished to the Company. There has also been furnished to the Company, with respect to each Parent Benefit Program for which such report and description is required to be filed, the most recent report on Form 5500 with related disclosure schedules, audited financial statements and actuarial reports and the current summary plan description. Additionally, the most recent determination letter (or opinion letter, if applicable) from the Internal Revenue Service for each Parent Benefit Program intended to be qualified under Section 401(a) of the Code has been furnished (or, if no such letter has been received for such a plan and the applicable filing period is not still open, the outstanding determination letter application for the plan has been furnished).

(c) Except as would not constitute a Parent Material Adverse Effect, each Parent Benefit Program has been and currently is administered in compliance in all respects with its terms, the applicable provisions of ERISA, the Code and all other applicable Laws.

(d) Except as would not constitute a Parent Material Adverse Effect, there are no Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Parent, threatened in writing against, or with respect to, any Parent Benefit Program or its assets, and, to the Knowledge of the Parent, no set of circumstances exists which may reasonably be expected to give rise to a Proceeding, against any Parent Benefit Program, any fiduciaries thereof with respect to their duties to the Parent Benefit Program or the assets of any of the trusts under any Parent Benefit Program which could reasonably be expected to result in any material liability of the Parent.

(e) Except as would not constitute a Parent Material Adverse Effect, neither the Parent nor any of its ERISA Affiliates sponsors, contributes to or is required to contribute to or has sponsored, maintained or contributed to, or has been required to contribute to, or has any liability or obligation (whether on an actual or contingent basis) with respect to, any of the following: (A) any plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412, 430 or 4971 of the Code; any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; or (C) any Multiemployer Plan.

(f) Except as would not constitute a Parent Material Adverse Effect, the Parent does not have any post-termination or post-retirement liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Parent.

(g) Each Parent Benefit Program that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) is unfunded.

(h) The Parent has made all material payments and contributions to each Parent Benefit Program on a timely basis as required by the terms of each such Parent Benefit Program (and any insurance contract funding such plan) and any applicable Law and, to the extent any payment or contribution is not required to be made or paid on or before the date hereof, it has been fully reflected on the Financial Statements.

(i) To the Knowledge of the Parent, neither the Parent, nor any other person, including any fiduciary, has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Parent Benefit Programs or their related trusts, the Parent, or any person that the Parent has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j) Each Parent Benefit Program that is a Qualified Plan has received a favorable determination letter (or opinion letter, if applicable) that has not been revoked, and to the Knowledge of the Parent, there are no existing circumstances and no events have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or its related trust.

(k) Except as set forth on Section 6.18(k) of the Parent Disclosure Letter, neither the execution of this Agreement, equityholder approval of this Agreement, nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s)), will result in, or cause, (i) any increase in the amount or value of, any payment or benefit to any employee, officer or director of the Parent, including any severance pay or change of control bonus pay, (ii) any limitation on the right of the Parent to amend, merge, or terminate any Parent Benefit Program, (iii) accelerated vesting, funding (through a grantor trust or otherwise), delivery or time of payment to any employee, officer or director of the Parent of any payment or benefit, or (iv) any increase in the amount payable or result in any other obligation pursuant to any Parent Benefit Programs. No amount or benefit paid or payable by the Parent or that could otherwise be received on account of the Closing (whether in cash, in property, in the form of benefits or vesting in cash or property) in connection with the consummation of the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event), or any portion thereof, will be an “excess parachute payment” within the meaning of Section 280G of the Code.

6.19 Labor Matters.

(a) The Parent has provided to the Company a true and correct schedule as of the date of this Agreement setting forth the name of each individual who is employeed by the Parent (excluding rig crew personnel) and, with respect to each such individual, his or her job title. Section 6.19(a) of the Parent Disclosure Letter lists any employment, consulting, bonus, incentive, severance, retention, change in control, or other agreement applicable to each such individual.

(b) (i) The Parent is not and has never been a party to, or bound by, any collective bargaining agreement or any other Contract with any labor union, trade union, works council, or other representative of employees, and no such agreements are being negotiated; (ii) no labor organization or group of employees of the Parent has provided notice to the Parent of a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or, to the Knowledge of the Parent, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) there are no pending or, to the Knowledge of the Parent, threatened union organizing activities with respect to the Parent and no such activities have occurred within the past four years; and (iv) there is no labor strike, work stoppage, slowdown, lockout, material arbitration, material unfair labor practice charge or material grievance, or other material labor dispute pending or, to the Knowledge of the Parent, threatened against or involving the Parent, and no such dispute has occurred within the past four years.

(c) Except as set forth on Section 6.19(c) of the Parent Disclosure Letter, the Parent and is, and for at least the past four years has been, in compliance in all material respects with all Laws with respect to the employment or engagement of employees (including the FLSA and all such Laws regarding wages and hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety). Except as would not constitute a Parent Material Adverse Effect, all individuals employed by the Parent are authorized to work in the United States under all federal and applicable state immigration Laws and no Person has made, or to the Knowledge of the Parent, threatened to make, any Claim that such individuals are not authorized to work in the United States.

(d) Except as would not constitute a Parent Material Adverse Effect, each independent contractor who provides, or provided, services to the Parent is, and has been, properly classified as an “independent contractor” under all applicable Laws and each Parent Benefit Program.

(e) Except as would not constitute a Parent Material Adverse Effect, except as set forth on Section 6.19(e) of the Parent Disclosure Letter, there are no, and in the past 12 months there have been no, actions, claims, or Proceedings pending or, to the Knowledge of the Parent, threatened in writing by or before any Governmental Body relating to labor or employment practices, or any alleged non-compliance with labor or employment Laws.

6.20 Insurance Coverage. Set forth in Section 6.20 of the Parent Disclosure Letter is a list of all Policies applicable to or currently held by the Parent, setting forth, in respect of each Policy, the name, number, carrier, term, type of coverage, deductibles and coverage limits. Except as is or would not be material to Parent, since December 31, 2016, (a) no event has occurred, including, without limitation, the failure by the Parent to give any notice or information or the Parent giving any inaccurate or erroneous notice or information, which would reasonably be expected to limit or impair the rights of the Parent under any such Policy, (b) all such Policies are valid and are in full force and effect, (c) all premiums with respect to such Policies covering all periods up to and including the date of the Closing have been or will be paid in full, (e) no written notice of cancellation or termination has been received with respect to any such Policy or other form of insurance and the Parent is in compliance with the terms of the Policies to which it is a party and (f) there is no material claim pending under any such Policy as to which coverage has been questioned, denied or disputed by any insurer and all claims and reportable incidents under any Policy have been reported.

6.21 Intellectual Property.

(a) Section 6.21(a) of the Parent Disclosure Letter contains a complete and accurate list of all registered Parent Owned Intellectual Property (“Parent Registered IP”).

(b) To the Knowledge of the Parent, except as would not constitute a Parent Material Adverse Effect, (i) all material Parent Registered IP currently used in the Business of the Parent is valid, subsisting and enforceable and (ii) no such Parent Registered IP has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course of business), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Parent’s rights thereto.

(c) The Parent owns all right, title and interest in and to, or otherwise possess valid licenses or other rights to use, all material Intellectual Property Rights necessary for the operation of the business of Parent as presently conducted, free and clear of all Liens (other than Permitted Liens) and exclusive licenses granted to third parties. The consummation of the Transactions will not alter or impair the ownership or right of the Parent to use any such Intellectual Property Rights or any component thereof.

(d) To the Knowledge of the Parent, the Parent Owned Intellectual Property currently used to conduct the Business of the Parent and the conduct of the Business of the Parent do not infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property Rights of any third party. There are no unresolved pending or, to the Knowledge of the Parent, threatened actions or claims that allege that the Parent has infringed, misappropriated, diluted or otherwise violated the Intellectual Property Rights of any third party, or that any of the Parent Owned Intellectual Property is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Parent and the Parent has not received any notice alleging that it has violated or, by conducting its business and operations, could violate any third Intellectual Property Rights. To the Knowledge of the Parent, no third party is infringing, misappropriating or otherwise diluting or violating rights in any Parent Owned Intellectual Property.

(e) No Parent Owned Intellectual Property is subject to any outstanding court order or decree against the Parent.

(f) The Parent’s IT Systems are adequate in all material respects for the current requirements of and use in the Business of the Parent, including in terms of functionality, capacity and performance. To the Knowledge of Parent, the Parent has not for the two years preceding the Execution Date experienced a failure, virus, bug, breakdown of, material substandard performance or breach of any part of the Parent’s IT Systems which has caused material disruption or interruption to its use by the Parent or resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Parent. The Parent has taken commercially reasonable steps to provide for the backup and recovery of data and information, have commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, have taken commercially reasonable steps to implement such plans and procedures. Except as set forth on Section 6.21(f) of the Parent Disclosure Letter, to the Knowledge of the Parent, the Parent’s IT Systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data or (iii) any other similar type of unauthorized activities. The Parent has taken commercially reasonable technical, administrative, and physical measures to protect the integrity and security of the computer systems and the data stored thereon from unauthorized use, access, or modification by third parties.

(g) The software used by the Parent in its products does not contain, and is not distributed with, any software that is licensed pursuant to an “open source” or other third party license agreement that, as such software is used by the Parent, requires the disclosure or licensing of any Parent Owned Intellectual Property.

(h) To the Knowledge of the Parent, the use of the Parent Data by the Parent in connection with the Business does not infringe or violate the rights of any person or otherwise violate any Law. To the Knowledge of the Parent, the Parent has collected, stored and processed personal information from distributors, resellers, partners or customers in accordance with applicable data protection and privacy Laws and such personal information can be used by the Parent after the Closing in the manner presently used and in a manner consistent with the past practices of the Parent. The Parent does not transmit any personal or non-public Parent Data of its distributors, resellers, partners or end users across country borders and all such Parent Data is processed by the Parent exclusively in Parent Data centers located in the same country as the Parent Data owner. The Parent does not provide and has not been legally required to provide any notice to Parent Data owners in connection with any unauthorized access, use or disclosure of personally-identifiable Parent Data.

6.22 Business Conduct of Merger Sub. Merger Sub was formed on July 9, 2018. Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

6.23 Brokers’ Fee. Except for fees payable by Parent to Evercore LLC, there is no broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Parent or Merger Sub with respect to which the Members or the Company shall be liable.

6.24 Information Supplied. The Proxy Statement will not, at the date the Proxy Statement is mailed to the stockholders of Parent or at the time of the meeting of the stockholders of the Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Proxy Statement supplied by the Parent will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Parent with respect to statements made or incorporated by reference therein based on information regarding the Company incorporated by reference in the Proxy Statement or supplied by the Company specifically for inclusion in the Proxy Statement.

6.25 Opinion. The Parent Board has received the opinion of Evercore LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, qualifications and limitations on the review undertaken and other matters considered, the Merger Consideration to be paid or made by the Parent pursuant to this Agreement as consideration for the Company Units was fair from a financial point of view to Parent, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

6.26 New Term Loan Commitment Letter.

(a) As of the date of this Agreement, Parent has received the executed New Term Loan Commitment Letter from the financial institutions party thereto, pursuant to which such financial institutions have committed, subject to the terms and conditions set forth therein, to provide to Parent the Financing. A true and complete copy of the New Term Loan Commitment Letter, which has been redacted in the manner required by the terms thereof to remove the amounts, percentages and basis points of compensation set forth therein, has been made available to the Company.

(b) Parent has fully paid, or caused to be paid, any and all commitment fees or other fees required by such New Term Loan Commitment Letters to be paid on or before the date of this Agreement. The New Term Loan Commitment Letter is a legal, valid and binding obligation of Parent, enforceable against Parent and, to the knowledge of Parent, each other party thereto, in each case, in accordance with its terms except as may be limited by the Enforceability Exceptions. As of the date of this Agreement, each New Term Loan Commitment Letter is in full force and effect, has not been amended, modified, withdrawn, terminated or rescinded in any respect, and no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a breach thereunder on the part of Parent. No amendment or modification to, or withdrawal, termination or rescission of, any New Term Loan Commitment Letter is contemplated other than amendment or modifications permitted by Section 7.21. Assuming the satisfaction of the conditions to Closing set forth in this Agreement (including Section 8.1(d)), the aggregate proceeds contemplated by the New Term Loan Commitment Letter, together with available cash of Parent, will be sufficient for Parent to complete the transactions contemplated by this Agreement and to satisfy all of the obligations of Parent and Merger Sub under this Agreement, including to pay the Closing payments as set forth in Section 4.1. Parent has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would reasonably be expected to impair or adversely affect such resources. As of the date of this Agreement, there are no side letters or other Contracts, arrangements or understandings related to the funding or investing, as applicable, of obligations under this Agreement that could reasonably be expected to (i) prevent or substantially delay the availability of the full amount such funds contemplated by the New Term Loan Commitment Letter at the Closing or (ii) affect the enforceability of the New Term Loan Commitment Letter.

ARTICLE VII

COVENANTS OF THE PARTIES

7.1 Conduct of the Company’s Business.

(a) From the Execution Date through the Closing, except (i) as set forth on Section 7.1(b) of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as required by applicable Law or (iv) as otherwise approved with the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable best efforts to conduct the Business in the ordinary course of business including by using commercially reasonable best efforts to: (A) preserve substantially intact the business organization of the Company; and (B) maintain its existing relations with key suppliers, customers, employees and other Persons having key business relationships with the Company.

(b) Except as otherwise expressly permitted by this Agreement, as set forth on Section 7.1(b) of the Company Disclosure Letter, or with the prior written consent of the Parent, from the Execution Date through the Closing, the Company shall not:

(i) (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its equity or voting interests, except for any dividend of the Mechanical Rig Net Proceeds, (B) split, combine, or reclassify any of its equity or voting interests, or issue any other securities in respect of, in lieu of, or in substitution for its equity or voting interests, except for transactions by a wholly-owned Subsidiary of the Company, (C) purchase, redeem, or otherwise acquire any securities of the Company or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities (including any Indebtedness issued pursuant to any Company

Note Agreements, other than the Conversion pursuant to the Conversion Agreement) or (D) pay any cash interest payments under any Indebtedness issued pursuant to any Company Note Agreements (which shall not be deemed to include any payment of the Mechanical Rig Net Proceeds or any interest payable in kind under any Company Note Agreements);

(ii) offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of its equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the value of the Company or any part thereof;

(iii) acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any Person;

(iv) acquire any equity interest in any Person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business or in order to maintain the material Company Tangible Personal Property in good working order; or pursuant to existing Contracts as of the date of this Agreement that have been provided to the Parent prior to the date hereof;

(v) amend the Organizational Documents of the Company;

(vi) make or commit to make any capital expenditure or series of related capital expenditures (A) other than budgeted capital expenditures set forth on Section 7.1(b) of the Company Disclosure Letter or (B) less than $5,000,000 in the aggregate, except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to an emergency;

(vii) sell or otherwise dispose of any of its properties or assets, other than (A) the sales and dispositions of inventory and products in the ordinary course of business and (B) sales or other dispositions of the Mechanical Rigs;

(viii) (A) make or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company has the authority to make such binding election, but excluding any election that is made periodically and consistent with past practice), (B) settle or compromise any material Proceeding relating to Taxes, or (C) change in any material respect any of its methods of reporting income or deductions for income Tax purposes from those employed in the preparation of its income Tax Returns that have been filed for prior taxable years, in each case other than as required by a Governmental Authority pursuant to an audit of the Company relating to the Tax matters;

(ix) make any material change to the Company’s financial or accounting methods, policies, principles, elections or procedures, except as required by applicable Law or changes in GAAP;

(x) except with respect to any Rig Contract, or in the ordinary course of business, (A) enter into or terminate any Contract that would constitute a Material Contract, or (B) amend any Material Contracts in a manner that would be adverse in the aggregate to the Company and, in each case, cost the Company more than any incremental $250,000 in any calendar year (provided, that, prior notice of any proposed amendment to a Material Contract will be provided in writing to the Parent);

(xi) except as required by applicable Laws or the existing terms of the Company Benefit Programs: (A) increase the salary, wages or any other compensation of any officer, employee, director or independent contractor, other than for non-officers in the ordinary course of business consistent with past practice; (B) pay, grant, or award or promise to pay, grant, or award, any bonus or incentive compensation to any officer, employee, director or independent contractor, other than in the ordinary course of business consistent with past practice; (C) materially increase the coverage or benefits available to any current or former employee, officer, director or independent contractor, including any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan, other than in the ordinary course of business consistent with past practice; (D) enter into any employment, deferred compensation, severance, retention, change in control, bonus, consulting, non-competition or similar agreement (or materially amend any such agreement) involving any officer, employee, director or independent contractor, other than with non-officers in the ordinary course of business; (E) grant any severance or termination pay to any current or former officer, employee, director or independent contractor, other than in the ordinary course of business and consistent with any Company Benefit Programs; (F) establish, adopt, enter into, materially amend or terminate any Company Benefit Program, other than amendments required to comply with applicable Laws; (G) grant any equity or equity-based awards; or (H) hire any individual who would become an individual who is employed by the Company as of the Closing Date, unless necessary to replace an employee of Company whose employment has terminated as permitted herein (so long as such hiring is on compensation and other terms no more favorable than those of the employee who has been replaced), other than the hiring of any non-officers in the ordinary course of business;

(xii) other than (A) up to an aggregate of $20,000,000 of Indebtedness (including letters of credit) under the Company Credit Facility and (B) Indebtedness that is converted into Series A Company Units of the Company prior to the Closing pursuant to the Conversion, incur any Indebtedness or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company;

(xiii) mortgage, pledge or subject to any Lien any of the material assets or properties of the Company, other than Liens for Taxes not yet due and payable or that are being contested in good faith, or incur any material liability as a guarantor or otherwise in respect of any Indebtedness;

(xiv) make any (A) loans, advances or extension of credit other than to customers or suppliers, travel and similar advances to employees, in each case in the ordinary course of business or (B) capital contributions to, or investments in, any other Person, in each case other than the Company or any direct or indirect wholly-owned Subsidiary of the Company;

(xv) other than with respect to any ordinary course customer disputes, (A) settle or compromise any claim, liability or Proceeding for a cost exceeding $500,000 (net of any available insurance recovery); provided, however, that the Company shall not settle or compromise any Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by the Company or (3) has a restrictive impact on the business of the Company in any material respect, or (B) waive or release any material claim or Proceeding brought by the Company against another Person, other than in the ordinary course of business consistent with past practice;

(xvi) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than in connection with the Transactions;

(xvii) enter into any Affiliate Transaction;

(xviii) terminate or amend the coverage of any policies of title, liability, fire, workers’ compensation, property or any other form of insurance covering the assets or operations of the Company, except where such terminated coverage is replaced by comparable coverage (provided that such termination does not result in a material gap in coverage of the assets or operations of the Company); or

(xix) authorize, agree or commit to take any of the actions described above.

7.2 Conduct of the Parent’s Business.

(a) From the Execution Date through the Closing, except (i) as expressly permitted or required by this Agreement, (ii) as required by applicable Law or (iii) as otherwise approved with the prior written consent of the

Company (which consent will not be unreasonably withheld or delayed), the Parent shall, and shall cause Merger Sub to, use commercially reasonable best efforts to conduct their businesses in the ordinary course of business, including by using commercially reasonable best efforts to (A) preserve substantially intact their current business organizations; (B) maintain their existing relations with key suppliers, customers, employees and other Persons having key business relationships with the Parent; and (C) file all forms, reports, registration statements and other documents required to be filed by it with the SEC.

(b) Except as otherwise expressly permitted by this Agreement, as set forth on Section 7.2(b) of the Parent Disclosure Letter, or with the prior written consent of the Company, from the Execution Date through the Closing, the Parent shall not, and shall cause Merger Sub not to:

(i) (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its equity or voting interests, except for transactions solely among the Parent and its wholly owned Subsidiaries or among the Parent’s wholly owned Subsidiaries, (B) split, combine, or reclassify any of its equity or voting interests, or issue any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or other equity or voting interests, except for transactions by a wholly-owned Subsidiary of the Parent, or (C) purchase, redeem, or otherwise acquire any securities of the Parent or Merger Sub or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities;

(ii) offer, issue, deliver, grant, sell, pledge, or otherwise encumber any shares of its equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the price of the Parent Common Stock or the value of the Parent or any part thereof;

(iii) acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any Person;

(iv) acquire any equity interest in any Person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business or in order to maintain the material Parent Tangible Personal Property in good working order; or pursuant to existing Contracts as of the date of this Agreement that have been provided to the Company prior to the date hereof;

(v) amend the Organizational Documents of the Parent or Merger Sub, other than the Parent Charter Amendment made at or after Closing;

(vi) make or commit to make any capital expenditure or series of related capital expenditures (A) other than budgeted capital expenditures set forth on Section 7.2(b) of the Parent Disclosure Letter or (B) less than $5,000,000 in the aggregate, except for capital expenditures to repair damage resulting from insured casualty events where there is a reasonable basis for a claim of insurance or made in response to an emergency;

(vii) sell or otherwise dispose of any of its properties or assets, other than the sales and dispositions of inventory and products in the ordinary course of business;

(viii) (A) make or rescind any material election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Parent has the authority to make such binding election, but excluding any election that is made periodically and consistent with past practice), (B) settle or compromise any material Proceeding relating to Taxes, or (C) change in any material respect any of its methods of reporting income or deductions for income Tax purposes from those employed in the preparation of its income Tax Returns that have been filed for prior taxable years, in each case other than as required by a Governmental Authority pursuant to an audit of Parent relating to Tax matters;

(ix) make any material change to the Parent’s or its Subsidiaries’ financial or accounting methods, policies, principles, elections or procedures, except as required by applicable Law or changes in GAAP;

(x) (A) except with respect to any Rig Contract or in the ordinary course of business, enter into or terminate any Contract that would constitute a Material Contract, or (B) amend any Material Contracts in a manner that would be adverse in the aggregate to the Parent or Merger Sub and, in each case, cost the Parent or Merger Sub more than an incremental $250,000 in any calendar year (provided, that, prior notice of any proposed amendment to a Material Contract will be provided in writing to the Company);

(xi) except as required by applicable Laws or the existing terms of the Parent Benefit Programs: (A) increase the salary, wages or any other compensation of any officer, employee, director or independent contractor, other than for non-officers in the ordinary course of business consistent with past practice; (B) pay, grant, or award or promise to pay, grant, or award, any bonus or incentive compensation to any officer, employee, director or independent contractor, other than in the ordinary course of business consistent with past practice; (C) materially increase the coverage or benefits available to any current or former employee, officer, director or independent contractor, including any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan, other than in the ordinary course of business consistent with past practice; (D) enter into any employment, deferred compensation, severance, retention, change in control, bonus, consulting, non-competition or similar agreement (or materially amend any such agreement) involving any officer, employee, director or independent contractor, other than with non-officers in the ordinary course of business; (E) grant any severance or termination pay to any current or former officer, employee, director or independent contractor, other than in the ordinary course of business and consistent with any Parent Benefit Program; (F) establish, adopt, enter into, materially amend or terminate any Parent Benefit Program, other than amendments required to comply with applicable Laws; (G) grant any equity or equity-based awards; or (H) hire any individual who would become an individual who is employed by the Parent as of the Closing Date, unless necessary to replace an employee of Parent whose employment has terminated as permitted herein (so long as such hiring is on compensation and other terms no more favorable than those of the employee who has been replaced), other than the hiring of any non-officers in the ordinary course of business;

(xii) other than (A) up to an aggregate of $85,000,000 of Indebtedness under the Parent Credit Facility (or, at Closing, up to any amount of permitted Indebtedness under the Parent New Credit Agreement and Indebtedness under the Parent New Term Loan Agreement) or up to $5,000,000 in the aggregate of other Indebtedness, incur any Indebtedness or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Parent or Merger Sub;

(xiii) mortgage, pledge or subject to any Lien any of the material assets or properties of the Parent, other than Liens for Taxes not yet due and payable or that are being contested in good faith, or incur any material liability as a guarantor or otherwise in respect of any Indebtedness;

(xiv) make any (A) loans, advances or extension of credit other than to customers or suppliers, travel and similar advances to employees, in each case in the ordinary course of business or (B) capital contributions to, or investments in, any other Person, in each case other than the Parent or any direct or indirect wholly-owned Subsidiary of the Parent;

(xv) other than with respect to any ordinary course customer disputes, (A) settle or compromise any claim, liability or Proceeding for a cost exceeding $500,000 (after net of any available insurance recovery actually received); provided, however, that neither the Parent nor Merger Sub shall settle or compromise any Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by the Parent or Merger Sub or (3) has a restrictive impact on the business of the Parent or Merger Sub in any material respect, or (B) waive or release any material claim or Proceeding brought by the Parent or Merger Sub against another Person, other than in the ordinary course of business consistent with past practice;

(xvi) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than in connection with the Transactions;

(xvii) enter into any Affiliate Transaction;

(xviii) terminate or amend the coverage of any policies of title, liability, fire, workers’ compensation, property or any other form of insurance covering the assets or operations of the Parent, except where such terminated coverage is replaced by comparable coverage (provided that such termination does not result in a material gap in coverage of the assets or operations of the Parent); or

(xix) authorize, agree or commit to take any of the actions described above.

7.3 Notice of Certain Events. Parent shall promptly notify the Company, and the Company shall promptly notify the Parent, in the event such Party has actual knowledge (as determined by the actual knowledge of any of the applicable persons set forth in the definition of “Knowledge”) of the facts and circumstances underlying any of the following items (provided that the failure to give any notice in accordance with this Section 7.3 shall not in and of itself be deemed to constitute the failure of any condition set forth in Section 8.2 or Section 8.3 to be satisfied):

(a) any event, condition or development that has resulted in or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect (as applicable), or any reasonably likely failure of any condition set forth in Article VIII to be satisfied; provided, however, that no such notification shall be deemed to cure any such breach of or inaccuracy in such notifying Party’s representations and warranties or covenants and agreements or in the Company Disclosure Letter for any purpose under this Agreement and no such notification shall limit or otherwise affect the remedies available to the other Parties;

(b) any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(c) subject to Section 7.5, any other material written notice or other communication from any Governmental Body in connection with the Transactions; and

(d) subject to Section 7.5, any Proceedings commenced that could be reasonably expected to prevent or materially delay the consummation of the Transactions or materially impair the notifying Party’s ability to perform its obligations under the Transaction Documents.

7.4 Access to Information. From the Execution Date until the Closing Date, the Company and Parent each will (i) give the other Party and other Party’s counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, officers, employees, consultants, accountants, advisors, other representatives, books, records and agreements of the Company or the Parent (as applicable), in each case, upon advance written notice and during normal business hours and (ii) furnish to the other Party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or the Parent (as applicable), in each of (i) and (ii), to the extent reasonably requested by such Persons. The Parties shall use commercially reasonable best efforts to cause any investigation pursuant to this Section 7.4 to be conducted in such manner as not to materially interfere with the conduct of the business of the Company or the Parent (as applicable). Notwithstanding the foregoing, no Party shall be entitled to perform any subsurface, invasive or field or laboratory investigations or testing without the prior written consent of the other Party. To the fullest extent permitted by Law, each of the Company and Parent, and their respective counsel, financial advisors, auditors and other authorized representatives and Affiliates shall (A) not be responsible or liable to the other Party for personal injuries or property damage sustained by the such Party’s counsel, financial advisors, auditors and other representatives in connection with the access provided pursuant to this Section 7.4 and (B) shall be indemnified and held harmless by the other Party for any losses suffered by any such Persons in connection with any such personal injuries and property damage, EXCEPTING LOSSES ACTUALLY RESULTING ON THE ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding anything to the contrary contained in this Section 7.4, this Section 7.4 shall not govern the Parties’ rights and obligations with respect to any matters relating to any filing as may be required by the HSR Act, which shall be governed by Section  7.5.

7.5 Governmental Approvals.

(a) As soon as practicable following the Execution Date, but in any event within 10 Business Days after the Execution Date, the Parties shall make or cause to be made such filings as may be required by the HSR Act with respect to the Transactions. Thereafter, the Parties shall submit or cause to be submitted as promptly as practicable all reports, documents, data or materials required or reasonably requested by the U.S. Federal Trade Commission or the U.S. Department of Justice (each, an “Antitrust Authority”) pursuant to the HSR Act or otherwise, including substantially complying with requests for additional information concerning such Transactions, and shall take such actions as reasonably required (including requesting early termination) so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Execution Date. Without limiting the foregoing, the Parties shall (i) use commercially reasonable best efforts to contest and resist any Proceeding, and to have vacated, lifted, reversed or overturned, any judgment, decree, injunction, ruling or order preventing, restricting, restraining, enjoining, prohibiting or delaying the consummation of the Transactions and the other Transaction Documents, and (ii) use commercially reasonable best efforts to persuade any Antitrust Authority that no Remedial Action is necessary in connection with the Transactions.

(b) For purposes of this Section 7.5, a “Remedial Action” shall consist of any request or requirement of an Antitrust Authority to pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) commence litigation, (iii) hold separate (including by trust or otherwise) or divest any businesses, product lines or assets of the Parent, the Company or any of their respective Affiliates, (iv) agree to any alteration of or limitation on the operation or conduct of the business of the Parent, the Company or any of their respective Affiliates or (v) waive any of the conditions to this Agreement set forth in Article VIII, in each case in order to obtain the expiration of the applicable waiting period or to avoid litigation.

(c) Notwithstanding anything to the contrary in this Agreement, none of the Parent or any Affiliate of the Parent, or the Company or any Affiliate of the Company, shall be required to (i) take any Remedial Action or (ii) take or agree to take any action with respect to its business or operations in connection with Proceedings under or relating to any Antitrust Law.

(d) The Parent and the Company shall furnish, and shall cause their respective counsel to furnish, the other Party such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of all the filings as may be required by the HSR Act with respect to the Transactions and in connection with any review or investigation of this Agreement or the Transactions by any Antitrust Authority. The Parent and the Company shall cause their respective counsel to supply to the other Party copies of all correspondence to or from any Antitrust Authority or staff members thereof, with respect to the Transactions, except for the pre-merger notification and report forms (and any attachments thereto), prepared and submitted pursuant to the HSR Act (which, for avoidance of doubt, shall not be required to be shared even on an outside counsel basis), written communications regarding the same, or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal any Party’s negotiating objectives, strategies or consideration expectations and which exchange may be limited to outside counsel with such content redacted as desired by the submitting party. The Parties may provide such communications in a manner that protects any legally applicable privilege. The Parent and the Company will promptly notify each other of the content and status of any communication with any Antitrust Authority pertaining to this Agreement or the Transactions, and the Parent and the Company agree not to participate in any substantive meeting or discussion with, or enter into any agreements with, any such Antitrust Authority in respect of any filing, investigation, or inquiry concerning this Agreement or the Transactions unless it consults with the other in advance and, to the extent permitted by such Antitrust Authority, gives the other the opportunity to attend and participate thereat. The Parent and the Company shall consult with each other prior to taking any material substantive position with respect to the filings under the HSR Act, in any written submission to, or, to the extent practicable, in any discussions with, any Antitrust Authority.

7.6 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each of the Parties shall cooperate fully with the other Parties and use its commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions; provided, notwithstanding anything to the contrary contained in this Agreement, unless immaterial no Party shall have any obligation under this Agreement to: (i) dispose of, transfer, or hold separate, any assets or operations; (ii) discontinue offering any product or service, or commit; (iii) make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations; or (iv) commit itself or the other Party to do any of the foregoing. The provisions of this Section 7.6(a) shall not be construed to modify the provisions set forth in Section 7.5 (including, without limitation, with respect to matters arising under the HSR Act). The foregoing shall include reasonable cooperation by the Company and an appropriate officer of the Company on behalf of the Company (and not in his or her individual capacity) to provide any “No Claims Declaration” or information reasonably required at or prior to Closing in connection with the R&W Policy; provided, that, such cooperation shall not include any actions that could reasonably be likely to create any liability for any Member or the Company.

(b) Subject to the term of the Parent New Credit Agreement, the Parent and Merger Sub shall cause each of the Existing Letters of Credit to be assumed and deemed to be issued under the Parent New Credit Agreement effective as of the Closing, or otherwise be satisfied, cash collateralized or replaced by Parent in a manner reasonably satisfactory to the Company.

7.7 Public Statements. The Parties shall consult with each other prior to issuing any press release, public announcement or other public disclosure with respect to the Transaction Documents or the Transactions and none of the Company or any of its Affiliates, on one hand, nor the Parent or any of its Affiliates, on the other hand, shall issue any press release or make any public announcement or other public disclosure regarding the Transaction Documents, the Transactions or the other Party (or, with respect to press releases, public announcements or other public statements regarding the Company, MSD and its Affiliates) without the prior approval of the other Party; provided that for the avoidance of doubt, such other Party for purposes of this Section 7.7 is the (a) Parent, in the case of the any press release, public announcement or other public disclosure by the Company or any of its Affiliates (and MSD or any of its Affiliates) (which approval shall not be unreasonably withheld, conditioned, or delayed) and (b) the Company, in the case of the Parent (which approval shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public statement or other public disclosure shall first, to the extent practicable, consult with the other Party about, and allow the other Party reasonable time to comment in advance on, such press release, public announcement, or other public disclosure; provided, however, that nothing in this Section 7.7 shall (i) limit or restrict the Parent or any of its Affiliates from making any public statements or presentations other than with respect to any Affiliate of the Company (and MSD or any of its Affiliates) any in connection with industry conferences, investor meetings, analyst meetings, analyst or investor conference calls, or in response to questions from investors, analysts, press or other media and in each case, that reflect information previously disclosed or approved by the Company for use by Parent (including in information filed or furnished in any Parent SEC Reports); (ii) limit or restrict any private equity or other fund associated with the Company from disclosing the financial terms and conditions, or any other terms and conditions, of this Agreement and the Transactions to its current or potential limited partners that are bound by confidentiality obligations; or (iii) limit or prohibit any Party from making any press release, public announcement or other public disclosure concerning the Transaction Documents or Transactions following a disclosure that is otherwise permitted in accordance with this Section 7.7 to the extent that such press release, public announcement or other public disclosure contains information that was previously publicly disclosed pursuant in a manner not prohibited by this Section 7.7; provided, that for the avoidance of doubt, no prior consultation or consent pursuant to this Section 7.7 shall be required in connection with any disclosure described in clause (ii) of this Section 7.7.

7.8 Confidentiality. Unless this Agreement is terminated pursuant to the terms hereof, each of the Company and Parent hereby agrees that it will comply with the terms and conditions of the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms, other than with respect to the provisions of Section 15 of the Confidentiality Agreement, which shall have no further force or effect following the execution and delivery of this Agreement.

7.9 Employee Matters.

(a) As of the Closing Date, Parent shall have made or caused to be made any and all arrangements necessary to continue in full force and effect the payroll and health and welfare plans of the Company and to allow continued participation of the Employees therein, until such time as the Employees commence participation in the Parent Benefit Programs and are transferred to the Parent’s payroll, in accordance with this Section 7.9(a). The Company shall cooperate with Parent in connection with the foregoing as reasonably requested by Parent.

(b) With respect to any Parent Benefit Programs in which any Employee will participate following the Closing, Parent shall, or following the Closing shall cause the Company to use commercially reasonable best efforts to, or to cause any third party insurance carriers to, (i) waive all limitations as to pre-existing condition exclusions, active employment requirements, requirements to show evidence of good health and waiting periods with respect to Employees and their spouses and dependents, if applicable, to the same extent waived under a similar or comparable Company Benefit Program in which such Employee participated immediately before the Closing Date and (ii) cause each Parent Benefit Program to provide each Employee with credit for any co-payments or deductibles paid prior to the Closing Date in satisfying any deductible requirements or out of pocket limits under the Parent Benefit Program for the plan year in which participation in such Parent Benefit Program occurs.

(c) The Parent shall cause to be provided to each Employee credit for prior service with the Company or its Affiliates to the extent such service would be recognized if it had been performed as an employee of the Parent or its Affiliates for purposes of eligibility to participate and vesting in each vacation, severance, retirement, welfare benefit and paid-time off plan or program of the Parent, if any, in which such Employees are eligible to participate after the Closing Date to the same extent as such Employee was entitled, before the Closing Date, to credit for such service under the corresponding Company Benefit Program, if any; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

(d) The Parties acknowledge and agree that no provision of this Agreement shall be construed to: (i) create any third-party beneficiary rights in any current or former employee, director or consultant of the Company (ii) guarantee employment for any period of time or preclude the ability of the Parent to terminate any employee, independent contractor or Employee for any reason at any time; (iii) require the Parent to continue any Parent Benefit Plan or Company Benefit Program, or other employee compensation or benefit plans or arrangements, or prevent the amendment, modification or termination thereof after the Closing Date; or (iv) constitute an amendment to any Company Benefit Program, Parent Benefit Program, or other employee benefit or compensation plan or arrangement.

7.10 No Solicitation by Company.

(a) Prior to the termination of this Agreement, the Company shall not, and shall not permit its Representatives to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any business combination transaction, whether by way of merger, consolidation, business combination, purchase or disposition of 15% or more of the assets or equity interests of the Company or otherwise, other than the Transactions (a “Company Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of written offers, inquiries, proposals or indications of interest (other than an offer, inquiry, proposal or indication of interest by the Parent) contemplating or relating to any Company Acquisition Transaction (each a “Company Acquisition Proposal”), (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Company Acquisition Proposal or (iv) approve, endorse, or recommend any Acquisition Proposal, enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(b) Commencing on the Execution Date, the Company shall, and shall cause its Members who hold Series A Common Units to, (i) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Parent) conducted heretofore with respect to a Company Acquisition Proposal, (ii) notify the Parent orally and in writing promptly (but in no event later than one Business Day) after receipt of any Company Acquisition Proposal or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the Parent (such notice shall indicate the identity of the Person making the Company Acquisition Proposal, or intending to make a Company Acquisition Proposal or offer or requesting non-public information relating to the Company or access to the properties, books or records of the Company, the material terms of any Company Acquisition Proposal, or modification or amendment to such Company Acquisition Proposal and shall include copies of any written Acquisition Proposal or amendments or supplements thereto, and the Company shall keep the Parent informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Company Acquisition Proposal) and (iii) and immediately prohibit any access by any Person (other than (x) the Parent and its Representatives and (y) any direct or indirect equityholders of the Company and their respective Representatives) to any physical or electronic data room relating to a possible Company Acquisition Proposal.

(c) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which the Company is a party, and will enforce or cause to be enforced each such agreement at the request of the Parent.

7.11 No Solicitation by Parent.

(a) Prior to the termination of this Agreement, the Parent shall not, and shall not permit its Representatives to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any business combination transaction, whether by way of merger, consolidation, business combination, purchase or disposition of 15% or more of the assets or equity interests of the Parent or otherwise, other than the Transactions (a “Parent Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of written offers, inquiries, proposals or indications of interest (other than an offer, inquiry, proposal or indication of interest by the Parent) contemplating or relating to any Parent Acquisition Transaction (each a “Parent Acquisition Proposal”), (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with or in response to a Parent Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Parent Acquisition Proposal, (iv) approve, endorse, or recommend any Parent Acquisition Proposal, enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(b) Commencing on the Execution Date, the Parent shall, and shall cause its Representatives to, (i) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Parent) conducted heretofore with respect to a Parent Acquisition Proposal, (ii) notify the Company orally and in writing promptly (but in no event later than one Business Day) after receipt of any Parent Acquisition Proposal or any request for non-public information relating to the Parent or for access to the properties, books or records of the Parent by any Person other than the Company or the Members (such notice shall indicate the identity of the Person making the Parent Acquisition Proposal, or intending to make a Parent Acquisition Proposal or offer or requesting non-public information relating to the Parent or access to the properties, books or records of the Parent, the material terms of any Parent Acquisition Proposal, or modification or amendment to such Parent Acquisition Proposal and shall include copies of any written Parent Acquisition Proposal or amendments or supplements thereto, and the Parent shall keep the Company informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Parent Acquisition Proposal) and (iii) immediately prohibit any access by any Person (other than (x) the Parent and its Representatives and (y) any direct or indirect equityholders of the Company and their respective Representatives) to any physical or electronic data room relating to a possible Parent Acquisition Proposal.

(c) The Parent agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which the Parent is a party, and will enforce or cause to be enforced each such agreement at the request of the Company.

(d) Nothing set forth in this Section 7.11 shall prohibit the Parent Board from taking and disclosing to the Parent’s stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act; provided that this Section 7.11(d) shall not be deemed to permit the Parent Board to make a Parent Change in Recommendation or take any of the actions referred to in Section 7.17(b), except to the extent permitted by Section 7.17(b).

7.12 Company Organizational Document Provisions Regarding Indemnification.

(a) The Parent agrees that all rights to indemnification for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former managers, directors, officers, members, employees, agents and fiduciaries of the Company (collectively, the “Company Indemnitees”) as provided as of the Execution Date in the Organizational Documents of the Company shall survive the Transactions and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Closing Date. The Parent shall not, and shall cause its Affiliates (including the Company after the Closing) not to, repeal such arrangements in any manner that would adversely affect the rights of the Company Indemnitees thereunder.

(b) In the event the Parent or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Parent or the Company or such continuing or Surviving Company or entity or such transferee, as the case may be, shall assume all of the obligations set forth in this Section 7.12.

(c) The obligations of the Parent under this Section 7.12 shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee to whom this Section 7.12 applies without the consent of such Company Indemnitee so adversely affected.

7.13 D&O Insurance. Prior to the Effective Time, the Company shall be permitted to and, if the Company fails to do so, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies in favor of the Company Indemnities for a claims reporting or discovery period of at least six (6) years from and after the Effective Time, that shall be from an insurance carrier with the same or better credit rating as the Company’s insurance carrier as of the date hereof with respect to directors’ and officers’ liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as the Company’s existing policies with respect to matters existing or occurring prior to the Effective Time (including in connection with this Agreement, the Merger or the Transactions); provided, however, that in no event shall the Company expend, or the Parent be required to expend, for such policies a premium amount in excess of 300% of the annual premium currently paid by the Company for such insurance; provided further, that if the premium for such insurance coverage exceeds such amount, the Company may, and Parent shall, obtain a policy with the greatest coverage amount available for a cost not exceeding such amount.

7.14 Tax Matters.

(a) The Parent and the Company and each of their respective Affiliates, and the Members’ Representative, shall reasonably cooperate with each other in connection with the filing of Tax Returns or in contesting or defending against any audit, litigation or other claim for Taxes (each, a “Tax Proceeding”) imposed on or with respect to the assets, operations or activities of the Company or any Subsidiary relating to any Pre-Closing Taxable Period or any Straddle Period. Such cooperation shall include the retention and, upon the request of the Party or Parties preparing the Tax Return or controlling the Tax Proceeding, the provision to such Party or Parties of records and information which are reasonably relevant to such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. All out-of-pocket expenses related to such cooperation shall be borne by the Party requesting such cooperation. Any information obtained by a Party or its Affiliates from another Party or its Affiliates in connection with any Tax matters to which this Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding, or as may otherwise be necessary to enforce the provisions of this Agreement.

(b) Any refunds of Taxes of the Company, whether in the form of cash received or a credit or offset actually realized against Taxes otherwise payable (“Tax Refunds”), for any Pre-Closing Tax Period or the portion of the Straddle Period ending on the Closing Date shall be for the account of the Parent. To the extent that the Parent, the Company, or any of their Affiliates receives a Tax Refund that is for the account of the Parent pursuant to this Section 7.14(b), such Person shall pay the amount of such Tax Refund (and any interest received from the Governmental Body), net any reasonable out-of-pocket costs or expenses incurred by such Person or its Affiliates in procuring such refund, to the Parent.

(c) Within a reasonable time after the Closing Date, but in no event later than 90 days prior to the due date for filing the Parent’s applicable Tax Return, the Parent and the Members’ Representative shall jointly prepare a schedule (the “Allocation Schedule”) allocating the purchase price, as determined for federal income tax purposes, as adjusted pursuant to the terms of this Agreement and taking into account such further adjustments as required for applicable Tax purposes, among the Company Units and further among the assets of the Company in accordance with Section 751, Treasury Regulations § 1.751-1 and the requirements of Treasury Regulations § 1.1060-1, as applicable, and the principles set forth on Section 7.13(e) of the Company Disclosure Letter. The Members’ Representative and the Parent shall negotiate in good faith to resolve any disputes regarding the Allocation Schedule. The Parent and the Members’ Representative shall submit any dispute that they cannot resolve through such good faith negotiations within a thirty (30) day period to a jointly selected nationally recognized independent accounting firm for resolution. The accounting firm shall resolve any such dispute in a manner consistent with the terms and provisions of this Agreement, including this Section 7.14(c) and Section 7.14 of the Company Disclosure Letter. The decision of the accounting firm shall be final and binding, and shall be reflected in the final Allocation Schedule. The parties shall report and file all Tax Returns consistent with the Allocation Schedule and shall take no Tax position contrary thereto or inconsistent therewith (including in any audits or examinations by any Governmental Body).

7.15 Interim Financial Statements.

(a) From the Execution Date to the Closing, the Company will use commercially reasonable best efforts to make available to the Parent, (i) within 25 days of the end of the applicable monthly accounting period for the Company, monthly unaudited balance sheets and related statements of income of the Company for each such monthly accounting period and, (ii) as soon as practicable and within 40 days after the end of the quarterly accounting period for any fiscal quarter of the Company occurring after the date hereof and prior to the Closing, quarterly unaudited balance sheets and related statements of income of the Company, for such quarterly accounting periods. Such financial statements will fairly present in all material respects the financial position and operating results, equity and income of the Company as of, and for the periods ended on, the respective dates thereof.

(b) Commencing on the Execution Date, the Company shall, and shall cause its Affiliates and its and their officers and employees, to use its and their commercially reasonable best efforts to prepare (i) an unaudited balance sheet of the Company as of June 30, 2018, (ii) unaudited statements of operations and cash flows for the six months ended June 30, 2018 and 2017 ((i) and (ii) (collectively, the “Q2 Interim Financial Statements”), (iii) if Closing has not occurred prior to November 1, 2018, an unaudited balance sheet of the Company as of September 30, 2018 and (iv) if Closing has not occurred prior to November 1, 2018, unaudited statements of operations and cash flows for the nine (9) months ended September 30, 2018 and 2017 (iii) and (iv), collectively, the “Q3 Interim Financial Statements”); in each case to cause such Interim Financial Statements to be delivered to the Company as promptly as practicable, and shall use commercially reasonable best efforts to do so within 40 days following June 30, 2018 with respect to the Q2 Interim Financial Statements, and within 40 days following September 30, 2018 with respect to the Q3 Interim Financial Statements.

(c) From the Execution Date until the Closing, upon written request by the Parent, the Company shall request RSM US LLP, after discussing specifications with the Parent, to (i) provide a review of the Q2 Interim Financial Statements, the Company Unaudited Financial Statements and, to the extent the Closing has not occurred prior to November 1, 2018, the Q3 Interim Financial Statements (together, the “Interim Financial Statements”) in accordance with Statement of Auditing Standards 100 (Interim Financial Information), (ii) provide its written consent for the use of its audit reports with respect to the Audited Financial Statements in any registration statement filed with the SEC under the Securities Act or current or periodic report filed with the SEC pursuant to the Exchange Act (an “SEC Filing”), in each case to the extent the foregoing are to be filed with the SEC by the Parent and (iii) conduct such other procedures as are reasonably necessary or appropriate for RSM US LLP to provide the foregoing. The Company shall reasonably cooperate with RSM US LLP in the completion of a review and the Interim Financial Statements, including, if requested by RSM US LLP, the execution, delivery and performance to RSM US LLP of representation letters, in form and substance customary for representation letters provided to external audit firms by management of the company whose financial statements are the subject of a review pursuant to Statement of Auditing Standards 100 (Interim Financial Information), as may be reasonably requested by RSM US LLP, with respect to the Interim Financial Statements. To the extent required by the RSM US LLP or Ernst & Young LLP, the Company shall provide such reasonable further cooperation, including by providing such additional management letters of representation as may be reasonably requested by, RSM US LLP or Ernst & Young LLP, in order for RSM US LLP or Ernst & Young LLP to provide any further written consents to the inclusion or incorporation by reference of the Audited Financial Statements in any future SEC Filings of Parent, its Affiliates, or their respective successors and assigns or provide auditor comfort letters to underwriters and initial purchasers customarily furnished in connection with the offering of any equity or debt securities by Parent, its Affiliates or their respective successors and assigns.

(d) All reasonable and documented costs and expenses of RSM US LLP and any other third parties incurred in connection with clauses (b) and (c) of this Section 7.15 shall be borne by Parent.

7.16 Proxy Statement.

(a) As promptly as reasonably practicable after the date of this Agreement, the Parent shall cause to be prepared and filed with the SEC the Proxy Statement in preliminary form, and shall use commercially reasonable best efforts to do so within 15 days following the date hereof. Each of Parent, Merger Sub and, upon reasonable request by Parent which sets forth the information that is being requested, the Company shall promptly obtain and furnish the information concerning itself and its Members that is required to be included in the Proxy Statement. Each of Parent and Merger Sub shall use its commercially reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement. Parent and Merger Sub shall promptly notify the Company upon the receipt of any oral or written comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Company with copies of all written correspondence and a summary of all oral communications between it, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Each party shall cooperate with respect to, and Parent and Merger Sub shall provide the Company with a reasonable opportunity to review and comment on, any substantive correspondence (including responses to SEC comments), amendments or supplements to the Proxy Statement prior to filing with the SEC. Parent and Merger Sub shall provide to the Company a copy of all such filings made with the SEC.

(b) At any time from (and including) the initial filing with the SEC of the Proxy Statement, Parent shall file with the SEC any amended Proxy Statement so long as Parent has provided to the Company a draft copy of the initial preliminary Proxy Statement at least five (5) days prior to any filing thereof and any supplement or amendment at least five days prior to any filing thereof. Parent shall use all commercially reasonable best efforts to have the Proxy Statement approved as promptly as practicable after such filing and as necessary to consummate the Merger and the other transactions contemplated hereby. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company, and use its commercially reasonable best efforts to cause its Members to furnish any information concerning such Members, as may be reasonably requested in connection with any such action. Promptly after the approval of the preliminary Proxy Statement, Parent shall cause the definitive Proxy Statement to be mailed to its stockholders, and if necessary, after the definitive Proxy Statement has been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable. If at any time prior to the Effective Time, the officers and directors of Parent discover any statement which, in light of the circumstances to which it is made, is false or misleading with respect to a material fact or omits to state a material fact necessary to make the statement made in the Proxy Statement not misleading, then Parent shall immediately notify of such misstatements or omissions. Parent shall advise the Company promptly after it receives notice thereof, of the time when the definitive Proxy Statement or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

7.17 Parent Special Meeting.

(a) Parent shall, as soon as practicable after the date hereof (i) in accordance with Parent’s certificate of incorporation and bylaws and applicable Law, take all actions to establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of, convene, and hold a special meeting of its stockholders (the “Parent Special Meeting”) for the purpose of securing the Required Parent Vote, as well as approval of the Parent Charter Amendment, (ii) in accordance with Parent’s certificate of incorporation and bylaws and applicable Law, distribute to Parent stockholders the Proxy Statement and (iii) except as provided in Section 7.17(b) use its commercially reasonable best efforts to solicit from stockholders of Parent proxies in favor of the Parent Proposal and to take all other action necessary or advisable to secure the Required Parent

Vote. As soon as practicable following the date on which the Proxy Statement is mailed to Parent’s stockholders, Parent shall convene and hold the Parent Special Meeting once the Parent Special Meeting has been called and noticed, Parent shall not postpone or adjourn the Parent Special Meeting without the consent of the Company, which shall not be unreasonably withheld or delayed (other than (A) for the absence of a quorum, or (B) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Parent has determined in good faith, after consultation with Parent’s outside counsel and financial advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent’s stockholders prior to the Parent Special Meeting). Parent shall postpone or adjourn the Parent Special Meeting upon the request of the Company if necessary to solicit additional proxies for the purpose of obtaining the Required Parent Vote. Except to the extent permitted by Section 7.17(b), the Proxy Statement shall (x) state that the Board of Parent has determined that the Parent Proposal is advisable and in the best interests of Parent and (y) include the recommendation of the Board of Parent that the Parent Proposal be adopted by the stockholders of Parent (such recommendation described in this clause (y), the “Parent Board Recommendation”).

(b) The Board of Parent shall not withdraw, modify or qualify in a manner adverse to the Company, or resolve to or publicly propose to withdraw, amend, modify or qualify in a manner adverse to the Company, the Parent Board Recommendation (any such action, a “Parent Change in Recommendation”). Notwithstanding the immediately preceding sentence, prior to receipt of the Required Parent Vote, the Board of Parent may effect a change in the Parent Board Recommendation if (i) there exists any event, development, circumstance, change, effect, condition or occurrence (other than an Acquisition Proposal) that was not known by the Parent Board as of the date of this Agreement, (ii) Parent Board determines in good faith, after consultation with Parent’s outside legal counsel and financial advisors, that its failure to take such action would be reasonably expected to be inconsistent with its fiduciary duties under applicable Laws, (iii) the Board of Parent provides the Company with at least three (3) Business Days’ advance written notice of its intention to make a Change in the Parent Board Recommendation and specifying the material events giving rise thereto, and (iv) during such period, if requested by the Company, Parent and its Representatives engage in good faith negotiations with the Company and its Representatives to amend this Agreement so as to enable the Board of Parent at the end of such period (A) to proceed with its recommendation of the Parent Proposal and (B) to maintain its determination (after taking into account any agreed modification to the terms of this Agreement).

(c) Notwithstanding anything to the contrary contained in this Agreement, if the Board of Parent makes a Parent Change in Recommendation, Parent shall nevertheless submit this Agreement to the stockholders of Parent for approval and adoption at the Parent Special Meeting for the purpose of seeking the Required Parent Vote.

7.18 Listing. Parent shall use its commercially reasonable best efforts to effect the listing (subject to official notice of issuance) of the Specified Parent Common Stock on the NYSE.

7.19 Termination of Affiliate Transaction Contracts. At or prior to the Closing, the Company shall terminate, or cause to be terminated, all contracts relating to any Affiliate Transactions set forth in Section 5.19 of the Company Disclosure Letter, and shall cause the Company to be released from all covenants, agreements, liabilities and obligations under and with respect to such Affiliate Transactions, whether arising prior to, at or after the Closing, in each case, to be effective at or prior to the Closing, other than the Company’s obligations under the Note Conversion Agreement.

7.20 Rule 16b-3. Parent shall take all such steps as may be required to cause the transactions contemplated by this Agreement and any acquisitions of equity securities of Parent in connection with this Agreement by each individual who (a) is a director or officer of the Company subject to Section 16 of the Exchange Act, or (b) at the Effective Time is or will become a director or officer of Parent subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.21 Financing.

(a) At any time, and from time to time, prior to Closing, the Company shall, and shall cause its Subsidiaries to and use commercially reasonable best efforts to cause its Representatives to, cooperate in connection with any Financing as the Parent may reasonably request, including any offering of debt or equity securities, requested repayment or refinancing of Indebtedness of the Company and any filing with any Governmental Body to be made by the Parent related thereto, including, as applicable, by: (i) causing management teams of the Company, with appropriate seniority and expertise, to participate in meetings, due diligence and drafting sessions, rating agency presentations and road shows, if any, related to the Financing; (ii) providing information with respect to the Company reasonably requested by the Parent or the Financing Sources to facilitate the Financing; (iii) using commercially reasonable best efforts to prepare and furnish to Parent the Required Information; (iv) assisting in the preparation of SEC filings to be made by Parent, offering memoranda, private placement memoranda, prospectuses, bank confidential information memoranda, rating agency presentations and similar documents (collectively, the “Offering Documents”); (v) (A) using commercially reasonable best efforts to cause RSM LLP, Ernst & Young LLP or other relevant accountants of the Company to cooperate with the Parent, including by participating in drafting sessions and accounting due diligence sessions, to obtain the consent of, and customary comfort letters from, RSM LLP and Ernst & Young LLP (including by providing customary management letters and requesting legal letters to obtain such consent) in connection with any Financing by the Parent and (B) cooperating with the Parent’s legal counsel in connection with any legal opinions that such counsel may be required to deliver in connection with the Financing; (vi) cooperating with any due diligence, to the extent customary and reasonable; (vii) in connection with any such Financing, provide customary authorization letters authorizing the distribution of information to prospective lenders and containing customary representations that such information does not contain a material misstatement or omission; (viii) furnishing promptly all documentation and other information required by any Governmental Authority or as reasonably requested by any financing source under applicable “know your customer,” anti-bribery and anti-money laundering rules and regulations, including the PATRIOT Act, the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd 1 et seq., and economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; (ix) in connection with the Financing, executing and delivering any definitive financing documents, including any necessary pledge and security documents, as reasonably requested by the Parent and otherwise facilitating the pledging of collateral in connection with the Financing, including taking reasonable actions necessary to permit the Financing Sources to evaluate the Company’s assets, inventory, cash management and accounting systems, and policies and procedures relating thereto for the purpose of establishing collateral arrangements (including establishing bank and other accounts and blocked account and control agreements in connection with the foregoing); (x) causing the taking of any corporate, limited liability company or partnership actions, as applicable, by the Company reasonably necessary to permit the completion of the Financing, subject to the occurrence of the Closing; and (xi) using commercially reasonable best efforts to obtain customary payoff letters, lien terminations and releases and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness and release of liens contemplated by any repayment or refinancing of such indebtedness to be paid off, discharged and terminated on the Closing Date; provided that the documents in respect of such arrangements contemplated by this clause (xi) shall not need to be effective until the Closing Date.

(b) Notwithstanding anything to the contrary in this Section 7.21(b), no action shall be required of the Company if any such action shall: (i) unreasonably disrupt or interfere with the business or ongoing operations of Company; (ii) cause any representation or warranty or covenant contained in this Agreement to be breached unless waived by Parent; (iii) involve the entry by the Company into any agreement with respect to the Financing that is effective prior to the Closing, other than customary representation and authorization letters; (iv) require Company or any of its or their Representatives to provide (or to have provided on its behalf) any certificates or legal opinions, other than certificates delivered at (or as of) the Closing Date and other than customary representation and authorization letters; (v) require the Company to pay any commitment or other fee; (vi) require the Company or its Representatives to prepare pro forma financial information or projections, which shall be the responsibility of Parent (without waiver of the covenant set forth in Section 7.21(a)(ii) and (iii); or (vii) cause any director, officer, or employee of Company to execute any agreement or certificate in his or her individual, rather than official, capacity.

(c) Promptly upon the Company’s request, all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with assisting in the Financing shall be paid or reimbursed by Parent, and, in the event the Closing shall not occur, Parent shall indemnify and hold harmless Company and its Representatives from and against any and all losses actually suffered or incurred by them in connection with the arrangement or consummation of the Financing, except to the extent such losses arise from the information provided by the Company for use in the Offering Documents or otherwise in connection with the Financing and except for expenses payable by the Company as set forth in this Agreement.

(d) Parent and Merger Sub shall each use their respective commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange, obtain and consummate the Financing on the terms and conditions described in any Commitment Letters as promptly as reasonably practicable, including using commercially reasonable best efforts to (i) maintain in full force and effect the Commitment Letters until consummation of the transactions contemplated by this Agreement and to negotiate and execute definitive agreements with respect to the Financing on the terms contained in the Commitment Letters on terms that, taken as a whole, are no less favorable to Parent (as determined by Parent in good faith) than the terms contained in the Commitment Letters and that would not adversely affect the ability of Parent and Merger Sub to consummate the Merger at or prior to the Closing (the “Financing Agreements”), (ii) satisfy (or obtain a waiver of) on a timely basis all conditions and covenants applicable to Parent and Merger Sub in the Commitment Letters and such Financing Agreements that are to be satisfied by Parent and Merger Sub and to consummate the Financing at or prior to the Closing, and (iii) enforce the funding obligations under the Commitment Letters and the Financing Agreements if all conditions to closing the Financing have been satisfied, and comply with their obligations under the Commitment Letters and the Financing Agreements. Parent shall provide the Company, upon reasonable request, with copies of any Financing Agreements and such other information and documentation regarding the Financing as shall be reasonably necessary to allow the Company to monitor the progress of such financing activities (provided that any fee letters may be customarily redacted in respect of the amounts, percentages and basis points of compensation set forth therein).

(e) Parent shall give the Company reasonably prompt written notice (i) of any breach or default by any party to any Commitment Letter of which Parent becomes aware that (with or without notice, lapse of time or both) could reasonably be expected to affect the timely availability or the amount, of the Financing, (ii) of the receipt of any written notice or other written communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation by any party to any Commitment Letter or (B) dispute or disagreement between or among any parties to any Commitment Letter (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing) that (with or without notice, lapse of time or both) could reasonably be expected to affect the timely availability or the amount, of the Financing, (iii) if and when Parent becomes aware of the occurrence of any event or development that could reasonably be expected to have a material and adverse impact on the ability of Parent to obtain any portion of the Financing contemplated by any Commitment Letter and (iv) of any expiration or termination of any Commitment Letter or other document related to the Financing. Without limiting the foregoing, upon the request of the Company, Parent shall keep the Company informed on a reasonably current basis in reasonable detail of material developments concerning the Financing and provide to the Company copies of executed copies of the definitive documents related to the Financing (provided that any fee letters, engagement letters or other Contracts that are confidential by their terms, may be redacted in a manner as required therein so as not to disclose such terms that are so confidential) and copies of any of the written notices or communications described in the preceding sentence; provided, however, that nothing in this sentence or the immediately preceding sentence shall require Parent to disclose any information that is subject to attorney-client privilege or the disclosure of which would result in the breach of any of Parent’s confidentiality obligations set forth in any of the Commitment Letters (as in effect on the date hereof). At Parent’s election, Parent may use all commercially reasonable best efforts to arrange to obtain alternative financing, including from alternative sources, on conditions not materially less favorable, taken as a whole, than those set forth in the Commitment Letters, in an amount equal to the Financing (“Alternative Financing”) and the provisions of this Section 7.21(e) shall be applicable to the Alternative Financing, and, for the purposes of this Section 7.21(e), all references to the Financing shall be deemed to include such Alternative Financing and all references to the Commitment Letters shall include the applicable documents for the Alternative Financing. Parent shall use its commercially reasonable best efforts to comply in all material respects with each Commitment Letter and each definitive agreement with respect thereto (collectively, with the Commitment Letters, the “Debt Documents”). Parent shall not permit, without the prior written consent of the Members’ Representative, any amendment or modification to be made to, or any waiver of any provision or remedy under, any Commitment Letter, that would reasonably be expected to (u) reduce the aggregate amount of cash proceeds available from the Financing below the amount necessary to finance the transactions to be consummated on the Closing Date, (v) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Financing, (w) delay or prevent the funding of the Financing on the Closing Date, (x) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) materially less likely to occur, (y) adversely impact the ability of Parent to enforce its rights against any other party to any Debt Document, or (z) impact the ability of Parent to consummate the transactions contemplated hereby or the likelihood of the consummation of the transactions contemplated hereby; provided that, notwithstanding the foregoing, Parent shall be permitted to amend the Commitment Letters to add lenders, agents, co-agents, arrangers, bookrunners, managers or other roles under the Commitment Letters and amend the economic and role arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities. Parent shall provide notice to the Members’ Representative promptly upon receiving the Financing. Notwithstanding anything to the contrary in this Agreement, compliance by Parent with this Section 7.21(e) shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement, whether or not the Financing or Alternative Financing is available.

7.22 Mechanical Rigs. From and after the Closing, Parent shall, and shall cause the Company to, use commercially reasonable best efforts to sell the Mechanical Rigs on terms and price satisfactory to the Members’ Representative (which commercially reasonable best efforts will include, as applicable, receiving solicitations of interest from third parties to acquire Mechanical Rigs, liquidating Mechanical Rigs and engaging a third party broker, selected by the Members’ Representative, to market any Mechanical Rigs) to one or more third parties in one or more transactions (including at the direction of the Members’ Representative to any third party and at any value) until the earlier of (a) such time as all of the Mechanical Rigs have been sold and (b) the date occurs 18 months following the Closing Date (the “Specified Date”). Parent shall be entitled to sell the Mechanical Rigs on an “as-is, where-is” basis without any indemnities from, or post-closing liabilities to, Parent. Parent shall be under no obligation to maintain or repair the Mechanical Rigs, other than to maintain insurance consistent with its past practices. On or prior to the date 30 days after (x) such time as all of the Mechanical Rigs have been sold or (y) 30 days after the Specified Date, Parent shall pay the amount of such Mechanical Rig Net Proceeds to the Members’ Representative by wire transfer of immediately available funds to an account designated by the Members’ Representative in writing, for further distribution by the Members’ Representative to the applicable Members in accordance with Section 4.03(b) of the Note Conversion Agreement. Any such sale of the Mechanical Rig Net Proceeds shall be deemed an increase in the Merger Consideration paid pursuant to this Agreement.

7.23 Transaction Litigation. Subject to entry into a customary joint defense agreement, each of Parent or the Company, as applicable, shall give the other Party the opportunity to consult with such Party regarding any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement brought against such Party after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), and such Party shall not settle or agree to settle any such Transaction Litigation without the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

7.24 Capitalization Update. No later than two Business Days prior to the Closing Date, the Company shall deliver to Parent a certificate, signed by a duly authorized officer of the Company, setting forth (a) a correct and complete description of the number of Series A Company Units into which the Company Debt shall be converted pursuant to the Note Conversion Agreement immediately prior to the Closing and (b) a correct and complete description of the following as of immediately prior to the Closing: (i) all of the issued and outstanding Company Units, (ii) any options (whether compensatory or non-compensatory) convertible or exchangeable into or exercisable for units of the Company and (iii) the record owners of the Company Units.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Conditions to Obligations of Each Party. The respective obligations of the Company, the Parent and Merger Sub to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):

(a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or termination of waiting periods imposed under the HSR Act shall have been obtained or made.

(b) Governmental Restraints. No order, decree or injunction of any Governmental Body shall be in effect, and no Law shall have been enacted or adopted that enjoins, prohibits or makes illegal the consummation of the Transactions and no Proceeding by any Governmental Body with respect to the Transactions shall be pending that seeks to restrain, enjoin, prohibit or delay the Transactions.

(c) Specified Parent Common Stock. The shares of Specified Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on the NYSE.

(d) Minimum Liquidity. After giving effect to (1) the Parent New Credit Agreement and (2) the Parent New Term Loan Agreement, or such other Financing as pursued by the Parent at the Closing (including any Alternative Financing), the Parent and the Company, on a consolidated basis, shall have not less than $30,000,000 of pro forma liquidity, defined as the sum of (i) the aggregate of unrestricted Cash of the Parent and (ii) availability under the Parent New Credit Agreement (or such other alternative Financing), net of (A) the payment of the Company Remaining Noteholder Debt Amount, (B) the repayment of Indebtedness under the Company Credit Agreement, (C) the repayment of Indebtedness under the Parent Credit Agreement, (D) applicable Invoices to be paid in connection with the Closing and (E) known Material Losses of the Parent and the Company as of the Closing Date that are reasonably expected to be due and payable in the 12 months following the Closing Date to the extent such Material Losses exceed $10,000,000; provided, that, to the extent this pro forma liquidity condition is not otherwise satisfied, if MSD Lender has offered to increase the principal amount of the term loan to be provided pursuant to the Parent New Term Loan Agreement up to an aggregate of $15,000,000, in an amount sufficient to satisfy the pro forma liquidity condition set forth in this clause (d), this condition shall be deemed satisfied.

8.2 Conditions to Obligations of the Parent and Merger Sub. The obligations of the Parent and Merger Sub to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Parent (in the Parent’s sole discretion):

(a) Representations and Warranties of the Company. The representations and warranties of the Company in Article V (without giving effect to any “materiality,” “in all material respects,” “Company Material Adverse Effect,” or similar qualifiers), shall be true and correct on the date of this Agreement and as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date), with only such failures to be so true and correct, taken as a whole, as have not resulted in a Company Material Adverse Effect; provided, however, that the Company Fundamental Representations, other than the representations and warranties set forth in Section 5.5, shall be true and correct in all material respects as of the applicable dates referred to above; provided, further, that the representations and warranties set forth in Section 5.5 shall be true and correct in all respects as of the applicable dates referred to above, except for any de minimis inaccuracies.

(b) Performance by Company. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

(c) Closing Certificate of the Company. The Parent and Merger Sub shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Company certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Section 8.2(a), Section 8.2(b), and Section 8.2(d) have been satisfied.

(d) Closing Deliverables. The Company and the Members’ Representative shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.2(b).

8.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Company (in the Company’s sole discretion):

(a) Representations and Warranties. The representations and warranties of the Parent and Merger Sub in Article VI (without giving effect to any “materiality,” “in all material respects,” “Parent Material Adverse Effect,” or similar qualifiers), shall be true and correct on the date of this Agreement and as of the Closing Date as if remade on the Closing Date (except, in each case, for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date), with only such failures to be so true and correct, taken as a whole, as have not resulted in a Parent Material Adverse Effect; provided, however, that the Parent Fundamental Representations shall be true and correct in all material respects as of the applicable dates referred to above.

(b) Performance. The Parent and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent and Merger Sub on or prior to the Closing Date.

(c) Required Parent Vote. The Parent shall have obtained the Required Parent Vote.

(d) Parent Closing Certificates.

(i) The Company shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Parent certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Section 8.3(a), Section 8.3(b), and Section 8.3(c) have been satisfied.

(ii) The Company shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of Merger Sub certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(e) Closing Deliverables. The Parent and Merger Sub shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.2(a) and in the other Transaction Documents.

ARTICLE IX

TERMINATION

9.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows:

(a) By mutual written consent of the Parent and the Company;

(b) By either the Parent or the Company if any Governmental Body of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the Transactions;

(c) By either the Parent or the Company in the event that the Closing has not occurred on or prior to December 31, 2018 (the “Termination Date”); provided, however, that (i) the Company may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of the Company or the Members’ Representative to perform and comply in all material respects with the covenants and agreements to be performed or complied with by the Company or the Members’ Representative, as applicable, and (ii) the Parent may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is due to the failure of the Parent to perform and comply in all material respects with the covenants and agreements to be performed or complied with by the Parent; or

(d) By the Parent, if the Company shall have materially violated or materially breached Section 7.10;

(e) By the Parent (i) if (A) any of the Company’s representations and warranties shall have been or become inaccurate, such that the condition set forth in Section 8.2(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by the Company within 30 calendar days after its receipt of written notice from Parent thereof; or (ii) if any of the Company’s covenants contained in this Agreement (or the Members’ Representative’s covenants in this Agreement) shall have been breached, such that the condition set forth in Section 8.2(b) would not be satisfied if the condition were then being tested and such breach, if capable of cure, has not been cured by the Company within 30 calendar days after its receipt of written notice from Parent thereof; provided, however, the Parent may not terminate this Agreement pursuant to this Section 9.1(e) if (A) any of Parent’s or Merger Sub’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.3(a) not to be satisfied or (B) there has been, and continues to be, a failure by Parent to perform its covenants and agreements in such a manner as would cause the condition set forth in or Section 8.3(b), as applicable, not to be satisfied;

(f) By the Company, if (i) there shall have occurred a Parent Change in Recommendation, (ii) the Parent shall have failed to include the Parent Board Recommendation in the Proxy Statement, or (iii) the Parent shall have materially violated or materially breached Section 7.11;

(g) By Parent or the Company if (i) the Parent Stockholders Meeting (including any adjournments thereof) shall have been held and completed and (ii) the issuance of Parent Common Stock pursuant to this Agreement shall not be approved at such meeting by the Required Parent Stockholder Vote;

(h) By the Company (i) if (A) any of the Parent’s or Merger Sub’s representations and warranties become or shall have been inaccurate, such that the condition set forth in Section 8.3(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by the Parent within 30 calendar days after its receipt of written notice from Parent thereof; or (ii) if any of the Parent’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 8.3(b) would not be satisfied if the condition were then being tested and such breach, if capable of cure, has not been cured by the Parent within 30 calendar days after its receipt of written notice from the Company thereof; provided, however, the Company may not terminate this Agreement pursuant to this Section 9.1(h) if

(A) any of the Company’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 8.2(a) not to be satisfied or (B) there has been, and continues to be, a failure by the Company to perform its covenants and agreements in such a manner as would cause the condition set forth in or Section 8.2(b) not to be satisfied.

Any termination pursuant to this Section 9.1 (other than Section 9.1(a)) shall be effected by written notice from the terminating Party to the other Parties.

9.2 Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 9.1, all rights and obligations of the Parties under this Agreement shall terminate (including, without limitation, with respect to any Financing Source), except for the provisions of this Section 9.2, Section 9.3, Article XI and Article XII; provided, however, that the termination of this Agreement shall not relieve any Party from any liability for any willful and intentional breach of this Agreement by such Party or for Fraud by such Party, and all rights and remedies of a non-breaching Party under this Agreement in the case of any such willful and intentional breach or Fraud, at law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses.

9.3 Expenses; Termination Fees.

(a)

(i) Subject to Section 9.3(a)(ii), all costs and expenses incurred by the Company, the Members’ Representative (on behalf of the Members) or the Parent in connection with the Transaction Documents and the Transactions, including the costs and expenses relating to the filing by each of the Parent and the Ultimate Parent Entity (as defined in the HSR Act) of the Company of their respective pre-merger notification and report forms relating to the Transactions under the HSR Act as set forth in Section 7.5 (including all filing fees applicable thereto) (the “HSR Expenses”), shall be included as Transaction Expenses hereunder (including for purposes Section 4.3(a)(iii) hereof).

(ii) Subject to Section 9.3(g), to the extent this Agreement is terminated and Closing does not occur, each party shall bear its own Transaction Expenses, other than (x) legal fees and related expenses arising under the New Term Loan Commitment Letter, which shall all be borne by the Parent and (y) the fees and costs for the R&W Policy, which shall be shared 50/50 by the Parent and the Company. For the avoidance of doubt, subject to Section 9.3(g), in the event this Agreement is terminated and Closing does not occur, the HSR Expenses of the Ultimate Parent Entity (as defined in the HSR Act) of the Company shall be borne by the Company and the HSR Expenses of Parent shall be borne by Parent.

(b) The Company agrees to pay Parent an amount equal to $6,000,000 (the “Company Termination Fee”) if this Agreement is terminated:

(i) by Parent pursuant to Section 9.1(d) or Section 9.1(e);

(ii) by any Party at any time during which the Agreement was otherwise terminable in a circumstance in which Parent would be entitled to a payment of the Company Termination Fee pursuant to Section 9.3(b)(i) if Parent had terminated this Agreement pursuant to Section 9.1(d) or Section 9.1(e).

(c) Parent agrees to pay the Company an amount equal to $6,000,000 (the “Parent Termination Fee”) if this Agreement is terminated:

(i) by the Company pursuant to Section 9.1(f) or Section 9.1(h); or

(ii) by any Party at any time during which the Agreement was otherwise terminable in circumstances in which the Company would be entitled to payment of the Parent Termination Fee pursuant to Section 9.3(c)(i) if the Company had terminated this Agreement pursuant to Section 9.1(f) or Section 9.1(h).

(d) Any Company Termination Fee or Parent Termination Fee required to be paid pursuant to Section 9.3(b) or Section 9.3(c) shall be paid within two Business Days after termination by Parent or the Company (as applicable), and, in each case, shall be paid by wire transfer of immediately available funds to an account designated in writing by the receiving Party.

(e) In addition (i) if this Agreement is terminated by either the Parent or the Company pursuant to Section 9.1(c), (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of this Agreement, a bona fide Company Acquisition Proposal shall have been publicly made to the Company or shall have been made directly to the Company’s members generally or any Person shall have publicly announced an intention (whether or not contingent) to make a bona fide Company Acquisition Proposal or a Company Acquisition Proposal shall have been made publicly or privately to the Board of Directors of the Company and (iii) within 12 months after such termination the Company consummates a Company Acquisition Proposal or enters into an agreement contemplating a Company Acquisition Proposal, then the Company shall pay the Company Termination Fee concurrently with the earlier of such entry or consummation; provided, that solely for purposes of this Section 9.3(e), the references to “15% or more” in the term “Company Acquisition Transaction” shall be deemed to be reference to “more than 25%”.

(f) In addition (i) if this Agreement is terminated by either the Parent or the Company pursuant to Section 9.1(c) or Section 9.1(g), (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of this Agreement, a bona fide Parent Acquisition Proposal shall have been publicly made to the Parent or shall have been made directly to the Parent’s stockholders generally or any Person shall have publicly announced an intention (whether or not contingent) to make a bona fide Parent Acquisition Proposal or a Parent Acquisition Proposal shall have been made publicly or privately to the Board of Directors of the Parent and (iii) within 12 months after such termination the Parent consummates a Parent Acquisition Proposal or enters into an agreement contemplating a Parent Acquisition Proposal, then the Parent shall pay the Parent Termination Fee concurrently with the earlier or such entry or consummation; provided, that solely for purposes of this Section 9.3(f), the references to “15% or more” in the term “Parent Acquisition Transaction” shall be deemed to be reference to “more than 25%”.

(g) Without prejudice to the payment of any Company Termination Fee or Parent Termination Fee, (i) if (1) this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(d) or Section 9.1(e) or (2) the Company Termination Fee becomes payable pursuant to Section 9.3(e), the Company shall pay to Parent an amount not to exceed $1,000,000 in out of pocket expenses of Parent in connection with this Agreement and the transactions contemplated hereby, within two Business Days after such termination by wire transfer of immediately available funds to an account designated in writing by Parent and (ii) if (1) this Agreement is terminated by either the Company or Parent pursuant to Sections 9.1(f), (g) or (h) or (2) the Parent Termination Fee becomes payable pursuant to Section 9.3(f), Parent shall pay to the Company an amount not to exceed $1,000,000 in respect of the bona fide, out of pocket expenses of the Company actually incurred in connection with this Agreement and the transactions contemplated hereby, within two Business Days after such termination by wire transfer of immediately available funds to an account designated in writing by the Company (the amount paid pursuant to each of clause (i) or (ii), an “Expense Reimbursement”). For the avoidance of doubt, in the event that the Company shall make an Expense Reimbursement to Parent pursuant to this Section 9.3(g), any Company Termination Fee paid or payable by the Company pursuant to Section 9.3(b) shall be payable in addition to and notwithstanding such Expense Reimbursement. In the event that Parent shall make an Expense Reimbursement to the Company pursuant to this Section 9.3(g), Parent Termination Fee paid or payable by Parent pursuant to Section 9.3(c) shall be payable in addition to and notwithstanding such Expense Reimbursement.

(h) If a Party fails to pay when due any amount payable under this Section 9.3, then (i) the non-paying Party shall reimburse the other Party for all out-of-pocket costs and expenses (including fees of counsel) incurred in connection with the enforcement by the other Party of its rights under this Section 9.3, and (ii) the non-paying Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to 3% over the “prime rate” (as published in The Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

(i) The Parties acknowledge that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, the Parties would not enter into this Agreement, (iii) the Parties have expressly negotiated the provisions of this Article IX, (iv) in light of the circumstances existing at the time of the execution of this Agreement (including the inability of the Parties to quantify the damages that may be suffered by the Company or Parent), the provisions of this Article IX are reasonable and (v) the Company Termination Fee and the Parent Termination Fee each represents a good faith, fair estimate of the damages that the applicable recipient would suffer as a result of the termination of this Agreement and the failure of the Parties to consummate the transactions contemplated hereby. Payment of the fees and expenses described in this Section 9.3 shall not be in lieu of liability pursuant to Section 9.2. In no event shall either Party be obligated to pay a Company Termination Fee or Parent Termination Fee or Expense Reimbursement pursuant to this Section 9.3 on more than one occasion. Notwithstanding anything to the contrary in this Agreement, (x) the Company’s receipt and acceptance of the Parent Termination Fee and the Expense Reimbursement (if payable) and (y) the Company’s receipt and acceptance of the Parent Termination Fee and the Expense Reimbursement (if payable), in each case when payable, shall be (i) deemed liquidated damages for any and all losses or damages suffered or incurred by the Company or Parent or any other Person in connection with this Agreement and the transactions contemplated hereby and thereby and (ii) the sole and exclusive remedy of the (x) the Company against Parent, its Affiliates or the Financing Sources or (y) Parent against the Company, its Affiliates or the Financing Sources for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Mergers to be consummated, in each case (with respect to both clause (i) and clause (ii)) in any circumstance in which the Company or Parent is permitted to terminate this Agreement and receive the Company Termination Fee or the Parent Termination Fee (as applicable), and (x) upon the Company’s receipt of such amounts, none of Parent or Merger Sub or any of their respective Affiliates and (y) upon Parent’s receipt of such amounts, none of the Company or its respective Affiliates, in each case shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement; provided, that, for purposes of clarity, in no event shall any Financing Source have any liability to any of the Parties or any of their respective Affiliates or any other Person for all or any portion of the Company Termination Fee or the Parent Termination Fee. While each Party may pursue both a grant of specific performance, injunction or other equitable remedies under Section 11.5 and the payment of the Company Termination Fee or the Parent Termination Fee (as applicable) under no circumstances shall such Party be permitted or entitled to receive both a grant of specific performance of the obligation to consummate the Closing and monetary damages in connection with this Agreement or any termination of this Agreement, including all or any portion of the Company Termination Fee or the Parent Termination Fee (as applicable).

ARTICLE X

[RESERVED]

ARTICLE XI

CONSENT TO JURISDICTION

11.1 Sole and Exclusive Method for Resolution of Disputes. Any dispute arising out of or relating to this Agreement or any of the Transaction Documents shall be resolved in accordance with the procedures specified in this Article XI, which shall be the sole and exclusive procedures for the resolution of any such disputes.

11.2 Negotiation Between Executives. The Parties involved in the dispute shall attempt to resolve the dispute between them promptly by negotiation between executives who have authority to settle the controversy and who are at a comparable or higher level of management than the persons who have been involved in the negotiation of this Agreement. Any Party may give the other Parties written notice of any dispute not resolved in the normal course of business; provided, however, that the requirements under this Section 11.2 shall fall away if there has been no resolution within 30 days after the delivery of the initial notice. Within seven days after delivery of such notice, the receiving Party or Parties shall submit to the other a written response. The notice and response shall include (a) a statement of that Party’s position and a summary of the arguments supporting that position, and (b) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 15 days after delivery of the initial notice, the executives of the Parties shall meet at a mutually acceptable time and place, and thereafter continue to meet as often as they reasonably deem necessary, to use their good faith and commercially reasonable best efforts to attempt to resolve the dispute. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence, and any documents or information exchanged pursuant to the preceding sentence shall be returned immediately following the earlier of the conclusion of negotiations or the institution of litigation.

11.3 Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, for the purposes of any Proceeding arising out of this Agreement or the Transactions (and each agrees that no such Proceeding relating to this Agreement or the Transactions shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the Transactions in the state and federal courts located in the State of Delaware or that any such Proceeding brought in any such court has been brought in an inconvenient forum and agree that service of process upon such Party in any such Proceeding shall be effective if such process is given as a notice in accordance with Section 12.4 of this Agreement. Each of the Parties also agrees that any final and non-appealable judgment against a Party in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Notwithstanding anything in this Agreement, each of the Parties agrees that it will not bring or support any action, cause any action, claim, cross-claim or third-party claim or legal proceeding of any kind (whether pursuant to a legal requirement, in equity, in contract, in tort or otherwise) against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to any Commitment Letter or the performance thereof, or the Parent New Credit Agreement or the Parent New Term Loan Agreement, or any replacement financing therefor, or the performance thereof, in any forum other than the Supreme Court of the State of New York, county of New York or, if under applicable legal requirements exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Notwithstanding anything in this Agreement, each of the parties agree that, except as specifically set forth in any Commitment Letter or the Parent New Credit Agreement or the Parent New Term Loan Agreement, or any replacement financing therefor, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to any Commitment Letter or the Parent New Credit Agreement or the Parent New Term Loan Agreement, or any replacement financing therefor, or the performance thereof or the financings contemplated thereby, will be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

11.4 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY COMMITMENT LETTERS

RELATED TO THE FINANCING) OR THEREBY (INCLUDING THE FINANCING) SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

11.5 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the jurisdiction provided in Section 11.3 and all such rights and remedies at law or in equity may be cumulative, except as may be limited the following sentence. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.5 and each Party waives any objection that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

ARTICLE XII

GENERAL PROVISIONS

12.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement shall survive the Effective Time. This Section 12.1 shall not limit Section 9.2 or any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time or after the termination of this Agreement. Each Party acknowledges and agrees that this Section 12.1 is intended by each party to modify any applicable statute of limitations.

12.2 Amendment and Modification. This Agreement may be amended, modified or supplemented at any time prior to the Closing only by written agreement of the Parties hereto; provided, that, the provisions relating to the Financing and the Financing Sources set forth in this Agreement (including this Section 12.2 and Sections 9.2 (Effect of Termination), Section 9.3(a) (Expenses; Termination Fees), Section 9.3(c) (Parent Termination Fee), Section 11.3 (Consent to Jurisdiction), Section 11.4 (Waiver of Jury Trial), Section 12.5 (Assignment), Section 12.6 (Third Party Beneficiaries), Section 12.7 (Governing Law) and Section 12.13 (Financing Sources)) may not be amended in a manner adverse to the Financing Sources without the written consent of the Financing Sources.

12.3 Waiver of Compliance; Consents. The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.4 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if delivered personally to the intended recipient; (b) on the date receipt is acknowledged, if delivered by certified mail, return receipt requested; (c) one Business Day after being sent by overnight delivery via national courier service (providing proof of delivery); (d) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, and shall be directed to the address or e-mail set forth below (or at such other address or e-mail as such party shall designate by like notice):

If to the Company or the Members’ Representative to:

Sidewinder Drilling LLC

952 Echo Lane

Houston, TX 77024

Attention:     J. Anthony Gallegos, Jr., Chief Executive Officer

and

MSD Credit Opportunity Master Fund, L.P.

c/o MSD Partners, L.P.

645 Fifth Avenue, 21st Floor

New York, NY 10022

Attention:     Marcello Liguori, Kenneth Gerold

with a copy to (which shall not constitute notice):

Morgan Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060

Attention:     Jonathan D. Morris

                      Andrew L. Milano

Email: jonathan.morris@morganlewis.com

           andrew.milano@morganlewis.com

If to the Parent or Merger Sub to:

Independence Contract Drilling, Inc.

11601 Galayda St.,

Houston, TX 77085

Attention:     Philip A. Choyce, Chief Financial Officer

with a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, TX 77002

Attention:     David C. Buck

Email:     dbuck@sidley.com

12.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties; provided, the Members’ Representative may assign all of its rights and obligations under this Agreement to any Affiliate thereof. Notwithstanding anything to the contrary herein, it is hereby acknowledged and agreed that the Parent and, from and after the Closing, the Surviving Company may assign any of its rights under the Transaction Documents by way of security to any banks or holders of debt securities or financial institutions or hedge counterparties or any other Person lending money, providing credit or otherwise providing financing to any of the Parent, the Surviving Company or any of their respective Affiliates, including in connection with any and all subsequent re-financings. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective. Notwithstanding anything to the contrary herein, no assignment pursuant to this Section 12.5 shall release the assigning Party of its obligations or liabilities under this Agreement.

12.6 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the (a) Parties and their successors and permitted assigns, (b) with respect to any Financing Source, as applicable, as contemplated by Section 9.2 (Effect of Termination), Section 9.3(a) (Expenses; Termination Fees), Section 9.3(c) (Parent Termination Fee), Section 11.3 (Consent to Jurisdiction), Section 11.4 (Waiver of Jury Trial), Section 12.2 (Amendment and Modification), Section 12.5 (Assignment), this Section 12.6, Section 12.7 (Governing Law) and Section 12.13 (Financing Sources) and (c) with respect to the Ultimate Parent Entity (as defined in the HSR Act) of the Company, Section 9.3(a) (Expenses; Termination Fees). Except as provided by the foregoing sentence, (i) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates, and (ii) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party.

12.7 Governing Law. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR PRINCIPLES THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

12.8 Entire Agreement. Except for the Confidentiality Agreement, which shall survive the execution of this Agreement, this Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.

12.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, (a) such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction; and (b) the Parties shall promptly amend or otherwise modify this Agreement to replace any such provision contained herein that is held invalid, illegal or unenforceable with a valid and enforceable provision giving effect to the fullest extent permitted by applicable Law to the intent of the Parties.

12.10 Representation by Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

12.11 Disclosure Letters.

(a) Each of the Company Disclosure Letter and the Parent Disclosure Letter is arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of such Disclosure Letter as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent from such item, notwithstanding the presence or absence of an appropriate section of such Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto.

(b) The inclusion of any information in a Company Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in such Disclosure

Letter that such information is required to be listed in such Disclosure Letter or that such items are material to the Company or Parent (as applicable). The headings, if any, of the individual sections of a Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement.

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in a Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

12.12 PDF; Counterparts. This Agreement may be executed by PDF signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

12.13 Financing Sources. Notwithstanding anything to the contrary contained in this Agreement, (i) no Party hereto nor any of their respective Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or shareholders shall have any rights or claims against the Financing Sources (in their capacities as such) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to any Commitment Letter, the Parent New Credit Agreement and the Parent New Term Loan Agreement, or any replacement therefor, or the performance thereof or the financings contemplated thereby, whether in law or equity, in contract, in tort or otherwise, and (ii) the Financing Sources (in their capacities as such) shall not have any liability (whether in contract, in tort or otherwise) to any Party hereto or any of their respective Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or shareholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to any Commitment Letter, the Parent New Credit Agreement and the Parent New Term Loan Agreement, or any replacement therefor or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise.

ARTICLE XIII

THE MEMBERS’ REPRESENTATIVE

13.1 Members’ Representative. The Parent, the Company, the Surviving Company and their respective Affiliates shall be entitled to rely exclusively and conclusively upon the communications, actions and omissions of the Members’ Representative relating to the foregoing, as the communications, actions and omissions of the Members. Neither the Parent nor the Company (i) are required to make any inquiry or investigation regarding the authority of the Members’ Representative to act on behalf of all Members hereunder, or (ii) shall be held liable or accountable in any manner for any communication, act or omission of the Members’ Representative in such capacity, including any losses arising out of or relating to the disbursement of any other amounts payable by the Members’ Representative to the Members in accordance with this Agreement.

[Signature page follows]

PARENT:
INDEPENDENCE CONTRACT DRILLING, INC.
By:	/s/ Philip A. Choyce
Name:
Title:	Executive Vice President and Chief Financial Officer
COMPANY:
SIDEWINDER DRILLING LLC
By:	/s/ Anthony Gallegos
Name:	Anthony Gallegos
Title:	Chief Executive Officer
MEMBERS’ REPRESENTATIVE:
MSD Credit Opportunity Master Fund, L.P., solely in its capacity as the Members’ Representative
By:	/s/ Kenneth Gerold
Name:	Kenneth Gerold
Title:	Authorized Signatory

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER

EXHIBIT A

DEFINITIONS

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no direct or indirect equityholder of the Company (including MSD or any of its Affiliates) shall be deemed an Affiliate of the Company for purposes of Section 5.13, Section 7.14, and Section 7.15 of this Agreement.

“Affiliate Transaction” is defined in Section 5.19(a).

“Agreement” is defined in the preamble to this Agreement.

“Allocation Schedule” is defined in Section 7.14(c).

“Alternative Financing” is defined in Section 7.21(e).

“Antitrust Authority” is defined in Section 7.5(a).

“Antitrust Law” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws related to merger control or designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, in the United States.

“Business” means the business of providing land-based contract drilling services for oil and natural gas producers in the United States.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas or the State of New York are authorized or obligated to be closed by applicable Laws.

“Capitalized Lease” means any lease or other Contract of the Company that is required to be capitalized in accordance with GAAP.

“Cash” means cash (a) in any bank account in the name of, or for the benefit of, such Person, plus (i) deposits in transit to the extent there has been a reduction of receivables on account thereof less (ii) outstanding checks to the extent there has been a reduction of accounts payable on account thereof, plus (b) petty cash; and for purposes of clarification, “Cash” excludes cash that is held as collateral or otherwise restricted by Indebtedness.

“Certifications” means all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act.

“Claim” means all losses, claims, damages, costs, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual Proceeding.

“Closing” is defined in Section 2.2(a).

“Closing Date” is defined in Section 2.2(a).

EXHIBIT A

“Closing Payments and Issuances” is defined in Section 4.1(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commitment Letters” means executed debt commitment letters dated as of the date of this Agreement, including all exhibits and schedules thereto from the financial institutions party thereto (including the New Term Loan Commitment Letter).

“Company” is defined in the recitals to this Agreement. “Company” shall include, for purposes any representations and warranties under this Agreement, any predecessor of the Company, including Sidewinder Drilling, Inc.

“Company Acquisition Proposal” is defined in Section 7.10(a).

“Company Acquisition Transaction” is defined in Section 7.10(a).

“Company Audited Financial Statements” is defined in Section 5.10(a).

“Company Benefit Program” is defined in Section 5.17(a).

“Company Board” is defined in the recitals to this Agreement.

“Company Credit Facility” means the Revolving Credit and Security Agreement, dated November 15, 2017, by and between the Company and Wells Fargo Bank, National Association, as lender.

“Company Data” shall mean all information and data, whether in printed or electronic form and whether contained in a database or otherwise, of the Company used or held for use in the Business.

“Company Debt” means Indebtedness issued pursuant to (i) the Company Credit Facility and (ii) the Company Note Agreements.

“Company Disclosure Letter” means the disclosure letter to this Agreement prepared by the Company and delivered to the Parent on the Execution Date.

“Company Employee Benefit Plan” is defined in Section 5.17(a).

“Company Environmental Information” is defined in Section 5.12(b).

“Company Financial Statements” is defined in Section 5.10(a).

“Company Fundamental Representations” means the representations and warranties set forth in Sections 5.1, 5.2, 5.3(a), 5.5, 5.6, and 5.23.

“Company Indemnitees” is defined in Section 7.12(a).

“Company Leased Real Property” is defined in Section 5.8(a).

“Company Licensed Intellectual Property” means Intellectual Property Rights that the Company is licensed or otherwise permitted by other Persons to use.

“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 15, 2017, as amended.

EXHIBIT A

“Company Material Adverse Effect” means any circumstance, development, change, event, occurrence, state of affairs, or effect that individually or in the aggregate with any other circumstance, development, change, event, occurrence, state of affairs, or effect (a) has had or would reasonably be expected to have a material adverse effect on the financial conditions, results of operations, properties, assets or liabilities of the Company, or (b) would reasonably be expected to prevent, or materially impair or delay, the ability of the Company to consummate the Transactions or otherwise perform in all material respects its obligations under this Agreement; provided, however, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect under the foregoing clause (a):

(a) any change in economic, political or business conditions (including, without limitation, changes or developments in commodity prices or other factors generally affecting the oilfield services industry);

(b) changes resulting from the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of the Company’s physical properties to the extent such change or effect would otherwise constitute a Company Material Adverse Effect);

(d) changes in accounting requirements or principles imposed by GAAP after the Execution Date;

(e) changes in applicable Laws;

(f) the entry into this Agreement or the announcement or consummation of the Transactions (solely as it relates to the identity of the Parent or its Affiliates);

(g) any act or omission to act by Parent or Merger Sub, or any of their respective Affiliates;

(h) any act or omission to act by the Company or any Member or any of its Affiliates, to the extent contemplated by this Agreement or necessary to consummate the Transactions, or taken (or omitted to be taken) at the request of, or with the prior written consent or waiver of, Parent or Merger Sub, or any of their respective Affiliates; and

(i) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings or cash position (it being understood that any underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur);

provided that the incremental extent of any disproportionate change, event, occurrence, development, effect, condition, circumstance or matter described in clauses (a) through (i) with respect to the Company relative to other Persons operating in such industry in the same regions and segments as the Company, may be considered and taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Note Agreements” means, (a) the First Lien Note Purchase Agreement, dated as of February 15, 2017, among the Company, as Borrower, and the Purchasers named therein ($80,000,000 Floating Rate Secured Notes and $10,000,000 Accordion Facility), and (b) the Amended and Restated Second Lien Note Purchase Agreement, dated as of February 15, 2017, among the Company, as Borrower, and the Purchasers named therein ($54,789,310.70 Amended and Restated Secured Notes due February 15, 2020 and $10,000,000 Accordion Facility).

“Company Noteholder Remaining Debt Amount” means an amount equal to $58,512,332.48.

“Company Noteholders” means holders of the Company’s notes issued pursuant to the Company Note Agreements.

EXHIBIT A

“Company Owned Intellectual Property” means any Intellectual Property Rights owned or purported to be owned by the Company.

“Company Owned Real Property” means each item of real property owned by the Company.

“Company Real Property” is defined in Section 5.8(a).

“Company Recapitalization Agreements” means (i) the Contribution, Exchange and Restructuring Agreement, dated as of February 15, 2017, by and among Sidewinder Drilling, Inc., the Noteholders (as defined therein), and the Avista Stockholders (as defined therein), and (ii) the Agreement and Plan of Merger, between the Company and Sidewinder Drilling, Inc., dated as of February 15, 2017.

“Company Registered IP” is defined in Section 5.21(a).

“Company Scheduled Permits” is defined in Section 5.15.

“Company Tangible Personal Property” shall mean all office equipment, machinery, equipment, supplies, vehicles, tractors, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property owned by any of the Company used primarily in connection with ownership, maintenance or operation of the Business.

“Company Termination Fee” is defined in Section 9.3(b).

“Company Units” is defined in Section 3.1(c).

“Company Unaudited Financial Statements” is defined in Section 5.10(a).

“Confidentiality Agreement” means that certain Confidentiality, Standstill and Non-Solicitation Agreement, dated as of January 5, 2018 between Parent and the Company.

“Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any required by a Governmental Body).

“Consideration Letter” means a letter to be delivered by the Company to the Parent setting forth the (i) holder of Specified Parent Common Stock to be issued to each holder of Series A Company Units as of immediately following the Conversion and (ii) the portion of the Company Noteholder Remaining Debt Amount to be paid to each holder thereof, in each case pursuant to Section 4.1 hereof.

“Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement.

“Conversion” means the conversion of the Company Debt under the Company Note Agreements (excluding, for purposes of clarification, any Company Debt under the Company Credit Facility) into Series A Common Units of the Company pursuant to the Note Conversion Agreement and in accordance with this Agreement.

“Debt Documents” is defined in Section 7.21(e).

“D&O Insurance” is defined in Section 7.13.

“Data Room” is defined in Section 5.12(b).

“Delaware Certificate of Merger” is defined in Section 2.2(b).

EXHIBIT A

“DGCL” means the Delaware General Corporation Law.

“DLLCA” means the Delaware Limited Liability Company Act.

“Effective Time” is defined in Section 2.2(b).

“Employee” means an individual who is employed by the Company as of the Closing Date, including any such employees who are not actively at work on the Closing Date due to a leave of absence.

“Enforceability Exceptions” is defined in Section 5.2(b).

“Environmental Claim” means any accusation, allegation, notice of violation, action, claim, lien, demand, order or enforceable directive made, brought or issued by any Governmental Body or any other third-party Person resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substances at, in, by, from or related to the Real Property (in each instance in this definition, as defined for the purposes of Section 5.12 above) or the operations of the Company; (ii) the transportation, storage, treatment or disposal of Hazardous Substances in connection with the Real Property or the operations of the Company; (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits connected with the Real Property or the operation of the Company; or (iv) any contractual obligations to any Person for Environmental Costs and Liabilities.

“Environmental Costs and Liabilities” means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, Claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, and Environmental Remedial Action) arising from or under any Environmental Law or Environmental Claim, but shall not include costs and expenses incurred in the ordinary course of business in complying with Environmental Laws.

“Environmental Laws” means any applicable federal, state or local law (including, without limitation, fundamental principles of common law), statute, code, ordinance, rule, regulation, Permit or other requirement relating to protection of the environment, natural resources, or public and employee health and safety (to the extent such health and safety relate to exposure to Hazardous Substances) and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., the Hazardous Materials Transportation Law, 49 U.S.C. § 5101, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.,, the Oil Pollution Act of 1990, 33 U.S.C. § 2701, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., and the Occupational Safety and Health Act, 29 U.S.C. §651, et seq., and the regulations promulgated pursuant thereto, and all analogous state or local Law

“Environmental Permit” means any permit, approvals, consents, licenses, exemptions and other authorizations, consents and approvals of or from any Governmental Bodies and required under any Environmental Law.

“Environmental Remedial Action” means any action required or voluntarily taken to (i) cleanup, remove, treat, or in any other way address any Hazardous Substance or other substance posing a risk to the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health and welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care with respect to environmental contamination; or (iv) bring any property owned, operated or leased by the Company and the facilities located and operations conducted thereon into compliance with applicable Environmental Laws and Environmental Permits.

EXHIBIT A

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Execution Date” is defined in the preamble to this Agreement.

“Existing Letters of Credit” means those certain letters of credit identified on Section 1.1(a) of the Company Disclosure Letter.

“Expense Reimbursement” is defined in Section 9.3(g).

“Financing” means the debt financing provided pursuant to the Commitment Letters, the Parent New Credit Agreement and the Parent New Term Loan Agreement, or any replacement financing therefor (including any Alternative Financing) in accordance with the provisions of this Agreement.

“Financing Agreements” is defined in Section 7.21(d).

“Financing Sources” means the Persons providing all or any portion of the Financing, any of their respective Affiliates, any Person that directly or indirectly is controlled by, controls, or is under common control with such Person, and any principal, member, director, partner, stockholder, officer employee, manager, direct or indirect owner or other representative of any of the foregoing.

“FLSA” means the Fair Labor Standards Act, as amended.

“Fraud” means actual fraud involving a knowing and intentional misrepresentation of a material fact. For the avoidance of doubt, “Fraud” expressly excludes constructive fraud, equitable fraud and promissory fraud.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Body” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States, any country, territory or jurisdiction outside of the United States or any state, local or other governmental subdivision thereof.

“Hazardous Substances” means any substance, material, or waste which is regulated by any Governmental Body pursuant to Environmental Law, including, without limitation, any material, substance or waste that is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous substance,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, which includes petroleum, petroleum products (including, without limitation, crude oil and any fraction thereof), asbestos, asbestos-containing materials, lead, radon, ionizing and non-ionizing radioactive materials and substances, urea formaldehyde and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Expenses” is defined in Section 9.3(a)(i).

EXHIBIT A

“Indebtedness” means (a) any of the following types of obligations (whether or not then due and payable) of, or guaranteed by, the Company: (i) all outstanding indebtedness for borrowed money or with respect to deposits or advances of any kind; (ii) accrued interest payable with respect to Indebtedness referred to in clause (i); (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments (whether or not convertible); (iv) all obligations upon which interest charges are customarily paid (excluding current accounts payable in the ordinary course of business consistent with past practices); (v) all obligations under indentures or arising out of any financial hedging arrangements, (vi) for the deferred purchase price of property or services; (vii) all Capitalized Lease obligations; (viii) all other indebtedness of the types described herein of Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company, whether or not such indebtedness secured thereby has been assumed; and (ix) all obligations in respect of letters of credit (to the extent drawn).

“Intellectual Property Rights” means all industrial and intellectual property rights, under the Law of any jurisdiction, both statutory and common law rights, including, without limitation, (a) patents, patent applications, patent disclosures and extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof, (b) Internet domain names, trademarks, Social Media, trade names, service marks, trade dress, trade names, logos, corporate names and other identifiers of source and registration and applications for registration of any item listed in clause (b), together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered), works of authorship and copyrightable works, and registrations and applications for registration of any item in this clause (c), (d) computer software (whether in source code, object code or other form), data, databases and any documentation related to any item listed in this clause, (e) trade secrets and other confidential information (including confidential and proprietary know how, ideas, formulas, compositions, recipes, inventions (whether patentable or unpatentable and whether or not reduced to practice), manufacturing and production processes, procedures and techniques, research and development information, drawings, blueprints, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), all rights of privacy and publicity, (g) other intellectual property rights and (h) copies and tangible embodiments thereof (in whatever form or medium).

“Interim Financial Statements” is defined in Section 7.15(c).

“IT Systems” shall mean: (a) all computing and/or communications systems and equipment, including any internet, intranet, extranet, e mail, or voice mail systems and the hardware associated with such systems; (b) all software, the tangible media on which it is recorded (in any form) and all supporting documentation, data and databases; and (c) all peripheral equipment related to the foregoing, including printers, scanners, switches, routers, network equipment, and removable media.

“Knowledge” means (a) with respect to the Company, the actual knowledge after reasonable inquiry of J. Anthony Gallegos, Jr.,; and (b) with respect to the Parent, the actual knowledge after reasonable inquiry of Philip A. Choyce.

“Law” means any law (including common law), statute, code, ordinance, order, rule, fundamental principle of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Body.

“Leases” is defined in Section 5.8(a).

“Lien” means, with respect to any property or asset, (i) any mortgage, pledge, security interest, lien (statutory or otherwise), deed of trust, option, right of first refusal, right of first offer, preferential agreement or other similar property interest or encumbrance in respect of such property or asset, and (ii) any easement, right-of-way, restriction, restrictive covenant, servitude, proxy, voting trustor agreement, right, lease and other encumbrance on title to real or personal property.

“LTIP” is defined in Section 6.5(a).

EXHIBIT A

“Material Contracts” is defined in Section 5.13(b).

“Material Loss” with respect to any Person means, without duplication: the cost of restoring any damage to or destruction of any portion of the properties or assets of such Person or any of such Person’s Subsidiaries incurred after the date hereof to a condition reasonably comparable to its prior condition as determined by a qualified firm; provided that the calculation of Material Loss shall (A) not include any liabilities reflected on the balance sheet and any losses for which adequate reserves have been established on either the Company Financial Statements or the Parent Financial Statements, (B) not include any losses of the type and the amounts set forth in the Company Disclosure Letter or the Parent Disclosure Letter (as applicable), (C) be reduced by any insurance proceeds actually received (or reasonably expected to be received) pursuant to the terms of any insurance policy of such Person or any of its Subsidiaries, (D) be reduced by any Tax benefits related thereto, (E) not include any loss subject to a valid indemnification claim by such Person or any of its Subsidiaries against any third Person so long as such third Person has sufficient assets or insurance coverage to satisfy such indemnification claim with respect to any such loss, and (F) include all lost revenue related thereto (net of any variable costs that such Person will not incur as a result of such damage or destruction).

“Mechanical Rigs” means the equipment owned by the Company and expressly set forth on Section 1.1(b) of the Company Disclosure Letter; provided, the foregoing shall not include any spares, inventory or other equipment relating to the same unless expressly and specifically set forth on such schedule.

“Mechanical Rig Net Proceeds” means the cash received by the Company or the Parent from the sale of any Mechanical Rigs after the date of this Agreement and on or prior to the Specified Date pursuant to an “as-is, where is” transaction without any warranties by the Company as seller, net of any bona fide costs and expenses related to such sale or any improvements to, or maintenance or other dispositions of, such equipment made on or after March 31, 2018, including (a) any broker or sales commissions or fees, (b) any transportation or delivery fees or expenses, (c) any maintenance expenditures incurred relating to such equipment, (d) any capital expenditures incurred relating to such equipment, (e) any property taxes, (f) any insurance premiums, and (g) solely to the extent incurred following the Closing Date, an agreed fixed amount of $30,000 per month until the Specified Date relating to assumed general and administrative expense associated with such sales and equipment.

“Members” means the members of the Company holding Company Units, including each of the Members as listed on Section 1.1(c) of the Company Disclosure Letter.

“Members’ Representative” is defined in the preamble to this Agreement.

“Merger” is defined in the recitals to this Agreement

“Merger Consideration” is defined in Section 3.1(b).

“Merger Sub” is defined in the preamble to this Agreement.

“MSD” means MSD Partners, L.P., MSD Energy Investments, L.P., MSD Credit Opportunity Master Fund, L.P. and MSD Credit Opportunity Fund X, LLC.

“MSD Lender” means MSD Partners, L.P., MSD Energy Investments, L.P., MSD Credit Opportunity Master Fund, L.P. and MSD Credit Opportunity Fund X, LLC

“Multiemployer Plan” is defined in Section 5.17(e).

“New Term Loan Commitment Letter” means the Commitment Letter, dated as of the date of this Agreement, between MSD Partners, L.P. and Parent, pursuant to which MSD Partners, L.P., acting through such

EXHIBIT A

of its affiliates as it deems appropriate, has agreed to enter into the Parent New Term Loan Agreement as lender, and the Parent and its Subsidiaries have agreed to enter into the Parent New Term Loan Agreement, as borrowers.

“Note Conversion Agreement” means the Contribution, Exchange and Restructuring Agreement, dated as of the date of this Agreement, by and among the Company, certain Members and the Company Noteholders.

“NYSE” means the New York Stock Exchange.

“Offering Documents” is defined in Section 7.21(a).

“Organizational Documents” means, with respect to any Entity, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

“Parent” is defined in the preamble to this Agreement.

“Parent Acquisition Proposal” is defined in Section 7.11(a).

“Parent Acquisition Transaction” is defined in Section 7.11(a).

“Parent Benefit Program” is defined in Section 6.18(a).

“Parent Board” is defined in the recitals to this Agreement.

“Parent Board Recommendation” is defined in Section 7.17(a).

“Parent Change in Recommendation” is defined in Section 7.17(b).

“Parent Charter Amendment” means the amendment to the Parent certificate of incorporation at or following Closing to increase, subject to the approval of this Agreement and share issuance pursuant to the terms of this Agreement, the authorized shares of Parent Common Stock from 100,000,000 shares to 200,000,000 shares, which amendment shall be submitted for Parent stockholder approval at the Parent Special Meeting; provided, however, that the approval of the transactions contemplated under this Agreement shall not be contingent in any way upon the outcome of the stockholder vote on such amendment.

“Parent Common Stock” means the common stock, par value $0.01 per share, of the Parent.

“Parent Credit Facility” means, collectively, the Second Amended and Restated Credit Agreement, dated as of July 14, 2017, among the Parent, as Borrowers, the Lenders named therein and CIT Finance LLC, as Administrative Agent, Collateral Agent and Swingline Lender, as amended.

“Parent Data” shall mean all information and data, whether in printed or electronic form and whether contained in a database or otherwise, of the Parent used or held for use in the business of the Parent.

“Parent Disclosure Letter” means the disclosure letter to this Agreement prepared by the Parent and delivered to the Company on the Execution Date.

“Parent Employee Benefit Plan” is defined in Section 6.18(a).

“Parent Environmental Information” is defined in Section 6.13(b).

EXHIBIT A

“Parent Financial Statements” means the financial statements (including all related notes and schedules) of Parent included in the Parent SEC Reports.

“Parent Fundamental Representations” means the representations and warranties of the Parent set forth in Sections 6.1, 6.2, 6.3(a), 6.5, 6.6, and 6.18.

“Parent Leased Real Property” is defined in Section 6.8(a).

“Parent Material Adverse Effect” means any circumstance, development, change, event or occurrence, state of affairs, or effect that individually or in the aggregate with any other circumstance, development, change, event, effect, occurrence, state of affairs, or effect (a) has had or would reasonably be expected to have a material adverse effect on the financial conditions, results of operations, properties, assets or liabilities of Parent and Merger Sub, taken as a whole, or (b) would reasonably be expected to prevent, or materially impair or delay, the ability of the Parent to consummate the Transactions or otherwise perform in all material respects its obligations under this Agreement; provided, however, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been, a Parent Material Adverse Effect under the foregoing clause (a):

(a) any change in economic, political or business conditions (including, without limitation, changes or developments in commodity prices or other factors generally affecting the oilfield services industry);

(b) changes resulting from the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters and acts of terrorism (but not any such event resulting in any damage or destruction to or loss of the Parent or Merger Sub’s physical properties to the extent such change or effect would otherwise constitute a Parent Material Adverse Effect);

(c) a decline in market price, or a change in trading volume, of the Parent stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur);

(d) the entry into this Agreement or the announcement or consummation of the Transactions (solely as it relates to the identity of the Company or its Affiliates);

(e) changes in accounting requirements or principles imposed by GAAP after the Execution Date;

(f) changes in applicable Laws;

(g) any act or omission to act by the Company or any Member or any of its Affiliates;

(h) any act or omission to act by Parent or Merger Sub, or any of their respective Affiliates, to the extent contemplated by this Agreement or necessary to consummate the Transactions, or taken (or omitted to be taken) at the request of, or with the prior written consent or waiver of, the Company, Members’ Representative, or any of their respective Affiliates; and

(i) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings or cash position (it being understood that any underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or is reasonably expected to occur);

provided that the incremental extent of any disproportionate change, event, occurrence, development, effect, condition, circumstance or matter described in clauses (a) through (i) with respect to the Parent and Merger Sub, taken as a whole, relative to other Persons operating in such industry in the same regions and segments as the Parent and Merger Sub, may be considered and taken into account in determining whether there has been a Parent Material Adverse Effect.

EXHIBIT A

“Parent Material Contracts” is defined in Section 6.14(a).

“Parent New Credit Agreement” means, a senior secured revolving loan facility, to be dated on or about the Closing Date, among the Parent and certain of its Subsidiaries, as borrowers, the Lenders named therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent, as contemplated by the Commitment Letter, dated as of the date of this Agreement, between Wells Fargo Bank, National Association and Parent.

“Parent New Term Loan Agreement” means the Credit Agreement, to be dated as of the Closing Date, among the Parent and Merger Sub, each as an initial borrower, and following the consummation of the Merger, Parent and ICD Operating LLC, each as a borrower, and the Lenders named therein and U.S. Bank National Association, as Agent, pursuant to the New Term Loan Commitment Letter.

“Parent Owned Intellectual Property” means any Intellectual Property Rights owned or purported to be owned by the Parent.

“Parent Owned Real Property” means each item of real property owned by the Company.

“Parent Preferred Stock” is defined in Section 6.5(a).

“Parent Real Property” is defined in Section 6.8(a).

“Parent Registered IP” is defined in Section 6.21(a).

“Parent Scheduled Permits” is defined in Section 6.16.

“Parent SEC Reports” is defined in Section 6.10(b).

“Parent Special Meeting” is defined in Section 7.17(a).

“Parent Termination Fee” is defined in Section 9.3(c).

“Parent Tangible Personal Property” shall mean all office equipment, machinery, equipment, supplies, vehicles, tractors, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property owned by any of the Parent used primarily in connection with ownership, maintenance or operation of the Business.

“Parent Voting Agreement” is defined in the recitals of this Agreement.

“Party” and “Parties” are defined in the preamble of this Agreement.

“Payoff Letters” means the letters provided by any Person to whom or which any Indebtedness are owed setting forth the amount of, or the formula for the determination of, such Indebtedness and the instructions for the payment of such Indebtedness and acknowledging that upon payment of the amount set forth in such letter at the Closing, (i) such Person will have received all amounts due to such Person from the Company in respect of the Indebtedness owed to such Person and (ii) all Liens and guarantees relating to such underlying Indebtedness will be automatically released and all actions reasonably necessary to evidence such release will be promptly taken by such Person.

“Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Bodies.

EXHIBIT A

“Permitted Liens” means (a) statutory Liens for current period Taxes applicable to the assets of the Company not yet due and payable or that are being contested in good faith and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’, landlords’ and other similar liens arising or incurred in the ordinary course of business of the Company; (c) Liens as may have arisen in the ordinary course of business of the Company, none of which are material to the ownership, use or operation of the assets of the Company, so long as such matters do not and would not reasonably be likely to materially impair the continued use and/or occupancy of such asset or property in connection with the operations of the Company; (d) any validly existing easements, rights-of-way, restrictions, restrictive covenants, rights, leases, and other encumbrances on title to real or personal property filed of record that do not materially impair the continued use and/or occupancy of such asset or property in connection with the operations of the Company; (e) zoning and building laws, ordinances and regulations that do not materially impair the continued use and/or occupancy of such asset or property in connection with the operations of the Company; (f) required third-party consents to assignment that are not applicable to the Transactions; and Liens which will be and are discharged or released either prior to, or simultaneously with, the Closing.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Body.

“Policies” is defined in Section 5.20.

“Pre-Closing Taxable Period” means any taxable period ending on or before the Closing Date.

“Proceeding” means any civil, criminal or administrative actions, suits, grievances, audits, notices of violation, investigations, arbitrations, mediations, claims, investigations or other proceedings.

“Proxy Statement” is defined in Section 5.24.

“Q2 Interim Financial Statements” is defined in Section 7.15(b).

“Q3 Interim Financial Statements” is defined in Section 7.15(b).

“Qualified Plan” is defined in Section 5.17(j).

“R&W Policy” means the representations and warranties insurance policy to be issued by AIG Specialty Insurance Company to Parent as the Named Insured.

“Real Property” is defined in Section 5.12(a)(iv).

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersal, migrating, injecting, escaping, leaching, dumping, or disposing on or into the indoor or outdoor environment.

“Remedial Action” is defined in Section 7.5(b).

“Representatives” means the Affiliates, directors, officers, employees, investment bankers, financial advisors, representatives or agents.

“Required Information” means all customary financial and other pertinent information regarding the Company as Parent shall reasonably request in order to consummate the Financing, including: (a) any information necessary for the preparation of the Offering Documents to be used for the Financing; and

EXHIBIT A

(b) financial statements prepared in accordance with GAAP, audit reports and opinions and other historical financial information and financial and other data regarding the Company, in each case of the type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-1 (or any successor forms thereto) under the Securities Act and, in each case, of the type and form, and for the historical periods required or customarily included or incorporated by reference in Offering Documents being used for the Financing or used to syndicate credit facilities or used in registered offerings of debt or equity securities.

“Required Parent Vote” is defined in Section 6.2(a).

“Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.

“Rig Contract” means a contract for drilling services with respect to any drilling rigs.

“SEC” means Securities and Exchange Commission.

“SEC Filing” is defined in Section 7.15(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Company Units” is defined in Section 3.1(b).

“Series C Company Units” is defined in Section 3.1(c).

“Social Media” means all proprietary social media identifiers for any social media sites, along with all other account and profile information and all administrator rights (including login information and passwords) for all third party social media sites, channels, pages, groups, blogs and lists, as well as all content uploaded or posted to such sites, and all follower, subscriber, and contact lists, together with all goodwill associated with any of the foregoing.

“Specified Date” is defined in Section 7.22.

“Specified Parent Common Stock” means 36,752,657 shares of the Parent Common Stock.

“Stockholders’ Agreement” has the meaning set forth in the recitals.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” means an Entity of which another Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Surviving Company” is defined in Section 2.1.

“Tax” means any tax, charge, fee, levy, penalty, custom, duty or other governmental charge of any kind imposed by any Governmental Body, including any excise, property, income, net receipts, profit, severance, production, use, license, employment, alternative or add-on minimum, ad valorem, stamp, sales, transfer, margin, franchise, payroll, escheat, unclaimed property, withholding, social security or other tax, including any interest, fine, addition to tax, penalties or additional amount attributable thereto.

EXHIBIT A

“Tax Proceeding” is defined in Section 7.14(a).

“Tax Refund” is defined in Section 7.14(b).

“Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information or schedules) supplied or required to be supplied to any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, and including any supplement or amendment thereof.

“Termination Date” is defined in Section 9.1(c).

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Parent Voting Agreement, the Stockholders’ Agreement, the Note Conversion Agreement, the New Term Loan Commitment Letter, the Parent New Term Loan Agreement, and any other document entered in connection with the Transactions.

“Transaction Litigation” is defined in Section 7.23.

“Transactions” is defined in the recitals to this Agreement.

“Transaction Expenses” means, with respect to the Company or to Parent: (a) all amounts owing (whether or not then due and payable) by such Party as out-of-pocket advisory, broker, accounting, legal, investment banking and other professional fees incurred with respect to periods before the Closing in connection with the Transactions; and (b) any bonus, change-in-control, severance, retention or other transaction-related payments, including but not limited to the change in control Payments, payable by such Party as of or after the Closing to any employee of such Party or any employee of any Affiliate of such Party resulting solely from the consummation of the Transactions (regardless of whether subject to a “single trigger” or “double trigger” provision), other than any severance or retention payments payable by the Company arranged by the Parent and made effective at or after Closing.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

EXHIBIT A

ANNEX B

July 18, 2018

The Board of Directors of

Independence Contract Drilling, Inc.

11601 North Galayda Street Houston, TX 77086

Members of the Board of Directors:

We understand that Independence Contract Drilling, Inc., a Delaware corporation (the “Parent”), Patriot Saratoga Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Parent (“Merger Sub”), Sidewinder, LLC, a Delaware limited liability company (“Sidewinder” or the “Company”) and MSD Credit Opportunity Master Fund, L.P., a Delaware limited partnership, in its capacity as representative of the Members (“Members’ Representative”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time Merger Sub will be merged with and into Sidewinder in accordance with the provisions of the Delaware Limited Liability Company Act (“DLLCA”). As a result of the merger of Merger Sub with and into Sidewinder (the “Merger”), the separate existence of Merger Sub shall cease and Sidewinder shall continue its existence under the laws of the State of Delaware as the surviving limited liability company (in such capacity, Sidewinder is referred to herein as the “Surviving Company”). The Surviving Company shall be treated as a disregarded entity for U.S. federal income Tax purposes. The terms and conditions of the Merger are more fully set forth in the Merger Agreement, and capitalized terms used herein and not defined shall have the respective meanings ascribed to those terms in the Merger Agreement.

By virtue of the Merger, each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into 100% of the membership interests of the Surviving Company, so that, after the Effective Time, the Parent shall be the holder of all of the issued and outstanding membership interests in the Surviving Company. Each holder of outstanding Series A Common Units of Sidewinder (the “Series A Company Units”) immediately prior to the Effective Time shall have its Series A Company Units converted into the right to receive (without interest) (i) the number of shares of Specified Parent Common Stock set forth opposite such Member’s name in the Consideration Letter and (ii) such Member’s share of any Mechanical Rig Net Proceeds, payable in accordance with this Agreement and the Note Conversion Agreement to the extent such proceeds have not either been used to repay Company Indebtedness or been paid as a dividend to the Members prior to Closing (the “Merger Consideration”). All such Series A Company Units shall thereafter cease to be outstanding and shall automatically be canceled, extinguished and retired and shall cease to exist. Each Company Unit held in treasury of Sidewinder immediately prior to the Effective Time and each Series C Common Unit of Sidewinder (the “Series C Company Units” and, together with the Series A Company Units, the “Company Units”) shall cease to be outstanding and shall be automatically canceled and retired without any conversion thereof, and no payment of distribution shall be made with respect thereto. As a result of the Merger, the owners of Company Units immediately prior to the Effective Time collectively will own 49% of Parent Common Stock immediately following the Effective Time.

The Board of Directors has asked us whether, in our opinion, as of the date hereof, the Merger Consideration to be paid or made as consideration for the Company Units is fair, from a financial point of view, to the holders of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time.

In connection with rendering our opinion, we have, among other things:

(i)

Reviewed certain publicly available business and financial information relating to the Parent that we deemed to be relevant, including filings with the Securities and Exchange Commission (“SEC”) and publicly available research analysts’ reports and estimates;

(ii)	Reviewed certain non-public historical and projected financial and operating data relating to the Parent prepared by the Parent and furnished to us by management of the Parent;

(iii)	Reviewed certain non-public historical and projected financial and operating data relating to Sidewinder prepared by the management of Sidewinder and furnished to us by management of Sidewinder;

(iv)	Reviewed certain non-public projected financial and operating data relating to Sidewinder prepared by the Parent and furnished to us by management of the Parent;

(v)

Discussed past and current operations and financial condition and financial and operational projections and assumptions relating to the Parent and Sidewinder with management of the Parent (including their views on the risks and uncertainties of achieving those projections), and the projected synergies and strategic, financial, operational and other benefits anticipated by Parent from the Transaction;

EVERCORE GROUP L.L.C.    55 EAST 52ND STREET    NEW YORK, NY 10055    TEL: 212.857.3100    FAX: 212.857.3101

The Board of Directors of

Independence Contract Drilling, Inc.

July 18, 2018

(vi)	Reviewed the reported prices and the historical trading activity of the Parent;

(vii)	Compared the financial performance of the Parent and Sidewinder with equity market trading multiples of certain other publicly-traded companies that we deemed relevant;

(viii)	Compared the relative contributions by each of the Parent and Sidewinder of certain financial and operational metrics we deemed relevant to the relative ownership;

(ix)	Reviewed a draft version of the Merger Agreement by and among the Parent, Sidewinder, Merger Sub and NewCo dated July 17, 2018; and

(x)	Performed such other analyses and examinations, reviewed such other information and considered such other factors that we deemed appropriate for purposes of providing the opinion expressed herein.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial and operating data relating to the Parent and Sidewinder referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Parent as to the future competitive, operating and regulatory environments and related financial performance of the Parent and Sidewinder under the assumptions reflected therein. We express no view as to any projected financial or operating data relating to the Parent and Sidewinder or the judgments, estimates or assumptions on which they are based. We have relied, at the Parent’s direction, without independent verification, upon the assessments of the management of the Parent as to the future financial and operating performance of the Parent, and Sidewinder and we have assumed that the Parent and Sidewinder will realize the benefits that each expects to realize from the Transaction.

For purposes of rendering our opinion, we have assumed that the final versions of all documents reviewed by us in draft form, including the Merger Agreement, will conform in all material respects to the drafts reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and applicable law and the governing documents of each of Parent and Sidewinder, that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof and that the Merger and the transactions related thereto will be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction, expense or condition that would have an adverse effect on the Parent or the consummation of the Transaction or materially reduce the benefits of the Transaction to the holders of the Parent Common Stock.

We have not made, or assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Parent or Sidewinder, nor have we been furnished with any such appraisals. Furthermore, we have not evaluated the solvency or fair value of the Parent or Sidewinder under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Parent Common Stock, from a financial point of view, of the Merger Consideration to be paid or made as consideration for the Company Units. We do not express any view on, and our opinion does not address, the fairness, financial or otherwise, of the Transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Parent, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Parent, any class of such persons or any other party to the Merger Agreement or affiliates thereof, whether in connection with the Transaction or otherwise. We express no opinion as to the price at which Parent Common Stock will trade at any time, nor do we express any opinion as to what the actual value of Parent Common Stock will be at the consummation of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies or opportunities that might be available to the Parent, nor does it address the underlying business decision of the Parent to engage in the Transaction. Neither this letter nor our opinion constitutes a recommendation to the Board of Directors or to

The Board of Directors of

Independence Contract Drilling, Inc.

July 18, 2018

any other persons in respect of the Transaction, including as to how any holder of shares of Parent Common Stock should vote or act in respect of the Transaction. We are not legal, regulatory, accounting or tax experts, and we have assumed the accuracy and completeness of assessments by the Parent and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Parent has also agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Transaction is consummated. Prior to this engagement, no material relationship existed between Evercore Group L.L.C. or its affiliates and the Parent pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such relationship. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Sidewinder pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Parent, Sidewinder and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and is solely for the information and benefit of, the Board in connection with its evaluation of the proposed Transaction and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any person other than the Board. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This letter and the opinion expressed herein may not be disclosed, quoted, referred to or communicated (in whole or in part) to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written approval, except the Parent may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission or required to be mailed by the Parent to its stockholders relating to the Transaction, but only if the opinion is reproduced in full in such filing or mailing and all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld, delayed or conditioned.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid or made as consideration for the Company Units is fair, from a financial point of view, to the holders of the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ David Andrews
David Andrews
Senior Managing Director

ANNEX C

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

INDEPENDENCE CONTRACT DRILLING, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Independence Contract Drilling, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Independence Contract Drilling, Inc. (the “Corporation”) and that the Corporation was originally incorporated pursuant to the DGCL on November 4, 2011 under the name Independence Contract Drilling, Inc.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions setting forth the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment are substantially as follows:

RESOLVED:

The first paragraph of the Article IV of the Amended and Restated Certificate of Incorporation of this Corporation be amended and restated to read in its entirety as follows:

“1. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the Corporation shall have the authority to issue is 210,000,000 consisting of 200,000,000 shares of Common Stock, with a par value of $.01 per share and 10,000,000 shares of Preferred Stock, with a par value of $.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at any meeting of stockholders; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.”

THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the DGCL.

IN WITNESS WHEREOF, Independence Contract Drilling, Inc. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this                  day of                 , 2018.

By:
Chief Executive Officer

C-1

INDEPENDENCE CONTRACT DRILLING, INC.

11601 NORTH GALAYDA STREET

HOUSTON, TX 77086

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on September 30, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on September 30, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain
1	To approve the issuance of 36,752,657 shares of the Company’s common stock as consideration to the holders of units in Sidewinder in connection with the Agreement and Plan of Merger by and among the Company, Merger Sub, Sidewinder and MSD Credit Opportunity Master Fund, L.P., in its capacity as Members’ Representative.	☐	☐	☐

2	To approve the amendment to the Company’s certificate of incorporation to increase the authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 shares.	☐	☐	☐

3	The adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (the Stock Issuance Proposal).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000387410_1    R1.0.1.17

Dear Stockholder,

Independence Contract Drilling, Inc. encourages you to take advantage of the convenient ways by which you can vote these shares. You can vote these shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the named proxies on this proxy/voting instruction card to vote in the same manner as if you marked, singed, dated and returned the proxy/voting instruction card. If you choose to vote these shares by telephone or the Internet, there is no need to mail back your proxy/voting instruction card. To vote the shares by telephone or via the Internet, please have this proxy/voting instruction card in hand and follow the instructions on the reverse side.

Your vote is important. Thank you for voting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting and Proxy Statement and other documents provided with or incorporated by reference into the Proxy Statement are available at www.proxyvote.com. If you do not vote via the Internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Independence Contract Drilling, Inc. Special Meeting of Stockholders to be held on October 1, 2018:

The Notice of the Special Meeting and Proxy Statement are available at www.proxyvote.com

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INDEPENDENCE CONTRACT DRILLING, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 1, 2018 AT 9:00 AM LOCAL TIME

The undersigned hereby constitutes and appoints Byron A. Dunn and Philip A. Choyce, and each of them, the attorneys and proxies of the undersigned with the full power of substitution to appear and to vote all of the shares of common stock of Independence Contract Drilling, Inc., held of record by the undersigned on August 20, 2018, as if personally present at the Special Meeting of Stockholders to be held on October 1, 2018, and any adjournment or postponement thereof, as designated on the reverse.

Each signatory to this proxy acknowledges receipt from Independence Contract Drilling, Inc., prior to execution of this proxy, of a notice of Special Meeting of Stockholders and a Proxy Statement dated      2018.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, as noted on the reverse. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000387410_2    R1.0.1.17